Filed Pursuant to Rule 424(b)(3)

Registration No. 333-290428

PROSPECTUS

Up to 236,543 Shares of Common Stock Underlying Common Stock Purchase Warrants

PMGC Holdings Inc.

This prospectus relates to the offer and sale, from time to time, by certain selling security holders identified in this prospectus, or their permitted transferees, of up to 236,543 shares of common stock, par value $0.0001 per share (“Common Stock”) issuable upon the exercise of certain Common Stock Purchase Warrants (each, a “Warrant” and, the Common Stock underlying such Warrants, the “Warrant Shares”) issued to certain Selling Shareholders identified herein.

We issued the Warrants to the Selling Shareholders in connection with Warrant Inducement Letters dated as of August 22, 2025, issued by the Company to the Selling Shareholders, in which we offered to reduce the exercise price of existing warrants to purchase 236,543 shares of Common Stock (the “Existing Warrants”) held by the Selling Shareholders that initially had an exercise price of $11.27 per share to $7.0525 per share as an inducement to the exercise of the Existing Warrants, provided the Selling Shareholders agreed to exercise for cash the Existing Warrants in consideration for the Company’s agreement to issue the Warrants to purchase 236,543 shares of Common Stock.

Each of the Warrants has an exercise price of $6.615 per share and will be exercisable at any time on or after the Shareholder Approval Date (as such term is defined in the Warrant, and such date, the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York, New York time) on the five year anniversary of the Initial Exercise Date.

This prospectus also covers any additional shares of Common Stock that may become issuable upon any anti-dilution adjustment, pursuant to the terms of the Warrants issued to the Selling Shareholders by reason of stock splits, stock dividends and other events described therein.

See “Selling Shareholders” for additional information regarding the Selling Shareholders, including, but not limited to, the Warrant Inducement Letters and the Warrants.

We are not selling any shares of our shares of Common Stock pursuant to this prospectus, and we will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Shareholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock. We are registering the securities for resale pursuant to the Warrant Inducement Agreement. Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares of Common Stock issuable pursuant to the Warrant Inducement Agreement or the exercise of the Warrants. We cannot predict when and in what amounts or if the Warrants will be exercised. See the section of this prospectus entitled “Selling Shareholders” for more information. However, we will receive proceeds of an aggregate of approximately $1.56 million if the Selling Shareholders exercise all of their Warrants for cash. See “Use of Proceeds.” We will also receive proceeds of an aggregate of approximately $1.56 million if the Selling Shareholders exercise all of their Warrants for cash. See “Use of Proceeds.”

The Selling Shareholders may offer and sell the securities covered by this prospectus from time to time. The Selling Shareholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and a “smaller reporting company” and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ELAB.” On December 2, 2025, the last reported sale price of the Common Stock was $5.22 per share.

On September 2, 2025, we effected a 1:3.5 reverse stock split of our issued and outstanding shares of Common Stock. All share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing in this registration statement have been adjusted to give effect to this reverse stock split.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 23 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2025.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” “PMGC,” the “registrant,” “we,” “our” or “us” in this prospectus mean PMGC Holdings Inc. and its wholly owned subsidiaries, PMGC Capital LLC, Northstrive Biosciences Inc. Pacific Sun Packaging, Inc., and AGA Precision Systems LLC;

●	“year” or “fiscal year” means the year ending December 31; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Investors should be aware that the historical financial information presented in our previously filed Annual Report on Form 10-K includes Elevai Skincare Inc., which has since been divested. For financial information reflecting this divestiture as of September 30, 2024, investors should refer to our Current Report on Form 8-K filed on January 17, 2025, which includes pro forma financial statements reflecting the impact of the transaction as of such date. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference” in both this prospectus and any prospectus supplement).

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of certain events such as the impact of the war in Ukraine and Israel, any possible recession may have on the sales of our products and any future outbreaks of coronavirus (COVID-19). Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. Any website references (URLs) in this prospectus are inactive textual references only and are not active hyperlinks. Therefore, such website references and information accessible from the websites do not constitute a part of, and is not incorporated by reference into, the registration statement of which this prospectus forms a part. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus.

The Company

We currently manage and operate a diverse portfolio of four wholly owned subsidiaries:

●	Northstrive Biosciences Inc. (“Northstrive Biosciences”) is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists.

●	PMGC Capital LLC (“PMGC Capital”) is a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Our mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital.

●	Pacific Sun Packaging, Inc. is a specialty packaging provider focused on high-precision, component-level packaging solutions for the electronics and information technology (“IT”) hardware industries. The company designs and supplies custom-engineered protective packaging for delicate components such as central processing units (CPUs), memory modules (DIMMs and SO-DIMMs), solid state drives (SSDs), hard disk drives (HDDs), and fiber-optic transceivers, serving customers across the semiconductor, data center, and networking equipment supply chains.

●	AGA Precision Systems LLC is a specialized CNC machine shop focused on high-tolerance milling, turning, mold manufacturing, and machining of complex metals including titanium and Inconel. The company serves customers across the aerospace, defense, and industrial sectors, delivering precision components to demanding technical specifications.

We are dedicated to enhancing our portfolio through the acquisition of operating companies and innovative biotechnology assets that align with our growth mission, while actively pursuing the acquisition of operating companies.

On January 16, 2025, we completed the divestiture of the assets relating to our prior Elevai Skincare Inc. business. Elevai Skincare Inc., previously specializing in developing and commercializing physician-dispensed skincare products, is no longer part of our operations. Post-closing of the asset sale, we changed the name of Elevai Skincare Inc. to PMGC Impasse Corp. on January 17, 2025. The Skincare asset divestiture enables us to dedicate more resources and time to advancing our initiatives and assets in larger markets with unmet needs, creating greater growth opportunities for the Company and its shareholders. Our efforts will focus on the clinical development of biotechnology assets through NorthStrive Biosciences Inc.  Moreover, this strategic shift positions us to actively explore and execute potential business acquisitions and high-value biotechnology assets, further strengthening our portfolio and driving long-term growth.

Business Strategy

PMGC Holdings Inc. is a diversified holding company focused on acquiring and growing valuable assets and operating businesses across various industries. Our strategy is to identify and invest in compelling opportunities—regardless of sector—with strong fundamentals, growth potential, and scalable operations. We actively seek acquisitions that complement our existing portfolio and align with our long-term value creation objectives.

Biotechnology Product Development

Northstrive Biosciences Inc. is advancing its lead asset, EL-22, an engineered probiotic designed to preserve muscle mass during weight loss treatments. EL-22 has completed a Phase 1 clinical trial in South Korea, showing promising safety and tolerability results. The Company plans to file an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (the “FDA”) to evaluate EL-22 in combination with GLP-1 receptor agonists. Additionally, EL-32, a preclinical probiotic expressing dual myostatin and activin-A inhibitors, is being developed for muscle preservation in obesity treatments.

Investments

PMGC Capital LLC is a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Its mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital. This expansion into capital investment allows the Company to further diversify its portfolio and potentially acquire further assets at discounted valuations.

Competition

PMGC Holdings Inc. and its respective subsidiaries operate in highly competitive and risky industries. Key competitors for NorthStrive Biosciences in the biopharmaceutical sector include companies developing obesity treatments, including GLP-1 receptor agonists and muscle preservation therapies. Key competitors for PMGC Capital in the investment sector include multi-strategy investment firms targeting high yield and return on capital in undervalued companies and assets.

Intellectual Property

We have developed a comprehensive portfolio of intellectual property, consisting of patents, patent applications, domain names, know-how and trade secrets. As of the date of this prospectus, we have two registered domain names, four non-provisional patent applications filed, and four provisional patent applications filed.

We believe our intellectual property adequately protects our products and technology and may prevent others from commercializing products or methods substantially similar to ours.

PMGC Holdings Inc.

Patents

Below is a table, with footnotes, that includes our United States patent applications with the referenced property number(s) that are material to our business as of December 2, 2025, as well as our two anticipated patent applications:

Property No.	Patent Title	Application Number and Filing Date	Application Type	Jurisdiction
1.	Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients	63/639,722, 04/29/2024	Provisional	USA
2.	Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients	63/639,723, 04/29/2024	Provisional	USA
3.	Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity	63/639,727, 04/29/2024	Provisional	USA
4.	Combination Therapy for Treatment of Muscle Loss Due to Obesity	63/639,728, 04/29/2024	Provisional	USA

Below is a table that includes our United States patent applications as of December 2, 2025:

Patent Title	Filing Date	Application Type	Jurisdiction
Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients (1)	9/25/2024	Non-provisional	USA
Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients (2)	9/25/2024	Non-Provisional	USA
Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity (3)	4/28/2025	Non-provisional	USA
Combination Therapy for Treatment of Muscle Loss Due to Obesity (4)	4/28/2025	Non-provisional	USA
Fusion Protein of Myo-2 for Use in Encouraging Muscle Growth in Animals (5)	4/28/2025	Non-provisional	USA
Animal Feed Additive to Encourage Muscle Growth (6)	4/28/2025	Non-provisional	USA

(1)	Non-provisional patent application based on Property.

(2)	Non-provisional patent application based on Property.

(3)	Non-provisional patent application based on Property.

(4)	Non-provisional patent application based on Property.

(5)	Non-provisional patent application based on Property.

(6)	Non-provisional patent application based on Property.

Domain Names

We have the right to use the following domain registration issued in the United States, as noted below:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1.	July 31, 2024	July 31, 2027	GoDaddy	www.pmgcholdings.com	PMGC Holdings Inc.
2.	April 10, 2024	April 10, 2025	GoDaddy	www.northstrivebio.com	PMGC Holdings Inc.

NorthStrive Biosciences Inc.

Patents

Property No.	Licensed Product/ Nation	Registration Number	Registration Date	Title
1.	EL-22 Korea	10-0857861-0000	2008.09.03	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
2.	EL-22 Korea	10-0872042-0000	2008.11.28	Cell Surface Expression Vector of Myostatin and Microorganisms Transformed Thereby
3.	EL-22 USA	8470551	2013.06.25	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
4.	EL-22 Japan	05634867	2014.10.24	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
5.	EL-22 China	ZL200780101116.2	2013.06.19	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof

Patent Applications

Property No.	Licensed Product/ Nation	Patent Application Serial No	Filing Date	Title
1.	EL-32 USA	18/627,462	2024.04.05	Pharmaceutical composition for alleviation, treatment, and prevention of sarcopenia containing microorganism transformed with cell surface display vector operably linked with gene encoding myostatin and activin A proteins as active ingredient
2.	EL-32 Korea	10-2022-0136606	2022.10.21	A pharmaceutical composition for alleviation, treatment and prevention of sarcopenia containing a microorganism transformed with a vector expressing myostatin and activin A on the cell surface as an active ingredient

Going Concern

As of December 31, 2024, management has determined there is substantial doubt about the Company’s ability to continue as a going concern. The Company may need to obtain funds to support its working capital, the methods of which include, without limitation, the following:

●	this offering;

●	other available sources of financing (including debt) from banks and other financial institutions; and

●	financial support from the Company’s related parties.

There can be no assurance that the Company will be successful in securing sufficient funds to sustain its operations. See “Risk Factors” at page 23.

Recent Developments

●

On October 26, 2025, AGA Precision Systems LLC (“AGA”), a California limited liability company and a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Indarg Engineering, Inc., a California corporation (“Seller,” and, together with AGA, the “Parties”). Pursuant to the Asset Purchase Agreement, AGA purchased and assumed from Seller all of the Purchased Assets of Seller’s Business (as defined below), free and clear of any liens or other Encumbrances, subject to the terms and conditions of the Asset Purchase Agreement, and assumed the Assumed Liabilities (as defined below). Capitalized terms used in the description of the Asset Purchase Agreement in this prospectus but not otherwise defined have the meanings set forth in the Asset Purchase Agreement.

The Purchase Price for the Purchased Assets was $548,000.00, payable at Closing as follows: (a) $350,000.00 to be used to satisfy and discharge Seller’s outstanding Small Business Administration loan; (b) $28,000.00 to be paid to Seller at Closing; and (c) $170,000.00 to be paid pursuant to a two-year promissory note (“Note”) issued by AGA to the Seller, which Note will bear interest at the rate of eight percent (8%) per annum. The Note is secured by the equipment included in the Purchased Assets. At AGA’s sole option, AGA may prepay the Note in whole or in part at any time without penalty.

Pursuant to the Asset Purchase Agreement, AGA shall hire Seller’s Chief Executive Officer, pursuant to an employment agreement acceptable to the Parties. The employment agreement entered into by AGA and such individual provides for, amongst other things: a base salary and signing bonus; a discretionary bonus determined by AGA in its sole discretion; and eligibility to earn incentive compensation equal to a percentage of the net income generated from any sale or transaction that such individual directly drives or originates, as determined by AGA in its reasonable discretion. Additionally, AGA shall offer employment to all employees of Seller who are eligible and qualified to work in the State of California on such terms as AGA deems appropriate.

Subject to the terms and conditions set forth in the Asset Purchase Agreement, Seller agreed to non-compete provisions for a period commencing from the Closing Date to two (2) years thereafter (“Restricted Period”), which provisions apply to Seller and its Affiliates. Notwithstanding these non-compete provisions, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own two percent (2%) or more of any class of securities of such Person. Seller also agreed to non-solicitation provisions applying to Seller and its Affiliates. These non-solicitation provisions do not apply to general solicitations which are not directed specifically to any employees of AGA.

The Parties additionally made customary representations and warranties for transactions of this nature and agreed to other customary covenants and indemnification provisions for transactions of this nature.

The transactions contemplated under the Asset Purchase Agreement were consummated on October 26, 2025.

“Assumed Liabilities” means: (a) all Liabilities with respect to the Assigned Contracts, but only to the extent that such Liabilities are required to be performed after the Closing Date, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by AGA on or prior to the Closing; (b) all Liabilities arising under that certain real property lease agreement set forth in Section 1.03(a)(ii) of the Asset Purchase Agreement, but only to the extent that such Liabilities are to be performed after the Closing Date, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by AGA on or prior to the Closing, and excluding (c) the Excluded Liabilities.

“Business” means the Seller’s business of providing high-tolerance precision machining services, including CNC machining, prototyping, and quality inspection.

The foregoing descriptions of each of the Asset Purchase Agreement and the Note do not purport to be complete and are each qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the form of Note, copies of which are filed as Exhibits 10.54 and 10.55 herein.

●

On October 16, 2025, the Company entered into Amendment No. 1 to the Secondment Agreement (“Amendment No. 1 to the GB Capital Secondment Agreement”) with GB Capital, an entity wholly owned by the Company’s Non-Employee Chief Executive Officer and Chief Financial Officer, Graydon Bensler.

Amendment No. 1 to the GB Capital Secondment Agreement amends the Secondment Agreement between the Company and GB Capital dated July 25, 2025 (the “GB Capital Secondment Agreement”) as follows:

a. The effective date of the GB Capital Secondment Agreement was amended to October 16, 2025.

b. Section 4 of the GB Capital Secondment Agreement was amended and supplemented to state that the seconded employees of GB Capital (“GB Capital Seconded Employees”) are classified as exempt under applicable law and will be paid on a salary basis, while non-exempt GB Capital Seconded Employees will be paid hourly, with overtime in accordance with law. Amendment No. 1 to the GB Capital Secondment Agreement also added terms to Section 4 providing for: GB Capital Seconded Employees’s eligibility to participate in the Company’s group health plans on the same terms as similarly situated employees; and GB Capital’s proposal of milestone-driven bonuses or incentive payments for GB Capital Seconded Employees, subject to the Company’s prior written approval.

c. Terms were added to Section 5 providing for: (i) the Company’s reimbursement to GB Capital for all costs and expenses associated with any GB Capital Seconded Employee’s use of a company car in the course of providing services to the Company: (ii) the Company’s reimbursement to GB Capital for reasonable costs and expenses incurred in providing office space for GB Capital Seconded Employees during the secondment period, including rent, utilities, and related overhead, to the extent such office space is used for the performance of services for the Company; (iii) the Company’s provision of a mobile phone and/or reimbursement for certain costs associated with the phone if in performing the secondment, a mobile phone and/or associated service plan is reasonably required; and (iv) the Company’s reimbursement to GB Capital for fees actually incurred in connection with the hiring and onboarding of GB Capital Seconded Employees.

d. Amendment No. 1 to the GB Capital Secondment Agreement replaced Exhibit A of the GB Capital Secondment Agreement with a new Exhibit A setting forth (i) approved GB Capital Seconded Employees; and (ii) the Company’s payment of a fee equal to 30% of aggregate employment costs for all of the GB Capital Seconded Employees. Any additions of employees beyond those set forth in Exhibit A requires prior review and approval by the Board.

Except as expressly amended by Amendment No. 1 to the GB Capital Secondment Agreement, all other terms and conditions of the GB Capital Secondment Agreement remain unchanged and in full force and effect. The foregoing summary of Amendment No. 1 to the GB Capital Secondment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herein as Exhibit 10.50.

(b) Amendment No. 1 to the Secondment Agreement with Northstrive Companies Inc.

On October 16, 2025, the Company entered into Amendment No. 1 to the Secondment Agreement (“Amendment No. 1 to the Northstrive Secondment Agreement”) with Northstrive, an entity wholly owned by the Company’s Non-Employee, Non-Executive Chairman, Braeden Lichti.

Amendment No. 1 to the Northstrive Secondment Agreement amends the Secondment Agreement between the Company and Northstrive dated May 7, 2025 (the “Northstrive Secondment Agreement”) as follows:

a. The effective date of the Northstrive Secondment Agreement was amended to October 16, 2025.

b. Section 4 of the Northstrive Secondment Agreement was amended and supplemented to state that the seconded employees of Northstrive (“Northstrive Seconded Employees”) are classified as exempt under applicable law and will be paid on a salary basis, while non-exempt Northstrive Seconded Employees will be paid hourly, with overtime in accordance with law. Amendment No. 1 to the Northstrive Secondment Agreement also added terms to Section 4 providing for: Northstrive Seconded Employees’ eligibility to participate in the Company’s group health plans on the same terms as similarly situated employees; and Northstrive’s proposal of milestone-driven bonuses or incentive payments for Northstrive Seconded Employees, subject to the Company’s prior written approval.

c. Terms were added to Section 5 providing for: (i) the Company’s reimbursement to Northstrive for all costs and expenses associated with any Northstrive Seconded Employee’s use of a company car in the course of providing services to the Company: (ii) the Company’s reimbursement to Northstrive for reasonable costs and expenses incurred in providing office space for Northstrive Seconded Employees during the secondment period, including rent, utilities, and related overhead, to the extent such office space is used for the performance of services for the Company; (iii) the Company’s provision of a mobile phone and/or reimbursement for certain costs associated with the phone if in performing the secondment, a mobile phone and/or associated service plan is reasonably required; and (iv) the Company’s reimbursement to Northstrive for fees actually incurred in connection with the hiring and onboarding of Northstrive Seconded Employees.

d. Amendment No. 1 to the Northstrive Secondment Agreement replaced Exhibit A of the Northstrive Secondment Agreement with a new Exhibit A setting forth (i) approved Northstrive Seconded Employees; and (ii) the Company’s payment of a fee equal to 30% of aggregate employment costs for all of the Northstrive Seconded Employees. Any additions of employees beyond those set forth in Exhibit A requires prior review and approval by the Company’s Board.

Except as expressly amended by Amendment No. 1 to the Northstrive Secondment Agreement, all other terms and conditions of the Northstrive Secondment Agreement remain unchanged and in full force and effect. The foregoing summary of Amendment No. 1 to the Northstrive Secondment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.51 herein.

(c) Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer with GB Capital Ltd

On October 16, 2025, the Company entered into Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer (“Amendment No. 4 to the GB Capital Consulting Agreement”) with GB Capital.

Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital (the “GB Capital Consulting Agreement”) modified the terms of the GB Capital Consulting Agreement as follows:

a. Add terms to Section 3 to provide for a monthly housing reimbursement of $8,000 to GB Capital solely for the purpose of facilitating its performance of services in Newport Beach, California.

b. Amend and restate Section 5’s provisions regarding GB Capital’s independent contractor relationship with the Company;

c. Amend and restate Section 6’s provisions regarding GB Capital’s determination of the method, detail, and means of performing its services, subject to the results required by the Company set forth in the GB Capital Consulting Agreement and applicable Statements of Work, if any;

d. Amend and restate subsection 6(b)’s provisions regarding GB Capital’s ineligibility for the Company’s employee benefits;

e. Amend and restate subsection 6(c)’s provisions regarding GB Capital’s tax responsibilities for compensation paid under the GB Capital Consulting Agreement;

f. Add subsection 6(d) to provide for GB Capital’s express authorization to enter into contracts and make commitments on behalf of the Company, subject to any limitations or approval requirements established by the Board or as otherwise provided in writing by the Company;

g. Add subsection 6(e) to provide for GB Capital’s non-exclusive engagement as consultant under the GB Capital Consulting Agreement and permit GB Capital’s to provide services to other clients and other clients and to engage in other business activities; and

h. Add subsection 6(f) to state that the GB Capital Consulting Agreement does not create an employment, agency, partnership, fiduciary, or joint venture relationship between the Parties.

Additionally, Amendment No. 4 to the GB Capital Consulting Agreement replaces all references to “severance payment”, “Severance Payment”, and “Severance Event”) in the GB Capital Consulting Agreement with “termination payment,” “Termination Payment,” and “Termination Event,” respectively, on a nomenclature basis without changing the parties’ substantive rights or obligations.

Except as expressly amended in Amendment No. 4 to the GB Capital Consulting Agreement, the GB Capital Consulting Agreement remains in full force and effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to the GB Capital Consulting Agreement, a copy of which is filed as Exhibit 10.52.

(c) Amendment No. 4 to the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman between the Company and Northstrive Companies Inc.

On October 16, 2025, the Company entered into Amendment No. 4 to the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman (“Amendment No. 4 to the Northstrive Consulting Agreement”) with Northstrive.

Amendment No. 4 to the Northstrive Consulting Agreement modified the terms of the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman between the Company and Northstrive dated October 25, 2024 as follows:

a. Amend subsection 1(a) to state that NorthStrive’s the “Non-Executive Chairman” title is for consulting purposes only and does not confer officer, employee, or director status on Northstrive.

b. Replace all references to “Severance Payment” and “Severance Event” in Section 4 to “Termination Payment” and “Termination Event.”

c. Amend Section 4 to: (i) additionally provide that Northstrive is entitled to payment for all services performed and approved expenses incurred up to the effective date of termination of the Northstrive Consulting Agreement, (ii) remove any references in Section 4 to the requirement that Northstrive execute a separation agreement and release of claims as a condition to payment, and (iii) remove any language stating the Northstrive’s unvested options will not accelerate on termination not for Cause.

d. Amend Section 6 to state that Northstrive shall determine the method, details, and means of performing its services, subject only to the results required by the Company.

e. Amend and restate subsection 6(a) to provide that Northstrive is expressly authorized to enter into contracts and make commitments on behalf of the Company, subject to any limitations or approval requirements established by the Board or as otherwise provided in writing by the Company.

f. Amend and restate subsection 6(b)’s provisions regarding Northstrive’s ineligibility for the Company’s employee benefits;

g. Amend and restate subsection 6(c)’s provisions regarding Northstrive’s tax responsibilities for compensation paid under the Northstrive Consulting Agreement;

h. Amend Section 7 to state that Northstrive retains the right to provide services to others, subject to applicable noncompete/conflict provisions in the Northstrive Consulting Agreement; and

i. Add a new subsection 10(a) to emphasize that Northsrive does not have an employment relationship, partnership, joint venture, fiduciary, or agency relationship with the Company under the Northstrive Consulting Agreement.

Capitalized terms used in the description of Amendment No. 4 to the Northstrive Consulting Agreement in this prospectus have the meanings set forth therein.

Except as expressly amended in Amendment No. 4 to the Northstrive Consulting Agreement, the Northstrive Consulting Agreement remains in full force and effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to the Northstrive Consulting Agreement, a copy of which is filed as Exhibit 10.53 herein.

●	On September 23, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (“Investor,” and, together with the Company, the “Parties”). The Purchase Agreement provides for an equity line of credit under which the Company agreed to issue and sell to the Investor, upon the terms and conditions set forth in the Purchase Agreement: (i) one or more Secured Pre-Paid Purchases (each, a “Pre-Paid Purchase,” and all shares of the Company’s common stock, par value $0.0001, “Common Stock”) issuable under the Pre-Paid Purchases, the “Pre-Paid Shares”) in the aggregate purchase amount of up to $20,000,000 (such amount, the “Commitment Amount”), which includes the Initial Pre-Paid Purchase, for the purchase of shares of Common Stock, upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase (as further described below); (ii) Pre-Paid Purchase # 1 (the “Initial Pre-Paid Purchase”) in the original principal amount of $5,000,000, to be delivered by the Company to the Investor on the date of consummation of the issuance and sale of the Initial Pre-Paid Purchase and the Pre-Delivery Shares (such consummation, “Closing,” and such date, the “Closing Date”); (iii) 56,700 shares of Common Stock as a commitment fee for Initial Pre-Paid Purchase (“Commitment Shares”), such Commitment Shares to be delivered by the Company to Investor on the Closing Date; (iv) 10,300 shares of Common Stock to be used as pre-delivery shares (“Pre-Delivery Shares,” and, together with the Commitment Shares, all Pre-Paid Purchases, and the Pre-Paid Shares, the “Securities”), to be issued and delivered by the Company to Investor on the Closing Date. In connection with the Purchase Agreement, the Company also entered into the Security Agreement (as defined and described below) and the Pledge Agreement (as defined and described below). Additionally, in connection with the Purchase Agreement, certain of the Company’s wholly owned subsidiaries, AGA Precision Systems LLC (“AGA”) and Pacific Sun Packaging Inc. (“Pacific Sun”), each entered into a Guaranty (each, a “Guaranty”) for the benefit of the Investor, as further described below.

Initial Pre-Paid Purchase

Subject to the terms and conditions of the Initial Pre-Paid Purchase, at any time following September 26, 2025, Investor may, by providing written notice to Company, require Company to issue and sell Purchase Shares to Investor, such Purchase Shares at the price equal to 88.00% multiplied by the lowest VWAP during the ten (10) Trading Day period preceding the applicable measurement date (such price, the “Purchase Share Purchase Price”). The Purchase Amount shall not exceed the outstanding balance. In addition, if the Purchase Share Purchase Price is below $1.058, the Investor may elect to have the portion of the applicable Purchase Amount that is less than $1.058 be paid in cash rather than Purchase Shares. The Company may not effect any issuance of Purchase Shares pursuant to the Initial Pre-Paid Purchase to the extent that after giving effect to such issuance, the issuance would cause the Investor (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”).

At such time as the Pre-Paid Purchase Outstanding Balance is zero and the Commitment Period has ended, Company may repurchase the Pre-Delivery Shares upon a written request delivered to Investor within thirty (30) Trading Days of the later of both such events, and within thirty (30) Trading Days of such written request from Company, Investor shall deliver to Company a number of shares of Common Stock equal to the number of Pre-Delivery Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions) delivered to Investor under the Purchase Agreement, and Company will pay Investor $0.0001 for each such Pre-Delivery Share (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions) prior to Investor’s delivery of such shares.

After September 26, 2025, Investor has the right to require Company to issue and sell Purchase Shares to Investor at the price of $0.0001 (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after September 26, 2025) by delivering a Purchase Notice to Company indicating the portion of the outstanding balance on the Initial Pre-Paid Purchase Investor is electing to use for the purchase of such Purchase Shares (the “Initial Pre-Delivery Shares”). Investor shall have the right to purchase additional Initial Pre-Delivery Shares from Company from time-to-time at the same $0.0001 per share purchase price so long as such issuance would not cause Investor’s ownership of Common Shares to exceed 9.99% of the number of Common Stock outstanding on such date (“Maximum Percentage”). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Investor. Notwithstanding the foregoing, in no event will the total amount of the Outstanding Balance used for the purchase of Pre-Delivery Shares exceed, in the aggregate, $25,000.

Upon ten (10) Trading Days’ prior written notice, the Company may prepay all or any portion of the Outstanding Balance other than the pre-delivery purchase cap of $25,000, subject to certain conditions set forth in the Initial Pre-Paid Purchase. If the Company exercises its right to prepay the Initial Pre-Paid Purchase, the Company shall make payment to the Investor of an amount in cash equal to 120% multiplied by the portion of the outstanding balance of the Initial Prepaid Purchase the Company elects to prepay.

Upon an Event of Default, Investor may accelerate the Initial Pre-Paid Purchase by written notice to Company, with the outstanding balance on the Initial Pre-Paid Purchase becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (f) of the definition of Event of Default set forth below, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such Event of Default will become immediately and automatically due and payable in cash. At any time following the occurrence of any Event of Default, upon written notice given by Investor to Company, the outstanding balance will automatically increase by fifteen percent (15.00%) and interest shall accrue on the outstanding balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18.00%) per annum or the maximum rate permitted under applicable law.

Participation Right

The Company granted to the Investor a participation right in which the Investor has the right to participate, at the Investor’s discretion and during the Commitment Period, in up to twenty-five percent (25%) of the amount sold in any debt or equity financing (the “Participation Right”). Within two (2) Trading Days prior to the consummation of a financing (provided, however, that with respect to any public offering of the Company’s securities, the aforementioned time frame shall instead be upon the commencement of offers to the public), the Company will provide the Investor with written notice of the consummation of such financing, along with copies of the transaction documents. The Investor will then have up to five (5) Trading Days to elect to purchase up to twenty-five percent (25%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The Parties agreed that if the Company breaches its obligations with respect to the Participation Right, the Investor’s sole and exclusive remedy is to receive liquidated damages.

Covenants; Indemnification; Representations and Warranties

The Company agreed that it shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (1) from entering into a Variable Rate Transaction with the Investor or any affiliate of the Investor, or (2) from issuing Common Stock, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to the Investor or any affiliate of the Investor, in each case without first obtaining the prior written consent of the Investor, which may be granted or withheld in the Investor’s sole and absolute discretion.

The Company agreed to reserve 8,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Purchase Agreement and all Pre-Paid Purchases (the “Share Reserve”). The Company also further agreed to add additional Common Stock to the Share Reserve in increments of 100,000 shares of Common Stock as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Stock equal to the Pre-Paid Purchase Outstanding Balance divided by the Purchase Share Purchase Price.

The parties also agreed to other customary covenants, closing conditions, indemnification provisions and made customary representations and warranties.

Termination

The Company has the right to terminate the Purchase Agreement upon ten (10) days’ prior written notice to the Investor so long as no Pre-Paid Purchases are outstanding.

Guaranties, Security Agreement and Pledge Agreement

AGA and Pacific Sun each entered into a Guaranty for the benefit of Investor (each of AGA and Pacific Sun, in its capacity as a guaranty under the applicable Guaranty, a “Guarantor”). Pursuant to each Guaranty, the Guarantor agreed to absolutely and unconditionally guaranty the prompt payment in full of the Obligations.

Pursuant to the Security Agreement and the Pledge Agreement, the Company’s obligations under the Pre-Paid Purchases and the other Transaction Documents are secured by: (i) the Collateral, which includes the assets of AGA and Pacific Sun; and (ii) the equity interests in AGA and Pacific Sun. The Investor has a first-position security interest (“Security Interest”) in all right, title, interest, claims, and demands of the Company in and to the Collateral, which Security Interest is subordinate only to Permitted Liens.

The Company agreed not to grant or create any security interest, claim, transfer restriction, lien, pledge or other encumbrance with respect to the Collateral or attempt to or actually sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid and performed in full.

Placement Agency Agreement

Concurrent with the Company’s entry into the Purchase Agreement, the Company entered into a Placement Agency Agreement with Univest Securities, LLC (“Univest”) on September 23, 2025 (the “Placement Agreement”).

Under the Placement Agreement, Univest will serve as the Company’s exclusive placement agent in connection with the offering and sale by the Company of the Securities under the terms of the Transaction Documents. As consideration for Univest’s services, the Company shall pay to Univest: (i) a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the sale of the Securities at each applicable closing; and (ii) reimbursement of Univest’s legal fees and other out-of-pocket fees, costs and expenses in an amount of up to $30,000. The term of Univest’s exclusive engagement began on September 23, 2025 and continues until the earlier of (i) the applicable closing date and (ii) the date Univest or the Company terminates the engagement according to the terms of the Placement Agreement. Such engagement may be terminated at any time by either the Company or Univest upon sixty (60) days written notice to the other party, effective upon receipt of written notice to that effect by the other party.

The Closing of the Initial Pre-Paid Purchase took place on September 26, 2025. The Company received net proceeds of $3,990,000 and plans to use such proceeds for general corporate purposes, including working capital, and to fund potential acquisitions of the stock or assets of other companies. Univest was paid $400,000 as cash compensation and $30,000 for its expenses.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Purchase Agreement, the Initial Pre-Paid Purchase, the Guaranty, the Security Agreement, the Pledge Agreement and the Placement Agreement, as applicable.

●

Effective as of September 15, 2025, the Company adopted the 2025 Equity Incentive Plan (the “2025 Plan”), a copy of which is filed herein as Exhibit 10.1. The 2025 Plan superseded the Company’s Amended 2020 Equity Incentive Plan (“2020 Plan”), as amended, and any shares of Common Stock underlying awards already made under the 2020 Plan will be issued from the 2025 Plan. As of September 15, 2025, (i) outstanding awards made under the 2020 Plan will remain outstanding, and such awards will remain subject to their original award terms; and (ii) shares subject to any outstanding awards made under the 2020 Plan will be administered from the share reserve of the 2025 Plan. For more information regarding the 2025 Plan, see “Executive Compensation – Equity Incentive Awards” below.

●

On September 15, 2025, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Second Certificate of Amendment”), to increase its authorized shares of Common Stock from 81,632,654 to 2,000,000,000 (two billion). As a result of the filing of the Second Certificate of Amendment, the Company’s authorized shares of capital stock consisted of 2,500,000,000 (two billion five hundred million) shares of stock, of which 2,000,000,000 are Common Stock and 500,000,000 are preferred stock (“Preferred Stock”). A copy of the Second Certificate of Amendment is filed herein as Exhibit 3.8.

●

On August 28, 2025, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “First Certificate of Amendment”), to effect a 3.5-for-1 reverse stock split (the “Split”) of the shares of the Company’s authorized, issued, and outstanding shares of Common Stock, such Split to be effective on September 2, 2025 at 9:30 a.m. Eastern Standard Time (the “Effective Time”).

The Certificate of Amendment provided that at the Effective Time, every 3.5 shares of the Company’s issued and outstanding Common Stock would be automatically combined, without any action on the part of the holder thereof, into one share of Common Stock. The Certificate of Amendment also provided that the Company’s authorized shares of Common Stock would be 81,632,654 and the authorized shares of capital stock would be 581,632,654 (81,632,654 shares of Common Stock and 500,000,000 shares of preferred stock par value $0.0001 per share (“Preferred Stock”)). Prior to the Effective Time, the Company was authorized to issue 285,714,286 shares of Common Stock and 500,000,000 shares of Preferred Stock.

The Common Stock began trading on a Split-adjusted basis on The Nasdaq Capital Market when the market opened on September 2, 2025. The trading symbol for the Common Stock remained “ELAB” after the Split. The Common Stock was assigned a new CUSIP number (73017P300) following the Split.

The Split had no effect on the par value of the Common Stock. No fractional shares were issued in connection with the Split and stockholders received one share of Common Stock in lieu of a fractional share.

To reflect the Split, the Company proportionally adjusted the number of shares of Common Stock (i) underlying its outstanding stock awards, (ii) underlying its outstanding options, (iii) reserved under its equity incentive plan, (iv) underlying its outstanding warrants, and (v) proportionally adjusted the exercise price of its outstanding warrants.

A copy of the First Certificate of Amendment is filed hereto as Exhibit 3.7.

●

On August 22, 2025, the Company entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with certain warrant holders (the “Warrant Holders”), which Warrant Inducement Agreement references the Company’s common stock purchase warrants, which Existing Warrants were previously issued to the Warrant Holders under the terms of that certain Warrant Inducement Agreement dated January 27, 2025 between the Company and the Warrant Holders (“Existing Warrant Inducement Agreement,” and the transactions contemplated by the Existing Warrant Inducement Agreement, the “Existing Warrant Inducement Transactions”).

Pursuant to the Warrant Inducement Agreement, the holders of the Existing Warrants agreed to reduce the exercise price of their Existing Warrants from $3.22 to $2.015 per share (such dollar amounts, on a pre-adjusted basis and $11.27 to $7.0525 on an as-adjusted basis) and to exercise such Existing Warrants at the reduced exercise price. Additionally, the Company agreed to issue unregistered warrants with an exercise price of $1.89 per share (such amount on a pre-adjusted basis and $6.615 on an as-adjusted basis) and subject to adjustment pursuant to the terms of the warrant agreement for such Warrants (the “Warrant Agreement”), to purchase 827,900 shares of Common Stock (on a pre-adjusted basis and 236,543 shares on an as-adjusted basis), in the aggregate.

On August 25, 2025, the Company consummated the transactions contemplated under the terms of the Warrant Inducement Agreement (“Warrant Inducement Transactions”).

Pursuant to the Warrant Inducement Transactions, the Company received gross proceeds of $1,668,218.50, prior to the deduction of expenses. Univest Securities, LLC (“Univest”), the exclusive warrant inducement agent and financial advisor to the Company for the Warrant Inducement Transactions, was paid $146,775.30 as compensation (7% of the aggregate proceeds from the Warrant Inducement Transactions) and for certain fees and expenses incurred in connection with the Warrant Inducement Transactions.

Terms of the Warrants

The Warrants have an exercise price of $1.89 per share (such amount on a pre-adjusted basis and $6.615 on an as-adjusted basis) and will be exercisable at any time on or after the Shareholder Approval Date (as defined below) (such date, the “Initial Exercise Date”) and on or prior to 5:00pm (New York, New York time) on the five year anniversary of the Initial Exercise Date, provided that if such date is not a Trading Day (as defined below), the immediately following Trading Day (such date, the “Termination Date”) but not thereafter. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Warrant Agreement.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to issuance of all of the Warrant Shares, including, without limitation, to give full effect to the adjustment to the Exercise Price and/or number of Warrant Shares following any Dilutive Issuance.

“Shareholder Approval Date” means the first (1st) Trading Day following the Company’s notice to the warrant holder of Shareholder Approval, which notice shall be provided within two (2) Trading Days of the effectiveness of the Shareholder Approval in accordance with SEC rules and regulations and applicable law and provisions of the Company’s Certificate of Incorporation and Bylaws. Notwithstanding anything to the contrary, such notice shall be deemed to be given by a public filing with the SEC disclosing the effectiveness of the Shareholder Approval.

“Trading Day” means a day on which the Trading Market (as defined below) is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, (or any successors to any of the foregoing).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

If at the time of exercise there is no effective registration statement registering the shares underlying the Warrants, or the prospectus contained therein is not available for the issuance of the Warrants to the Holder, then the Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

The exercise price and the number of shares of Common Stock issuable upon exercise of each Warrant are subject to certain adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In the event of a Fundamental Transaction (as defined in the Warrant Agreement), upon any exercise of the Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of the Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of the Warrant). For purposes of any such exercise, the determination of the exercise price of the Warrant will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder will be given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received shares of common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

The Warrants are redeemable by the Company in certain circumstances as provided therein.

The “Beneficial Ownership Limitation” shall be 9.99% (or, upon election by a holder, 4.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrant.

The Warrant Agreement does not entitle the holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise of the Warrant as set forth in Section 2(d)(i) of the Warrant Agreement, except as expressly set forth in Section 3 therein.

The Warrants described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

In addition, pursuant to the Warrant Inducement Agreement, the Company agreed to file a registration statement with the SEC registering the sale of shares underlying the Warrants under the Securities Act within 30 days, and to cause such registration statement to be declared effective within 120 days. The Company also agreed to certain other covenants, including with respect to holding a special meeting of its shareholders for approval of issuances of shares of Common Stock under the Warrants, refraining from engaging in any Variable Rate Transaction (as defined therein) for 20 days, refraining from filing a registration statement for 20 days, and the payment of liquidated damages in connection with any failure to adhere to certain covenants therein and in the Warrant Agreements, subject to certain exceptions, as more particularly set forth in the Warrant Inducement Agreement.

The foregoing descriptions of each of the Warrant Inducement Agreement and the New Warrant Agreement do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Warrant Inducement Agreement and the Warrant, copies of which are filed herein as Exhibits 10.38 and 10.41, respectively.

Univest acted as the exclusive warrant inducement agent and financial advisor to the Company for the transactions contemplated by the Warrant Inducement Agreements. The Company paid Univest an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the exercise of the Existing Warrants, and reimbursed Univest for certain fees and expenses incurred in connection therewith.

●	Amendment No. 3 to Second Amended and Restated Consulting Agreement for Non-Executive Chairman

On August 12, 2025, the Company and Northstrive Companies Inc., a California corporation (such corporation, “Northstrive”) wholly owned by the Company’s Non-Executive Chairman, Braeden Lichti, entered into Amendment No. 3 (such amendment, “Amendment No. 3 to Second Amended Northstrive Consulting Agreement”) to the Second Amended and Restated Consulting Agreement for Non-Executive Chairman between the Company and Northstrive (“Second Amended Northstrive Consulting Agreement”).

Amendment No. 3 to Second Amended Northstrive Consulting Agreement provided for the Company’s grant of a fully vested award in the form of either: (i) restricted stock units (“RSUs”), (ii) restricted stock, or (iii) cash (each, “Acquisition Award”) to Northstrive on the consummation of any acquisition of (i) an entity, (ii) assets, or (iii) capital stock by the Company or any Subsidiary (as defined below). The amount of the Acquisition Award to Northstrive will be calculated based on the total purchase price of the consummated acquisition, regardless of whether or not such purchase price is paid in cash, stock, assumed debt, or other consideration (such purchase price, the “Acquisition Value”), and will be determined as follows:

(i)	Acquisition Value from $0 to $5,000,000 – Northstrive is entitled to an Acquisition Award of 5% of the Acquisition Value;

(ii)	Acquisition Value over $5,000,000 to $10,000,000 – Northstrive is entitled to an Acquisition Award of 6% of the Acquisition Value;

(iii)	Acquisition Value over $10,000,000 to $20,000,000 – Northstrive is entitled to an Acquisition Award of 7% of the Acquisition Value; and

(iv)	Acquisition Value over $20,000,000 - Northstrive is entitled to an Acquisition Award of 8% of the Acquisition Value.

In addition to the determinations of Acquisition Value set forth above, the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”) may, in its sole discretion, determine to award Northstrive an additional 1% of the applicable percentage of the Acquisition Value if: (i) the Board of Directors of the Company (the “Board”) and/or Compensation Committee projects the applicable acquisition to be earnings before interest, tax, depreciation, and amortization (EBITDA) or net income accretive within twelve (12) months of closing or (ii) the Compensation Committee deems the applicable acquisition as an advancement to the Company’s long-term growth objectives, competitive positioning, and/or operational capabilities.

If Northstrive elects to receive its Acquisition Award in the form of RSUs or restricted stock, the number of RSUs (“RSU Award Amount”) or restricted stock granted shall equal (x) the dollar value of the Acquisition Award divided by (y) the trailing five (5) day volume-weighted average price (VWAP) of the Company’s common stock ending on the trading day prior to the acquisition closing date (such RSU Award Amount rounded down to the nearest whole share). The RSUs or restricted stock granted to Northstrive will be fully vested and shall not be subject to any further service or performance conditions.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, or a governmental entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

Amendment No. 3 to Second Amended Northstrive Consulting Agreement also provided for the name change of the Second Amended Northstrive Consulting Agreement, going forward, to “Consulting and Services Agreement for Non-Employee, Non-Executive Chairman.”

Amendment No. 3 to Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer

On August 12, 2025, the Company and GB Capital Ltd, a British Columbia, Canada corporation (such corporation, “GB Capital”) wholly owned by the Company’s Non-Employee Chief Executive Officer and Chief Financial Officer, Graydon Bensler, entered into Amendment No. 3 (such amendment, “Amendment No. 3 to Second Amended GB Capital Consulting Agreement”) to the Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital (“Second Amended GB Capital Consulting Agreement”).

Amendment No. 3 to Second Amended GB Capital Consulting Agreement provided for the Company’s grant of an Acquisition Award in the form of either: (i) RSUs, (ii) restricted stock, or (iii) cash to GB Capital on the consummation of any acquisition of (i) an entity, (ii) assets, or (iii) capital stock by the Company or any Subsidiary. The amount of the Acquisition Award to GB Capital will be calculated based on the Acquisition Value, and will be determined as follows:

(i)	Acquisition Value from $0 to $5,000,000 – GB Capital is entitled to an Acquisition Award of 5% of the Acquisition Value;

(ii)	Acquisition Value over $5,000,000 to $10,000,000 – GB Capital is entitled to an Acquisition Award of 6% of the Acquisition Value;

(iii)	Acquisition Value over $10,000,000 to $20,000,000 – GB Capital is entitled to an Acquisition Award of 7% of the Acquisition Value; and

(iv)	Acquisition Value over $20,000,000 – GB Capital is entitled to an Acquisition Award of 8% of the Acquisition Value.

In addition to the determinations of Acquisition Value set forth above, the Compensation Committee may, in its sole discretion, determine to award GB Capital an additional 1% of the applicable percentage of the Acquisition Value if: (i) the Board and/or Compensation Committee projects the applicable acquisition to be earnings before interest, tax, depreciation, and amortization (EBITDA) or net income accretive within twelve (12) months of closing or (ii) the Compensation Committee deems the applicable acquisition as an advancement to the Company’s long-term growth objectives, competitive positioning, and/or operational capabilities.

If GB Capital elects to receive its Acquisition Award in the form of RSUs or restricted stock, the RSU Award Amount or restricted stock granted shall equal (x) the dollar value of the Acquisition Award divided by (y) the trailing five (5) day volume-weighted average price (VWAP) of the Company’s common stock ending on the trading day prior to the acquisition closing date (such RSU Award Amount rounded down to the nearest whole share). The RSUs or restricted stock granted to GB Capital will be fully vested and shall not be subject to any further service or performance conditions.

Acquisition Awards may, at the Board’s discretion and in compliance with applicable law, be issued directly to GB Capital or any other designated entity of GB Capital. All such Acquisition Awards shall be subject to applicable securities laws and the terms of the Company’s then-effective equity incentive plan or other applicable grant policy.

Amendment No. 3 to the Second Amended GB Capital Consulting Agreement also provided for the name change of the Second Amended GB Capital Consulting Agreement, going forward, to “Consulting and Services Agreement for Non-Employee Chief Executive Officer.”

The foregoing summaries of Amendment No. 3 to Second Amended Northstrive Consulting Agreement and Amendment No. 3 to Second Amended GB Capital Consulting Agreement do not purport to be complete and are subject to and are qualified in their entirety by copies of Amendment No. 3 to Second Amended Northstrive Consulting Agreement and Amendment No. 3 to Second Amended GB Capital Consulting Agreement, filed herein as Exhibits 10.37 and 10.38, respectively.

●	On July 25, 2025, the Company entered into a Secondment Agreement (the “GB Capital Secondment Agreement”) with GB Capital Ltd, a British Columbia, Canada corporation (“GB Capital”) wholly owned by the Company’s Non-Employee Chief Executive Officer, Chief Financial Officer, and director, Graydon Bensler, pursuant to which GB Capital agreed to second certain of its employees (the “GB Capital Employees”) on an exclusive basis to the Company from time to time to provide certain services in accordance with the terms of the GB Capital Secondment Agreement. The GB Capital Employees will remain employees of GB Capital during their respective periods of secondment (each, a “GB Capital Employee Secondment Period”) and will not be employees of the Company.

Under the GB Capital Secondment Agreement, GB Capital shall pay each GB Capital Employee’s salary, incentives, health and retirement benefits, and other applicable compensation or benefits that the GB Capital Employee is entitled to as an employee of GB Capital. As consideration for GB Capital making GB Capital Employees available to provide services during the Secondment Period, the Company shall reimburse GB Capital on a monthly basis based on (i) an agreed hourly rate set forth in Exhibit A of the GB Capital Secondment Agreement, multiplied by (ii) actual hours worked by the GB Capital Employee. Except as otherwise set forth in the GB Capital Secondment Agreement, each party to the Agreement shall bear its own costs and expenses in connection with the Agreement. However, if any extraordinary costs or expenses not contemplated by the GB Capital Secondment Agreement arise in connection with the Agreement, including travel and expenses, the Company will reimburse GB Capital for such costs and expenses, provided that (i) the Company provided its written consent prior to GB Capital’s incurrence of such costs and expenses, and (ii) such costs and expenses are documented to the reasonable satisfaction of the Company.

Pursuant to the terms of the GB Capital Secondment Agreement, each GB Capital Employee will provide services to the Company as agreed between the parties up to the number of hours per week specified in Exhibit A. Further, each Employee shall provide services at the Company’s principal place of business or such other place as the parties may agree. The Company has full and exclusive responsibility for each Employee’s actions performed in service to the Company during the GB Capital Employee Secondment Period.

The Company may terminate the services provided by any GB Capital Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to GB Capital, provided that the Company may terminate any GB Capital Employee’s secondment at any time, without advance notice, in the event of the GB Capital Employee’s misconduct, violation of the Company’s policies, or any conduct that the Company reasonably determines may be detrimental to the business or reputation of the Company. Upon the termination of any GB Capital Employee’s employment with GB Capital, any GB Capital Employee’s services to the Company will also terminate, and if such employment with GB Capital is terminated, GB Capital shall provide notice of the same to the Company no later than the close of business on the same day such termination becomes effective. GB Capital may terminate the GB Capital Secondment Agreement by providing at least 90 days’ written notice of termination to the Company. The Company may terminate the GB Capital Secondment Agreement by providing at least 30 days’ written notice of termination to GB Capital. The GB Capital Secondment Agreement may be terminated by either party upon 10 days’ written notice if the other party breaches or is in default of any provision of the GB Capital Secondment Agreement and does not cure such breach or default within such 10 day period, with such notice to be made and delivered to the addresses as provided by the applicable party.

The GB Capital Secondment Agreement contains customary provisions relating to confidentiality, indemnification, and limitations on liability. The foregoing summary of the GB Capital Secondment Agreement does not purport to be complete and is subject to and are qualified in their entirety by a copy of the GB Capital Secondment Agreement, filed herein as Exhibit 10.36.

●	On July 18, 2025, the Company completed the acquisition of 100% of the membership units (“AGA Units”) of AGA Precision Systems LLC (“AGA”), pursuant to a Membership Interest Purchase Agreement dated as of July 18, 2025 (the “AGA Acquisition Agreement”), by and between the Company, AGA, and Jeffrey Uhrig, the sole member of the Target (“Uhrig”).

The AGA Acquisition closed on July 18, 2025. The purchase consideration for the AGA Units consisted of $650,000 in cash paid by the Company to Uhrig at the closing of the AGA Acquisition.

Pursuant to the AGA Acquisition Agreement, the Seller agreed to non-competition and non-solicitation covenants for a period of five years following the closing. Uhrig and affiliates of Uhrig are restricted from engaging in or assisting any business that competes with the business of AGA, subject to certain exceptions. In addition, Uhrig is prohibited from soliciting or hiring the employees of the Company other than pursuant to a general solicitation which is not directed specifically to any employees of the Company. The AGA Acquisition Agreement is filed herein as Exhibit 10.35.

●	On July 7, 2025, the Company completed the acquisition of 100% of the issued and outstanding shares (“Pacific Sun Shares”) of Pacific Sun Packaging Inc. (“Pacific Sun”), pursuant to the Pacific Sun Acquisition Agreement dated as of July 7, 2025.

This acquisition was consummated on July 7, 2025. The purchase consideration for the Pacific Sun Shares consisted of: (i) $1,148,000 in cash paid by the Company to the stockholder of Pacific Sun at the closing; and (ii) a contingent earnout payment of up to $250,000, payable to the stockholder of the Pacific Sun if the business achieves $1,145,915 in revenue during Pacific Sun’s 2025 fiscal year without incurring debt to fund operations. The Company intends to continue the operation of the Target from Pacific Sun’s existing leased warehouse under a newly negotiated five-year lease agreement. In addition, one of Pacific Sun’s employees entered into a new five-year employment agreement with the Company, which includes a revenue-based incentive to align with the Company’s long-term performance objectives.

●	On May 12, 2025, Northstrive entered into a binding term sheet (the “Term Sheet”) with Modulant Biosciences LLC (“Modulant”), which outlined the principal terms of a future licensing agreement between Northstrive and Modulant. The licensing arrangement would permit Modulant to use the relevant intellectual property for uses in animal health (“Intellectual Property”), including use as a feed additive. Excluding the Republic of Korea, the license would be worldwide and exclusive, and give Modulant the exclusive right to sub-license the relevant intellectual property globally. The Intellectual Property consists of those patents and applications set forth in the definitive licensing agreement, including at least: (i) U.S. Patent 8,470,551, (ii) U.S. Patent Application No. 19/19,191,246, and (iii) U.S. Patent Application No. 19/191,258. The definitive licensing agreement will establish a framework for the parties’ collaboration, sharing of intellectual property, and commercialization oversight, with a focus on lifestock and other veterinary markets.

Modulant will pay Northstrive a share of all revenues generated from sublicensing and commercial activities. Northstrive will receive a percentage of all such revenues until a certain dollar limit, after which the royalty rate will decrease. The definitive licensing agreement will also include provisions for the parties’ co-ownership of new intellectual property developed by Modulant, certain sublicensing rights, and annual updates from Modulant about licensing and commercialization efforts for the licensed technology.

The Term Sheet further contains terms related to confidentiality, regulatory cooperation, development reporting, commercialization planning, indemnification, and dispute resolution. The parties have agreed that the definitive license agreement will incorporate more detailed terms consistent with the Term Sheet and will also reflect certain flow-through obligations under Northstrive’s upstream license agreement with its licensor.

●	On May 12, 2025, Northstrive Biosciences Inc., a wholly owned subsidiary of the Company, entered into a Second Amendment to License Agreement (the “Second Amendment”) with MOA Life Plus Co., Ltd. (“MOA”), a corporation organized under the laws of the Republic of Korea. The Second Amendment further amends that certain License Agreement originally entered into by the Company and MOA on April 30, 2024 (the “Original MOA Agreement”), and subsequently amended by the First Amendment to License Agreement in March 2025 (the “First Amendment”).

The First Amendment expanded the licensed field under the Original MOA Agreement to include uses in animal health (the “Animal Health Field”). The Second Amendment provides additional clarification regarding the application and non-application of certain provisions of the Original MOA Agreement to this expanded field.

Specifically, the Second Amendment amends Sections 3.5, 3.6, 4.3, 7.1, 7.2, 7.3, 7.4, 8.2(a), and 9.3 of the Original MOA Agreement to state that the obligations and requirements set forth in those sections shall not apply with respect to the license rights granted in the Animal Health Field. In addition, Section 4.4.3 of the Original MOA Agreement is amended and restated to confirm that, other than the consideration previously agreed to in the First Amendment, Northstrive Biosciences Inc.’s payment obligations to MOA relating to the Animal Health Field are limited to (a) royalty payments on directly-earned net sales in the territory, as set forth in Section 4.2, and (b) remittance of value as a portion of the amounts actually received from sublicensees with respect to sublicense rights in the Animal Health Field. The obligations in Sections 5.1 and 6.1 of the Original MOA Agreement, concerning royalty reporting and payment terms, are similarly limited in scope to apply only to Northstrive Bioscience Inc.’s net sales in the territory in connection with the Animal Health Field.

●	On May 7, 2025, the Company entered into a Secondment Agreement (the “Northstrive Secondment Agreement”) with Northstrive Companies Inc. (“Northstrive”), an entity wholly owned by the Company’s Non-Executive Chairman, Braeden Lichti, pursuant to which Northstrive agreed to second certain of its employees (each, an “Employee” and, collectively, the “Northstrive Employees”) to the Company from time to time to provide certain services in accordance with the terms of the Northstrive Secondment Agreement. The Employees will remain employees of Northstrive during their respective periods of secondment (each, a “Northstrive Employee Secondment Period”) and will not be employees of the Company.

Under the Northstrive Secondment Agreement, Northstrive shall pay each Northstrive Employee’s salary, incentives, health and retirement benefits, and other applicable compensation or benefits Northstrive Employee is entitled to as an employee of Northstrive. As consideration for Northstrive making Northstrive Employees available to provide services during the Northstrive Employee Secondment Period, the Company will reimburse Northstrive on a monthly basis based on (i) an agreed hourly rate set forth in the Secondment Agreement, multiplied by (ii) actual hours worked by the Northstrive Employee. Except as otherwise set forth in the Northstrive Secondment Agreement, each party to the Northstrive Secondment Agreement shall bear its own costs and expenses in connection with the Northstrive Secondment Agreement. However, if any extraordinary costs or expenses not contemplated by the Northstrive Secondment Agreement arise in connection with the Northstrive Secondment Agreement, including travel and expenses, the Company will reimburse Northstrive for such costs and expenses, provided that (i) the Company provided its written consent prior to Northstrive’s incurrence of such costs and expenses, and (ii) such costs and expenses are documented to the reasonable satisfaction of the Company.

Pursuant to the terms of the Northstrive Secondment Agreement, each Northstrive Employee will provide services to the Company as agreed between the parties up to the number of hours per week specified in the Northstrive Secondment Agreement. Further, each Northstrive Employee shall provide services at the Company’s principal place of business or such other place as the parties may agree. The Company has full and exclusive responsibility for each Northstrive Employee’s actions performed in service to the Company during the Northstrive Secondment Period.

The Company may terminate the services provided by any Northstrive Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to Northstrive. Upon the termination of any Northstrive Employee’s employment with Northstrive, any Northstrive Employee’s services to the Company will also terminate, and if such employment with Northstrive is terminated, Northstrive shall provide notice of the same to the Company. Either party may terminate the Northstrive Secondment Agreement by providing at least 90 days’ written notice of termination to the other party. If a party is in breach or default of any provision of the Northstrive Secondment Agreement and does not cure such breach or default within ten (10) days, the other party may terminate the Agreement upon ten (10) days’ written notice to the other party, with such notice to be made pursuant to the terms of the Northstrive Secondment Agreement.

The Northstrive Secondment Agreement contains customary provisions relating to confidentiality, indemnification, and limitations on liability. The foregoing summary of the Northstrive Secondment Agreement does not purport to be complete and is subject to and are qualified in their entirety by a copy of the Northstrive Secondment Agreement, filed herein as Exhibit 10.32.

Corporate History and Structure

PMGC Holdings Inc. was originally incorporated in Delaware in June 2020 under the name Reactive Medical Labs Inc. In June 2021, we entered into a stock transfer agreement with Reactive Medical Inc., a Canadian company, whereby we acquired substantially all of the assets and liabilities of Reactive Medical Inc. Under this agreement, we acquired 100% of the issued and outstanding common shares of Reactive Medical Inc. Before the agreement, BWL Investments Ltd., a British Columbia corporation, owned 100% of the issued and outstanding common shares of Reactive Medical Inc. In consideration for these shares, we issued 1 share of our Common Stock to BWL Investments Ltd. Upon completion of the stock transfer agreement, Reactive Medical Inc. became our wholly owned subsidiary. In September 2022, Reactive Medical Inc. changed its name to Elevai Research Inc.

In December 2024, we reincorporated in Nevada through a merger agreement pursuant to the Agreement and Plan of Merger dated as of November 22, 2024, by and between Elevai Labs Inc. and PMGC Holdings Inc. Following the reincorporation, our corporate name changed to PMGC Holdings Inc., and our operations and governance are now subject to Nevada corporate laws. This strategic move to Nevada, along with our historical and ongoing corporate actions, reflects our commitment to enhancing operational flexibility and pursuing opportunities for growth.

As of the date of this prospectus, we are qualified to do business as a foreign corporation in the state of California. Our telephone number is (888) 445-4886. Our website address is www.pmgcholdings.com. Information contained on our website or connected thereto or on any other website referred to herein or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Our principal executive offices remain located at 120 Newport Center Drive, Suite 249, Newport Beach, CA 92660.

We have five operating wholly owned subsidiaries, Northstrive Biosciences Inc., PMGC Capital LLC, Pacific Sun Packaging, Inc., and AGA Precision Systems LLC.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal executive offices are located at 120 Newport Center Drive, Suite 249, Newport Beach, California 92660. Our website address is www.pmgcholdings.com. Information contained on our website or connected thereto or on any website referred to herein or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The RESALE offering

Common Stock offered	236,543 shares

Shares of Common Stock outstanding before this offering(1)	744,121 shares

Shares of Common Stock outstanding after this offering(2)	980,664 shares

Use of proceeds	We will not receive any proceeds from the sale of Common Stock being registered in this prospectus. However, we expect to receive proceeds from the exercise of the Warrants, if any.

Market for Common Stock

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ELAB.” On December 2, 2025, the last reported sale price of our Common Stock on Nasdaq was $5.22 per share. There is no market for the Warrants, and we do not intend to apply to list them on any exchange or to have them quoted on an interdealer quotation system.

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 23 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

(1)	As of December 2, 2025.

(2)	Assumes the issuance of all shares issuable upon exercise of the Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below and contained in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other periodic reports. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Common Stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below or contained in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or in our other periodic reports were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our Common Stock could decline. As a result, you could lose some or all of any investment you may make in our Common Stock. You should also refer to the other information contained in this prospectus, or incorporated by reference, including our financial statements and the notes to those statements, and the information set forth under the caption “Special Note Regarding Forward-Looking Statements.” We disclaim any intent to update any forward-looking statements.

Risks Related to Our Financial Condition

Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt.

The uncertainty about our ability to continue in operation is based on our continuing losses from operation, limited revenue and limited working capital, among other things which existed as of year-end December 31, 2024 and December 31, 2023. As of December 31, 2024 and 2023, the Company had net working capital of $4,251,867 and $3,622,091, respectively, and has an accumulated deficit of $13,269,627 and $7,023,890, respectively. Included in the accumulated deficit are losses of $6,245,737 for the year ended December 31, 2024 and $4,301,517 for the year ended December 31, 2023. As of September 30, 2025, the Company had net working capital of $4,310,939, and had an accumulated deficit of $18,034,757. Included in the accumulated deficit are net losses of $4,765,130 for the nine months ended September 30, 2025. Given all these facts, we are dependent on obtaining funding from operations and the sale of debt or equity to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Our ability to continue as a going concern depends on the success of any future offering and receipt of additional funds through debt or equity financing and our operations. In the event we are unable to obtain such funding, we may have to delay, reduce or eliminate certain of our planned operations, including some of our research and development and/or clinical validation studies to demonstrate aesthetic improvement, reduce overall overhead expense, or divest assets. This in turn may have an adverse effect on our ability to realize the value of our assets. If we are unable to continue as a going concern, you may lose all or part of your investment.

We have a history of net losses, and we may not be able to achieve or maintain profitability in the future.

We have incurred net losses each year since our inception, and we may not be able to achieve or maintain profitability in the future. We incurred net losses of $6,245,737 and $4,301,517, for the year ended December 31, 2024 and 2023, respectively. We incurred net losses of $4,765,130 and $4,310,998 for the nine months ended September 30, 2025 and 2024, respectively. Our expenses will likely increase in the future and may be more costly than we expect and may not result in increased revenue or growth in our business. These offerings may require significant capital investments and recurring costs, maintenance, depreciation, asset life and asset replacement costs, and if we are not able to maintain sufficient levels of utilization of such assets or such offerings are otherwise not successful, our investments may not generate sufficient returns and our financial condition may be adversely affected. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition, results of operations and prospects could be adversely affected. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve or maintain profitability.

Our current growth may not be indicative of our future growth and, if we begin to grow rapidly, we may not be able to effectively manage our growth or evaluate our future prospects. If we fail to effectively manage our future growth or evaluate our future prospects, our business could be adversely affected.

We have experienced minimal growth since our launch in 2020. For example, our revenue increased from nil in 2020 to $827 in 2021, to $766,277 in 2022, to $1,712,595 in 2023, and increased to $2,467,298 for the year ended December 31, 2024. Moreover, the number of our full-time employees increased as of December 31, 2024. As of the date of this prospectus, we have 17 full-time employees and one (1) part-time employee. This growth has placed significant demands on our management, financial, operational, technological and other resources. The anticipated growth and expansion of our business depends on a number of factors, including our ability to:

●	Identify and acquire biotechnology assets and companies with strong commercial potential;

●	Efficiently integrate acquired businesses and optimize their operations;

●	Secure financing and capital to support acquisitions and subsequent growth;

●	Develop and commercialize biotechnology innovations through our portfolio companies;

●	Protect and expand our intellectual property portfolio, including patents, trademarks, and proprietary technologies;

●	Navigate the complex regulatory landscape for drug development, medical devices, and other biotechnology-related products; and

●	Establish strategic partnerships to enhance market penetration and revenue generation.

Such growth and expansion of our business will place significant demands on our management and operations teams and require significant additional resources, financial and otherwise, to meet our needs, which may not be available in a cost-effective manner, or at all. We expect to continue to expend substantial resources on:

●	Mergers and acquisitions to expand our biotechnology portfolio;

●	Research and development initiatives within our acquired companies;

●	Patents and patent enforcement and other intellectual property protections to maintain competitive advantages;

●	Regulatory compliance, including FDA and other global regulatory approvals;

●	Sales and marketing efforts to support commercialization strategies; and

●	General administration, including increased finance, legal, and accounting expenses associated with operating as a public company.

These investments may not result in the growth of our business. Even if these investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy our client requirements or maintain high-quality product offerings, any of which could adversely affect our business, financial condition, results of operations and prospects. You should not rely on our historical rate of revenue growth as an indication of our future performance or the rate of growth we may experience in any new category or internationally.

In addition, to support continued growth, we must effectively integrate, develop and motivate a large number of new employees while maintaining our corporate culture. We face significant competition for personnel. To attract top talent, we have had to offer, and expect to continue to offer, competitive compensation and benefits packages before we can validate the productivity of new employees. We may also need to increase our employee compensation levels to remain competitive in attracting and retaining talented employees. The risks associated with a rapidly growing workforce will be particularly acute as we choose to expand into new product categories and global markets. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We are also required to manage numerous relationships with various vendors and other third parties. Further growth of our operations, client base, or internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition, results of operations and prospects may be adversely affected.

We will need additional capital to conduct our operations and develop our products and our ability to obtain the necessary funding is uncertain.

During the years ended December 31, 2024 and December 31, 2023 and nine month periods ended September 30, 2025 and September 30, 2024, we used a significant amount of cash to finance our continued operations, and we need to obtain significant additional capital resources in order to develop products and pursue acquisitions of companies (if we choose to) going forward. We may not be successful in maintaining our normal operating cash flow and the timing of our capital expenditures may not result in cash flows sufficient to sustain our operations through the next twelve months. If financing is not sufficient and additional financing is not available or available only on terms that are detrimental to our long-term survival, it could have a major adverse effect on our ability to pursue our clinical research and product development programs and pursue and execute acquisitions of companies, amongst other things, and could ultimately affect our ability to continue to function. The timing and degree of any future capital requirements and our ability to meet such capital requirements in a timely manner, on favorable terms or at all will depend on many factors, including:

●	the accuracy of the assumptions underlying our estimates for capital needs in the third fiscal quarter of 2025 and beyond;

●	scientific progress in our research and development programs;

●	the magnitude and scope of our research and development programs and our ability to establish, enforce and maintain strategic arrangements for research, development, product testing, manufacturing, third-party agreements and marketing;

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;

●	the number and type of pipeline product that we pursue; and

●	the development of major widespread events, including the possibility of a recession in the U.S. and globally, market volatility the potential for future pandemics or outbreaks such as any future COVID-19 outbreak, geopolitical conflict and other events which could impact us and third parties on which we depend.

Additional financing through strategic collaborations, public or private equity or debt financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our stockholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all. Further, if we obtain additional funds through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, pipeline product or products that we might otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or product development initiatives, any of which could have a material adverse effect on our financial condition or business prospects.

Risks Related to Our Business, Our Portfolio Companies, and the Biotechnology Industry

If we lose key personnel or are unable to attract and retain other qualified personnel, we may be unable to execute our business plan, and our business could be materially adversely affected.

As of December 2, 2025, we have 17 full-time employees and one (1) part-time employee. Our executive leadership and key personnel provide services to us primarily through consulting agreements. Pursuant to the Second Amended Northstrive Consulting Agreement, as amended, Braeden Lichti, our Founder and Non-Employee, Non-Executive Chairman, serves as a non-employee consultant and plays a critical role in shaping the strategic direction of the company. Through his wholly owned company, NorthStrive Companies, Inc., Mr. Lichti provides consulting services and, from time to time, funding and advisory services to support our acquisitions, corporate restructuring efforts, and overall growth strategy.

Graydon Bensler, our Non-Employee Chief Executive Officer and Chief Financial Officer, also serves in a non-employee capacity through the Second Amended GB Capital Consulting Agrement, as amended, with us. Our business strategy relies heavily on these key individuals, particularly Braeden Lichti and Graydon Bensler, for capital markets expertise, merger and acquisition execution, regulatory oversight, and financial structuring.

Our success depends on our continued ability to attract, retain, and motivate highly qualified management, business development, finance, regulatory, and scientific personnel. The biotechnology and life sciences industries are highly competitive, and securing experienced professionals with the necessary expertise is challenging. In particular, our ability to successfully execute our acquisition and licensing strategy depends on retaining key executives and advisors with deep experience in biotechnology asset evaluation, intellectual property protection, clinical development, and financial structuring.

We are expanding our executive leadership team by hiring key personnel, including a new Chief Financial Officer, a President for NorthStrive Biosciences, and a Communications & Media Lead for PMGC Holdings. However, as part of our corporate restructuring, we also terminated our Chief Marketing Officer and Chief Commercial Officer, which may have an adverse impact on certain operational functions.

Although we maintain “key employee” insurance policies on our executive officers that would compensate us for the loss of their services, replacing critical personnel could be difficult and time-consuming. The loss of Braeden Lichti, Graydon Bensler, or other senior personnel could significantly disrupt our ability to execute our strategic business plan, impair investor confidence, and hinder capital-raising and M&A activities.

Moreover, given our reliance on non-employee consultants for executive management, we are exposed to additional risks, including:

●	The potential for misalignment between our long-term strategic goals and consultants’ personal or business interests;

●	Limited day-to-day oversight and direct control over key operational decisions;

●	The risk that consulting agreements may not be renewed or could be terminated, leading to leadership instability;

●	Increased difficulty in retaining executive talent who may be recruited by competing firms offering full-time roles with equity-based incentives; and

●	Dependence on external funding sources, including capital contributions from NorthStrive Companies, Inc., which may fluctuate based on market conditions and investment opportunities.

If we fail to recruit and retain qualified personnel—particularly in finance, acquisitions, clinical development, and regulatory affairs—our ability to execute acquisitions, commercialize biotechnology assets, and achieve long-term profitability could be materially impaired. A leadership transition or prolonged vacancies in key roles could negatively affect our financial condition, business operations, and future growth.

Our acquisition strategy exposes us to significant risks and uncertainties.

Our business model relies heavily on identifying, acquiring, and integrating companies in the manufacturing sector. There can be no assurance that we will be able to identify suitable targets, complete acquisitions on favorable terms, or successfully integrate acquired businesses. Acquisitions involve numerous risks, including difficulties in integrating operations, systems, and personnel; diversion of management’s attention; unanticipated costs and liabilities; and potential disputes with sellers. Any failure to successfully execute our acquisition strategy could materially and adversely affect our business, results of operations, and financial condition.

We may not realize the anticipated benefits of acquisitions.

Even if we complete anticipated acquisitions, the expected benefits—such as increased revenues, expanded customer relationships, or operational efficiencies—may not materialize, or may take longer to achieve than anticipated. In addition, acquired companies may underperform relative to our expectations, require significant capital investment, or involve unforeseen liabilities. If we are unable to realize the anticipated benefits of our acquisitions, our growth prospects and financial performance may be materially and adversely affected.

Our diversification strategy may increase our exposure to risks in multiple industries.

As a diversified holding company, we intend to pursue acquisitions in different segments of the manufacturing sector. While diversification is intended to mitigate risk, it may expose us to multiple regulatory environments, competitive pressures, and operational challenges simultaneously. Managing risks across a diverse set of businesses requires substantial resources and expertise. If we fail to effectively manage a diversified portfolio, our consolidated results could suffer.

We may be unable to finance future acquisitions or expansions.

Our ability to pursue acquisitions depends in part on the availability of adequate financing. We may require additional equity or debt financing to fund acquisitions, which may not be available on acceptable terms or at all. If we issue additional equity securities, our stockholders may experience dilution. If we incur additional debt, we may be subject to restrictive covenants, interest obligations, and repayment requirements that could limit our flexibility. An inability to obtain financing may limit our growth prospects and may adversely affect our financial performance.

The manufacturing sector is cyclical and subject to economic downturns.

Companies we may consider acquiring operate in the manufacturing industry, which is an industry that is highly cyclical and sensitive to general economic conditions, interest rates, raw material costs, supply chain disruptions, and global trade policies. Furthermore, a prolonged downturn in the manufacturing sector could negatively affect the performance of our current and future subsidiaries, reduce demand for their products, and impair our ability to achieve profitability.

Integration of acquisitions may strain our management and operations.

The process of integrating acquired businesses into our organization can be complex and time-consuming. We may encounter difficulties aligning accounting, reporting, and internal control systems across subsidiaries, which could affect our ability to prepare timely and accurate financial statements in compliance with SEC reporting obligations. If integration efforts are unsuccessful or delayed, it could disrupt our operations, weaken our internal controls, and harm our business performance.

Risks Related to the Ownership of Our Securities

Voting control is currently in the hands of two entities wholly owned by certain of our directors and executive officers.

As of the date of this prospectus, voting control of the Company is concentrated amongst two holders of Series B Preferred Stock, Northstrive Companies and GB Capital, companies wholly owned by our Non-Employee, Non-Executive Chairman, Mr. Braeden Lichti, and our Non-Employee Chief Executive Officer and Chief Financial Officer, Mr. Graydon Bensler, respectively. The Series B Preferred Stock entitle its holders to one vote per share of Series B Preferred Stock held. Collectively, the Series B Preferred Stock held by Northstrive Companies and GB Capital currently constitutes approximately 89.55% of the Company’s voting capital stock. Therefore, other investors will not have enough voting power to influence our policies or any other corporate matter, including the election of directors; changes to the Company’s governance documents (with limited exceptions); the expansion of any employee equity or option pool; any merger, consolidation, sale of all or substantially all of our assets; or any other major action requiring stockholder approval. Northstrive and GB Capital can make all major decisions regarding the Company. Other investors will not have enough voting power to have a say in these decisions.

Future sales by stockholders, or the perception that such sales may occur, may depress the price of our Common Stock.

The sale or availability for sale of substantial amounts of our shares in the public market or exercise of Common Stock warrants or other derivative securities or the perception that such sales could occur, could adversely affect the market price of our Common Stock and also could impair our ability to raise capital through future offerings of our shares. As of December 2, 2025, we had 744,121 outstanding shares of Common Stock. Any decline in the price of our Common Stock may encourage short sales, which could place further downward pressure on the price of our Common Stock and may impair our ability to raise additional capital through the sale of equity securities.

The issuance of shares upon exercise of derivative securities may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon exercise of options and settlement of outstanding derivative securities may result in substantial dilution to the interests of other shareholders since these selling shareholders may ultimately convert or exercise and sell all or a portion of the full amount issuable upon exercise. If all derivative securities outstanding as of November 19, 2025, including the Warrants, were converted or exercised into shares of Common Stock, there would be approximately an additional 237,104  shares of Common Stock outstanding as a result. The issuance of these shares will have the effect of further diluting the proportionate equity interest and voting power of holders of our Common Stock.

Sales of a substantial number of our securities in the public market by our existing stockholders could cause the price of our shares of Common Stock to fall.

We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Common Stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares issued under the 2025 Plan and subsequently registered under such registration statements will be available for sale in the open market.

In addition, sales of a substantial number of our shares of Common Stock in the public market by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

Substantial future sales of shares of Common Stock could cause the market price of our shares of Common Stock to decline.

We have agreed, at our expense, to prepare and file with the SEC certain registration statements providing for the resale of at least 5,000,000 shares of Common Stock under the terms of the Purchase Agreement and applicable ancillary agreements. The resale, or expected or potential resale, of a substantial number of our shares of Common Stock in the public market could adversely affect the market price for our shares of Common Stock and make it more difficult for you to sell your shares of Common Stock at times and prices that you feel are appropriate. The investor for the equity purchase facility contemplated by the Purchase Agreement and ancillary agreements is an “underwriter,” as such term is defined in Section 2(a)(11) of Securities Act. Furthermore, we expect that, because there will be a large number of shares registered, particularly as to the investor for such equity purchase facility, such investor may continue to offer such covered securities for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from a resale offering pursuant to a registration statement may continue for an extended period of time.

Risks Related to this Resale Offering

Our management team will have broad discretion over the use of any net proceeds received upon potential exercises of the Warrants, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of any net proceeds that may be received upon potential exercises of the Warrants, and could use the potential proceeds for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of any proceeds from the offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that is not effective or does not yield a favorable, or any, return for you.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT OUR BUSINESS OPERATIONS AND THE VALUE OF OUR SECURITIES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to raise sufficient capital from this offering;

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and the securities being offered hereby.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will have broad discretion in the way we use these proceeds. We may use proceeds from the exercise of the Warrants in ways with which you may not agree or in ways which may not yield a significant return.

The Selling Shareholders will pay any underwriting discounts and selling commissions and pay any brokerage fees or commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in selling the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

 MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ELAB.” A description of our Common Stock is set forth under the heading “DESCRIPTION OF SECURITIES” beginning on page 119 of this prospectus.

The last reported sale price for our Common Stock on December 2, 2025, as reported by Nasdaq, was $5.22 per share.

Holders

As of December 2, 2025 we had 41 record holders of our Common Stock issued and outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Its telephone number is (212) 828-8436.

Dividend Policy

We have not declared or paid any dividends on our capital stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Nevada law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

PRIVATE PLACEMENT OF SECURITIES

Warrants

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own more than 9.99% (or, at the election of the purchaser prior to issuance of the Warrants, 4.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Pursuant to the Warrant Inducement Agreement, we agreed to file a registration statement with the SEC registering the sale of shares underlying the Warrants under the Securities Act within 30 days, and to cause such registration statement to be declared effective within 120 days. The Company also agreed to certain other covenants, including with respect to holding a special meeting of its shareholders for approval of issuances of shares of Common Stock under the Warrants, refraining from engaging in any Variable Rate Transaction (as defined therein) for 20 days, refraining from filing a registration statement for 20 days, and the payment of liquidated damages in connection with any failure to adhere to certain covenants therein and in the Warrant Agreements, subject to certain exceptions, as more particularly set forth in the Warrant Inducement Agreement.

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of the shares of Common Stock, subject to certain exceptions, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require the Company or a successor entity to purchase the Warrants for cash in the amount of the Black Scholes Value (as defined in the Warrants) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in the Company’s control or in which the consideration payable consists of equity securities of a successor entity that is quoted or listed on a nationally recognized securities exchange, the holders of the Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrants that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and the related notes to those statements included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations related to future events and our future financial performance that involve risks, uncertainties and assumptions, such as statements regarding our intentions, plans, objectives, expectations, forecasts and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Special Note Regarding Forward-Looking Statements.” All amounts included herein with respect to the fiscal years ended December 31, 2024 and 2023 are derived from our audited consolidated financial statements included elsewhere in this prospectus and for the nine month periods ended September 30, 2025 and September 30, 2024 set forth below from our unaudited interim financial statements, each of which we prepared in accordance with U.S. Generally Accepted Accounting Principles or US GAAP.

Organization and Overview of Operations

We currently manage and operate a diverse portfolio of four wholly owned subsidiaries:

●	Northstrive Biosciences Inc. (“Northstrive Biosciences”) is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists.

●	PMGC Capital LLC (“PMGC Capital”) is a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Our mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital.

●	Pacific Sun Packaging, Inc. is a specialty packaging provider focused on high-precision, component-level packaging solutions for the electronics and information technology (“IT”) hardware industries. The company designs and supplies custom-engineered protective packaging for delicate components such as central processing units (CPUs), memory modules (DIMMs and SO-DIMMs), solid state drives (SSDs), hard disk drives (HDDs), and fiber-optic transceivers, serving customers across the semiconductor, data center, and networking equipment supply chains.

●	AGA Precision Systems LLC is a specialized CNC machine shop focused on high-tolerance milling, turning, mold manufacturing, and machining of complex metals including titanium and Inconel. The company serves customers across the aerospace, defense, and industrial sectors, delivering precision components to demanding technical specifications.

We are dedicated to enhancing our portfolio through the acquisition of operating companies and innovative biotechnology assets that align with our growth mission, while actively pursuing the acquisition of operating companies.

Recent Developments

●

On October 26, 2025, AGA entered into an Asset Purchase Agreement with Indarg Engineering, Inc., a California corporation (“Seller,” and, together with AGA, the “Parties”). Pursuant to the Asset Purchase Agreement, AGA purchased and assumed from Seller all of the Purchased Assets of Seller’s Business, free and clear of any liens or other Encumbrances, subject to the terms and conditions of the Asset Purchase Agreement, and assumed the Assumed Liabilities.

The Purchase Price for the Purchased Assets was $548,000.00, payable at Closing as follows: (a) $350,000.00 to be used to satisfy and discharge Seller’s outstanding Small Business Administration loan; (b) $28,000.00 to be paid to Seller at Closing; and (c) $170,000.00 to be paid pursuant to a two-year promissory note (“Note”) issued by AGA to the Seller, which Note will bear interest at the rate of eight percent (8%) per annum. The Note is secured by the equipment included in the Purchased Assets. At AGA’s sole option, AGA may prepay the Note in whole or in part at any time without penalty.

Pursuant to the Asset Purchase Agreement, AGA shall hire Seller’s Chief Executive Officer, pursuant to an employment agreement acceptable to the Parties. The employment agreement entered into by AGA and such individual provides for, amongst other things: a base salary and signing bonus; a discretionary bonus determined by AGA in its sole discretion; and eligibility to earn incentive compensation equal to a percentage of the net income generated from any sale or transaction that such individual directly drives or originates, as determined by AGA in its reasonable discretion. Additionally, AGA shall offer employment to all employees of Seller who are eligible and qualified to work in the State of California on such terms as AGA deems appropriate.

Subject to the terms and conditions set forth in the Asset Purchase Agreement, Seller agreed to non-compete provisions for a period commencing from the Closing Date to two (2) years thereafter (“Restricted Period”), which provisions apply to Seller and its Affiliates. Notwithstanding these non-compete provisions, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own two percent (2%) or more of any class of securities of such Person. Seller also agreed to non-solicitation provisions applying to Seller and its Affiliates. These non-solicitation provisions do not apply to general solicitations which are not directed specifically to any employees of AGA.

The Parties additionally made customary representations and warranties for transactions of this nature and agreed to other customary covenants and indemnification provisions for transactions of this nature.

The transactions contemplated under the Asset Purchase Agreement were consummated on October 26, 2025.

The foregoing descriptions of each of the Asset Purchase Agreement and the Note do not purport to be complete and are each qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the form of Note, copies of which are filed as Exhibits 10.54 and 10.55 herein.

●

On October 16, 2025, the Company entered into Amendment No. 1 to the Secondment Agreement (“Amendment No. 1 to the GB Capital Secondment Agreement”) with GB Capital, an entity wholly owned by the Company’s Non-Employee Chief Executive Officer and Chief Financial Officer, Graydon Bensler.

Amendment No. 1 to the GB Capital Secondment Agreement amends the Secondment Agreement between the Company and GB Capital dated July 25, 2025 (the “GB Capital Secondment Agreement”) as follows:

a. The effective date of the GB Capital Secondment Agreement was amended to October 16, 2025.

b. Section 4 of the GB Capital Secondment Agreement was amended and supplemented to state that the seconded employees of GB Capital (“GB Capital Seconded Employees”) are classified as exempt under applicable law and will be paid on a salary basis, while non-exempt GB Capital Seconded Employees will be paid hourly, with overtime in accordance with law. Amendment No. 1 to the GB Capital Secondment Agreement also added terms to Section 4 providing for: GB Capital Seconded Employees’s eligibility to participate in the Company’s group health plans on the same terms as similarly situated employees; and GB Capital’s proposal of milestone-driven bonuses or incentive payments for GB Capital Seconded Employees, subject to the Company’s prior written approval.

c. Terms were added to Section 5 providing for: (i) the Company’s reimbursement to GB Capital for all costs and expenses associated with any GB Capital Seconded Employee’s use of a company car in the course of providing services to the Company: (ii) the Company’s reimbursement to GB Capital for reasonable costs and expenses incurred in providing office space for GB Capital Seconded Employees during the secondment period, including rent, utilities, and related overhead, to the extent such office space is used for the performance of services for the Company; (iii) the Company’s provision of a mobile phone and/or reimbursement for certain costs associated with the phone if in performing the secondment, a mobile phone and/or associated service plan is reasonably required; and (iv) the Company’s reimbursement to GB Capital for fees actually incurred in connection with the hiring and onboarding of GB Capital Seconded Employees.

d. Amendment No. 1 to the GB Capital Secondment Agreement replaced Exhibit A of the GB Capital Secondment Agreement with a new Exhibit A setting forth (i) approved GB Capital Seconded Employees; and (ii) the Company’s payment of a fee equal to 30% of aggregate employment costs for all of the GB Capital Seconded Employees. Any additions of employees beyond those set forth in Exhibit A requires prior review and approval by the Board.

Except as expressly amended by Amendment No. 1 to the GB Capital Secondment Agreement, all other terms and conditions of the GB Capital Secondment Agreement remain unchanged and in full force and effect. The foregoing summary of Amendment No. 1 to the GB Capital Secondment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herein as Exhibit 10.50.

(b) Amendment No. 1 to the Secondment Agreement with Northstrive Companies Inc.

On October 16, 2025, the Company entered into Amendment No. 1 to the Secondment Agreement (“Amendment No. 1 to the Northstrive Secondment Agreement”) with Northstrive, an entity wholly owned by the Company’s Non-Employee, Non-Executive Chairman, Braeden Lichti.

Amendment No. 1 to the Northstrive Secondment Agreement amends the Secondment Agreement between the Company and Northstrive dated May 7, 2025 (the “Northstrive Secondment Agreement”) as follows:

a. The effective date of the Northstrive Secondment Agreement was amended to October 16, 2025.

b. Section 4 of the Northstrive Secondment Agreement was amended and supplemented to state that the seconded employees of Northstrive (“Northstrive Seconded Employees”) are classified as exempt under applicable law and will be paid on a salary basis, while non-exempt Northstrive Seconded Employees will be paid hourly, with overtime in accordance with law. Amendment No. 1 to the Northstrive Secondment Agreement also added terms to Section 4 providing for: Northstrive Seconded Employees’ eligibility to participate in the Company’s group health plans on the same terms as similarly situated employees; and Northstrive’s proposal of milestone-driven bonuses or incentive payments for Northstrive Seconded Employees, subject to the Company’s prior written approval.

c. Terms were added to Section 5 providing for: (i) the Company’s reimbursement to Northstrive for all costs and expenses associated with any Northstrive Seconded Employee’s use of a company car in the course of providing services to the Company: (ii) the Company’s reimbursement to Northstrive for reasonable costs and expenses incurred in providing office space for Northstrive Seconded Employees during the secondment period, including rent, utilities, and related overhead, to the extent such office space is used for the performance of services for the Company; (iii) the Company’s provision of a mobile phone and/or reimbursement for certain costs associated with the phone if in performing the secondment, a mobile phone and/or associated service plan is reasonably required; and (iv) the Company’s reimbursement to Northstrive for fees actually incurred in connection with the hiring and onboarding of Northstrive Seconded Employees.

d. Amendment No. 1 to the Northstrive Secondment Agreement replaced Exhibit A of the Northstrive Secondment Agreement with a new Exhibit A setting forth (i) approved Northstrive Seconded Employees; and (ii) the Company’s payment of a fee equal to 30% of aggregate employment costs for all of the Northstrive Seconded Employees. Any additions of employees beyond those set forth in Exhibit A requires prior review and approval by the Company’s Board.

Except as expressly amended by Amendment No. 1 to the Northstrive Secondment Agreement, all other terms and conditions of the Northstrive Secondment Agreement remain unchanged and in full force and effect. The foregoing summary of Amendment No. 1 to the Northstrive Secondment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.51 herein.

(c) Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer with GB Capital Ltd

On October 16, 2025, the Company entered into Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer (“Amendment No. 4 to the GB Capital Consulting Agreement”) with GB Capital.

Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital (the “GB Capital Consulting Agreement”) modified the terms of the GB Capital Consulting Agreement as follows:

a. Add terms to Section 3 to provide for a monthly housing reimbursement of $8,000 to GB Capital solely for the purpose of facilitating its performance of services in Newport Beach, California.

b. Amend and restate Section 5’s provisions regarding GB Capital’s independent contractor relationship with the Company;

c. Amend and restate Section 6’s provisions regarding GB Capital’s determination of the method, detail, and means of performing its services, subject to the results required by the Company set forth in the GB Capital Consulting Agreement and applicable Statements of Work, if any;

d. Amend and restate subsection 6(b)’s provisions regarding GB Capital’s ineligibility for the Company’s employee benefits;

e. Amend and restate subsection 6(c)’s provisions regarding GB Capital’s tax responsibilities for compensation paid under the GB Capital Consulting Agreement;

f. Add subsection 6(d) to provide for GB Capital’s express authorization to enter into contracts and make commitments on behalf of the Company, subject to any limitations or approval requirements established by the Board or as otherwise provided in writing by the Company;

g. Add subsection 6(e) to provide for GB Capital’s non-exclusive engagement as consultant under the GB Capital Consulting Agreement and permit GB Capital’s to provide services to other clients and other clients and to engage in other business activities; and

h. Add subsection 6(f) to state that the GB Capital Consulting Agreement does not create an employment, agency, partnership, fiduciary, or joint venture relationship between the Parties.

Additionally, Amendment No. 4 to the GB Capital Consulting Agreement replaces all references to “severance payment”, “Severance Payment”, and “Severance Event”) in the GB Capital Consulting Agreement with “termination payment,” “Termination Payment,” and “Termination Event,” respectively, on a nomenclature basis without changing the parties’ substantive rights or obligations.

Except as expressly amended in Amendment No. 4 to the GB Capital Consulting Agreement, the GB Capital Consulting Agreement remains in full force and effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to the GB Capital Consulting Agreement, a copy of which is filed as Exhibit 10.52.

(c) Amendment No. 4 to the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman between the Company and Northstrive Companies Inc.

On October 16, 2025, the Company entered into Amendment No. 4 to the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman (“Amendment No. 4 to the Northstrive Consulting Agreement”) with Northstrive.

Amendment No. 4 to the Northstrive Consulting Agreement modified the terms of the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman between the Company and Northstrive dated October 25, 2024 as follows:

a. Amend subsection 1(a) to state that NorthStrive’s the “Non-Executive Chairman” title is for consulting purposes only and does not confer officer, employee, or director status on Northstrive.

b. Replace all references to “Severance Payment” and “Severance Event” in Section 4 to “Termination Payment” and “Termination Event.”

c. Amend Section 4 to: (i) additionally provide that Northstrive is entitled to payment for all services performed and approved expenses incurred up to the effective date of termination of the Northstrive Consulting Agreement, (ii) remove any references in Section 4 to the requirement that Northstrive execute a separation agreement and release of claims as a condition to payment, and (iii) remove any language stating the Northstrive’s unvested options will not accelerate on termination not for Cause.

d. Amend Section 6 to state that Northstrive shall determine the method, details, and means of performing its services, subject only to the results required by the Company.

e. Amend and restate subsection 6(a) to provide that Northstrive is expressly authorized to enter into contracts and make commitments on behalf of the Company, subject to any limitations or approval requirements established by the Board or as otherwise provided in writing by the Company.

f. Amend and restate subsection 6(b)’s provisions regarding Northstrive’s ineligibility for the Company’s employee benefits;

g. Amend and restate subsection 6(c)’s provisions regarding Northstrive’s tax responsibilities for compensation paid under the Northstrive Consulting Agreement;

h. Amend Section 7 to state that Northstrive retains the right to provide services to others, subject to applicable noncompete/conflict provisions in the Northstrive Consulting Agreement; and

i. Add a new subsection 10(a) to emphasize that Northsrive does not have an employment relationship, partnership, joint venture, fiduciary, or agency relationship with the Company under the Northstrive Consulting Agreement.

Capitalized terms in the description of Amendment No. 4 to the Northstrive Consulting Agreement used in this prospectus but not otherwise defined have the meanings set forth therein.

Except as expressly amended in Amendment No. 4 to the Northstrive Consulting Agreement, the Northstrive Consulting Agreement remains in full force and effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to the Northstrive Consulting Agreement, a copy of which is filed as Exhibit 10.53 herein.

●	On September 23, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (“Investor,” and, together with the Company, the “Parties”). The Purchase Agreement provides for an equity line of credit under which the Company agreed to issue and sell to the Investor, upon the terms and conditions set forth in the Purchase Agreement: (i) one or more Secured Pre-Paid Purchases (each, a “Pre-Paid Purchase,” and all shares of the Company’s common stock, par value $0.0001, “Common Stock”) issuable under the Pre-Paid Purchases, the “Pre-Paid Shares”) in the aggregate purchase amount of up to $20,000,000 (such amount, the “Commitment Amount”), which includes the Initial Pre-Paid Purchase, for the purchase of shares of Common Stock, upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase (as further described below); (ii) Pre-Paid Purchase # 1 (the “Initial Pre-Paid Purchase”) in the original principal amount of $5,000,000, to be delivered by the Company to the Investor on the date of consummation of the issuance and sale of the Initial Pre-Paid Purchase and the Pre-Delivery Shares (such consummation, “Closing,” and such date, the “Closing Date”); (iii) 56,700 shares of Common Stock as a commitment fee for Initial Pre-Paid Purchase (“Commitment Shares”), such Commitment Shares to be delivered by the Company to Investor on the Closing Date; (iv) 10,300 shares of Common Stock to be used as pre-delivery shares (“Pre-Delivery Shares,” and, together with the Commitment Shares, all Pre-Paid Purchases, and the Pre-Paid Shares, the “Securities”), to be issued and delivered by the Company to Investor on the Closing Date. In connection with the Purchase Agreement, the Company also entered into the Security Agreement (as defined and described below) and the Pledge Agreement (as defined and described below). Additionally, in connection with the Purchase Agreement, certain of the Company’s wholly owned subsidiaries, AGA Precision Systems LLC (“AGA”) and Pacific Sun Packaging Inc. (“Pacific Sun”), each entered into a Guaranty (each, a “Guaranty”) for the benefit of the Investor, as further described below.

Initial Pre-Paid Purchase

Subject to the terms and conditions of the Initial Pre-Paid Purchase, at any time following September 26, 2025, Investor may, by providing written notice to Company, require Company to issue and sell Purchase Shares to Investor, such Purchase Shares at the price equal to 88.00% multiplied by the lowest VWAP during the ten (10) Trading Day period preceding the applicable measurement date (such price, the “Purchase Share Purchase Price”). The Purchase Amount shall not exceed the outstanding balance. In addition, if the Purchase Share Purchase Price is below $1.058, the Investor may elect to have the portion of the applicable Purchase Amount that is less than $1.058 be paid in cash rather than Purchase Shares. The Company may not effect any issuance of Purchase Shares pursuant to the Initial Pre-Paid Purchase to the extent that after giving effect to such issuance, the issuance would cause the Investor (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”).

At such time as the Pre-Paid Purchase Outstanding Balance is zero and the Commitment Period has ended, Company may repurchase the Pre-Delivery Shares upon a written request delivered to Investor within thirty (30) Trading Days of the later of both such events, and within thirty (30) Trading Days of such written request from Company, Investor shall deliver to Company a number of shares of Common Stock equal to the number of Pre-Delivery Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions) delivered to Investor under the Purchase Agreement, and Company will pay Investor $0.0001 for each such Pre-Delivery Share (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions) prior to Investor’s delivery of such shares.

After September 26, 2025, Investor has the right to require Company to issue and sell Purchase Shares to Investor at the price of $0.0001 (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after September 26, 2025) by delivering a Purchase Notice to Company indicating the portion of the outstanding balance on the Initial Pre-Paid Purchase Investor is electing to use for the purchase of such Purchase Shares (the “Initial Pre-Delivery Shares”). Investor shall have the right to purchase additional Initial Pre-Delivery Shares from Company from time-to-time at the same $0.0001 per share purchase price so long as such issuance would not cause Investor’s ownership of Common Shares to exceed 9.99% of the number of Common Stock outstanding on such date (“Maximum Percentage”). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Investor. Notwithstanding the foregoing, in no event will the total amount of the Outstanding Balance used for the purchase of Pre-Delivery Shares exceed, in the aggregate, $25,000.

Upon ten (10) Trading Days’ prior written notice, the Company may prepay all or any portion of the Outstanding Balance other than the pre-delivery purchase cap of $25,000, subject to certain conditions set forth in the Initial Pre-Paid Purchase. If the Company exercises its right to prepay the Initial Pre-Paid Purchase, the Company shall make payment to the Investor of an amount in cash equal to 120% multiplied by the portion of the outstanding balance of the Initial Prepaid Purchase the Company elects to prepay.

Upon an Event of Default, Investor may accelerate the Initial Pre-Paid Purchase by written notice to Company, with the outstanding balance on the Initial Pre-Paid Purchase becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (f) of the definition of Event of Default set forth below, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such Event of Default will become immediately and automatically due and payable in cash. At any time following the occurrence of any Event of Default, upon written notice given by Investor to Company, the outstanding balance will automatically increase by fifteen percent (15.00%) and interest shall accrue on the outstanding balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18.00%) per annum or the maximum rate permitted under applicable law.

Participation Right

The Company granted to the Investor a participation right in which the Investor has the right to participate, at the Investor’s discretion and during the Commitment Period, in up to twenty-five percent (25%) of the amount sold in any debt or equity financing (the “Participation Right”). Within two (2) Trading Days prior to the consummation of a financing (provided, however, that with respect to any public offering of the Company’s securities, the aforementioned time frame shall instead be upon the commencement of offers to the public), the Company will provide the Investor with written notice of the consummation of such financing, along with copies of the transaction documents. The Investor will then have up to five (5) Trading Days to elect to purchase up to twenty-five percent (25%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The Parties agreed that if the Company breaches its obligations with respect to the Participation Right, the Investor’s sole and exclusive remedy is to receive liquidated damages.

Covenants; Indemnification; Representations and Warranties

The Company agreed that it shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (1) from entering into a Variable Rate Transaction with the Investor or any affiliate of the Investor, or (2) from issuing Common Stock, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to the Investor or any affiliate of the Investor, in each case without first obtaining the prior written consent of the Investor, which may be granted or withheld in the Investor’s sole and absolute discretion.

The Company agreed to reserve 8,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Purchase Agreement and all Pre-Paid Purchases (the “Share Reserve”). The Company also further agreed to add additional Common Stock to the Share Reserve in increments of 100,000 shares of Common Stock as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Stock equal to the Pre-Paid Purchase Outstanding Balance divided by the Purchase Share Purchase Price.

The parties also agreed to other customary covenants, closing conditions, indemnification provisions and made customary representations and warranties.

Termination

The Company has the right to terminate the Purchase Agreement upon ten (10) days’ prior written notice to the Investor so long as no Pre-Paid Purchases are outstanding.

Guaranties, Security Agreement and Pledge Agreement

AGA and Pacific Sun each entered into a Guaranty for the benefit of Investor (each of AGA and Pacific Sun, in its capacity as a guaranty under the applicable Guaranty, a “Guarantor”). Pursuant to each Guaranty, the Guarantor agreed to absolutely and unconditionally guaranty the prompt payment in full of the Obligations.

Pursuant to the Security Agreement and the Pledge Agreement, the Company’s obligations under the Pre-Paid Purchases and the other Transaction Documents are secured by: (i) the Collateral, which includes the assets of AGA and Pacific Sun; and (ii) the equity interests in AGA and Pacific Sun. The Investor has a first-position security interest (“Security Interest”) in all right, title, interest, claims, and demands of the Company in and to the Collateral, which Security Interest is subordinate only to Permitted Liens.

The Company agreed not to grant or create any security interest, claim, transfer restriction, lien, pledge or other encumbrance with respect to the Collateral or attempt to or actually sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid and performed in full.

Placement Agency Agreement

Concurrent with the Company’s entry into the Purchase Agreement, the Company entered into a Placement Agency Agreement with Univest Securities, LLC (“Univest”) on September 23, 2025 (the “Placement Agreement”).

Under the Placement Agreement, Univest will serve as the Company’s exclusive placement agent in connection with the offering and sale by the Company of the Securities under the terms of the Transaction Documents. As consideration for Univest’s services, the Company shall pay to Univest: (i) a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the sale of the Securities at each applicable closing; and (ii) reimbursement of Univest’s legal fees and other out-of-pocket fees, costs and expenses in an amount of up to $30,000. The term of Univest’s exclusive engagement began on September 23, 2025 and continues until the earlier of (i) the applicable closing date and (ii) the date Univest or the Company terminates the engagement according to the terms of the Placement Agreement. Such engagement may be terminated at any time by either the Company or Univest upon sixty (60) days written notice to the other party, effective upon receipt of written notice to that effect by the other party.

The Closing of the Initial Pre-Paid Purchase took place on September 26, 2025. The Company received net proceeds of $3,990,000 and plans to use such proceeds for general corporate purposes, including working capital, and to fund potential acquisitions of the stock or assets of other companies. Univest was paid $400,000 as cash compensation and $30,000 for its expenses.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Purchase Agreement, the Initial Pre-Paid Purchase, the Guaranty, the Security Agreement, the Pledge Agreement and the Placement Agreement, as applicable.

●

Effective as of September 15, 2025, the Company adopted the 2025 Equity Incentive Plan (the “2025 Plan”), a copy of which is filed herein as Exhibit 10.1. The 2025 Plan superseded the Company’s Amended 2020 Equity Incentive Plan (“2020 Plan”), as amended, and any shares of Common Stock underlying awards already made under the 2020 Plan will be issued from the 2025 Plan. As of September 15, 2025, (i) outstanding awards made under the 2020 Plan will remain outstanding, and such awards will remain subject to their original award terms; and (ii) shares subject to any outstanding awards made under the 2020 Plan will be administered from the share reserve of the 2025 Plan. For more information regarding the 2025 Plan, see “Executive Compensation – Equity Incentive Awards” below.

●	On September 15, 2025, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Second Certificate of Amendment”), to increase its authorized shares of Common Stock from 81,632,654 to 2,000,000,000 (two billion). As a result of the filing of the Second Certificate of Amendment, the Company’s authorized shares of capital stock consisted of 2,500,000,000 (two billion five hundred million) shares of stock, of which 2,000,000,000 are Common Stock and 500,000,000 are preferred stock (“Preferred Stock”). A copy of the Second Certificate of Amendment is filed herein as Exhibit 3.8.

●	On August 28, 2025, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “First Certificate of Amendment”), to effect a 3.5-for-1 reverse stock split (the “Split”) of the shares of the Company’s authorized, issued, and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), such Split to be effective on September 2, 2025 at 9:30 a.m. Eastern Standard Time (the “Effective Time”).

The Certificate of Amendment provided that at the Effective Time, every 3.5 shares of the Company’s issued and outstanding Common Stock would be automatically combined, without any action on the part of the holder thereof, into one share of Common Stock. The Certificate of Amendment also provided that the Company’s authorized shares of Common Stock would be 81,632,654 and the authorized shares of capital stock would be 581,632,654 (81,632,654 shares of Common Stock and 500,000,000 shares of preferred stock par value $0.0001 per share (“Preferred Stock”)). Prior to the Effective Time, the Company was authorized to issue 285,714,286 shares of Common Stock and 500,000,000 shares of Preferred Stock.

The Common Stock began trading on a Split-adjusted basis on The Nasdaq Capital Market when the market opened on September 2, 2025. The trading symbol for the Common Stock remained “ELAB” after the Split. The Common Stock was assigned a new CUSIP number (73017P300) following the Split.

The Split had no effect on the par value of the Common Stock. No fractional shares were issued in connection with the Split and stockholders received one share of Common Stock in lieu of a fractional share.

To reflect the Split, the Company proportionally adjusted the number of shares of Common Stock (i) underlying its outstanding stock awards, (ii) underlying its outstanding options, (iii) reserved under its equity incentive plan, (iv) underlying its outstanding warrants, and (v) proportionally adjusted the exercise price of its outstanding warrants.

A copy of the First Certificate of Amendment is filed hereto as Exhibit 3.7.

●	On August 22, 2025, the Company entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with certain warrant holders (the “Warrant Holders”), which Warrant Inducement Agreement references the Company’s common stock purchase warrants (the “Existing Warrants”), which Existing Warrants were previously issued to the Warrant Holders under the terms of the Existing Warrant Inducement Agreement.

Pursuant to the Warrant Inducement Agreement, the holders of the Existing Warrants agreed to reduce the exercise price of their Existing Warrants from $3.22 to $2.015 per share (such dollar amounts, on a pre-adjusted basis and $11.27 to $7.0525 on an as-adjusted basis) and to exercise such Existing Warrants at the reduced exercise price. Additionally, the Company agreed to issue unregistered warrants (the “New Warrants”) with an exercise price of $1.89 per share (such amount on a pre-adjusted basis and $6.615 on an as-adjusted basis) and subject to adjustment pursuant to the terms of the warrant agreement for such New Warrants (the “New Warrant Agreement”), to purchase 827,900 shares of Common Stock (on a pre-adjusted basis and 236,543 shares on an as-adjusted basis), in the aggregate.

On August 25, 2025, the Company consummated the transactions contemplated under the terms of the Warrant Inducement Agreement (“Warrant Inducement Transactions”).

Pursuant to the Warrant Inducement Transactions, the Company received gross proceeds of $1,668,218.50, prior to the deduction of expenses. Univest, the exclusive warrant inducement agent and financial advisor to the Company for the Warrant Inducement Transactions, was paid $146,775.30 as compensation (7% of the aggregate proceeds from the Warrant Inducement Transactions) and for certain fees and expenses incurred in connection with the Warrant Inducement Transactions.

Terms of the New Warrants

The New Warrants have an exercise price of $1.89 per share (such amount on a pre-adjusted basis, and $6.615 on an as-adjusted basis) and will be exercisable at any time on or after the Shareholder Approval Date (as defined below) (such date, the “Initial Exercise Date”) and on or prior to 5:00pm (New York, New York time) on the five year anniversary of the Initial Exercise Date, provided that if such date is not a Trading Day (as defined below), the immediately following Trading Day (such date, the “Termination Date”) but not thereafter. Capitalized terms used herein but not otherwise defined have the meanings set forth in the New Warrant Agreement.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to issuance of all of the Warrant Shares, including, without limitation, to give full effect to the adjustment to the Exercise Price and/or number of Warrant Shares following any Dilutive Issuance.

“Shareholder Approval Date” means the first (1st) Trading Day following the Company’s notice to the warrant holder of Shareholder Approval, which notice shall be provided within two (2) Trading Days of the effectiveness of the Shareholder Approval in accordance with SEC rules and regulations and applicable law and provisions of the Company’s Certificate of Incorporation and Bylaws. Notwithstanding anything to the contrary, such notice shall be deemed to be given by a public filing with the SEC disclosing the effectiveness of the Shareholder Approval.

“Trading Day” means a day on which the Trading Market (as defined below) is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, (or any successors to any of the foregoing).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the New Warrants.

If at the time of exercise there is no effective registration statement registering the New Warrants, or the prospectus contained therein is not available for the issuance of the New Warrants to the Holder or the resale of the New Warrants by the holder, then the New Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to certain adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In the event of a Fundamental Transaction (as defined in the New Warrant Agreement), upon any exercise of the New Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of the New Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the New Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of the New Warrant). For purposes of any such exercise, the determination of the exercise price of the New Warrant will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder will be given the same choice as to the Alternate Consideration it receives upon any exercise of the New Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the New Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the New Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the New Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received shares of common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

The New Warrants are redeemable by the Company in certain circumstances as provided therein.

The “Beneficial Ownership Limitation” shall be 9.99% (or, upon election by a holder prior to the issuance of any New Warrants, 4.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the New Warrant.

The New Warrant Agreement does not entitle the holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise of the New Warrant as set forth in Section 2(d)(i) of the New Warrant Agreement, except as expressly set forth in Section 3 therein.

The New Warrants described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

In addition, pursuant to the Warrant Inducement Agreement, the Company agreed to file a registration statement with the SEC registering the sale of shares underlying the New Warrants under the Securities Act within 30 days, and to cause such registration statement to be declared effective within 120 days. The Company also agreed to certain other covenants, including with respect to holding a special meeting of its shareholders for approval of issuances of shares of Common Stock under the New Warrants, refraining from engaging in any Variable Rate Transaction (as defined therein) for 20 days, refraining from filing a registration statement for 20 days, and the payment of liquidated damages in connection with any failure to adhere to certain covenants therein and in the Warrant Agreements, subject to certain exceptions, as more particularly set forth in the Warrant Inducement Agreement.

The foregoing descriptions of each of the Warrant Inducement Agreement and the New Warrant Agreement do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Warrant Inducement Agreement and the New Warrant, copies of which are filed herein as Exhibits 10.39 and 10.41, respectively.

Univest Securities, LLC (“Univest”) acted as the exclusive warrant inducement agent and financial advisor to the Company for the transactions contemplated by the Warrant Inducement Agreements. The Company agreed to pay Univest an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the exercises of the Existing Warrants, and to reimburse Univest for certain fees and expenses incurred in connection therewith.

●	Amendment No. 3 to Second Amended and Restated Consulting Agreement for Non-Executive Chairman

On August 12, 2025, the Company and Northstrive Companies Inc., a California corporation (such corporation, “Northstrive”) wholly owned by the Company’s Non-Employee, Non-Executive Chairman, Braeden Lichti, entered into Amendment No. 3 (such amendment, “Amendment No. 3 to Second Amended Northstrive Consulting Agreement”) to the Second Amended and Restated Consulting Agreement for Non-Executive Chairman between the Company and Northstrive (“Second Amended Northstrive Consulting Agreement”).

Amendment No. 3 to Second Amended Northstrive Consulting Agreement provided for the Company’s grant of a fully vested award in the form of either: (i) restricted stock units (“RSUs”), (ii) restricted stock, or (iii) cash (each, “Acquisition Award”) to Northstrive on the consummation of any acquisition of (i) an entity, (ii) assets, or (iii) capital stock by the Company or any Subsidiary (as defined below). The amount of the Acquisition Award to Northstrive will be calculated based on the total purchase price of the consummated acquisition, regardless of whether or not such purchase price is paid in cash, stock, assumed debt, or other consideration (such purchase price, the “Acquisition Value”), and will be determined as follows:

(i)	Acquisition Value from $0 to $5,000,000 – Northstrive is entitled to an Acquisition Award of 5% of the Acquisition Value;

(ii)	Acquisition Value over $5,000,000 to $10,000,000 – Northstrive is entitled to an Acquisition Award of 6% of the Acquisition Value;

(iii)	Acquisition Value over $10,000,000 to $20,000,000 – Northstrive is entitled to an Acquisition Award of 7% of the Acquisition Value; and

(iv)	Acquisition Value over $20,000,000 - Northstrive is entitled to an Acquisition Award of 8% of the Acquisition Value.

In addition to the determinations of Acquisition Value set forth above, the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”) may, in its sole discretion, determine to award Northstrive an additional 1% of the applicable percentage of the Acquisition Value if: (i) the Board of Directors of the Company (the “Board”) and/or Compensation Committee projects the applicable acquisition to be earnings before interest, tax, depreciation, and amortization (EBITDA) or net income accretive within twelve (12) months of closing or (b) the Compensation Committee deems the applicable acquisition as an advancement to the Company’s long-term growth objectives, competitive positioning, and/or operational capabilities.

If Northstrive elects to receive its Acquisition Award in the form of RSUs or restricted stock, the number of RSUs (“RSU Award Amount”) or restricted stock granted shall equal (x) the dollar value of the Acquisition Award divided by (y) the trailing five (5) day volume-weighted average price (VWAP) of the Company’s common stock ending on the trading day prior to the acquisition closing date (such RSU Award Amount rounded down to the nearest whole share). The RSUs or restricted stock granted to Northstrive will be fully vested and shall not be subject to any further service or performance conditions.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, or a governmental entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

Amendment No. 3 to Second Amended Northstrive Consulting Agreement also provided for the name change of the Second Amended Northstrive Consulting Agreement, going forward, to “Consulting and Services Agreement for Non-Employee, Non-Executive Chairman.”

Amendment No. 3 to Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer

On August 12, 2025, the Company and GB Capital Ltd, a British Columbia, Canada corporation (such corporation, “GB Capital”) wholly owned by the Company’s Non-Employee Chief Executive Officer and Chief Financial Officer, Graydon Bensler, entered into Amendment No. 3 (such amendment, “Amendment No. 3 to Second Amended GB Capital Consulting Agreement”) to the Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital (“Second Amended GB Capital Consulting Agreement”).

Amendment No. 3 to Second Amended GB Capital Consulting Agreement provided for the Company’s grant of an Acquisition Award in the form of either: (i) RSUs, (ii) restricted stock, or (iii) cash to GB Capital on the consummation of any acquisition of (i) an entity, (ii) assets, or (iii) capital stock by the Company or any Subsidiary. The amount of the Acquisition Award to GB Capital will be calculated based on the Acquisition Value, and will be determined as follows:

(i)	Acquisition Value from $0 to $5,000,000 – GB Capital is entitled to an Acquisition Award of 5% of the Acquisition Value;

(ii)	Acquisition Value over $5,000,000 to $10,000,000 – GB Capital is entitled to an Acquisition Award of 6% of the Acquisition Value;

(iii)	Acquisition Value over $10,000,000 to $20,000,000 – GB Capital is entitled to an Acquisition Award of 7% of the Acquisition Value; and

(iv)	Acquisition Value over $20,000,000 – GB Capital is entitled to an Acquisition Award of 8% of the Acquisition Value.

In addition to the determinations of Acquisition Value set forth above, the Compensation Committee may, in its sole discretion, determine to award GB Capital an additional 1% of the applicable percentage of the Acquisition Value if: (i) the Board and/or Compensation Committee projects the applicable acquisition to be earnings before interest, tax, depreciation, and amortization (EBITDA) or net income accretive within twelve (12) months of closing or (b) the Compensation Committee deems the applicable acquisition as an advancement to the Company’s long-term growth objectives, competitive positioning, and/or operational capabilities.

If GB Capital elects to receive its Acquisition Award in the form of RSUs or restricted stock, the RSU Award Amount or restricted stock granted shall equal (x) the dollar value of the Acquisition Award divided by (y) the trailing five (5) day volume-weighted average price (VWAP) of the Company’s common stock ending on the trading day prior to the acquisition closing date (such RSU Award Amount rounded down to the nearest whole share). The RSUs or restricted stock granted to GB Capital will be fully vested and shall not be subject to any further service or performance conditions.

Acquisition Awards may, at the Board’s discretion and in compliance with applicable law, be issued directly to GB Capital or any other designated entity of GB Capital. All such Acquisition Awards shall be subject to applicable securities laws and the terms of the Company’s then-effective equity incentive plan or other applicable grant policy.

Amendment No. 3 to the Second Amended GB Capital Consulting Agreement also provided for the name change of the Second Amended GB Capital Consulting Agreement, going forward, to “Consulting and Services Agreement for Non-Employee Chief Executive Officer.”

The foregoing summaries of Amendment No. 3 to Second Amended Northstrive Consulting Agreement and Amendment No. 3 to Second Amended GB Capital Consulting Agreement do not purport to be complete and are subject to and are qualified in their entirety by copies of Amendment No. 3 to Second Amended Northstrive Consulting Agreement and Amendment No. 3 to Second Amended GB Capital Consulting Agreement, filed herein as Exhibits 10.37 and 10.38, respectively.

●	On July 25, 2025, the Company entered into a Secondment Agreement (the “GB Capital Secondment Agreement”) with GB Capital Ltd, a British Columbia, Canada corporation (“GB Capital”) wholly owned by the Company’s Non-Employee Chief Executive Officer, Chief Financial Officer, and director, Graydon Bensler, pursuant to which GB Capital agreed to second certain of its employees (the “GB Capital Employees”) on an exclusive basis to the Company from time to time to provide certain services in accordance with the terms of the GB Capital Secondment Agreement. The GB Capital Employees will remain employees of GB Capital during their respective periods of secondment (each, a “GB Capital Employee Secondment Period”) and will not be employees of the Company.

Under the GB Capital Secondment Agreement, GB Capital shall pay each GB Capital Employee’s salary, incentives, health and retirement benefits, and other applicable compensation or benefits that the GB Capital Employee is entitled to as an employee of GB Capital. As consideration for GB Capital making GB Capital Employees available to provide services during the Secondment Period, the Company shall reimburse GB Capital on a monthly basis based on (i) an agreed hourly rate set forth in Exhibit A of the GB Capital Secondment Agreement, multiplied by (ii) actual hours worked by the GB Capital Employee. Except as otherwise set forth in the GB Capital Secondment Agreement, each party to the Agreement shall bear its own costs and expenses in connection with the Agreement. However, if any extraordinary costs or expenses not contemplated by the GB Capital Secondment Agreement arise in connection with the Agreement, including travel and expenses, the Company will reimburse GB Capital for such costs and expenses, provided that (i) the Company provided its written consent prior to GB Capital’s incurrence of such costs and expenses, and (ii) such costs and expenses are documented to the reasonable satisfaction of the Company.

Pursuant to the terms of the GB Capital Secondment Agreement, each GB Capital Employee will provide services to the Company as agreed between the parties up to the number of hours per week specified in Exhibit A. Further, each Employee shall provide services at the Company’s principal place of business or such other place as the parties may agree. The Company has full and exclusive responsibility for each Employee’s actions performed in service to the Company during the GB Capital Employee Secondment Period.

The Company may terminate the services provided by any GB Capital Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to GB Capital, provided that the Company may terminate any GB Capital Employee’s secondment at any time, without advance notice, in the event of the GB Capital Employee’s misconduct, violation of the Company’s policies, or any conduct that the Company reasonably determines may be detrimental to the business or reputation of the Company. Upon the termination of any GB Capital Employee’s employment with GB Capital, any GB Capital Employee’s services to the Company will also terminate, and if such employment with GB Capital is terminated, GB Capital shall provide notice of the same to the Company no later than the close of business on the same day such termination becomes effective. GB Capital may terminate the GB Capital Secondment Agreement by providing at least 90 days’ written notice of termination to the Company. The Company may terminate the GB Capital Secondment Agreement by providing at least 30 days’ written notice of termination to GB Capital. The GB Capital Secondment Agreement may be terminated by either party upon 10 days’ written notice if the other party breaches or is in default of any provision of the GB Capital Secondment Agreement and does not cure such breach or default within such 10 day period, with such notice to be made and delivered to the addresses as provided by the applicable party.

The GB Capital Secondment Agreement contains customary provisions relating to confidentiality, indemnification, and limitations on liability. The foregoing summary of the GB Capital Secondment Agreement does not purport to be complete and is subject to and are qualified in their entirety by a copy of the GB Capital Secondment Agreement, filed herein as Exhibit 10.36.

●	On July 18, 2025, the Company completed the acquisition of 100% of the membership units (“AGA Units”) of AGA Precision Systems LLC (“AGA”), pursuant to a Membership Interest Purchase Agreement dated as of July 18, 2025 (the “AGA Acquisition Agreement”), by and between the Company, AGA, and Jeffrey Uhrig, the sole member of the Target (“Uhrig”).

The AGA Acquisition closed on July 18, 2025. The purchase consideration for the AGA Units consisted of $650,000 in cash paid by the Company to Uhrig at the closing of the AGA Acquisition.

Pursuant to the AGA Acquisition Agreement, the Seller agreed to non-competition and non-solicitation covenants for a period of five years following the closing. Uhrig and affiliates of Uhrig are restricted from engaging in or assisting any business that competes with the business of AGA, subject to certain exceptions. In addition, Uhrig is prohibited from soliciting or hiring the employees of the Company other than pursuant to a general solicitation which is not directed specifically to any employees of the Company. The AGA Acquisition Agreement is filed herein as Exhibit 10.35.

●	On July 7, 2025, the Company completed the acquisition of 100% of the issued and outstanding shares (“Pacific Sun Shares”) of Pacific Sun Packaging Inc. (“Pacific Sun”), pursuant to the Pacific Sun Acquisition Agreement dated as of July 7, 2025.

This acquisition was consummated on July 7, 2025. The purchase consideration for the Pacific Sun Shares consisted of: (i) $1,148,000 in cash paid by the Company to the stockholder of Pacific Sun at the closing; and (ii) a contingent earnout payment of up to $250,000, payable to the stockholder of the Pacific Sun if the business achieves $1,145,915 in revenue during Pacific Sun’s 2025 fiscal year without incurring debt to fund operations. The Company intends to continue the operation of the Target from Pacific Sun’s existing leased warehouse under a newly negotiated five-year lease agreement. In addition, one of Pacific Sun’s employees entered into a new five-year employment agreement with the Company, which includes a revenue-based incentive to align with the Company’s long-term performance objectives. The Stock Purchase Agreement for this acquisition is filed herein as Exhibit 10.49.

●	On May 12, 2025, Northstrive entered into a binding term sheet (the “Term Sheet”) with Modulant Biosciences LLC (“Modulant”), which outlined the principal terms of a future licensing agreement between Northstrive and Modulant. The licensing arrangement would permit Modulant to use the relevant intellectual property for uses in animal health (“Intellectual Property”), including use as a feed additive. Excluding the Republic of Korea, the license would be worldwide and exclusive, and give Modulant the exclusive right to sub-license the relevant intellectual property globally. The Intellectual Property consists of those patents and applications set forth in the definitive licensing agreement, including at least: (i) U.S. Patent 8,470,551, (ii) U.S. Patent Application No. 19/19,191,246, and (iii) U.S. Patent Application No. 19/191,258. The definitive licensing agreement will establish a framework for the parties’ collaboration, sharing of intellectual property, and commercialization oversight, with a focus on lifestock and other veterinary markets.

Modulant will pay Northstrive a share of all revenues generated from sublicensing and commercial activities. Northstrive will receive a percentage of all such revenues until a certain dollar limit, after which the royalty rate will decrease. The definitive licensing agreement will also include provisions for the parties’ co-ownership of new intellectual property developed by Modulant, certain sublicensing rights, and annual updates from Modulant about licensing and commercialization efforts for the licensed technology.

The Term Sheet further contains terms related to confidentiality, regulatory cooperation, development reporting, commercialization planning, indemnification, and dispute resolution. The parties have agreed that the definitive license agreement will incorporate more detailed terms consistent with the Term Sheet and will also reflect certain flow-through obligations under Northstrive’s upstream license agreement with its licensor.

●	On May 12, 2025, Northstrive Biosciences Inc., a wholly owned subsidiary of the Company, entered into a Second Amendment to License Agreement (the “Second Amendment”) with MOA Life Plus Co., Ltd. (“MOA”), a corporation organized under the laws of the Republic of Korea. The Second Amendment further amends that certain License Agreement originally entered into by the Company and MOA on April 30, 2024 (the “Original MOA Agreement”), and subsequently amended by the First Amendment to License Agreement in March 2025 (the “First Amendment”).

The First Amendment expanded the licensed field under the Original MOA Agreement to include uses in animal health (the “Animal Health Field”). The Second Amendment provides additional clarification regarding the application and non-application of certain provisions of the Original MOA Agreement to this expanded field.

Specifically, the Second Amendment amends Sections 3.5, 3.6, 4.3, 7.1, 7.2, 7.3, 7.4, 8.2(a), and 9.3 of the Original MOA Agreement to state that the obligations and requirements set forth in those sections shall not apply with respect to the license rights granted in the Animal Health Field. In addition, Section 4.4.3 of the Original MOA Agreement is amended and restated to confirm that, other than the consideration previously agreed to in the First Amendment, Northstrive Biosciences Inc.’s payment obligations to MOA relating to the Animal Health Field are limited to (a) royalty payments on directly-earned net sales in the territory, as set forth in Section 4.2, and (b) remittance of value as a portion of the amounts actually received from sublicensees with respect to sublicense rights in the Animal Health Field. The obligations in Sections 5.1 and 6.1 of the Original MOA Agreement, concerning royalty reporting and payment terms, are similarly limited in scope to apply only to Northstrive Bioscience Inc.’s net sales in the territory in connection with the Animal Health Field.

●	On May 7, 2025, the Company entered into a Secondment Agreement (the “Northstrive Secondment Agreement”) with Northstrive Companies Inc. (“Northstrive”), an entity wholly owned by the Company’s Non-Employee, Non-Executive Chairman, Braeden Lichti, pursuant to which Northstrive agreed to second certain of its employees (each, an “Employee” and, collectively, the “Northstrive Employees”) to the Company from time to time to provide certain services in accordance with the terms of the Northstrive Secondment Agreement. The Employees will remain employees of Northstrive during their respective periods of secondment (each, a “Northstrive Employee Secondment Period”) and will not be employees of the Company.

Under the Northstrive Secondment Agreement, Northstrive shall pay each Northstrive Employee’s salary, incentives, health and retirement benefits, and other applicable compensation or benefits Northstrive Employee is entitled to as an employee of Northstrive. As consideration for Northstrive making Northstrive Employees available to provide services during the Northstrive Employee Secondment Period, the Company will reimburse Northstrive on a monthly basis based on (i) an agreed hourly rate set forth in the Secondment Agreement, multiplied by (ii) actual hours worked by the Northstrive Employee. Except as otherwise set forth in the Northstrive Secondment Agreement, each party to the Northstrive Secondment Agreement shall bear its own costs and expenses in connection with the Northstrive Secondment Agreement. However, if any extraordinary costs or expenses not contemplated by the Northstrive Secondment Agreement arise in connection with the Northstrive Secondment Agreement, including travel and expenses, the Company will reimburse Northstrive for such costs and expenses, provided that (i) the Company provided its written consent prior to Northstrive’s incurrence of such costs and expenses, and (ii) such costs and expenses are documented to the reasonable satisfaction of the Company.

Pursuant to the terms of the Northstrive Secondment Agreement, each Northstrive Employee will provide services to the Company as agreed between the parties up to the number of hours per week specified in the Northstrive Secondment Agreement. Further, each Northstrive Employee shall provide services at the Company’s principal place of business or such other place as the parties may agree. The Company has full and exclusive responsibility for each Northstrive Employee’s actions performed in service to the Company during the Northstrive Secondment Period.

The Company may terminate the services provided by any Northstrive Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to Northstrive. Upon the termination of any Northstrive Employee’s employment with Northstrive, any Northstrive Employee’s services to the Company will also terminate, and if such employment with Northstrive is terminated, Northstrive shall provide notice of the same to the Company. Either party may terminate the Northstrive Secondment Agreement by providing at least 90 days’ written notice of termination to the other party. If a party is in breach or default of any provision of the Northstrive Secondment Agreement and does not cure such breach or default within ten (10) days, the other party may terminate the Agreement upon ten (10) days’ written notice to the other party, with such notice to be made pursuant to the terms of the Northstrive Secondment Agreement.

The Northstrive Secondment Agreement contains customary provisions relating to confidentiality, indemnification, and limitations on liability. The foregoing summary of the Northstrive Secondment Agreement does not purport to be complete and is subject to and are qualified in their entirety by a copy of the Northstrive Secondment Agreement, filed herein as Exhibit 10.32.

●	On April 24, 2025, the Company entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Univest Securities, LLC (“Univest”), under which the Company may issue and sell from time to time, shares of its common stock, par value $0.0001 per share, having an aggregate offering price of not more than $100,000,000 through Univest or any of its sub-agent(s) or other designees, acting as sales agent. On April 24, 2025, we filed a prospectus supplement (“Prospectus Supplement”) which forms a part of a registration statement on Form S-3 (Registration No. 333-284505), filed by the Company on January 27, 2025 with the SEC, and declared effective on February 7, 2025 for the offer and sale from time to time of $1,737,635 of common stock pursuant to the Sales Agreement. Prior to any sales under the Sales Agreement, the Company will deliver a transaction notice to Univest that will set the parameters for such sale of the common stock, including the number of the common stock to be issued, the time period during which sales are requested to be made, any limitation on the number of the common stock that may be sold in any one trading day and any minimum price below which sales may not be made. The offer and sale of the Shares, if any, will be made pursuant to the Company’s Registration Statement and as supplemented by the Prospectus Supplement, which common stock may be issued from time to time pursuant to the Sales Agreement.

Subject to the terms and conditions of the Sales Agreement, Univest may sell the Shares, if any, only by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made directly through the Nasdaq Capital Market or any other trading market on which the Company’s common stock is listed or quoted or to or through a market maker. In addition, subject to the terms and conditions of the Sales Agreement, with the Company’s prior written consent, Univest may also sell the common stock by any other method permitted by law, or as may be required by the rules and regulations of the Nasdaq Stock Market, LLC or such other trading market on which the Company’s common stock is listed or quoted, including, but not limited to, in negotiated transactions. Univest will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares in accordance with the terms of the Sales Agreement and any applicable transaction notice. The Company cannot provide any assurances that Univest will sell any Shares pursuant to the Sales Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the offering of the common stock. Pursuant to the terms of the Sales Agreement, the Company also provided Univest with customary indemnification rights, including indemnification against certain liabilities under the Securities Act. The Company will pay Univest a commission in cash equal to 3.5% of the gross proceeds from the sale of the common stock under the Sales Agreement, if any. In addition, the Company has agreed to reimburse Univest for all reasonable travel and other accountable expenses, including the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $40,000. Additionally, pursuant to the terms of the Sales Agreement, the Company agreed to reimburse Univest, upon request, fees and expenses incurred in connection with the Sales Agreement in an amount not to exceed $5,000 on a quarterly basis thereafter.

Subject to the terms of the Sales Agreement, the solicitation of offers to purchase the common stock will be terminated upon (a) the Company’s written thirty (30) days’ prior notice; (b) Univest’s written notice, in its sole discretion, at any time. The Sales Agreement will remain in full force and effect for twenty-four (24) months from April 24, 2025, unless terminated as described in clauses (a) and (b) of this paragraph.

●	On March 26, 2025, the Company issued (i) 3,036,437 shares of the Company’s Series B Preferred Stock (“Series B Preferred Stock”) to GB Capital Ltd. (“GB Capital”), a company wholly owned by Graydon Bensler, our Non-Employee Chief Executive Officer, as a signing bonus under that certain Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital, as amended (such issuance, the “GB Capital Bonus Issuance”) and (ii) 3,336,437 shares of Series B Preferred Stock to Northstrive Companies Inc. (“Northstrive”), a California corporation wholly owned by our Non-Employee, Non-Executive Chairman, Braeden Lichti, as a signing bonus pursuant to that certain Second Amended and Restated Consulting Agreement for Non-Executive Chairman between the Company and Northstrive, as amended (such issuance, the “Northstrive Bonus Issuance”).

●	On March 26, 2025, at the Special Shareholders Meeting, the Company’s shareholders approved, amongst other things, (i) the issuance of the Warrant Shares issued under the Warrant Inducement Agreement and the adjustment terms within the Warrants; (ii) the GB Capital Bonus Issuance; and (iii) the Northstrive Bonus Issuance.

●	On March 26, 2025, Northstrive entered into the First Amendment with MOA, which expanded , expanding its rights to include the growing animal health market. The amendment to the Original MOA Agreement now covers a broad array of animal health applications, including pharmaceuticals for muscular, metabolic, cardiovascular, neurological, and endocrine conditions, alongside innovative animal health solutions such as feed additive applications. The Company agreed to pay $6,000 and issue 12,000 shares of Common Stock (such share amount on a pre-adjusted basis and 3,429 on an as-adjusted basis) to MOA in exchange for the expansion of its rights.

●	On March 24, 2025, the Company consummated a registered direct offering for the offer and sale of 129,145 shares of Common Stock (such share amount on a pre-adjusted basis and 36,899 on an as-adjusted basis), in the aggregate, and pre-funded warrants to purchase 165,305 shares of Common Stock (“Pre-Funded Warrants”) (such share amount on a pre-adjusted basis and 47,230 on an as-adjusted basis), in the aggregate (such offering, the “Registered Direct Offering”), pursuant to the terms of that certain Securities Purchase Agreement between the Company and certain institutional investors dated March 21, 2025 (“Securities Purchase Agreement”). The Company received net proceeds of approximately $1,245,305.76 from the Registered Direct Offering, after deducting offering expenses payable by the Company, including placement agent fees, legal fees, and clearing fees. The Company intends to use the net proceeds from the Registered Direct Offering for general corporate purposes and potential acquisitions of operating companies, which companies are yet to be identified at this time. The shares of Common Stock, Pre-Funded Warrants, and the shares underlying the Pre-Funded Warrants were offered pursuant to the (i) registration statement on Form S-3 (File No. 333-284505) filed with the U.S. Securities and Exchange Commission (“SEC”) on January 27, 2025 and declared effective by the SEC on February 7, 2025, and the (ii) prospectus supplement filed with the SEC on March 24, 2025 (such prospectus supplement and the registration statement set forth in clause (i), the “Registered Direct Offering Filings”). The Pre-Funded Warrants have an exercise price of $0.0001 per share and each Pre-Funded Warrant is exercisable for one share of Common Stock (the shares underlying the Pre-Funded Warrants, the “Warrant Shares”). A holder of the Pre-Funded Warrants (“Holder”) will not have the right to exercise any portion of its Pre-Funded Warrants if the Holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the Holder, such limit may be increased to up to 9.99%) of the number of Common Stock outstanding immediately after giving effect to such exercise. The Pre-Funded Warrants will be immediately exercisable (subject to the aforementioned beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrant may be exercised, in whole or in part, at such time by means of a cashless exercise, under which cashless exercise the Holder is entitled to receive a number of Warrant Shares under the terms of the Pre-Funded Warrants. The exercise price of the Pre-Funded Warrants is subject to adjustment for stock splits, stock dividends, stock combinations, and similar capital transactions or such other event as further described in the Pre-Funded Warrants. As more fully described in the Securities Purchase Agreement, Holders are also entitled to acquire Purchase Rights (as defined in the Pre-Funded Warrants) upon subsequent rights offerings conducted by the Company, are entitled to certain pro rata distributions, and may be issued shares of Common Stock upon the occurrence of a Fundamental Transaction (as defined in the Pre-Funded Warrants).

In connection with the Registered Direct Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) on March 21, 2025 with Univest, pursuant to which Univest agreed to act as the exclusive placement agent in connection with the Offering. As compensation to Univest, the Company paid Univest a cash fee of 8.0% of the aggregate gross proceeds raised in the Registered Direct Offering and all reasonable travel and other out-of-pocket expenses, including the reasonable fees, costs, and disbursements of its legal counsel, in an amount not to exceed an aggregate of $50,000.

●	On March 18, 2025, the Company entered into a securities purchase agreement with an existing shareholder, pursuant to which the Company purchased 30 shares of Common Stock (such share amount on a pre-adjusted basis and 9 on a as-adjusted basis) from such shareholder at a purchase price of $4.235 per share (such dollar amount on a pre-adjusted basis and $14.82 on an as-adjusted basis), and a warrant to purchase 36 shares of Common Stock (such share amount on a pre-adjusted basis and 11 on an as-adjusted basis) at an exercise price of $4,200.00 per share (such dollar amount on a pre-adjusted basis and $14,700 on an as-adjusted basis), at a purchase price of $0.01 (such dollar amount on a pre-adjusted basis and $0.035 on an as-adjusted basis). The total purchase price of such common stock and the warrant was equal to approximately $127. The purchase of such Common Stock and warrant was consummated on the same date. The shareholder had initially approached the Company for the share repurchases and purchase of the warrant.

●	On March 10, 2025, the Company effectuated a 1-for-7 reverse stock split of its Common Stock (“Reverse Split”). As a result of the Reverse Split, shareholders entitled to fractional shares received one full share for each fractional portion. The Common Stock began trading on a Reverse Split-adjusted basis on Nasdaq upon the opening of the market on March 10, 2025. The Common Stock was assigned a new CUSIP number (73017P 201) as a result of the Reverse Split. The Company adjusted the number of shares available for future grant under its equity incentive plan and the number of outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued to reflect the effects of the Reverse Split. The Company also adjusted the number of shares of Common Stock underlying outstanding warrants and the exercise price of the outstanding warrants proportionally to reflect the Reverse Split. Pursuant to the Reverse Split, the Company decreased the number of its authorized shares of Common Stock from 2 billion to 285,714,286.

●	On March 7, 2025, the Company entered into two share buyback purchase agreements with two of its existing shareholders, pursuant to which the Company repurchased, in the aggregate, 11 shares of Common Stock (such share amount on a pre-adjusted basis and 4 on an as-adjusted basis) from such shareholders at a price of $5.0617 per share (such dollar amount on a pre-adjusted basis and $13.00 on an as-adjusted basis). These share repurchases were consummated on the same date. These shareholders had initially approached the Company for the share repurchases.

Outlook

Management’s Plans

Over the next twelve months, we intend to focus on:

●	Growing revenue by achieving successful returns on capital through PMGC Capital, our multi-strategy investment vehicle, by acquiring and managing undervalued assets, public and private investments, and structured financing opportunities.

●	Establishing new wholly owned subsidiaries to develop and commercialize newly acquired or licensed biotechnology assets across various unrelated pharmaceutical indications.

●	Utilizing clinical validation studies to strengthen the commercial potential and scientific credibility of our portfolio companies’ technologies.

●	Advancing clinical development to progress NorthStrive Biosciences, Inc.’s clinical assets toward Investigational New Drug (IND) applications.

●	Pursuing additional acquisitions of operating companies and biotechnology assets to expand and diversify our portfolio.

●	Evaluating potential spin-offs of wholly owned subsidiaries, creating new publicly traded companies to unlock shareholder value.

Results of Operations

Comparison of the nine months ended September 30, 2025 to the nine months ended September 30, 2024.

In January 2025, the Company sold its skincare business, which had previously contributed to the financial results of the Company. The financial results of the disposed operations from January 1, 2025 until January 16, 2025 have been classified as discontinued operations. The following table provides certain selected financial information for continuing operations for the periods presented and does not include activity from the skincare business of the Company:

	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024	Change
Revenue	$285,948	$-	$285,948
Cost of goods sold	$207,918	$-	$207,918
Gross profit	$78,030	$-	$78,030

Marketing and Promotion	$182,407	$276,371	$(93,964)
Consulting Fees	$1,367,005	$784,420	$582,585
Office and Administration	$1,255,413	$447,874	$807,539
Professional Fees	$939,754	$266,433	$673,321
Investor Relations	$161,157	$134,427	$26,730
Research and Development	$114,108	$59,651	$54,457
Repairs and maintenance	$312,579	$-	$312,579
Total operating expenses	$4,492,173	$1,981,831	$2,510,342
Other income (expense)[1]	$(362,176)	$(317,054)	$(45,122)
Net loss from continuing operation	$(4,776,319)	$(2,298,885)	$(2,477,434)
Basic and dilutive loss per common share- continuing operations	$(13.731)	$(589.609)	$575.878
Weighted average number of shares outstanding – basic and diluted	347,847	3,899

[1]	Other expenses relate to finance cost, interest income, interest expense, dividend income, unrealized fair value gain/loss on investment, realized loss on sale of investments, gain on the termination of the intangible asset and fair value gain/loss on derivative liability.

Revenue

Revenue for the nine months ended September 30, 2025, was $285,948 as compared to $nil for the nine months September 30, 2024, an increase of $285,948. Revenue was generated by the Company’s newly acquired subsidiaries.

Our revenue by category is as follows:

Nine Months Ended September 30, 2025
Pacific Sun – Sale of IT packaging	$179,292
AGA – Machine work	106,656
Total Revenue	$285,948

Cost of Revenue

Cost of revenue for the nine months ended September 30, 2025, was $207,918 as compared to $nil for the nine months ended September 30, 2024.

The increase in cost of revenue is directly attributed to the increase in sales during the nine months ended September 30, 2025, compared to 2024. The following is a breakdown of the components of the cost of revenue:

For the nine months ended September 30, 2025	Pacific Sun – Sale of IT packaging	AGA – Machine work	Total
Cost of inventory	$122,170	$-	$122,170
Sales commission	3,730	-	3,730
Assembly and manufacturing expense	1,020	58,017	59,037
Shipping and handling cost	19,456	3,230	22,686
Inventory write down and wastage	295	-	295
Total Cost of Revenue	$146,671	$61,247	$207,918

Gross Profit

Gross profit for the nine months ended September 30, 2025, was $78,030, as compared to $nil for the nine months ended September 30, 2024, an increase of $78,030. This represents an overall gross margin percentage of 27% for the nine months ended September 30, 2025, compared to $nil in 2024. The increase in gross profit and gross margin percentage was primarily attributable to the inclusion of revenues generated from the newly acquired subsidiaries.

The following is a breakdown of gross profit percentage by category:

Nine Months Ended September 30, 2025
Pacific Sun – Sale of IT packaging	18%
AGA – Machine work	43%
Overall Gross Profit Percentage	27%

The gross margin percentage on the sale of IT packaging is negatively impacted by the fair value adjustment to inventory recorded as part of the purchase price allocation. This adjustment is expensed to cost of revenue as inventory is sold. Normalizing for this adjustment, the gross margin percentage on the sale of IT packaging would have been 45%.

Research and Development Expenses

Research and development expenses for the nine months ended September 30, 2025, were $114,108 compared to $ 59,651 for the nine months ended September 30, 2024, an increase of $54,457. Research and development related to the Company’s spending on clinical validation studies. The increase in research and development was mainly driven by the Company continuously working on its research project of EL-22 and the costs of its Type B pre-Investigational New Drug (“pre-IND”) meeting with the U.S. Food and Drug Administration.

Marketing and Promotion

Marketing and promotion expenses for the nine months ended September 30, 2025, were $182,407 compared to $276,371 for the nine months ended September 30, 2024, a decrease of $93,964. During the nine months ended September 30, 2024, the Company engaged an investor relations agency under a $125,000 agreement signed on January 5, 2024, to support external communications and investor engagement efforts. No comparable agreement was entered into during the nine months ended September 30, 2025.

Office and Administrative Expenses

Office and administration expenses for the nine months ended September 30, 2025, were $1,255,413, compared to $447,874 for the nine months ended September 30, 2024, an increase of $807,539. The increase was driven by higher business activity levels, general price increases, and a shift in cost responsibilities following the disposition of the Company’s skincare business. The newly acquired subsidiaries, AGA and Pacific Sun contributed $164,548 to office and administrative expenses since the acquisition.

Consulting Fees

Consulting fees for the nine months ended September 30, 2025, were $1,367,005, compared to $784,420 for the nine months ended September 30, 2024, an increase of $582,585. The Company’s Chief Executive Officer, Chief Financial Officer, and Chairman provide services in a consulting capacity. The increase was primarily driven by bonus-related consulting expenses of $616,800 (2024 – $20,000), representing contractual bonuses approved by the Board of Directors and the Compensation Committee. The increases were partially offset by a decrease in external consulting services.

Professional Fees

Professional fees for the nine months ended September 30, 2025, were $939,754, compared to $266,433 for the nine months ended September 30, 2024, an increase of $673,321. Professional fees comprise of legal, audit and accounting services. The increase during 2025, was primarily due to an increase in audit, legal and accounting services given the Company’s corporate restructuring, business acquisition due diligence, and financing efforts conducted during the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024.

Investor Relations

Investor relations expenses for the nine months ended September 30, 2025, were $161,157, compared to $134,427 for the nine months ended September 30, 2024, an increase of $26,730. The increase is primarily attributable to an increase in public relations and media coverage expenses during the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024.

Repairs and Maintenance

Repairs and maintenance expenses for the nine months ended September 30, 2025, were $312,579, with no comparable expense in the nine months ended September 30, 2024. Following the acquisition of AGA, the Company incurred cost on building maintenance, machine repair and recalibration of equipment. These costs were necessary to optimize operations and maintain the useful lives of equipment acquired in the acquisition.

Other income (expense)

Other income (expense) for the nine months ended September 30, 2025, amounted to a net loss of $362,176, compared to net loss of $317,054 for the nine months ended September 30, 2024, representing an unfavorable variance of $45,122. The variance was primarily driven by a realized loss on investments of $397,365 in the nine months ended September 30, 2025, whereas no such losses were recognized in the prior period. Additionally, the comparative period included a $367,277 fair value gain on derivative liabilities, which did not recur in the period. Partially offsetting these declines, the Company recognized a $129,613 gain on the termination of an intangible asset, an unrealized gain of $8,438 on investments and interest income of $89,789, compared to only $245 in the prior year. Interest expense and finance cost also declined to $207,356 from $684,576, reflecting lower financing cost during the nine months ended September 30, 2025.

Comparison of the three months ended September 30, 2025 to the three months ended September 30, 2024.

In January 2025, the Company sold its skincare business, which had previously contributed to the financial results of the Company. The following table provides certain selected financial information for continuing operations for the periods presented and does not include activity from the skincare business of the Company:

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Change
Revenue	$285,948	$-	$285,948
Cost of goods sold	$207,918	$-	$207,918
Gross profit	$78,030	$-	$78,030

Marketing and Promotion	$64,484	$11,258	$53,226
Consulting Fees	$621,103	$226,104	$394,999
Office and Administration	$726,543	$167,074	$559,469
Professional Fees	$389,111	$174,437	$214,674
Investor Relations	$44,380	$36,862	$7,518
Research and Development	$15,000	$4,098	$10,902
Repairs and maintenance	$312,579	$-	$312,579
Total operating expenses	$2,276,931	$625,615	$1,651,316
Other income (expense)[1]	$(417,117)	$(576,238)	$159,121
Net loss from continuing operation	$(2,616,018)	$(1,201,853)	$(1,414,165)
Basic and dilutive loss per common share- continuing operations	$(4.950)	$(265.779)	$260.829
Weighted average number of shares outstanding – basic and diluted	528,472	4,522

[1]	Other expenses relate to finance cost, interest income, interest expense, dividend income, unrealized fair value gain/loss on investment, realized loss on sale of investments, gain on the termination of the intangible asset and fair value gain/loss on derivative liability.

Revenue, Cost of Revenue and Gross Margin

Refer to the analysis under the nine months ended September 30, 2025 above.

Research and Development Expenses

Research and development expenses for the three months ended September 30, 2025, were $15,000 compared to $4,098 for the three months ended September 30, 2024, an increase of $10,902. Research and development related to the Company’s spending on clinical validation studies. The increase in research and development is mainly driven by the Company continuously working on its research project of EL-22 and the costs of its Type B pre-Investigational New Drug (“pre-IND”) meeting with the U.S. Food and Drug Administration.

Marketing and Promotion

Marketing and promotion expenses for the three months ended September 30, 2025, were $64,484 compared to $11,258 for the three months ended September 30, 2024, an increase of $53,226, which is primarily attributable to increased marketing efforts to drive sales at the newly acquired businesses. AGA and Pacific Sun contributed $38,894 to marketing and promotion expenses since the acquisition.

Office and Administrative Expenses

Office and Administration expenses for the three months ended September 30, 2025, were $726,543, compared to $167,074 for the three months ended September 30, 2024, an increase of $559,469. The increase was driven by higher business activity levels, general price increases, and a shift in cost responsibilities following the disposition of the Company’s skincare business. The newly acquired subsidiaries, AGA and Pacific Sun contributed $164,548 to office and administrative expenses since the acquisition.

Consulting Fees

Consulting fees for the three months ended September 30, 2025, were $621,103, compared to $226,104 for the three months ended September 30, 2024, an increase of $394,999. The Company’s Chief Executive Officer, Chief Financial Officer, and Chairman provide services in a consulting capacity. The increase was primarily driven by bonus-related consulting expenses of $316,800 (2024 – $nil), representing contractual bonuses approved by the Board of Directors and the Compensation Committee. The remaining increase was driven by higher fees under the GB Capital and Northstrive agreements, as well as an increase in external consulting services to support due diligence and post-acquisition integration.

Professional Fees

Professional fees for the three months ended September 30, 2025, totaled $389,111, an increase of $214,674 compared to $174,437 for the same period in 2024. Professional fees comprise of legal, audit and accounting services. The increase during 2025, is primarily due to an increase in audit, legal and accounting services given the corporate restructuring, business acquisition due diligence, and financing efforts conducted compared to 2024.

Investor Relations

Investor relations expenses for the three months ended September 30, 2025, were $44,380, compared to $36,862 for the three months ended September 30, 2024, representing an increase of $7,518. The increase is primarily attributable to an increase in public relations and media coverage expenses during the current quarter.

Other income (expense)

Other income (expense) for the three months ended September 30, 2025, resulted in net loss of $417,117, compared to the net loss of $576,238 for the same period in 2024, representing a favorable variance of $159,121. The improvement was primarily driven by a decrease in interest expense and finance cost from $641,807 during the three months ended September 30, 2024, to $196,880 during the same period in 2025, an improvement of $444,927. This was partly offset by realized and unrealized losses on investments recorded during the three months ended September 30, 2025 of $256,332.

Liquidity and Capital Resources

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations.

As of September 30, 2025, we had cash of $7,700,562 and as of December 31, 2024, we had cash of $3,984,453. The increase between December 31, 2024 and September 30, 2025 was attributable to cash provided by financing activities exceeding cash used in operating and investing activities. As of September 30, 2025 and December 31, 2024, the Company had a net working capital of $4,310,939 and $4,251,867, respectively, and has an accumulated deficit of $18,034,757 and $13,269,627, respectively. Furthermore, for the nine months ended September 30, 2025, and 2024, the Company incurred a net loss of $4,765,130 and $4,310,998, respectively and used $4,183,881 and $3,486,435, respectively of cash flows for operating activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company believes it has sufficient funds to continue current operations for at least the next 12 months from the issuance date of the unaudited condensed consolidated financial statements. The Company may seek to raise additional capital to accelerate the execution of management’s plans as disclosed above.

Our principal liquidity requirements are for working capital, capital expenditure and research and development. We fund our liquidity requirements primarily through cash on hand and the issuance of common and preferred stock.

The Company expects an improvement in liquidity and capital resources, including cash obtained from any sale of investment securities it currently owns. Cash flows used in discontinued operating and investing activities and assets and liabilities held for sale has been excluded from our analysis. The Company may be paid additional earn-out consideration in connection with the sale of its skincare business, consisting of potential payments for each year ending on the anniversary of the closing date of the disposition during the five-year period following the closing equal to 5% of the sales generated during such year from the existing products as of the closing and a one-time payment of $500,000 if the buyer achieves $500,000 in revenue from sales of the existing hair and scalp products as of the closing on or before the 24-month anniversary of the closing date of the disposition. The Company plans to use the cash obtained from any sale of investment securities or earnout payment for working capital.

The following table provides selected financial data as of September 30, 2025, and December 31, 2024, respectively (excluding assets and liabilities held for sale).

	September 30, 2025	December 31, 2024	Change
Current assets	$9,772,631	$4,858,193	$4,914,438
Current liabilities	$5,461,692	$1,250,218	$4,211,474
Working capital	$4,310,939	$3,607,975	$702,964

The following table summarizes our cash flows from operating, investing and financing activities from continuing operations:

	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024	Change
Cash used in operating activities	$(4,030,812)	$(1,244,723)	$(2,786,089)
Cash used in investing activities	$(2,216,512)	$(162,320)	$(2,054,192)
Cash provided by financing activities	$10,116,739	$6,757,501	$3,359,238

Cash Flow from Operating Activities (continuing operations)

For the nine months ended September 30, 2025, net cash flows used in operating activities was $4,030,812 compared to $1,244,723 used during the nine months ended September 30, 2024, primarily due to net loss from continuing operations and timing of settlement of assets and liabilities.

Cash Flows from Investing Activities (continuing operations)

During the nine months ended September 30, 2025, the Company used $2,216,512 in investing activities, compared to $162,320 during the same period in 2024. The increase primarily reflects strategic investments and acquisition activity undertaken in 2025. The Company invested $1,564,059 in publicly traded securities, advanced $127,300 under a short-term promissory note, and completed the acquisitions of AGA and Pacific Sun for net cash of $1,669,787. These outflows were partially offset by $1,246,228 in proceeds from the sale of investments. The Company also paid $6,000 for intangible assets and $95,594 for capital asset purchases, compared to $162,320 and $nil, respectively, during the nine months ended September 30, 2024.

Cash Flows from Financing Activities

During the nine months ended September 30, 2025, we had cash flow provided by financing activities of $10,116,739 compared to $6,757,501 in the nine months ended September 30, 2024. During the nine months ended September 30, 2025, the Company raised $1,245,306 through the issuance of common stock and prefunded warrants, $1,698,058 through the exercise of Series A warrants, $1,672,104 through the sale of shares of common stock pursuant to that certain At-the-Market Sales Issuance Agreement, $1,511,443 through the exercise of replacement warrants issued on January 27, 2025 and $3,990,007 through the initial pre-paid purchase under the Company’s equity purchase facility with a certain investor.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to revenue recognition, the collectability of receivables, valuation of inventory, fair value of investments in securities, derivative liabilities and stock options, useful lives and recoverability of long-lived assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the period they are determined.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under this method, the purchase consideration transferred is measured at fair value on the acquisition date and allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values. Any excess of the purchase consideration over the fair value of the identifiable net assets acquired is recorded as goodwill.

Acquisition-related costs (such as legal, due diligence, and advisory fees) are expensed as incurred and presented within general and administrative expenses in the consolidated statements of operations.

Contingent consideration, if any, is recorded at fair value on the acquisition date and subsequently remeasured at each reporting period, with changes in fair value recognized in earnings in accordance with ASC 805-30-35 and ASC 450, Contingencies.

During the nine months ended September 30, 2025, the Company completed two acquisitions—Pacific Sun Packaging Inc. and AGA Precision Systems LLC—which were accounted for under ASC 805. The initial purchase price allocations are preliminary and subject to adjustment upon completion of final valuation analyses.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. The functional currency of the Company’s Canadian subsidiary, PMGC Research Inc. (“PMGC Research”) is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets, liabilities, and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

The accounts of PMGC Research are translated to U.S. dollars using the current rate method. Accordingly, assets and liabilities are translated into U.S. dollars at the period-end exchange rate while revenues and expenses are translated at the average exchange rates during the period. Related exchange gains and losses are included in a separate component of stockholders’ equity as accumulated other comprehensive income (loss).

Revenue Recognition

Revenue is recognized in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to receive.

For Pacific Sun Packaging Inc., revenue is recognized at a point in time upon shipment or delivery, as control transfers to the customer at that stage. For AGA Precision Systems LLC, revenue from CNC machining and precision component manufacturing is recognized over time using an input method based on labor hours or materials consumed, as the Company’s performance creates an asset that has no alternative use and there is an enforceable right to payment for performance completed to date.

Convertible debt and embedded derivative liabilities

Hybrid financial instruments with a convertible debt host contract and embedded derivative liability conversion feature are bifurcated and accounted for separately. The embedded derivative liability is initially and subsequently measured at fair value in accordance with ASC 815-15 Derivatives and Hedging — Embedded Derivatives. The convertible debt host contract is accounted for at amortized cost in accordance with ASC 470, Debt and Convertible Instruments.

Stock-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date) and recognized in the statement of operations over the requisite service period.

During the nine months ended September 30, 2025 and 2024, the Company recorded $(29,817) and $57,521, respectively, in share-based compensation expense, of which $49,785 and ($79,600), and $67,942 and $(10,421), respectively is included in office and administration and discontinued operations, respectively. Within discontinued operations for the nine months ended September 30, 2025 and 2024, ($73,768) and ($5,832), and $(13,964) and $3,543, respectively is included in office and administration and research and development, respectively.

Determining the appropriate fair value model and the related assumptions requires judgment. During the nine months ended September 30, 2025 and the year ended 2024, the fair value of each option grant was estimated using a Black-Scholes option-pricing model.

The expected volatility represents the historical volatility of comparable publicly traded companies in similar industries, adjusted for variables such as stock price, market capitalization and life cycle. Due to limited historical data, the expected term for options granted is equal to the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act (the “JOBS Act”) was signed into law. The JOBS Act contains provisions that, among other things, eases certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Future Related Party Transactions

The Corporate Governance Committee of our Board of Directors is required to approve all related party transactions. All related party transactions are made or entered into on terms that are no less favorable to use than can be obtained from unaffiliated third parties.

Impact of Inflation

We do not believe the impact of inflation on our Company is material.

Inflation Risk

We are also exposed to inflation risk. Inflationary factors, such as increases in labor costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses.

Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. Our market risk exposure is generally limited to those risks that arise in the normal course of business, as we do not engage in speculative, non-operating transactions, nor do we utilize financial instruments or derivative instruments for trading purposes.

BUSINESS

Overview

We currently manage and operate a diverse portfolio of five wholly owned subsidiaries:

●	Northstrive Biosciences Inc. (“Northstrive Biosciences”) is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists.

●	PMGC Capital LLC (“PMGC Capital”) is a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Our mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital.

●	Pacific Sun Packaging, Inc. is a specialty packaging provider focused on high-precision, component-level packaging solutions for the electronics and information technology (“IT”) hardware industries. The company designs and supplies custom-engineered protective packaging for delicate components such as central processing units (CPUs), memory modules (DIMMs and SO-DIMMs), solid state drives (SSDs), hard disk drives (HDDs), and fiber-optic transceivers, serving customers across the semiconductor, data center, and networking equipment supply chains.

●	AGA Precision Systems LLC is a specialized CNC machine shop focused on high-tolerance milling, turning, mold manufacturing, and machining of complex metals including titanium and Inconel. The company serves customers across the aerospace, defense, and industrial sectors, delivering precision components to demanding technical specifications.

We are dedicated to enhancing our portfolio through the acquisition of operating companies and innovative biotechnology assets that align with our growth mission, while actively pursuing the acquisition of operating companies.

On January 16, 2025, we completed the divestiture of the assets relating to our prior Elevai Skincare Inc. business. Elevai Skincare Inc., previously specializing in developing and commercializing physician-dispensed skincare products, is no longer part of our operations. Post-closing of the asset sale, we changed the name of Elevai Skincare Inc. to PMGC Impasse Corp. on January 17, 2025. The Skincare asset divestiture enables us to dedicate more resources and time to advancing our initiatives and assets in larger markets with unmet needs, creating greater growth opportunities for the Company and its shareholders. Our efforts will focus on the clinical development of biotechnology assets through NorthStrive Biosciences Inc.  Moreover, this strategic shift positions us to actively explore and execute potential business acquisitions and high-value biotechnology assets, further strengthening our portfolio and driving long-term growth.

Business Strategy

PMGC Holdings Inc. is a diversified holding company focused on acquiring and growing valuable assets and operating businesses across various industries. Our strategy is to identify and invest in compelling opportunities—regardless of sector—with strong fundamentals, growth potential, and scalable operations. We actively seek acquisitions that complement our existing portfolio and align with our long-term value creation objectives.

Northstrive Biosciences Inc.

Northstrive Biosciences Inc., a wholly owned subsidiary of PMGC Holdings Inc., is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Currently, more than 40% of adults in the United States live with obesity - a figure predicted to rise to approximately 50% by 2030. Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.

Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. EL-22 has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events. Elevai intends to evaluate EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. We are working towards filing an IND with the FDA to test EL-22 in human subjects. Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also being positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists. In a preclinical healthy mouse model, EL-32 demonstrated a statistically significant increase in Activin-A and myostatin antibodies, confirming the efficacy using the ELISA test.

PMGC Capital LLC

PMGC Capital LLC, a wholly owned subsidiary of PMGC Holdings Inc., is a multi-strategy investment vehicle engaged in investing, lending and pursuing diversified investment opportunities. PMGC Capital LLC actively supports the growth and expansion of PMGC Holdings’ portfolio companies. The subsidiary’s dynamic investment approach is designed to capitalize on high yield returns on capital and investing into and acquiring assets and companies that are undervalued.

Pacific Sun Packaging, Inc.

Pacific Sun Packaging, Inc. (“Pacific Sun Packaging”) is a specialty provider of high-precision, component-level packaging solutions serving the electronics and information technology (“IT”) hardware industries. Headquartered in San Clemente, California, Pacific Sun Packaging designs and supplies custom-engineered protective packaging for sensitive IT hardware components, including central processing units (CPUs), memory modules (DIMMs and SO-DIMMs), solid state drives (SSDs), hard disk drives (HDDs), and fiber-optic transceivers.

Pacific Sun Packaging’s packaging solutions are engineered to meet demanding standards of durability, electrostatic discharge (ESD) protection, and dimensional precision. Pacific Sun Packaging serves customers across the semiconductor, data center, and networking equipment supply chains, ensuring the secure transport, handling, and storage of delicate, high-value electronic components.

Products

Pacific Sun Packaging offers a portfolio of custom and standard packaging solutions designed for component-level IT hardware applications. Its product offerings include:

●	CPU Packaging – precision trays and protective carriers designed to protect processors during handling and shipment.

●	Memory Module Packaging – custom trays for DIMMs and SO-DIMMs used in servers, workstations, and PCs.

●	Storage Device Packaging – protective packaging for solid state drives (SSDs) and hard disk drives (HDDs).

●	Optical and Networking Packaging – solutions for fiber-optic transceivers and related networking hardware components.

●	Custom Packaging Solutions – tailored designs engineered to meet specific customer and component requirements.

Each solution is engineered to deliver protection against ESD, vibration, and mechanical damage, while enabling ease of handling, automated processing, and efficient integration into customer supply chains.

Customers

Pacific Sun Packaging serves a diverse base of over 300 commercial customers across North America. Its customers include:

●	Original equipment manufacturers (OEMs);

●	Contract manufacturers;

●	Global technology distributors;

●	Data center operators; and

●	IT asset disposition (“ITAD”) and lifecycle management firms.

These customers rely on Pacific Sun Packaging’s specialized solutions to protect valuable IT hardware during manufacturing, distribution, and resale.

Sales and Marketing

Pacific Sun Packaging markets its products primarily through a direct sales force. Pacific Sun Packaging maintains long-standing relationships with customers by focusing on reliability, speed of delivery, and the ability to provide tailored solutions.

Sales efforts emphasize:

●	Technical collaboration with customers during design and production stages;

●	Responsiveness and speed to market for new product requirements; and

●	Consistent product quality that reduces returns and integration issues.

Pacific Sun Packaging also participates in trade shows and industry events to strengthen brand visibility.

Competition

The packaging industry is highly competitive and includes large multinational packaging companies as well as smaller specialized providers. Pacific Sun Packaging differentiates itself through its:

●	Focus on component-level IT hardware packaging;

●	Custom engineering capabilities tailored to customer needs;

●	Technical expertise in ESD protection and precision molding; and

●	Established reputation for reliability among IT hardware supply chain participants.

Competitive Strengths

Pacific Sun Packaging’s competitive position is supported by the following key strengths:

1.	Specialization in High-Value IT Hardware Packaging – Unlike general packaging providers, Pacific Sun Packaging focuses exclusively on component-level electronics, enabling deep technical expertise and customer trust.

2.	Custom Engineering Capabilities – Pacific Sun Packaging’s ability to collaborate directly with OEMs and IT service providers on tailored solutions creates high switching costs and long-term customer relationships.

3.	U.S.-Based Operations – Domestic manufacturing and fulfillment provide shorter lead times, reduced logistics risk, and alignment with industry trends favoring onshoring of critical supply chains.

4.	Established Customer Base – With over 300 commercial customers, Pacific Sun Packaging benefits from a diversified client network across OEMs, distributors, and ITAD firms.

5.	Lean and Scalable Operations – Pacific Sun Packaging’s disciplined cost structure and quality-focused processes provide a foundation for profitable growth and operational scalability.

Growth Strategy

Pacific Sun Packaging intends to expand its market position by:

1.	Broadening its Customer Base – targeting new OEMs, distributors, and ITAD firms in growing sectors such as cloud computing and AI infrastructure.

2.	Expanding Product Offerings – developing additional packaging solutions for next-generation IT hardware components.

3.	Leveraging Industry Trends – capitalizing on increased demand for IT lifecycle management, resale, and refurbishment, where packaging plays a critical role in maintaining product value.

4.	Operational Scaling – investing in expanded production capacity and efficiency improvements to meet growing demand.

AGA Precision Systems LLC

AGA Precision Systems LLC (“AGA Precision Systems”) is a specialized computer numerical code (“CNC”) machine shop focused on high-tolerance milling, turning, mold manufacturing, and machining of complex metals including titanium and Inconel. Headquartered in California, AGA Precision Systems serves customers across the aerospace, defense, and industrial sectors, delivering precision components to demanding technical specifications.

AGA Precision Systems has built its business over more than a decade, growing primarily via referrals and repeat orders without a formal sales or marketing function. Its operations emphasize quality, precision, and reliability.

Precision Machining Industry Overview

The precision machining industry is a critical part of the advanced manufacturing supply chain, supporting sectors such as aerospace, defense, medical devices, energy, and industrial equipment. The market is characterized by:

●	Increasing Demand for High-Precision Components – Aerospace and defense programs, particularly those involving next-generation aircraft, spacecraft, and defense systems, require components manufactured to extremely tight tolerances.

●	Specialized Metals Usage – Growth in the use of exotic materials such as titanium, Inconel, and other high-performance alloys reflects the need for strength, heat resistance, and lightweight performance in mission-critical applications.

●	Reshoring and Supply Chain Security – U.S. government initiatives and defense priorities emphasize domestic production of critical parts to reduce reliance on foreign suppliers, creating opportunity for U.S.-based CNC machine shops.

●	Industrial and Commercial Applications – Beyond aerospace and defense, precision machining is essential for industries such as energy infrastructure, automotive performance, and heavy machinery, all of which rely on exacting quality and reliability.

Within this context, AGA Precision Systems is positioned as a niche provider specializing in high-tolerance machining of complex metals, enabling it to serve programs and customers with stringent technical requirements.

Products & Services

AGA Precision Systems offers a suite of high-precision manufacturing services, including:

●	High-Tolerance Milling & Turning – machining of complex parts to tight tolerances from hard or exotic metals.

●	Mold Manufacturing – design and fabrication of molds used in industrial and aerospace processes.

●	Specialty Metals Machining – handling of difficult materials (e.g., titanium, Inconel) that require specialized tooling, processes, and quality oversight.

Components produced by AGA Precision Systems are often used in mission-critical applications where dimensional accuracy, material properties, and surface finish are essential.

Customers

AGA Precision Systems serves a diversified group of clients primarily in:

●	Aerospace manufacturers and suppliers;

●	Defense contractors and programs; and

●	Industrial equipment producers.

These customers require precision machining of components with high standards for performance, durability, and regulatory compliance. Long-standing relationships and repeat business are characteristic of AGA Precision Systems’ customer base.

Sales & Marketing

AGA Precision Systems has historically grown via referrals and repeat orders. The company has not maintained a formalized sales or marketing department but relies on:

●	Reputation for precision, quality, and reliability;

●	Word-of-mouth, referrals, and customer networks; and

●	Technical credibility and capability to meet or exceed customer specifications.

Going forward, we believe there is opportunity to augment growth via more proactive business development, targeted outreach in aerospace/defense programs, and participation in trade or industry events.

Manufacturing & Operations

AGA Precision Systems operates from its manufacturing facility in California. Key operational and technical features include:

●	Capabilities to machine exotic and high-performance metals such as titanium and Inconel, which require specialized processes and tooling;

●	High-precision tolerances, strict quality assurance, and inspection processes;

●	Mold manufacturing capabilities that complement standard CNC machining; and

●	Experienced management and technical staff with machine shop expertise.

Competition

The precision machining and specialty metals CNC market is competitive and includes both small niche shops and larger, vertically integrated manufacturers. AGA Precision Systems differentiates itself via:

●	Specialized machining of hard and exotic metals to high tolerances;

●	Reputation and proven reliability in aerospace, defense, and industrial segments;

●	Existing customer relationships and repeat business without reliance on large marketing expenditures;

●	Flexibility in managing small to medium-sized, highly technical orders.

Competitive Strengths

AGA Precision Systems’ competitive advantages include:

1.	Technical Specialization in Exotic Metals & Tight Tolerances – its expertise in machining titanium, Inconel, and other challenging metals required for aerospace and defense applications.

2.	Mold Manufacturing Capability – its ability to design and fabricate molds provides value beyond standard machining services.

3.	Long-Standing Customer Relationships – its repeat business and referrals from established aerospace, defense, and industrial customers reflect trust and reliability.

4.	U.S.-Based Operations – domestic manufacturing reduces logistics risks, ensures regulatory compliance, and aligns with defense and aerospace reshoring priorities.

Growth Strategy

AGA Precision Systems intends to expand its market presence by:

1.	Business Development & Marketing Enhancements – formalizing efforts to reach new customers in aerospace, defense, and industrial sectors.

2.	Expanding Capacity & Efficiency – investing in machinery, tooling, process improvements, and quality systems to improve throughput and reduce cost.

3.	Leveraging Strategic Support – using financial and operational resources provided under its parent company to scale operations and compete for larger contracts.

4.	Diversification of Customer & Program Exposure – pursuing opportunities in government defense programs, industrial supply chains, and emerging sectors beyond its core niches.

Northstrive Biosciences Products

Northstrive Biosciences leverages a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Our lead asset, EL-22, has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events.

Preclinical results of EL-22 from a 2022 study demonstrated physiological (serum creatine kinase level), physical (body weight change), and functional (rotarod test) improvements in the dystrophic features of mdx mice, a mouse model of Duchenne muscular dystrophy (DMD)1. Elevai believes that EL-22 has the potential to treat obesity in combination with popular weight loss therapeutics, including GLP-1 receptor agonists, by preserving muscle mass while decreasing fat mass. We plan to submit an Investigational New Drug (IND) application in 2025 that utilizes the licensed asset EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. Regulatory bodies might require us to conduct preclinical bridge studies in order to pivot EL-22 from DMD to obesity indications.

Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists.

Several key companies are actively developing GLP-1 drugs for obesity and complementary treatments to address associated conditions such as muscle wasting. These companies include:

1.	Novo Nordisk: Known for its GLP-1 drugs, Ozempic and Wegovy, Novo Nordisk remains a dominant player in the obesity drug market. They have shown significant efficacy in weight loss and improving cardiovascular health.

2.	Eli Lilly: Another major player with its GLP-1 drug, Mounjaro (tirzepatide), which has shown promising results in weight loss. Eli Lilly also acquired Versanis Bio, which is developing bimagrumab, a drug that helps increase lean muscle mass while reducing fat.

3.	Pfizer: Developing danuglipron, an oral GLP-1 analog, aimed at carving out a niche in the obesity market with a more convenient dosing regimen.

4.	Biohaven: Biohaven’t taldefgrobep is an investigational fusion protein targeting myostatin to impact skeletal muscle growth relevant to individuals living with overweight and obesity.

5.	Scholar Rock: Scholar Rock’s apitegromab is an inhibitor of the activation of latent myostatin, with the aim of improving patients’ motor function. Scholar Rock is assessing apitegromab’s ability to preserve lean muscle mass in individuals on GLP-1 receptor agonist therapy for obesity.

6.	Veru: Veru’s enobosarm is an androgen receptor modulator, also known as a SARM, to address the loss of muscle in patients undergoing weight loss therapy with GLP-1 drugs.

These companies are at the forefront of developing both GLP-1 drugs and complementary treatments to address the growing need for effective obesity management and the prevention of muscle wasting associated with weight loss.

1.	Reference: Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059

Operational and Competitive Strengths

We face competition from both commercialized obesity medications, as well as clinical candidates that are still in the development stage. We believe the primary competitive factors in our favor for EL-22 & EL-32 are the following:

●	Our First-in-Class Approach and Early Results

Northstrive Biosciences is developing EL-22, an engineered probiotic with myostatin antigens, to elicit an immune response that could help people achieve substantial fat loss while preserving muscle mass. Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, we believe that EL-22 has the potential to treat obesity in combination with GLP-1 receptor agonists by preserving muscle mass while decreasing fat mass. In the preclinical studies1:

●	EL-22 showed a statistically significant increase in anti-myostatin IgG antibody concentration, where myostatin is a key negative regulator of muscle growth.

●	EL-22 showed a statistically significant decrease in creatine kinase levels, which indicates a decrease of muscle destruction.

●	EL-22 administered to mdx mice, a mouse model of Duchenne muscular dystrophy, had improved physical activity and gross motor function, as demonstrated by a longer duration during rotarod tests.

Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, we believe that EL-22 has the potential to treat obesity in combination with GLP-1 by preserving muscle mass while decreasing fat mass. The Company intends to complete an IND submission in 2025 and to initiate clinical trials in the U.S. to evaluate the myostatin approach in combination with one or more GLP-1 receptor agonists in obesity. Our ability to proceed with human trials is contingent upon the FDA clearing the IND submission.

●	Our Candidates’ Ease of Use and Convenient Oral Administration

We believe our product candidates EL-22 and EL-32 would be the only oral myostatin formulations to date, making Northstrive Bioscience an early mover in the emerging GLP-1 combination space for muscle preservation. Existing approaches targeting obesity with combinations to preserve muscle mass while on weight loss therapies are administered through injectable forms; either subcutaneously or intravenously. Although effective, many patients in general prefer orally administered medications over injections due to factors like convenience, ease of administration, and fear of needles. Our product candidates have been designed to be oral capsules to provide benefits without any needling.

Reference:

[1]	Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059

Strategy

Northstrive Biosciences’ strategy focuses primarily on the clinical development and commercialization of novel medicines for the treatment of metabolic diseases, including obesity. We will need substantial capital to support our drug development and any related commercialization efforts for our drug candidates. The key elements of our strategy are:

●	Develop EL-22 & EL-32 for obesity.

Our metabolic drug pipeline is focused on the clinical development of EL-22, a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Currently, more than 40% of adults in the United States live with obesity — a figure predicted to rise to approximately 50% by 2030.1 Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.2

Approved GLP-1 drugs used in weight loss, such as Novo Nordisk’s Ozempic® (semaglutide) & Wegovy®(semaglutide) and Eli Lilly’s Zepbound (tirzepatide), and Mounjaro® (tirzepatide) have transformed the obesity treatment landscape. However, past studies of these highly effective drugs show that up to 20-50% of the weight loss is due to loss of lean muscle.3

Muscle is necessary for metabolism, strength, and physical function. As a result, we believe that one of the key unmet needs in the current obesity landscape is the avoidance of muscle loss while on weight loss treatments. Northstrive Biosciences is developing EL-22, an engineered probiotic with myostatin antigens, to elicit an immune response that could help people achieve substantial fat loss while preserving muscle mass.

Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists.

We believe this urgent unmet medical need could be addressed by both EL-22 and EL-32, that may effectively prevent the loss of muscle mass and increase the fat loss experienced by older patients receiving GLP-1 drugs for the treatment of obesity.

References:

[1]	Ward ZJ, BleichSN, Cradock AL, Barrett JL, Giles CM, Flax CN, Long MW, GortmakerSL. Projected U.S. State-Level Prevalence of Adult Obesity and Severe Obesity. N Engl J Med 2019;381:2440-2450. https://www.nejm.org/doi/full/10.1056/NEJMsa1909301.

[2]	Why the anti-obesity drug market could grow to $100 billion by 2030. https://www.goldmansachs.com/insights/articles/anti-obesity-drug-market.html.

[3]	Sargeant JA, Henson J, King JA, Yates T, Khunti K, Davies MJ. A Review of the Effects of Glucagon-Like Peptide-1 Receptor Agonists and Sodium-Glucose Cotransporter 2 Inhibitors on Lean Body Mass in Humans. Endocrinol Metab (Seoul). 2019 Sep;34(3):247-262. doi: 10.3803/EnM.2019.34.3.247. PMID: 31565876; PMCID: PMC6769337.

Corporate History and Structure

PMGC Holdings Inc. has four wholly owned subsidiaries, Northstrive Biosciences, PMGC Capital, Pacific Sun Packaging, Inc., and AGA Precision Systems LLC.

Reactive Medical Labs Inc. (referred to herein as “Reactive Labs”) was incorporated in Delaware on June 9, 2020. On December 3, 2021, Reactive Labs changed its name to Elevai Labs, Inc. (referred to herein as “Elevai”). Reactive Medical Inc. (referred to herein as “Reactive”) was incorporated in British Columbia, Canada on February 5, 2018. On September 7, 2022, Reactive changed its name to Elevai Research Inc. Elevai Research Inc. is a wholly owned subsidiary of the Company.

On December 20, 2024, the Company re-domesticated to Nevada and changed its name to “PMGC Holdings Inc.”

In June 2021, we entered into a stock transfer agreement with Reactive, whereby we purchased substantially all of the assets and liabilities of Reactive. Under the stock transfer agreement, we acquired 100% of the issued and outstanding common shares of Reactive. Immediately before the stock transfer agreement BWL Investments Ltd., a British Columbia Canada corporation owned 100% of the issued and outstanding common shares of Reactive. In consideration of 100% of the issued and outstanding common shares of Reactive we issued 100 shares of our Common Stock to BWL Investments Ltd. Upon completion of the stock transfer agreement, Reactive became our wholly owned subsidiary. In September 2022, Reactive changed its name to Elevai Research Inc. On January 10, 2025, Elevai Research Inc. changed its name to PMGC Research Inc. PMGC Research was dissolved on November 12, 2025 and is no longer a subsidiary of the Company.

Market, Industry and Other Research-Based Data

Our Market and Industry

We have transitioned to a biotechnology holding company focused on acquiring, licensing, and developing biotechnology assets across various pharmaceutical indications. Our business model consists of two primary components:

1.	PMGC Capital LLC, our multi-strategy investment vehicle, which seeks to generate revenue through capital deployment in undervalued biotechnology assets, structured financings, and public and private market investments.

2.	NorthStrive Biosciences, Inc., our biotechnology subsidiary focused on advancing clinical-stage assets toward regulatory approval and commercialization.

As part of this strategic shift, we no longer operate in the physician-dispensed cosmetics or medical aesthetics markets. Instead, our focus is on developing and acquiring biotechnology assets that address critical unmet medical needs.

Industry Data

The global biotechnology market continues to grow, driven by advancements in gene therapies, regenerative medicine, and biologics. According to market research, the global biotechnology industry was valued at approximately $1.37 trillion in 2022 and is expected to grow at a CAGR of 12.8% from 2023 to 2030.28 This expansion is fueled by rising R&D investments, regulatory approvals, and the increasing adoption of biotechnology-based therapies.

The biopharmaceutical sector, which includes therapeutic proteins, monoclonal antibodies, and cell & gene therapies, represents a significant share of this growth. The market for gene therapies alone is expected to exceed $25 billion by 2028, with companies rapidly advancing clinical-stage assets in oncology, metabolic diseases, and neurodegenerative disorders.29

The weight-loss drug market has also emerged as a high-growth sector, with GLP-1 receptor agonists such as Novo Nordisk’s Ozempic® and Eli Lilly’s Mounjaro® driving unprecedented demand. Goldman Sachs projects the anti-obesity drug market could reach $100 billion by 2030.30 However, research indicates that up to 40% of weight loss from GLP-1 drugs comes from lean muscle loss, creating an unmet need for therapies that preserve muscle mass during treatment.31

Our Lead Asset – EL-22: A Myostatin-Targeting Probiotic for Obesity and Muscle Preservation

PMGC is currently developing EL-22, an engineered probiotic expressing myostatin antigens, designed to elicit an immune response that helps preserve muscle mass while promoting fat loss. Based on preclinical data and the role of myostatin-activin signaling in muscle metabolism, we believe EL-22 has the potential to:

●	Complement existing GLP-1 receptor agonists (e.g., Ozempic®, Wegovy®, Mounjaro®) by reducing muscle degradation while facilitating fat loss.

●	Improve muscle function and physical endurance, addressing key concerns associated with weight loss treatments.

Preclinical studies demonstrated that EL-22:

●	Significantly increased anti-myostatin IgG antibody concentration, blocking myostatin—a known negative regulator of muscle growth.

●	Reduced creatine kinase levels, indicating lower muscle destruction.

●	Improved physical activity and motor function in mdx mice, a model for Duchenne muscular dystrophy (DMD).[32]

References

28.	Biotechnology Market Size Report, 2023-2030. (Grand View Research)

29.	Gene Therapy Market Growth, 2028. (Fortune Business Insights)

30.	Why the Anti-Obesity Drug Market Could Grow to $100 Billion by 2030. (Goldman Sachs)

31.	Sargeant JA, Henson J, King JA, Yates T, Khunti K, Davies MJ. A Review of the Effects of Glucagon-Like Peptide-1 Receptor Agonists on Lean Body Mass in Humans. Endocrinol Metab (Seoul). 2019 Sep;34(3):247-262. doi: 10.3803/EnM.2019.34.3.247. PMID: 31565876; PMCID: PMC6769337.

32.	Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22. Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059.

PMGC intends to submit an Investigational New Drug (IND) application for EL-22 in 2025 and initiate clinical trials in the U.S. to evaluate its potential in combination with GLP-1 receptor agonists for obesity treatment. However, human trials are contingent upon FDA clearance of the IND submission.

With PMGC Capital LLC driving investment revenue and NorthStrive Biosciences Inc. advancing clinical assets like EL-22, our business is well-positioned to capitalize on emerging opportunities in biotechnology. By focusing on strategic acquisitions, clinical development, and high-growth markets, we aim to enhance shareholder value and establish PMGC Holdings as a leader in biotechnology innovation.

Currently, more than 40% of adults in the United States live with obesity — a figure predicted to rise to approximately 50% by 2030.24 Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.25

Approved GLP-1 drugs used in weight loss, such as Novo Nordisk’s Ozempic® (semaglutide) & Wegovy®(semaglutide) and Eli Lilly’s Zepbound (tirzepatide), and Mounjaro® (tirzepatide) have transformed the obesity treatment landscape. However, past studies of these highly effective drugs show that up to 40% of the weight loss is due to loss of lean muscle.26

Muscle is necessary for metabolism, strength, and physical function. As a result, we believe that one of the key unmet needs in the current obesity landscape is the avoidance of muscle loss while on weight loss treatments. PMGC is developing EL-22, an engineered probiotic with myostatin antigens, to elicit an immune response that could help people achieve substantial fat loss while preserving muscle mass.

Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, PMGC believes that EL-22 has the potential to treat obesity in combination with GLP-1 receptor agonists by preserving muscle mass while decreasing fat mass. In the preclinical studies,27

●	EL-22 showed a statistically significant increase in anti-myostatin IgG antibody concentration, where myostatin is a key negative regulator of muscle growth.

●	EL-22 showed a statistically significant decrease in creatine kinase levels, which indicates a decrease of muscle destruction.

References:

[24]	Ward ZJ, BleichSN, Cradock AL, Barrett JL, Giles CM, Flax CN, Long MW, GortmakerSL. Projected U.S. State-Level Prevalence of Adult Obesity and Severe Obesity. N Engl J Med 2019;381:2440-2450. https://www.nejm.org/doi/full/10.1056/NEJMsa1909301.

[25]	Why the anti-obesity drug market could grow to $100 billion by 2030. https://www.goldmansachs.com/insights/articles/anti-obesity-drug-market.html.

[26]	Sargeant JA, Henson J, King JA, Yates T, Khunti K, Davies MJ. A Review of the Effects of Glucagon-Like Peptide-1 Receptor Agonists and Sodium-Glucose Cotransporter 2 Inhibitors on Lean Body Mass in Humans. Endocrinol Metab (Seoul). 2019 Sep;34(3):247-262. doi: 10.3803/EnM.2019.34.3.247. PMID: 31565876; PMCID: PMC6769337.

[27]	Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059.

●	EL-22 administered to mdx mice, a mouse model of Duchenne muscular dystrophy, had improved physical activity and gross motor function, as demonstrated by a longer duration during rotarod tests.

Based on the highlighted preclinical data, PMGC believes that EL-22 has the potential to treat obesity in combination with GLP-1 by preserving muscle mass while decreasing fat mass. The Company intends to complete an IND submission in 2025 and to initiate clinical trials in the U.S. to evaluate the myostatin approach in combination with one or more GLP-1 receptor agonists in obesity. Our ability to proceed with a human trial is contingent upon the FDA clearing the IND submission.

Northstrive Biosciences Products

Northstrive Biosciences leverages a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Our lead asset, EL-22, has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events.

Preclinical results of EL-22 from a 2022 study demonstrated physiological (serum creatine kinase level), physical (body weight change), and functional (rotarod test) improvements in the dystrophic features of mdx mice, a mouse model of Duchenne muscular dystrophy (DMD)1. PMGC believes that EL-22 has the potential to treat obesity in combination with popular weight loss therapeutics, including GLP-1 receptor agonists, by preserving muscle mass while decreasing fat mass. We plan to submit an Investigational New Drug (IND) application in 2025 that utilizes the licensed asset EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. Regulatory bodies might require us to conduct preclinical bridge studies in order to pivot EL-22 from DMD to obesity indications.

Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists.

Competition

Several key companies are actively developing GLP-1 drugs for obesity and complementary treatments to address associated conditions such as muscle wasting. These companies include:

1.	Novo Nordisk: Known for its GLP-1 drugs, Ozempic and Wegovy, Novo Nordisk remains a dominant player in the obesity drug market. They have shown significant efficacy in weight loss and improving cardiovascular health.

[1]	Reference: Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059.

2.	Eli Lilly: Another major player with its GLP-1 drug, Mounjaro (tirzepatide), which has shown promising results in weight loss. Eli Lilly also acquired Versanis Bio, which is developing bimagrumab, a drug that helps increase lean muscle mass while reducing fat.

3.	Pfizer: Developing danuglipron, an oral GLP-1 analog, aimed at carving out a niche in the obesity market with a more convenient dosing regimen.

4.	Altimmune: Their GLP-1 drug, pemvidutide, has shown potential in weight loss and reduction of dyslipidemia.

5.	AstraZeneca, Bristol Myers Squibb, Novartis, and Amgen: These companies are in the early stages of developing obesity treatments, including various GLP-1 receptor agonists and other innovative pharmacological approaches.

6.	Shionogi: Developing S-309309, an oral MGAT2 inhibitor, which targets lipid metabolism for weight loss.

7.	Aphaia Pharma: Their APHD-012 mimics the metabolic benefits of bypass surgery.

Several key companies are actively developing GLP-1 drugs for obesity and complementary treatments to address associated conditions such as muscle wasting:

1.	Novo Nordisk: A leader in the GLP-1 drug market with its products Ozempic and Wegovy. These drugs have shown substantial efficacy in weight loss and improving cardiovascular health.

2.	Eli Lilly: Eli Lilly’s GLP-1 drug, Mounjaro (tirzepatide), is known for its significant weight loss results. Additionally, Eli Lilly acquired Versanis Bio, which is developing bimagrumab, a drug that helps increase lean muscle mass while reducing fat.

3.	Pfizer: Pfizer is developing an oral GLP-1 analog, danuglipron, aimed at offering a more convenient dosing regimen for obesity treatment.

4.	Altimmune: Their GLP-1 drug, pemvidutide, has shown potential in weight loss and reducing dyslipidemia, contributing to overall metabolic health.

5.	AstraZeneca, Bristol Myers Squibb, Novartis, and Amgen: These companies are in the early stages of developing obesity treatments, including various GLP-1 receptor agonists and other innovative pharmacological approaches.

6.	Shionogi: Shionogi is developing S-309309, an oral MGAT2 inhibitor that targets lipid metabolism for weight loss.

7.	Aphaia Pharma: Their drug APHD-012 mimics the metabolic benefits of bypass surgery, offering a novel approach to weight loss.

These companies are at the forefront of developing both GLP-1 drugs and complementary treatments to address the growing need for effective obesity management and the prevention of muscle wasting associated with weight loss.

Operational and Competitive Strengths

We operate in a highly competitive biotechnology and investment landscape, facing competition from pharmaceutical companies, biotechnology firms, and investment funds. Our key competitive advantages include:

●	Strategic Capital Deployment: Through PMGC Capital LLC, we seek to acquire undervalued assets, optimizing capital returns while expanding our portfolio.

●	Diversified Biotechnology Holdings: We establish wholly owned subsidiaries to develop clinical-stage and preclinical assets across multiple therapeutic areas.

●	Advancement of High-Potential Biotechnology Assets: Our subsidiary, NorthStrive Biosciences, Inc., is progressing EL-22, a lead asset targeting muscle preservation in obesity treatment.

●	Flexible M&A and Licensing Model: Our structure allows for strategic acquisitions, licensing deals, and potential spin-offs, creating value for shareholders.

As of the date of this prospectus, there are no FDA approved medical products utilizing exosomes.

Our Well Recognized and Award-winning Team and Brand

Graydon Bensler, CFA, Non-Employee Chief Executive Officer, Chief Financial Officer and Director

Mr. Bensler has served as our Chief Executive Officer since June 2024 and Chief Financial Officer since inception and a director since June 9, 2020. Mr. Bensler is a financial professional and analyst with over eight years of experience in financial consulting and management for both private businesses and US/Canadian publicly traded companies and is a CFA Charterholder (CFA). Mr. Bensler is the founder and sole owner of GB Capital Ltd, a privately held holding company he founded in 2019 and which company is engaged in capital markets advisory, financial consulting, and management. In 2017, Mr. Bensler co-founded an education technology curriculum management and scheduling company that was implemented in academic schools in Canada and the United States. From 2017 to 2019, Mr. Bensler was an account manager at a leading Canadian investor relations firm where he represented publicly traded companies across a wide range of sectors and worked directly with investment banks, investment brokers and company executives and directors. During his tenure at this investor relations firm, Mr. Bensler created and conveyed messaging about his clients’ strategic position in the market and successfully guided several companies through multiple financings. From 2019 to 2021, Mr. Bensler was a Senior Associate at Evans & Evans, a Canadian boutique investment banking firm where he led valuations and going public transactions for Canadian and United States companies. In this capacity, Mr. Bensler gained strong knowledge of the capital markets, public company compliance requirements, and regularly interfaced with regulators, auditors, board and executive management. We believe that Mr. Bensler’s past experience as our Chief Financial Officer, his familiarity with both the banking and the financial consulting sectors and his having served as an account manager for similarly situated companies makes him a qualified director for our Company.

Mr. Bensler received his Bachelor of Management and Organizational Studies degree from the University of Western Ontario, with specialization in Finance, and is a CFA Charterholder.

Braeden Lichti, Non-Employee, Non-Executive Chairman of the Board

Braeden Lichti is the founder and Chief Executive Officer of BWL Investments Ltd., a privately held holding corporation he established in 2016, and NorthStrive Companies, Inc., a U.S. based investment, advisory and management services company he founded in 2021. Mr. Lichti co-founded PMGC Holdings Inc. in 2020 and has served as its advisor and has been a principal stockholder since its formation. We believe that Mr. Lichti’s past experience as a company founder, director and advisor, and his extensive capital markets and executive experience makes him a qualified director for our Company.

Daniel Mero

Co-Founder, Northstrive Biosciences Inc.

Mr. Mero is a biotechnology analyst who served as Research Director at PropThink, a leading online platform for healthcare investors. He has a talent for business development and identifying pharmaceutical licensing opportunities from top collaborators and university researchers. Mr. Mero was instrumental in discovering our lead asset, EL-22, and in the formation of NorthStrive Biosciences. He earned his Bachelor of Commerce degree with a specialization in Finance and Economics from the University of Toronto.

Scientific Advisory Board

Roger A. Fielding, PhD

Dr. Fielding serves as Team Lead and Senior Scientist of the Nutrition, Exercise Physiology, and Sarcopenia (NEPS) Team at the Jean Mayer USDA Human Nutrition Research Center on Aging at Tufts University. He is also a Professor of Nutrition at Tufts’ Friedman School of Nutrition Science and Policy, a Professor of Medicine at Tufts University School of Medicine, and the Associate Director of the Boston Claude D. Pepper Older Americans Independence Center. Dr. Fielding is an internationally recognized researcher studying the mechanisms contributing to age-associated decline in skeletal muscle mass and function, and the potential role of exercise, nutrition, physical activity, and other therapies in mitigating this process. He has published over 300 peer-reviewed papers and has a strong record of extramural funding from the NIH, USDA, foundations, and industry.

Justin Roadhouse

Analyst

Mr. Roadhouse is an analyst with experience in financial analysis and research. He has worked in various capacities within the financial industry, contributing to investment strategies and portfolio management. Mr. Roadhouse holds a degree in Finance and has been involved in multiple projects aimed at optimizing investment performance.

Strategy

We aim to position PMGC Holdings Inc. as a leading biotechnology-focused investment and holding company, leveraging strategic acquisitions, capital deployment, and asset optimization to drive long-term growth.

Our strategy is built on three key pillars:

1.

Capital Deployment for Stronger Returns

Through PMGC Capital, we focus on achieving high returns on capital by investing in undervalued assets, deploying treasury funds into public and private investments, and leveraging structured financings to maximize value.

2.

Acquiring and Scaling Biotechnology and High-Growth Operating Companies

We actively seek acquisitions in the biotechnology sector and other high-growth industries, financing their expansion through equity, debt, and available grants. By integrating synergistic businesses under our portfolio, we enhance operational efficiencies, accelerate commercialization, and unlock market opportunities.

3.

Spin-Offs and Strategic Portfolio Optimization

We continuously evaluate spin-off opportunities for wholly owned subsidiaries or specific assets, allowing us to unlock shareholder value and create independent, specialized companies. This approach enables us to capitalize on advanced scientific research and address significant unmet medical needs while maintaining a diversified and scalable business model.

Intellectual Property

We have developed a comprehensive portfolio of intellectual property, consisting of patents, patent applications, domain names, know-how and trade secrets. As of the date of this prospectus, we have two registered domain names, four non-provisional patent applications filed, and four provisional patent applications filed.

We believe our intellectual property adequately protects our products and technology and may prevent others from commercializing products or methods substantially similar to ours.

PMGC Holdings Inc.

Patents

Below is a table, with footnotes, that includes our United States patent applications with the referenced property number(s) that are material to our business as of December 2, 2025, as well as our two anticipated patent applications:

Property No.	Patent Title	Application Number and Filing Date	Application Type	Jurisdiction
1.	Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients	63/639,722, 04/29/2024	Provisional	USA
2.	Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients	63/639,723, 04/29/2024	Provisional	USA
3.	Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity	63/639,727, 04/29/2024	Provisional	USA
4.	Combination Therapy for Treatment of Muscle Loss Due to Obesity	63/639,728, 04/29/2024	Provisional	USA

Below is a table that includes our United States patent applications as of December 2, 2025:

Patent Title	Filing Date	Application Type	Jurisdiction
Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients (1)	9/25/2024	Non-provisional	USA
Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients (2)	9/25/2024	Non-Provisional	USA
Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity (3)	4/28/2025	Non-provisional	USA
Combination Therapy for Treatment of Muscle Loss Due to Obesity (4)	4/28/2025	Non-provisional	USA
Fusion Protein of Myo-2 for Use in Encouraging Muscle Growth in Animals (5)	4/28/2025	Non-provisional	USA
Animal Feed Additive to Encourage Muscle Growth (6)	4/28/2025	Non-provisional	USA

(1)	Non-provisional patent application based on Property.

(2)	Non-provisional patent application based on Property.

(3)	Non-provisional patent application based on Property.

(4)	Non-provisional patent application based on Property.

(5)	Non-provisional patent application based on Property.

(6)	Non-provisional patent application based on Property.

Domain Names

We have the right to use the following domain registration issued in the United States, as noted below:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	July 31, 2024	July 31, 2027	GoDaddy	www.pmgcholdings.com	PMGC Holdings Inc.
2	April 10, 2024	April 10, 2025	GoDaddy	www.northstrivebio.com	PMGC Holdings Inc.

NorthStrive Biosciences Inc.

Patents

Property No.	Licensed Product/ Nation	Registration Number	Registration Date	Title
1.	EL-22 Korea	10-0857861-0000	2008.09.03	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
2.	EL-22 Korea	10-0872042-0000	2008.11.28	Cell Surface Expression Vector of Myostatin and Microorganisms Transformed Thereby
3.	EL-22 USA	8470551	2013.06.25	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
4.	EL-22 Japan	05634867	2014.10.24	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
5.	EL-22 China	ZL200780101116.2	2013.06.19	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof

Patent Applications

Property No.	Licensed Product/ Nation	Patent Application Serial No	Filing Date	Title
1.	EL-32 USA	18/627,462	2024.04.05	Pharmaceutical composition for alleviation, treatment, and prevention of sarcopenia containing microorganism transformed with cell surface display vector operably linked with gene encoding myostatin and activin A proteins as active ingredient
2.	EL-32 Korea	10-2022-0136606	2022.10.21	A pharmaceutical composition for alleviation, treatment and prevention of sarcopenia containing a microorganism transformed with a vector expressing myostatin and activin A on the cell surface as an active ingredient

Sales and Marketing

As a biotechnology holding company, our sales and marketing efforts focus on maximizing asset value through strategic partnerships, licensing agreements, and investment-driven growth strategies rather than traditional direct sales models.

Commercialization and Licensing Strategy

●	We seek commercial partnerships, licensing agreements, and strategic acquisitions to monetize our biotechnology assets.

●	Instead of building a direct sales force, we collaborate with biotechnology, pharmaceutical, and healthcare companies to facilitate late-stage clinical development and commercialization.

●	Our approach includes leveraging key opinion leaders (KOLs), industry networks, and advisory boards to enhance visibility and credibility.

Marketing and Investor Relations

●	We actively market our portfolio companies, investment strategies, and biotechnology assets to institutional investors, venture partners, and strategic acquirers.

●	PMGC Capital LLC plays a key role in identifying and positioning undervalued biotechnology assets for long-term value creation.

●	We engage in scientific conferences, industry events, and investor presentations to generate interest and attract potential commercial partners or acquirers.

By focusing on strategic alliances, funding opportunities, and investment-driven asset growth, we aim to enhance portfolio value and drive commercialization through industry partnerships.

Our Facilities

Our principal executive office is located at 120 Newport Center Drive, Newport Beach, CA 92660. The office has 1,000 square feet, and the lease is on a month-to-month basis. The monthly rent is $3,153.

The following table sets forth the leases term and monthly rent:

Lease Term	Address	Space (square feet)	Average Monthly Rent
Month to Month	120 Newport Center Drive, Newport Beach, CA 92660	1,000	$3,153

Some members of our management work outside of these premises in office space that we do not rent.

Employees

As of the date of this prospectus, we have 17 full-time employees and one (1) part-time employee. We provide employee benefits for each employee which include medical, unemployment, and work injury compensation. Our employees have not formed any employee union or association. We have developed various methods to train our employees adequately for the functions they perform and are aware of the laws and regulations affecting our industry. Our success depends on our ability to attract, retain and motivate qualified employees. We endeavor to offer employees competitive compensation packages and a positive, dynamic and creative work environment. We believe that we maintain a good working relationship with our employees and have not experienced any difficulty in recruiting staff for our operations.

Regulations

Government Regulation and Biologic Drug Approval

Government authorities in the United States, at the federal, state and local level, and other countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, recordkeeping, promotion, advertising, distribution, marketing and export and import of products such as those we are selling and developing. Because we are developing product candidates that are unique biological entities, the regulatory requirements that we will be subject to are not entirely clear and may change. Regulatory requirements governing our product candidates have changed frequently and will likely continue to change in the future. We believe that the FDA will regulate part of our product candidates as a biologic drug (i.e., a biologic) through the Biologics License Application (“BLA”) process under the jurisdiction of the Office of Therapeutic Products within the Center for Biologics Evaluation and Research (“CBER”). We will work with FDA to confirm that a BLA is the most appropriate pathway and that CBER will be the FDA center responsible for review and licensure (i.e., approval). For future product candidates, we will also confirm the appropriate approval pathway (i.e., BLA or new drug application (“NDA”)) and the appropriate FDA center with regulatory oversight (i.e., CBER or the Center for Drug Evaluation and Research (“CDER”)).

U.S. Biologic Drug Development Process

In the United States, biologic drugs (“biologics”) are regulated under two statutes: The Public Health Service Act (“PHS Act”) and the Federal Food, Drug, and Cosmetic Act (“FFDCA”) and their implementing regulations. However, submission and approval of only one application—typically either a BLA or an NDA—is required prior to marketing. The FDA has also issued numerous “Guidance Documents” and other materials that address specific aspects of biologic development for particular types of product candidates (e.g., cells, tissues, etc.). Substantial time and financial resources are required to obtain regulatory approvals and subsequently comply with appropriate federal, state, and local statutes and regulations. Failure to comply with the applicable U.S. requirements at any time during the biologic development, approval, or post-approval processes may subject an applicant to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawal of an approval, imposition of a clinical hold on ongoing clinical trials, issuance of warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

The process required by the FDA before a biologic may be marketed in the United States generally involves the following steps:

●	completion of preclinical laboratory tests, animal studies and formulation studies in accordance with FDA’s current good laboratory practice requirements and other applicable regulations;

●	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

●	approval by an independent institutional review board (“IRB”) at each clinical site (or by one “commercial IRB”) before each trial may be initiated;

●	performance of adequate and well-controlled human clinical trials in accordance with cGCP requirements to establish the safety, purity, and potency (i.e., efficacy) of the proposed biologic for its intended use;

●	submission to the FDA of a BLA after completion of all clinical trials;

●	satisfactory outcome of an FDA advisory committee review, if applicable;

●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the biologic is produced to assess compliance with cGMP requirements to assure that the facilities, methods and controls are adequate to preserve the biologic’s identity, strength, quality and purity, and FDA inspection of selected clinical investigation sites to assess compliance with cGCPs; and

●	FDA review and approval of the BLA to permit commercial marketing of the product for particular indications for use in the United States.

The specific preclinical studies and clinical testing that is required for a BLA varies widely depending upon the specific type of product candidate under development. Prior to beginning a human clinical trial with either a biologic or drug product candidate in the United States, we must submit an IND to the FDA and that IND must become effective. The focus of an IND submission is the general investigational plan and protocol for the proposed clinical study. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; Chemistry Manufacturing and Controls (“CMC”) information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold, and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical hold is lifted and the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with cGCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters for monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development. Other submissions to an IND include protocol amendments, information amendments, IND safety reports and annual reports. Furthermore, an independent IRB for each clinical trial site (or a “commercial IRB” that acts as the IRB at one or more of the clinical trial sites) must review and approve the protocol and informed consent form before the clinical trial may begin. The IRB also monitors the clinical trial until completed.

Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some clinical trials also include oversight by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board (“DSMB”). A DSMB authorizes whether or not a study may move forward at designated check points based on access to certain data from the trial. The DSMB may halt the clinical trial if it determines there is an unacceptable safety risk for subjects or on other grounds, such as no demonstration of efficacy. Related reporting requirements for the sponsor, clinical investigator, and/or IRB also include IND safety reports and updating clinical trial results in public registries (e.g., ClinicalTrials.gov).

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

●	Phase 1: The product candidate is initially introduced into healthy human subjects. These clinical trials are designed to test the safety, dosage tolerance, absorption, metabolism, distribution, excretion, side effects, and, if possible, early evidence of effectiveness. In the case of some products for severe or life-threatening diseases when the product may be too inherently toxic to ethically administer it to healthy volunteers, the initial human testing is often conducted in individuals who have the targeted disease or condition instead of healthy subjects;

●	Phase 2: The product candidate is administered to a limited population of individuals who have the specified disease or condition to continue to evaluate safety, as well as preliminary efficacy, optimal dosages and dosing schedule, possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 (i.e., pivotal) clinical trials; and

●	Phase 3: Generally, the largest in size, Phase 3 clinical trials are generally conducted at multiple geographically dispersed clinical trial sites. The product candidate is administered to an expanded population of individuals who have the specified disease or condition to further evaluate dosage, provide statistically significant evidence of clinical efficacy and gain additional safety data. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

Concurrent with clinical trials, sponsors usually complete additional animal studies. Sponsors must also develop information about the chemical and physical characteristics of the biologic and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate, and, among other things, the manufacturer must develop methods for testing the identity, strength, quality, and purity of the final biologic. In addition, the sponsor must develop and test appropriate packaging, and must conduct stability studies to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life. Before approval of a BLA, FDA evaluates the establishment by an on-site inspection to ensure the facilities and controls used for the manufacture, processing, packaging, and testing of the drug are adequate to ensure and preserve its identity, strength, quality, and purity.

During the development of a new biologic, sponsors are given opportunities to meet with the FDA. These meetings typically occur before the submission of an IND (i.e., pre-IND meeting), at the end of Phase 2 (i.e., EOP2 meeting), and before a BLA is submitted (i.e., pre-BLA meeting). Meetings at other times may be requested. These meetings provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and the FDA to reach agreement on the next phase of development. Sponsors typically use EOP2 meetings to discuss Phase 2 clinical results and present plans for the pivotal Phase 3 clinical trials that they believe will support approval of the new biologic.

U.S. Review and Approval Process for Biologic Drugs

Assuming successful completion of all required testing in accordance with the applicable statutory and regulatory requirements, the sponsor submits a BLA to the FDA. A BLA contains the results of product development, preclinical and other non-clinical studies and clinical trials, descriptions of the manufacturing process, analytical testing, proposed labeling and other relevant information. The submission of a BLA is subject to the payment of a substantial application fee under the Prescription Drug User Fee Amendments (“PDUFA”). PDUFA fees apply to both drugs and biologics. Sponsors may seek a waiver of these fees in certain limited circumstances, including a waiver of the application fee for the first BLA or NDA submitted by a small business. Product candidates with an Orphan Drug Designation (“ODD”) are not subject to the BLA application fee unless the product application also includes a non-orphan indication.

The FDA reviews a BLA to determine, among other things, whether a biologic is safe, pure, and potent (i.e., effective) for its intended use and whether its manufacturing is GMP-compliant to assure the product’s identity, strength, quality and purity. Under PDUFA, the FDA has a goal date of ten months from the date of “filing” to review and act on the submission. However, the time between submission and filing can add an additional two months as FDA conducts a preliminary review to ensure that the BLA is sufficiently complete to permit substantive review. Formal FDA review of the BLA does not begin until FDA has accepted it for filing. The FDA may refer an application in some cases to an advisory committee for its independent review. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation to FDA as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving a BLA, the FDA will typically inspect the locations where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMPs, and are adequate to assure consistent production of the product within required specifications. An important part of a BLA is a lot release protocol that the sponsor will use to test each lot of product made after BLA approval, as well as the FDA’s own test plan that will be used for confirmatory testing of each post-approval product lot that is made before it is released to the public. If the FDA determines that the data and information in the application, including about the manufacturing process or manufacturing facilities, are not acceptable, then the FDA will outline the deficiencies and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates a BLA, it will either issue an approval letter or a Complete Response Letter (“CRL”). The approval letter authorizes commercial marketing of the biologic with approved prescribing information for specific approved indications. On the other hand, a CRL indicates that the review cycle of the application is complete but the BLA cannot be approved in its present form. A CRL usually describes the specific deficiencies identified by the FDA and describes the actions the sponsor must take to correct those deficiencies. A sponsor that receives a CRL must resubmit the BLA after addressing the deficiencies or withdraw the application. Even if such additional data and information are submitted to address the deficiencies, the FDA may decide that the data and information in the resubmitted BLA do not satisfy the approval criteria.

Following marketing approval, a sponsor may need to fulfill certain post-marketing requirements (“PMRs”) or post-marketing commitments (“PMCs”). For example, post-approval trials, sometimes referred to as Phase 4 studies, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients for the intended therapeutic indication. The trials may be agreed upon prior to approval, or the FDA may require them if new safety issues emerge. Following approval, a sponsor may also need to conduct a pediatric study that was temporarily deferred during the initial product development process. Under the Pediatric Research Equity Act (“PREA”), a sponsor must conduct pediatric clinical trials for most new drugs or biologics, for a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration. The required assessment must evaluate the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product is safe and effective. PREA studies must be included in the application unless the sponsor has received a deferral or waiver.

A risk evaluation and mitigation strategy (“REMS”) may also be an important component of a BLA approval that requires sponsor post-marketing regulatory efforts. A REMS is a safety strategy to manage a known or potential serious risk associated with a drug or biologic and to enable patients to have continued access to such medicines by managing their safe use. A REMS may include medication guides, physician communication plans, or elements to assure safe use (ETASU) such as restricted distribution methods, patient registries, and other risk minimization tools.

Once approved, the FDA may withdraw the product approval if compliance with PMRs, PMCs, or a REMS program is not maintained or if problems occur after the product reaches the marketplace. The FDA may also request that a product be recalled for an identified safety issue. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could impact the timeline for regulatory approval or otherwise impact ongoing development programs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions entered since January 1, 2023, to which we have been a party in which the amount involved exceeded or will exceed $70,915, which represents 1% of the average of our total assets amounts as of December 31, 2024 and 2023), and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

GB Capital Ltd

The Company incurred consulting fees of $391,333 and $110,000 to GB Capital Ltd, a company wholly owned by Graydon Bensler, our current non-employee Chief Executive Officer, Chief Financial Officer and Director in 2024 and 2023, respectively. From the period beginning January 1, 2025 to the date of this prospectus, the Company has paid GB Capital $218,332.64 in consulting fees under GB Capital’s Consulting and Services Agreement for Non-Employee Chief Executive Officer. As of November 19, 2025, the Company has $158,400 due to GB Capital in contract performance bonus payments and has paid $150,000 to GB Capital in contract performance bonus payments under GB Capital’s Consulting and Services Agreement for Non-Employee Chief Executive Officer.

On July 25, 2025, the Company entered into the GB Capital Secondment Agreement with GB Capital, pursuant to which GB Capital agreed to second certain of its employees (each, a “GB Capital Employee” and, collectively, the “GB Capital Employees”), on an exclusive basis, to the Company from time to time to provide certain services in accordance with the terms of the GB Capital Secondment Agreement. The GB Capital Employees will remain employees of GB Capital during their respective periods of secondment (each, a “GB Capital Secondment Period”) and will not be employees of the Company.

Under the GB Capital Secondment Agreement, GB Capital shall pay each Employee’s salary, incentives, health and retirement benefits, and other applicable compensation or benefits GB Capital Employee is entitled to as an employee of GB Capital. As consideration for GB Capital making GB Capital Employees available to provide services during the GB Capital Secondment Period, the Company shall reimburse GB Capital on a monthly basis based on (i) an agreed hourly rate set forth in Exhibit A of the GB Capital Secondment Agreement, multiplied by (ii) actual hours worked by the GB Capital Employee. Except as otherwise set forth in the GB Capital Secondment Agreement, each party to the GB Capital Secondment Agreement shall bear its own costs and expenses in connection with the GB Capital Secondment Agreement. However, if any extraordinary costs or expenses not contemplated by the GB Capital Agreement arise in connection with the GB Capital Agreement, including travel and expenses, the Company will reimburse GB Capital for such costs and expenses, provided that (i) the Company provided its written consent prior to GB Capital’s incurrence of such costs and expenses, and (ii) such costs and expenses are documented to the reasonable satisfaction of the Company.

Pursuant to the terms of the GB Capital Secondment Agreement, each GB Capital Employee will provide services to the Company as agreed between the parties up to the number of hours per week specified in Exhibit A. Further, each GB Capital Employee shall provide services at the Company’s principal place of business or such other place as the parties may agree. The Company has full and exclusive responsibility for each GB Capital Employee’s actions performed in service to the Company during the GB Capital Secondment Period.

The Company may terminate the services provided by any GB Capital Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to GB Capital, provided that the Company may terminate any GB Capital Employee’s secondment at any time, without advance notice, in the event of the GB Capital Employee’s misconduct, violation of the Company’s policies, or any conduct that the Company reasonably determines may be detrimental to the business or reputation of the Company. Upon the termination of any GB Capital Employee’s employment with GB Capital, any GB Capital Employee’s services to the Company will also terminate, and if such employment with GB Capital is terminated, GB Capital shall provide notice of the same to the Company no later than the close of business on the same day such termination becomes effective. GB Capital may terminate the GB Capital Secondment Agreement by providing at least 90 days’ written notice of termination to the Company. The Company may terminate the GB Capital Secondment Agreement by providing at least 30 days’ written notice of termination to GB Capital. The GB Capital Secondment Agreement may be terminated by either party upon 10 days’ written notice if the other party breaches or is in default of any provision of the GB Capital Secondment Agreement and does not cure such breach or default within such 10 day period, with such notice to be made and delivered to the addresses as provided by the applicable party.

The foregoing summary of the GB Capital Secondment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GB Capital Secondment Agreement, a copy of which is included as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 31, 2025 and incorporated herein by reference.

On October 16, 2025, the Company entered into Amendment No. 1 to the GB Capital Secondment Agreement with GB Capital (“Amendment No. 1 to the GB Capital Secondment Agreement”). Amendment No. 1 to the GB Capital Secondment Agreement amends the GB Capital Secondment Agreement as follows:

a.	The effective date of the GB Capital Secondment Agreement was amended to October 16, 2025.

b.	Section 4 of the GB Capital Secondment Agreement was amended and supplemented to state that the seconded employees of GB Capital (“GB Capital Seconded Employees”) are classified as exempt under applicable law and will be paid on a salary basis, while non-exempt GB Capital Seconded Employees will be paid hourly, with overtime in accordance with law. Amendment No. 1 to the GB Capital Secondment Agreement also added terms to Section 4 providing for: GB Capital Seconded Employees’s eligibility to participate in the Company’s group health plans on the same terms as similarly situated employees; and GB Capital’s proposal of milestone-driven bonuses or incentive payments for GB Capital Seconded Employees, subject to the Company’s prior written approval.

c.	Terms were added to Section 5 providing for: (i) the Company’s reimbursement to GB Capital for all costs and expenses associated with any GB Capital Seconded Employee’s use of a company car in the course of providing services to the Company: (ii) the Company’s reimbursement to GB Capital for reasonable costs and expenses incurred in providing office space for GB Capital Seconded Employees during the secondment period, including rent, utilities, and related overhead, to the extent such office space is used for the performance of services for the Company; (iii) the Company’s provision of a mobile phone and/or reimbursement for certain costs associated with the phone if in performing the secondment, a mobile phone and/or associated service plan is reasonably required; and (iv) the Company’s reimbursement to GB Capital for fees actually incurred in connection with the hiring and onboarding of GB Capital Seconded Employees.

d.	Amendment No. 1 to the GB Capital Secondment Agreement replaced Exhibit A of the GB Capital Secondment Agreement with a new Exhibit A setting forth (i) approved GB Capital Seconded Employees; and (ii) the Company’s payment of a fee equal to 30% of aggregate employment costs for all of the GB Capital Seconded Employees. Any additions of employees beyond those set forth in Exhibit A requires prior review and approval by the Board.

Except as expressly amended by Amendment No. 1 to the GB Capital Secondment Agreement, all other terms and conditions of the GB Capital Secondment Agreement remain unchanged and in full force and effect. The foregoing summary of Amendment No. 1 to the GB Capital Secondment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 to the GB Capital Secondment Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

As of November 19, 2025, the Company has paid GB Capital a total of $111,238.69 for management fees, bonuses and fees and reimbursements under the Secondment Agreement. This amount includes $19,002.92 in management fees and $92,235.77 in expense reimbursements. The reimbursed expenses cover costs and bonuses for seconded GB Capital employees working on the Company’s operations, reimbursements for third party recruiting and temporary staffing fees paid by GB Capital and other personnel-related operating expenses required to operate the Company’s wholly owned subsidiaries.

Northstrive Companies Inc.

The Company incurred consulting fees of $365,900 and $120,000 to Northstrive Companies Inc., a company wholly owned by our Non-Employee, Non-Executive Chairman, Braeden Lichti, in 2024 and 2023, respectively. For the period beginning from January 1, 2025 to the date of this prospectus, the Company has paid $301,400 to Northstrive in consulting fees under Northstrive’s Consulting and Services Agreement for Non-Employee, Non-Executive Chairman, and has $158,400 due to Northstrive in bonus payments. As of the date of this prospectus, the Company has $158,400 due to Northstrive in bonus payments and has paid $150,000 to Northstrive in bonus payments under Northstrive’s Consulting and Services Agreement for Non-Employee, Non-Executive Chairman.

As amended and agreed to on May 1, 2023, and as effective on January 4, 2022, we entered into a consulting agreement (the “Northstrive Consulting Agreement”) with Northstrive Companies Inc., a California corporation (“Northstrive”) owned and managed by Braeden Lichti. Pursuant to the Northstrive Consulting Agreement, Northstrive is to assist us in a variety of business matters, including assistance in our overall investor outreach and communications strategy, and advising us on becoming a “public” company. As of Aug 31, 2025, the Company had $199,661 ($227,749 as of December 31, 2024 and $37,598 as of December 31, 2023) due to Northstrive, of which $199,661 ($227,749  as of December 31, 2024 and $37,598 as of December 31, 2023) is unsecured, non-interest bearing and are due on demand. We retained the option, but not the obligation to issue the amount of Compensation due Northstrive in shares of our Common Stock equal to our series A preferred stock price at $1.34138 per share (pre 200:1 stock consolidation, pre 1-for-7 split, and pre 1-for-3.5 Split) equal to the value of the Compensation due to Northstrive for services provided through and up to March 31, 2023 and $3.00 per share (pre 200:1 stock consolidation, pre 1-for-7 split, and pre 1-for-3.5 Split). For the fiscal year ended December 31, 2023, we paid Northstrive $230,000 under the Lichti Consulting Agreement. On June 21, 2024, we entered into the Amended and Restated Consulting Agreement with Northstrive (the “First Amended Northstrive Consulting Agreement”), pursuant to which Mr. Lichti would serve as non-executive Chairman of the Company. As consideration for his services as non-executive Chairman, the Company agreed to pay Northstrive $16,000 per month. For the fiscal year ended December 31, 2024, we paid Northstrive $190,900 under the Northstrive Consulting Agreement. The First Amended Northstrive Consulting Agreement was filed as Exhibit 10.13 in the Form S-1 filed with the SEC on February 12, 2025 and is incorporated herein by reference.

On October 25, 2024, the Company entered into the Second Amended and Restated Consulting Agreement for Non-Executive Chairman (the “Second Amended Northstrive Companies Consulting Agreement”) with Northstrive. The Second Amended Northstrive Companies Consulting Agreement provided that, as consideration for Mr. Lichti’s provision of his services as non-executive Chairman, as set forth more fully in such agreement, the Company would compensate Northstrive as such: (i) an annual consultant fee of $300,000 per annum (the “Lichti Annual Consultant Fee”), 1/12 of which Lichti Annual Consultant Fee will be paid to Northstrive once per calendar month (“Northstrive Payment Cycle”), provided that Northstrive performs the Services required to be performed in each Northstrive Payment Cycle. The Company agreed that upon execution of the Second Amended Northstrive Companies Consulting Agreement, the Company would make the following payments to Northstrive (such payments, the “Northstrive Sign-on Bonuses”): (A) a one-time bonus of $175,000, with (I) $100,000 of such bonus to be paid to Northstrive in cash and (II) $75,000 of such bonus to be remitted to Northstrive in Series B Preferred Stock, with the cash equivalent of such shares of Series B Preferred Stock to be determined by mutual agreement of the Company and Northstrive; and (B) 300,000 shares of Series B Preferred Stock. In the Board’s sole discretion, it may also award Northstrive a bonus at the end of the applicable fiscal year in the amounts it determines in its sole discretion (each of such bonuses, the “Lichti Annual Bonus”), provided that Northstrive meets the Board’s performance objectives for Northstrive and Northstrive is engaged by the Company for such fiscal year in full. The target of the Lichti Annual Bonus is 125% or greater of the Lichti Annual Consultant Fee.

Subject to the terms of the Second Amended Northstrive Companies Consulting Agreement, Northstrive is also entitled to each of the following bonus payments (collectively, the “Northstrive Milestone Bonuses”). Such Northstrive Milestone Bonuses are payable upon the occurrence of the following events, at which time the Company shall remit the applicable Northstrive Milestone Bonuses to Northstrive as follows:

(i)	The Company shall pay Northstrive $150,000 for each Company acquisition consummated, provided that the target company of such acquisition has $2,000,000 in annual revenue or more upon consummation of the acquisition.

(ii)	The Company shall pay Northstrive $50,000 upon any closing of an equity or equity-linked financing of the Company which results in net proceeds being raised in such financing of $3,000,000 in a fiscal quarter (the closing which qualifies Northstrive for such payment, the “Northstrive Triggering Equity Financing,” and such payment, the “Northstrive Equity Financing Bonus”). For the avoidance of doubt, Northstrive is entitled only to a one-time payment of the Northstrive Equity Financing Bonus $50,000 per fiscal quarter and the Company will not make further payments as a Northstrive Equity Financing Bonus in spite of the occurrence of any of the following events: (A) the closing of any equity or equity-linked financings subsequent to the Northstrive Triggering Equity Financing in such fiscal quarter which result in proceeds of $3,000,000 to the Company; (B) any closings for the same equity financing round subsequent to the Northstrive Triggering Equity Financing in such fiscal quarter which result in additional proceeds of $3,000,000 or more to the Company.

(iii)	The Company shall pay Northstrive $75,000 each time the Company achieves a Market Valuation (as defined in the Second Amended Northstrive Companies Consulting Agreement) of $10,000,000, $20,000,000, $30,000,000, and $40,000,000 (each of such payments, “Northstrive Valuation Payment”), provided that each of such market valuations continue for each at least five (5) consecutive Trading Days, and provided further that the Company may only recover any erroneously awarded amounts in Northstrive Valuation Payments for one (1) year following the date of such erroneous award.

(iv)	The Company shall pay Northstrive $300,000 each time the Company achieves a Market Valuation of $50,000,000 and $100,000,000, provided that each of such Market Valuations continues for each at least two (2) consecutive Trading Days.

Notwithstanding anything to the contrary stated in the Second Amended Northstrive Companies Consulting Agreement, Northstrive may elect to accrue the Northstrive Milestone Bonuses and convert the cash amount of the Northstrive Milestone Bonus into shares of the Company’s common stock or preferred stock. In such event, the conversion ratio of the Northstrive Milestone Bonus shall be determined by mutual agreement between the Company and Northstrive. The Second Amended Northstrive Companies Consulting Agreement was filed as Exhibit 10.20 in the Form S-1 filed with the SEC on February 12, 2025 and is incorporated herein by reference.

On October 25, 2024, the Company entered into the Amendment to the Second Amended Northstrive Companies Consulting Agreement, which stipulated that the Company’s issuances of Series B Preferred Stock to Northstrive as the Northstrive Sign-on Bonuses, were subject to stockholder approval. The Amendment to the Second Amended Northstrive Companies Consulting Agreement is filed as Exhibit 10.22 in the Form S-1 filed with the SEC on February 12, 2025 and is incorporated herein by reference. For the fiscal year ended December 31, 2024, we paid Northstrive $188,500 under the Second Amended Northstrive Companies Consulting Agreement.

On April 3, 2025, the Company entered into Amendment No. 2 to the Second Amended Northstrive Companies Consulting Agreement, which amended and restated paragraph 1d of Exhibit B of the Second Amended and Restated Northstrive Companies Consulting Agreement to include:

“d. Milestone-based Cash Bonuses. Upon the occurrence of the following events, the Company shall remit the applicable cash bonuses to the Consultant as set forth in this Section 1(d) and subject to the terms and conditions of this Section 1(d):

(i) The Company shall pay the Consultant $150,000 for each Company acquisition consummated, provided the target company of such acquisition has $2,000,000 in annual revenue or more upon consummation of the acquisition;

(ii) The Company shall pay the Consultant $50,000 upon any closing of an equity or equity-linked financing of the Company which results in net proceeds being raised in such financing of $3,000,000 in a fiscal quarter (the closing which qualifies the Consultant for such payment, the “Triggering Equity Financing,” and such payment, the “Equity Financing Bonus”). For the avoidance of doubt, the Consultant is entitled only to a one-time payment of the Equity Financing Bonus $50,000 per fiscal quarter and the Company will not make further payments as an Equity Financing Bonus in spite of the occurrence of any of the following events: (A) the closing of any equity or equity-linked financings subsequent to the Triggering Equity Financing in such fiscal quarter which result in proceeds of $3,000,000 to the Company; (B) any closings for the same equity financing round subsequent to the Triggering Equity Financing in such fiscal quarter which result in additional proceeds of $3,000,000 or more to the Company.

(iii) The Company shall pay the Consultant $50,000 each time the Company achieves a Market Valuation (as defined below) of $5,000,000, $10,000,000, $15,000,000, $20,000,000, and $25,000,000 (each of such payments, “Valuation Payment”); provided that each of such Market Valuations continue for each at least five (5) consecutive Trading Days (as defined below), and provided further that the Company may only recover any erroneously awarded amounts in Valuation Payments for one (1) year following the date of such erroneous award.

(iv) The Company shall pay the Consultant $600,000 each time the Company achieves a Market Valuation of $50,000,000 and $100,000,000; provided that each of such Market Valuations continues for each at least two (2) consecutive Trading Days.

(v) The Board, in its sole discretion, may award a cash or equity bonus payment (“Licensing Milestone Bonus”) to the Consultant upon the Company or any of its Subsidiaries’ (as defined below) entry into a license agreement which provides for (A) the Company or Subsidiary’s license of any intellectual property rights of the Company or Subsidiary to another party, including the license of intellectual property rights of the Company or Subsidiary to each other, or (B) a third party’s license of intellectual property rights to the Company or Subsidiary; provided, however, that if the Board determines to award the Licensing Milestone Bonus to the Consultant in the form of preferred stock, such preferred stock issuance is subject to the approval of the Company’s shareholders.

“Subsidiary” means any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by the Company.”

(vi) Notwithstanding anything to the contrary in this Second A&R Agreement, the Consultant may elect to accrue the payments due to the Consultant under Section 1(d) of this Exhibit B (each, a “Milestone Bonus”) convert the cash amount of the Milestone Bonus into shares of the Company’s common stock or preferred stock. In such event, the conversion ratio of the Milestone Bonus shall be determined by mutual agreement between the Company and the Consultant, provided, however, that if the Consultant determines to receive the Milestone Bonus payment in the form of preferred stock, the Milestone Bonus payment is subject to the approval of the Company’s shareholders.”

Capitalized terms used in the text quoted immediately above have the meanings set forth in Amendment No. 2 to the Second Amended Northstrive Companies Consulting Agreement. The Second Amended Northstrive Consulting Agreement further clarified that (the equity grants made to Northstrive under Section 2 of Exhibit B of the Northstrive Consulting Agreement, if determined by the Board to be in the form of preferred stock, is subject to the approval of the Company’s shareholders. The foregoing summary of Amendment No. 2 to the Second Amended Northstrive Consulting Agreement does not purport to be complete and is subject to and is qualified in its entirety by a copy of Amendment No. 2 to the Second Amended Northstrive Consulting Agreement, filed as Exhibit 10.29 herein and is incorporated herein by reference.

On August 12, 2025, the Company entered into Amendment No. 3 to the Second Amended Northstrive Consulting Agreement, which provided for the Company’s grant of Acquisition Awards (as defined below) to Northstrive on the consummation of any acquisition of (i) an entity, (ii) assets, or (iii) capital stock by the Company or any Subsidiary (as defined below). The amount of the Acquisition Award will be calculated based on the total purchase price of the consummated acquisition, regardless of whether or not such purchase price is paid in cash, stock, assumed debt, or other consideration (such purchase price, the “Agreement Acquisition Value”), and will be determined as follows:

(i)	Agreement Acquisition Value from $0 to $5,000,000 – Northstrive is entitled to an Acquisition Award of 5% of the Northstrive Agreement Acquisition Value;

(ii)	Agreement Acquisition Value over $5,000,000 to $10,000,000 – Northstrive is entitled to an Acquisition Award of 6% of the Northstrive Agreement Acquisition Value;

(iii)	Agreement Acquisition Value over $10,000,000 to $20,000,000 – Northstrive is entitled to an Acquisition Award of 7% of the Northstrive Agreement Acquisition Value; and

(iv)	Agreement Acquisition Value over $20,000,000 - Northstrive is entitled to an Acquisition Award of 8% of the Northstrive Agreement Acquisition Value.

In addition to the determinations of Agreement Acquisition Value set forth above, the Compensation Committee may, in its sole discretion, determine to award Northstrive an additional 1% of the applicable percentage of the Acquisition Value if: (i) the Board and/or Compensation Committee projects the applicable acquisition to be earnings before interest, tax, depreciation, and amortization (EBITDA) or net income accretive within twelve (12) months of closing or (b) the Compensation Committee deems the applicable acquisition as an advancement to the Company’s long-term growth objectives, competitive positioning, and/or operational capabilities.

If Northstrive elects to receive its Acquisition Award in the form of RSUs or restricted stock, the number of RSUs (“RSU Award Amount”) or restricted stock granted shall equal (x) the dollar value of the Acquisition Award divided by (y) the trailing five (5) day volume-weighted average price (VWAP) of the Company’s common stock ending on the trading day prior to the acquisition closing date (such RSU Award Amount rounded down to the nearest whole share). The RSUs or restricted stock granted to Northstrive will be fully vested and shall not be subject to any further service or performance conditions.

Amendment No. 3 to the Second Amended Northstrive Consulting Agreement also provided for the name change of the Second Amended Northstrive Consulting Agreement, going forward, to “Consulting and Services Agreement for Non-Employee, Non-Executive Chairman.” Amendment No. 3 to the Second Amended Northstrive Consulting Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 18, 2025 and is incorporated herein by reference.

On October 16, 2025, the Company entered into Amendment No. 4 to the Northstrive Consulting Agreement with Northstrive.

Amendment No. 4 to the Northstrive Consulting Agreement modified the terms of the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman between the Company and Northstrive dated October 25, 2024 as follows:

a.	Amend subsection 1(a) to state that NorthStrive’s the “Non-Executive Chairman” title is for consulting purposes only and does not confer officer, employee, or director status on Northstrive.

b.	Replace all references to “Severance Payment” and “Severance Event” in Section 4 to “Termination Payment” and “Termination Event.”

c.	Amend Section 4 to: (i) additionally provide that Northstrive is entitled to payment for all services performed and approved expenses incurred up to the effective date of termination of the Northstrive Consulting Agreement, (ii) remove any references in Section 4 to the requirement that Northstrive execute a separation agreement and release of claims as a condition to payment, and (iii) remove any language stating the Northstrive’s unvested options will not accelerate on termination not for Cause.

d.	Amend Section 6 to state that Northstrive shall determine the method, details, and means of performing its services, subject only to the results required by the Company.

e.	Amend and restate subsection 6(a) to provide that Northstrive is expressly authorized to enter into contracts and make commitments on behalf of the Company, subject to any limitations or approval requirements established by the Board or as otherwise provided in writing by the Company.

f.	Amend and restate subsection 6(b)’s provisions regarding Northstrive’s ineligibility for the Company’s employee benefits;

g.	Amend and restate subsection 6(c)’s provisions regarding Northstrive’s tax responsibilities for compensation paid under the Northstrive Consulting Agreement;

h.	Amend Section 7 to state that Northstrive retains the right to provide services to others, subject to applicable noncompete/conflict provisions in the Northstrive Consulting Agreement; and

i.	Add a new subsection 10(a) to emphasize that Northsrive does not have an employment relationship, partnership, joint venture, fiduciary, or agency relationship with the Company under the Northstrive Consulting Agreement.

Capitalized terms used the description of Amendment No. 4 to the Northstrive Consulting Agreement in this prospectus have the meanings set forth therein.

Except as expressly amended in Amendment No. 4 to the Northstrive Consulting Agreement, the Northstrive Consulting Agreement remains in full force and effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to the Northstrive Consulting Agreement, a copy of which is filed as Exhibit 10.53 herein.

Secondment Agreement with Northstrive

On May 7, 2025, the Company entered into a Secondment Agreement with Northstrive, pursuant to which Northstrive agreed to second certain of its employees (each, a “Northstrive Employee” and, collectively, the “Northstrive Employees”) to the Company from time to time to provide certain services in accordance with the terms of the Northstrive Secondment Agreement. The Northstrive Employees will remain employees of Northstrive during their respective periods of secondment (each, a “Northstrive Employee Secondment Period”) and will not be employees of the Company. Under the Northstrive Secondment Agreement, Northstrive shall pay each Northstrive Employee’s salary, incentives, health and retirement benefits, and other applicable compensation or benefits Northstrive Employee is entitled to as an employee of Northstrive. As consideration for Northstrive making Northstrive Employees available to provide services during the Northstrive Employee Secondment Period, the Company will reimburse Northstrive on a monthly basis based on (i) an agreed hourly rate set forth in the Secondment Agreement, multiplied by (ii) actual hours worked by the Northstrive Employee. Except as otherwise set forth in the Northstrive Secondment Agreement, each party to the Northstrive Secondment Agreement shall bear its own costs and expenses in connection with the Northstrive Secondment Agreement. However, if any extraordinary costs or expenses not contemplated by the Northstrive Secondment Agreement arise in connection with the Northstrive Secondment Agreement, including travel and expenses, the Company will reimburse Northstrive for such costs and expenses, provided that (i) the Company provided its written consent prior to Northstrive’s incurrence of such costs and expenses, and (ii) such costs and expenses are documented to the reasonable satisfaction of the Company.

Pursuant to the terms of the Northstrive Secondment Agreement, each Northstrive Employee will provide services to the Company as agreed between the parties up to the number of hours per week specified in the Northstrive Secondment Agreement. Further, each Northstrive Employee shall provide services at the Company’s principal place of business or such other place as the parties may agree. The Company has full and exclusive responsibility for each Northstrive Employee’s actions performed in service to the Company during the Northstrive Secondment Period.

The Company may terminate the services provided by any Northstrive Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to Northstrive. Upon the termination of any Northstrive Employee’s employment with Northstrive, any Northstrive Employee’s services to the Company will also terminate, and if such employment with Northstrive is terminated, Northstrive shall provide notice of the same to the Company. Either party may terminate the Northstrive Secondment Agreement by providing at least 90 days’ written notice of termination to the other party. If a party is in breach or default of any provision of the Northstrive Secondment Agreement and does not cure such breach or default within ten (10) days, the other party may terminate the Agreement upon ten (10) days’ written notice to the other party, with such notice to be made pursuant to the terms of the Northstrive Secondment Agreement.

The Northstrive Secondment Agreement contains customary provisions relating to confidentiality, indemnification, and limitations on liability. The foregoing summary of the Northstrive Secondment Agreement does not purport to be complete and is subject to and are qualified in their entirety by a copy of the Northstrive Secondment Agreement, filed herein as Exhibit 10.32.

As of November 19, 2025, the Company has paid NorthStrive a total of $438,621.92 for management fees, bonuses and fees and reimbursements under the Secondment Agreement. This amount includes $70,540.00 in management fees and $368,081.92 in expense reimbursements. The reimbursed expenses cover costs and bonuses for seconded NorthStrive employees working on the Company’s operations, reimbursements for third party recruiting and temporary staffing fees paid by Northstrive, and other personnel-related operating expenses required to operate the Company’s wholly owned subsidiaries.

On October 16, 2025, the Company entered into Amendment No. 1 to the Northstrive Secondment Agreement with Northstrive.

Amendment No. 1 to the Northstrive Secondment Agreement amends the Northstrive Secondment Agreement as follows:

a.	The effective date of the Northstrive Secondment Agreement was amended to October 16, 2025.

b.	Section 4 of the Northstrive Secondment Agreement was amended and supplemented to state that the Northstrive Seconded Employees are classified as exempt under applicable law and will be paid on a salary basis, while non-exempt Northstrive Seconded Employees will be paid hourly, with overtime in accordance with law. Amendment No. 1 to the Northstrive Secondment Agreement also added terms to Section 4 providing for: Northstrive Seconded Employees’ eligibility to participate in the Company’s group health plans on the same terms as similarly situated employees; and Northstrive’s proposal of milestone-driven bonuses or incentive payments for Northstrive Seconded Employees, subject to the Company’s prior written approval.

On June 19, 2024, the Company entered into an Unsecured Revolving Line of Credit Promissory Note (the “Revolving Note”) with NorthStrive Fund II LP, an entity owned and controlled by Braeden Lichti. The Revolving Note provided for a $200,000 unsecured line of credit to the Company with a maturity date of June 19, 2025, and interest calculated at the rate of twenty percent (20.0%) per annum on the outstanding principal balance through the maturity date. Under the Revolving Note, the Company may prepay any outstanding balance of the Revolving Note at any time, provided that interest due on the Revolving Note is simultaneously satisfied in full. As of the date of this Proxy Statement, the Revolving Note has been repaid in full. The largest aggregate amount of principal outstanding in the last two (2) fiscal years was $200,000, and the interest paid in that time was $40,000. The Revolving Note is filed as Exhibit 10.48 herein.

On May 1, 2023, as effective on February 1, 2023, we entered into an advisory agreement (the “Advisory Agreement”) with Braeden Litchi, which advisory agreement terminates after twenty-two months to strategically assist us in our maintenance of board governance, director recruitment, and direction for our board of directors strategy sessions. The Advisory Agreement was entered into under contemplation of Mr. Litchi’s resignation from our Board effective February 1, 2023, and our desire to maintain Mr. Litchi’s compensation as a valuable advisor to us. Pursuant to the Advisory Agreement, we agreed with Mr. Litchi that in exchange for services under the Advisory Agreement, his options granted on February 9, 2021 to purchase 1,000 shares of our Common Stock (200,000 pre 1:200 share consolidation) under our 2020 Equity Incentive Plan shall continue to vest pursuant to the aforementioned terms of the Advisory Agreement. On June 21, 2024, we terminated the Advisory Agreement, which was a condition to Mr. Lichti’s appointment to the Board and as non-executive Chairman of the Board on the same date.

Prior to our reorganization, BWL Investments Ltd., an entity also owned and managed by Braeden Lichti, owned approximately 29.4% of our issued and outstanding shares of Common Stock and 100% of the equity interests in Reactive Labs. On June 4, 2021, we issued 100 shares of Common Stock (pre 1:200 stock consolidation and pre 1:7 split) to BWL in in exchange for substantially all of the assets and liabilities of Reactive Labs.

Braeden Lichti is one of our co-founders and our current Non-Employee, Non-Executive Chairman and director. He is the current Chief Executive Officer of Northstrive and BWL, as described herein and may be deemed a “promoter” as defined by Rule 405 of the Securities Act though we elect to refer to him as a “founder” or “organizer” as permitted under Rule 405. There are no other promoters of the Company.

In May and December of 2022, we granted non-statutory stock options to purchase 52 shares of the Company’s Common Stock to Brenda Buechler, our former Chief Marketing Officer, and Christoph Kraneiss, our former Chief Commercial Officer. The options maintain a contractual life of ten years and weighted average exercise price of $1,708 per share of Common Stock. These stock options were valued at $264,906 using the Black-Scholes Option

Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter. Details of the fair value granted to each individual and the related expense recorded for the year ended December 31, 2022, are as follows:

	December 31, 2022	Fair value of stock options granted
Brenda Buechler, former Chief Marketing Officer	$43,488	$143,679
Christoph Kraneiss, former Chief Commercial Officer	28,344	121,227
	$71,832	$264,906

On June 1, 2023, we rescinded previously granted but unissued non-statutory stock options to each of our independent director nominees and instead granted non-statutory stock options to purchase 49 shares of the Company’s Common Stock to our then independent director nominees and related parties Jeffery Parry, Crystal Muilenburg and Julianna Daley under our 2021 Equity Incentive Plan. The equity compensation grants were directly in relation to the appointment of Mr. Parry, Ms. Daley and Ms. Muilenburg as our independent directors. The options maintain a contractual life of ten years and an exercise price of $7,000 per share of Common Stock. All options vest at a rate of 25% on the first anniversary of the date of grant and the remaining 75% vest evenly over 36 months thereafter.

Other Agreements with Our Stockholders

Financings Prior to Initial Public Offering

Prior to the consummation of our initial public offering, in connection with a Series A convertible preferred stock financing, we entered into an investors’ rights, and voting agreements containing registration rights, information rights, voting rights among other things, with certain holders of our preferred stock. Each of these stockholder agreements terminated upon the closing of our initial public offering in 2023, whereby such stockholders are no longer entitled to the rights to them afforded therein.

Prior to the consummation of our initial public offering, in connection with a Common Stock financing, we entered into a subordinate investors’ rights agreement containing registration rights and information rights with certain holders of our Common Stock. Each of these stockholder agreements terminated upon the closing of our initial public offering in 2023, whereby such stockholders are no longer entitled to the rights to them afforded therein.

Share Repurchases

On March 7, 2025, the Company entered into two share buyback purchase agreements with two of its existing shareholders, pursuant to which the Company repurchased, in the aggregate, 11 shares of Common Stock (such share amount on a pre-adjusted basis and 4 on an as-adjusted basis) from such shareholders at a price of $5.0617 per share (such dollar amount on a pre-adjusted basis and $13.00 on an as-adjusted basis). These share repurchases were consummated on the same date. These shareholders had initially approached the Company for the share repurchases.

On March 18, 2025, the Company entered into a securities purchase agreement with an existing shareholder, pursuant to which the Company purchased 30 shares of Common Stock (such share amount on a pre-adjusted basis and 9 on a as-adjusted basis) from such shareholder at a purchase price of $4.235 per share (such dollar amount on a pre-adjusted basis and $14.82 on an as-adjusted basis), and a warrant to purchase 36 shares of Common Stock (such share amount on a pre-adjusted basis and 11 on an as-adjusted basis) at an exercise price of $4,200.00 per share (such dollar amount on a pre-adjusted basis and $14,700 on an as-adjusted basis), at a purchase price of $0.01 (such dollar amount on a pre-adjusted basis and $0.035 on an as-adjusted basis). The total purchase price of such common stock and the warrant was equal to approximately $127. The purchase of such Common Stock and warrant was consummated on the same date. The shareholder had initially approached the Company for the share repurchases and purchase of the warrant.

Registered Direct Offering

On March 21, 2025, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors in connection with a registered direct offering for the offer and sale of 129,145 shares of the Company’s Common Stock  (such share amount on a pre-adjusted basis and 36,899 on an as-adjusted basis) and pre-funded warrants to purchase 165,305 shares of Common Stock” (such share amount on a pre-adjusted basis and 47,230 on an as-adjusted basis),  in the aggregate (such offering, the “Registered Direct Offering”). Pursuant to the Securities Purchase Agreement, the Company also agreed to, amongst other things, adjustment terms in the Pre-Funded Warrants, issuance of the shares underlying the Pre-Funded Warrants upon the exercise of the Pre-Funded Warrants, in accordance with the terms of the Pre-Funded Warrants, and the Parties agreed to customary representations and warranties and agreements and indemnification rights and obligations. The Pre-Funded Warrants have an exercise price of $0.0001 per share and each Pre-Funded Warrant is exercisable for one share of Common Stock (the shares underlying the Pre-Funded Warrants, the “Warrant Shares”). A holder of the Pre-Funded Warrants (“Holder”) will not have the right to exercise any portion of its Pre-Funded Warrants if the Holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the Holder, such limit may be increased to up to 9.99%) of the number of Common Stock outstanding immediately after giving effect to such exercise. The Pre-Funded Warrants will be immediately exercisable (subject to the aforementioned beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrant may be exercised, in whole or in part, at such time by means of a cashless exercise, under which cashless exercise the Holder is entitled to receive a number of Warrant Shares under the terms of the Pre-Funded Warrants. The exercise price of the Pre-Funded Warrants is subject to adjustment for stock splits, stock dividends, stock combinations, and similar capital transactions or such other event as further described in the Pre-Funded Warrants. As more fully described in the Securities Purchase Agreement, Holders are also entitled to acquire Purchase Rights (as defined in the Pre-Funded Warrants) upon subsequent rights offerings conducted by the Company, are entitled to certain pro rata distributions, and may be issued shares of Common Stock upon the occurrence of a Fundamental Transaction (as defined in the Pre-Funded Warrants).

The shares of Common Stock, the Pre-Funded Warrants, and the Warrant Shares were offered pursuant to the (i) registration statement on Form S-3 (File No. 333-284505) filed with the SEC on January 27, 2025 and declared effective by the SEC on February 7, 2025, and the (ii) prospectus supplement filed with the SEC on March 24, 2025.

The Registered Direct Offering was consummated on March 24, 2025. The Company received net proceeds of approximately $1,245,305.76 from the Offering, after deducting offering expenses payable by the Company, including placement agent fees, legal fees, and clearing fees. The Company intends to use the net proceeds from the Offering for general corporate purposes and potential acquisitions of operating companies, which companies are yet to be identified at this time.

Director Independence

Mr. Parry, Ms. Daley, and Mr. Kovalyov are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

MANAGEMENT

The following table sets forth certain information with respect to our directors, executive officers and significant employees as of December 2, 2025:

Name	Age	Position
Executive Officers:
Graydon Bensler	34	Non-Employee Chief Executive Officer, Chief Financial Officer and Director
Non-Executive Directors:
Braeden Lichti	41	Non-Employee, Non-Executive Chairman of the Board
Jeffrey Parry(1)(2)(3)	64	Independent Director and Chair of Nominating Committee
George Kovalyov(1)(2)(3)	39	Independent Director and Chair of Compensation Committee
Juliana Daley(1)(2)(3)	36	Independent Director and Chair of the Audit Committee

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

Graydon Bensler, CFA, Non-Employee Chief Executive Officer, Chief Financial Officer and Director

Mr. Bensler has served as our Chief Executive Officer since June 2024 and Chief Financial Officer since inception and a director since June 9, 2020. Mr. Bensler is a financial professional and analyst with over eight years of experience in financial consulting and management for both private businesses and US/Canadian publicly traded companies and is a CFA Charterholder (CFA). Mr. Bensler is the founder and sole owner of GB Capital Ltd, a privately held holding company he founded in 2019 and which company is engaged in capital markets advisory, financial consulting, and management. In 2017, Mr. Bensler co-founded an education technology curriculum management and scheduling company that was implemented in academic schools in Canada and the United States. From 2017 to 2019, Mr. Bensler was an account manager at a leading Canadian investor relations firm where he represented publicly traded companies across a wide range of sectors and worked directly with investment banks, investment brokers and company executives and directors. During his tenure at this investor relations firm, Mr. Bensler created and conveyed messaging about his clients’ strategic position in the market and successfully guided several companies through multiple financings. From 2019 to 2021, Mr. Bensler was a Senior Associate at Evans & Evans, a Canadian boutique investment banking firm where he led valuations and going public transactions for Canadian and United States companies. In this capacity, Mr. Bensler gained strong knowledge of the capital markets, public company compliance requirements, and regularly interfaced with regulators, auditors, board and executive management. We believe that Mr. Bensler’s past experience as our Chief Financial Officer, his familiarity with both the banking and the financial consulting sectors and his having served as an account manager for similarly situated companies makes him a qualified director for our Company.

Mr. Bensler received his Bachelor of Management and Organizational Studies degree from the University of Western Ontario, with specialization in Finance, and is a CFA Charterholder.

Braeden Lichti, Non-Employee, Non-Executive Chairman of the Board

Braeden Lichti is the founder and Chief Executive Officer of BWL Investments Ltd., a privately held holding corporation he established in 2016, and NorthStrive Companies, Inc., a U.S. based investment, advisory and management services company he founded in 2021. Mr. Lichti also serves as Chairman of Hydromer, Inc., a global leader in surface modification and coating solutions, focusing on hydrophilic, thromboresistant and antimicrobial coatings for medical devices and various industrial applications. Established in 1980 and headquartered in Concord, North Carolina, Mr. Lichti co-founded PMGC Holdings Inc. in 2020 and has served as its advisor and has been a principal stockholder since its formation. We believe that Mr. Lichti’s past experience as a company founder, director and advisor, and his extensive capital markets and executive experience makes him a qualified director for our Company.

Jeffrey Parry, Independent Director, Chair of the Nominating Committee and member of the of Audit Committee and Compensation Committee

Mr. Parry was appointed as an independent director in June 2023 and is a partner of Mystic Marine Advisors LLC, a Connecticut based advisory firm he founded in 1998 focused on emerging and turnaround situations for strategic and financial stakeholders. Jeffrey served as Executive Chairman of TBS Shipping Limited from 2012 to 2018 where he led a successful restructuring and co-founded Valhalla Shipping, Inc with an $167 million equity investment by institutional investors. From July 2008 to October 2009, Mr. Parry was the Chief Executive Officer of Nasdaq-listed Aries Maritime Transport Limited and led a successful turn-around and sale to strategic investors. Mr. Parry was a Managing Director of Poten & Partners, an international energy advisor, from 2001 to 2007 where in 2006 he co-founded Poten Capital Services LLC, a New York based broker-dealer. Earlier in his career, Mr. Parry founded Cool FM and 7X Television in Athens, Greece and served as President of One Fifth Avenue Apartment Corporation. Since 2010, Jeffrey has served as an independent director of Nasdaq listed Globus Maritime Ltd. where he sits on the audit committee. Mr. Parry holds a BA from Brown University and MBA from Columbia University. His educational and professional experience in business, his background and familiarity in investment banking, and his having served as a director of a company listed on Nasdaq makes him a qualified director candidate for our Company.

George Kovalyov, Independent Director, Chair of the Compensation Committee and member of the of Audit Committee and Nominating Committee

Mr. Kovalyov has acted as Chief Financial Officer and Treasurer of Marizyme, Inc. since December 2021. Since November 2022, Mr. Kovalyov has also been a director of DGTL Holdings Inc. Previously he served as the chief operating officer and director of Health Logic Interactive Inc. (“HLII”) from September 2020 to November 2021, and as HLII’s chief financial officer from December 2021 to September 2022. In addition, Mr. Kovalyov served as a director and audit committee member of Margaret Lake Diamonds Inc. from January 2021 to August 2022. From September 2018 to September 2020, Mr. Kovalyov was VP of Finance and director of Phivida Holdings Inc., a brand of cannabidiol-infused foods, beverages and clinical products. From October 2016 to September 2020, Mr. Kovalyov was the principal owner of Schindler and Company, an accounting consulting firm. Mr. Kovalyov is a chartered accountant and is a member of Chartered Professional Accountants of Canada. Mr. Kovalyov is qualified to serve on the Board due to his extensive accounting and finance experience.

Juliana Daley, CPA Independent Director, Chair of the Audit Committee and member of the of Compensation Committee and Nominating Committee

Ms. Daley was appointed as an independent director in June 2023 and holds over eleven years of accounting, controller, and financial reporting experience in the public sector. Ms. Daley has worked a variety of industries in both the United States and Canada. Since July 2021, Ms. Daley has served as Manager of Accounting at Anavex Life Sciences Corp. (NASDAQ: AVXL), a clinical-stage biopharmaceutical company based in New York, NY that is focused on developing treatments for debilitating neurodegenerative and neurodevelopmental diseases. In addition, from August 2021 to July 2022, she served as an independent director and audit committee chair to Vegano Foods (CSE: VAGN) during Vegano Food’s initial public offering in February 2022. From October 2015 to July 2021, Ms. Daley was a Manager of Financial Reporting and Advisory Services to various public companies in the United States and Canada, through her position with the accounting firm, Treewalk (previously ACM Management, Inc.). At Treewalk Ms. Daley assisted clients in meeting their quarterly and annual reporting requirements including the preparation of complete financial reporting packages and managing assurance engagements from start to finish. At Treewalk, she also served as chief financial officer to Makena Resources Inc. (CSE: MKNA) (April 2018 - April 2019) and Naked Brand Group Inc. (NASDAQ: NAKD) (March 2018 - June 2018) until the completion of their prospective mergers in April 2019 and June 2018, respectively. From September 2011 to April 2015, Ms. Daley was employed with Naked Brand Group Inc., where she worked in the accounting department, serving as controller from August 2013 until her departure in April 2015, and where she was also responsible for assisting in various operational functions including EDI implementation, ERP implementation, inventory management, information technology and office administration. From July 2021 to present, Ms. Daley has acted as manager of accounting at Anavex Life Sciences where she assists to in the finalization of all internal reporting, budgeting, and operational matters such as annual SOX audits, quarterly reviews, IT audits, and annual audits. Ms. Daley’s expertise in financial accounting for public companies and her having served as a chief financial officer and controller on companies listed on United States public exchanges makes her a qualified director candidate for our company.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceeding in the past ten (10) years that would require disclosure under Item 401(f) of Regulation S-K.

Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Director Independence

Our Board is composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Stock Market Rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the Compensation Committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that Jeffrey Parry, George Kovalyov and Juliana Daley are independent directors of the Company.

Board Meetings

The Board held six (6) meetings during the fiscal year ended December 31, 2024.

Board Committees

We have established three committees of the Board: an Audit Committee, a Compensation Committee, and a Nominating Committee. We have adopted a charter for each of the three committees. Copies of our committee charters are posted on our website at https://pmgcholdings.com/investors/governance.

Each committee’s members and functions are described below.

Audit Committee. Our Audit Committee consists of Jeffrey Parry, George Kovalyov and Juliana Daley. Ms. Daley is the Chairman of our Audit Committee. We have determined that these directors satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. Our Board has determined that Ms. Daley qualifies as an audit committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K. The Audit Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	monitoring management’s communication and implementation of the Company’s anti-fraud policy;

●	reviewing the Company’s cybersecurity mitigation measures and practices periodically;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our Compensation Committee consists of Jeffrey Parry, George Kovalyov and Juliana Daley. Mr. Kovalyov is the Chairman of our Compensation Committee. The Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which his compensation is deliberated. The Compensation Committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the stockholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination Committee. Our Nomination Committee consists of Jeffrey Parry, George Kovalyov and Juliana Daley. Mr. Parry is the Chairman of our Nomination Committee. The Nomination Committee assists our Board in selecting individuals qualified to become our directors and in determining the composition of our and its committees. The Nomination Committee is responsible for, among other things:

●	selecting and recommending to the board nominees for election by the stockholders or appointment by the board;

●	reviewing annually with the board the current composition of our Board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of Board meetings and monitoring the functioning of the committees of our Board; and

●	advising our Board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our Board on all matters of corporate governance and on any remedial action to be taken.

The Chair and members of each committee of the Board are summarized in the table below:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Juliana Daley – (Independent)	Chair	Member	Member
Jeffrey Parry – (Independent)	Member	Member	Chair
George Kovalyov – (Independent)	Member	Chair	Member

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

When considering director candidates, the Nominating and Corporate Governance Committee will evaluate multiple factors in assessing their qualifications. A candidate must have extensive and relevant leadership experience, including an understanding of the complex challenges of enterprise leadership. An appropriate candidate will have gained appropriate experience and education in some or all of the key areas below.

●	Relevant Sector Experience. Director candidates will have gained their leadership experience in sectors directly relevant to the Company’s business and/or served as an executive officer, or other major operating or staff officer of a public corporation, with a background in accounting, finance and/or business operations.

●	Corporate Governance Experience. Director candidates should have sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.

●	Education. Generally, it is desirable, but not mandatory, that a Board candidate should hold an undergraduate degree from a respected college or university and in relevant fields of study.

When further considering director candidates, personal attributes and characteristics will be considered. Specifically, these should include the following:

●	Personal. Director candidates should be of the highest moral and ethical character. Candidates must exhibit independence, objectivity and be capable of serving as representatives of the stockholders. The candidates should have demonstrated a personal commitment to areas aligned with the Company’s public interest commitments, such as education, the environment and welfare of the communities in which we operate.

●	Individual Characteristics. Director candidates should have the personal qualities to be able to make a substantial active contribution to Board deliberations. These qualities include intelligence, self-assuredness, a high ethical standard, inter-personal skills, independence, courage, a willingness to ask the difficult question, communication skills and commitment. In considering candidates for election to the Board, the Board should constantly be striving to achieve the diversity of the communities in which the Company operates.

●	Availability. Director candidates must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership. Generally, therefore, the candidate should not have more than three other corporate board memberships.

●	Compatibility. The Board candidate should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

Board Diversity

Each year, our Nominating Committee will review, with the Board, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates, our Nominating Committee will consider factors, including, without limitation, an individual’s character, integrity, judgment, potential conflicts of interest, other commitments and diversity. While we do not have any formal policy regarding board diversity for our Board as a whole or for each individual member of the Board, the Nominating Committee does consider such factors as gender, race, ethnicity, experience and area of expertise, as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the Board.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, at the following address: Corporate Secretary, PMGC Holdings Inc., 120 Newport Center Drive, Suite 249, Newport Beach, CA 92660, Attn: Board of Directors. Our acting Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We do not require Board members to attend any Annual Meeting of the Stockholders.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders.

The Board has adopted a written code of business conduct and ethics (“Code of Ethics”) applicable to each employee, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics also applies to our agents and representatives, sales representatives and consultants. The Code of Ethics is posted on our website at www.pmgcholdings.com/investors/governance. If we make certain amendments to or waivers of our Code of Ethics, we intend to satisfy the SEC disclosure requirements by promptly posting the amendment or waiver on our website.

Hedging Policy

The Company’s insider trading policy prohibits the Company’s directors and executive officers, as well as any other employee of the Company who possesses material, non-public information about the Company, from engaging in hedging transactions. The policy does not specifically define hedging transactions, but they are intended to include the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or other transactions that are intended to hedge or offset any decrease in the market value of Company securities held by the individual.

Policies and Procedures for Approval of Related Party Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers, significant stockholders or their immediate families is a participant and the amount exceeds $120,000. We refer to these transactions as related party transactions. Related party transactions have the potential to create actual or perceived conflicts of interest between PMGC and its directors, officers and significant stockholders or their immediate family members. Our Audit Committee is charged with the responsibility to review, approve and oversee related party transactions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives

The objective of our compensation program is to provide a total compensation package to each named executive officer (“NEO”) that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance.

Elements of Executive Compensation

Our compensation for NEOs generally consists of a consultant fee and equity.

Equity Incentive Awards

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its stockholders.

Equity Compensation Plan Information

The table below sets forth information concerning securities granted under equity compensation plans approved and not approved by security holders of the Company and the weighted average exercise price for such securities as of September 30, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	141	$8,240	185,889
Equity compensation plans not approved by security holders	-	$-	-
Total	141	$8,240	185,889

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code, or Section 162(m) limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each NEO in a taxable year.

Compensation of Chief Executive Officer

Effective October 25, 2024, Mr. Bensler is entitled to an annual consultant fee of $250,000, which fee the Company will pay to GB Capital Ltd, a corporation wholly owned by Mr. Bensler, and certain sign-on and performance-based bonuses and milestone-based awards pursuant to the Second Amended GB Capital Consulting Agreement, as amended. See “Compensation Agreements—Graydon Bensler” below for more detail on the terms of the Second Amended GB Capital Consulting Agreement, as amended, and Mr. Bensler’s compensation for his services as Chief Executive Officer.

SUMMARY COMPENSATION TABLE

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2024 and 2023:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Total ($)
Graydon Bensler	2024	$196,333	$195,000	—	$391,333
Chief Executive Officer, Chief Financial Officer and Director	2023	$85,000	$25,000	$—	$110,000

Jordan R. Plews(2)	2024	$228,333	$25,000		$253,333
Former Director, Chief Executive Officer, and President	2023	$200,000	—	—	$200,000

Brenda Buechler(3)	2024	$98,509	$20,000	—	$118,509
Former Chief Marketing Officer	2023	$190,000	—	—	$190,000

Christoph Kraneiss(4)	2024	$92,179	$20,000	—	$112,179
Former Commercial Officer	2023	$180,000	—	—	$180,000

(1)	Such compensation was paid to GB Capital Ltd, an entity wholly owned by Graydon Bensler.

(2)	On December 23, 2024, Jordan Plews resigned as Director of the Company.

(3)	On June 20, 2024, we notified Brenda Buechler that she was involuntarily terminated without “cause” or laid off from employment as part of a wider job elimination/restructuring or reduction in force of the Company in order to streamline the Company’s operations and organizational structure.

(4)	On June 20, 2024, we notified Christoph Kraneiss that he was involuntarily terminated without “cause” or laid off from employment as part of a wider job elimination/restructuring or reduction in force of the Company in order to streamline the Company’s operations and organizational structure.

COMPENSATION AGREEMENTS

Graydon Bensler

On October 25, 2024, the Company entered into the Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer (the “Second Amended GB Capital Consulting Agreement”) with GB Capital Ltd, a British Colombia, Canada corporation (“GB Capital”), an entity controlled by Mr. Bensler. The Second Amended GB Capital Consulting Agreement amended and restated the terms of that certain Amended and Restated Consulting Agreement between the Company and GB Capital for Non-Employee Chief Executive Officer dated June 1, 2020 (the “Original Bensler Consulting Agreement”). The Original Bensler Consulting Agreement was amended and restated again on June 21, 2024 pursuant to that certain Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital. Under the Second Amended GB Capital Consulting Agreement, GB Capital agreed to designate Mr. Graydon Bensler, Director of GB Capital, to perform the Services (as defined in the Second Amended GB Capital Consulting Agreement).

Pursuant to the terms of the Second Amended GB Capital Consulting Agreement, as consideration for Mr. Bensler’s services as non-employee Chief Executive Officer of the Company, the Company would pay GB Capital a consultant fee of $250,000 per annum and certain bonuses. Upon execution of the Second Amended GB Capital Consulting Agreement, the Company would make the following payments to GB Capital (such payments, the Bensler Sign-on Bonuses”): (i) a one-time bonus of $175,000, with (A) $100,000 of such bonus to be paid to GB Capital in cash and (B) $75,000 of such bonus to be remitted to GB Capital in Series B Preferred Stock, with the cash equivalent of such shares of Series B Preferred Stock to be determined by mutual agreement of the Company and GB Capital, and provided such issuance of Series B Preferred Stock was approved by the Company’s stockholders. In the Board’s sole discretion, it may also award GB Capital a bonus at the end of the applicable fiscal year in the amounts it determines in its sole discretion (each of such bonuses, the “Bensler Annual Bonus”), provided that GB Capital meets the Board’s performance objectives for GB Capital and GB Capital is engaged by the Company for such fiscal year in full. The target of the Annual Bonus is 125% or greater of the Bensler Annual Consultant Fee. For the avoidance of doubt, the first fiscal year for which the Company will consider whether GB Capital qualifies for the Bensler Annual Bonus is the fiscal year in which the Effective Date falls. Pursuant to the Second Amended GB Capital Consulting Agreement, the Company shall also pay GB Capital in the first fiscal quarter of 2026 a bonus in the amount of $60,000 if the Company has a positive adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) in 2025. Subject to the terms of the Second Amended GB Capital Consulting Agreement, GB Capital is also entitled to each of the following bonus payments (collectively, the “Bensler Milestone Bonuses”). Such Bensler Milestone Bonuses are payable upon the occurrence of the following events, at which time the Company shall remit the applicable Milestone Bonuses to GB Capital as follows:

(i)	the Company shall pay GB Capital $50,000 for each Company acquisition consummated, provided the target company of such acquisition has $2,000,000 in annual revenue or more upon consummation of such acquisition;

(ii)	the Company shall pay GB Capital $50,000 upon any closing of an equity or equity-linked financing of the Company which results in net proceeds being raised in such financing of $3,000,000 in a fiscal quarter (the closing which qualifies GB Capital for such payment, the “GB Triggering Equity Financing,” and such payment, the “GB Equity Financing Bonus”). For the avoidance of doubt, GB Capital is entitled only to a one-time payment of the GB Equity Financing Bonus $50,000 per fiscal quarter and the Company will not make further payments as an Equity Financing Bonus in spite of the occurrence of any of the following events: (A) the closing of any equity or equity-linked financings subsequent to the GB Triggering Equity Financing in such fiscal quarter which result in proceeds of $3,000,000 to the Company; (B) any closings for the same equity financing round subsequent to the GB Triggering Equity Financing in such fiscal quarter which result in additional proceeds of $3,000,000 or more to the Company);

(iii)	if and when the Company achieves each of the targeted EBITDA amounts in one fiscal quarter, as set forth in this Section 1(e)(iii) (each of such amounts, “EBITDA Milestone”), the Company shall pay GB Capital a fee equal to 25% of the applicable EBITDA Milestone (such fee, the “EBITDA Milestone Bonus”: (A) $50,000; (B) $150,000; (C) $250,000; (D) $350,000. For the avoidance of doubt, GB Capital may only receive a one-time payment of the EBITDA Milestone Bonus in each fiscal quarter, upon the Company’s achievement of the applicable EBITDA Milestone, and the Company will not make further payments to GB Capital as the EBITDA Milestone Bonus even upon achievement of an EBITDA Milestone in the same fiscal quarter which value exceeds the value of the first EBITDA Milestone GB Capital has achieved in such fiscal quarter; and

(iv)	the Company shall pay GB Capital $300,000 each time the Company achieves a Market Valuation (as defined in the Second Amended GB Capital Consulting Agreement) of $50,000,000 and $100,000,000, provided that each of such Market Valuations continues for each at least 5 consecutive Trading Days (as defined in the Second Amended GB Capital Consulting Agreement).

Additionally, GB Capital may elect to accrue the Bensler Milestone Bonuses and convert the cash amount of the Bensler Milestone Bonus into shares of the Company’s Common Stock or preferred stock. In such event, the conversion ratio of the Bensler Milestone Bonus shall be determined by mutual agreement between the Company and GB Capital.

On October 25, 2024, the Company entered into the Amendment to the Second Amended GB Capital Consulting Agreement which stipulated that the Company’s issuances of Series B Preferred Stock to GB Capital as the Bensler Sign-on Bonuses, were subject to stockholder approval.

On April 3, 2025, the Company entered into Amendment No. 2 to the Second Amended GB Capital Consulting Agreement, which amended and restated paragraph 1e of Exhibit B of the Second Amended GB Capital Consulting Agreement, to include the following:

“e. Milestone-based Cash Bonuses. Upon the occurrence of the following events, the Company shall remit the applicable cash bonuses to the Consultant as set forth in this Section 1(e) and subject to the terms and conditions of this Section 1(e):

(i) The Company shall pay the Consultant $50,000 for each Company acquisition consummated, provided the target company of such acquisition has $2,000,000 in annual revenue or more upon consummation of such acquisition;

(ii) The Company shall pay the Consultant $50,000 upon any closing of an equity or equity-linked financing of the Company which results in net proceeds being raised in such financing of $3,000,000 in a fiscal quarter (the closing which qualifies the Consultant for such payment, the “Triggering Equity Financing,” and such payment, the “Equity Financing Bonus”). For the avoidance of doubt, the Consultant is entitled only to a one-time payment of the Equity Financing Bonus $50,000 per fiscal quarter and the Company will not make further payments as an Equity Financing Bonus in spite of the occurrence of any of the following events: (A) the closing of any equity or equity-linked financings subsequent to the Triggering Equity Financing in such fiscal quarter which result in proceeds of $3,000,000 to the Company; (B) any closings for the same equity financing round subsequent to the Triggering Equity Financing in such fiscal quarter which result in additional proceeds of $3,000,000 or more to the Company.

(iii) If and when the Company achieves each of the targeted EBITDA amounts in one fiscal quarter, as set forth in this Section 1(e)(iii) (each of such amounts, “EBITDA Milestone”), the Company shall pay the Consultant a fee equal to 25% of the applicable EBITDA Milestone (such fee, the “EBITDA Milestone Bonus”: (A) $50,000; (B) $150,000; (C) $250,000; (D) $350,000. For the avoidance of doubt, the Consultant may only receive a one-time payment of the EBITDA Milestone Bonus in each fiscal quarter, upon the Company’s achievement of the applicable EBITDA Milestone, and the Company will not make further payments to the Consultant as the EBITDA Milestone Bonus even upon achievement of an EBITDA Milestone in the same fiscal quarter which value exceeds the value of the first EBITDA Milestone the Consultant has achieved in such fiscal quarter.

(iv) Company shall pay the Consultant $50,000 each time the Company achieves a Market Valuation (as defined below) of $5,000,000, $10,000,000, $15,000,000, $20,000,000, and $25,000,000 (each of such payments, “Valuation Payment”); provided that each of such Market Valuations continue for each at least five (5) consecutive Trading Days (as defined below), and provided further that the Company may only recover any erroneously awarded amounts in Valuation Payments for one (1) year following the date of such erroneous award.

(v) The Company shall pay the Consultant $600,000 each time the Company achieves a Market Valuation of $50,000,000 and $100,000,000, provided that each of such Market Valuations continues for each at least 5 consecutive Trading Days.

(vi) In any calendar year, the Company shall remit the Consultant a one-time payment of $300,000 upon the Company’s achievement of its first positive EBITDA of $2,000,000 for such calendar year.

(vii) The Board, in its sole discretion, may award a cash or equity bonus payment (“Licensing Milestone Bonus”) to the Consultant upon the Company or any of its Subsidiaries’ (as defined below) entry into a license agreement which provides for either: (A) the Company or Subsidiary’s license of any intellectual property rights of the Company or Subsidiary to another party, including the license of intellectual property rights of the Company or Subsidiary to each other; or (B) a third party’s license of intellectual property rights to the Company or Subsidiary; provided, however, that if the Board determines to award the Licensing Milestone Bonus to the Consultant in the form of preferred stock, such preferred stock issuance is subject to the approval of the Company’s shareholders.

(viii) Notwithstanding anything to the contrary in this Second A&R Agreement, the Consultant may elect to accrue the payments due to the Consultant under Section 1(e) of this Exhibit B (each, a “Milestone Bonus”) convert the cash amount of the Milestone Bonus into shares of the Company’s common stock or preferred stock. In such event, the conversion ratio of the Milestone Bonus shall be determined by mutual agreement between the Company and the Consultant, provided, however, that if the Consultant determines to receive the Milestone Bonus payment in the form of preferred stock, the Milestone Bonus payment is subject to the approval of the Company’s shareholders.”

Capitalized terms used in the text quoted immediately above have the meanings set forth in Amendment No. 2 to the Second Amended GB Capital Consulting Agreement.

Amendment No. 2 to the Second Amended GB Capital Consulting Agreement further clarified that the equity grants made to GB Capital under Section 2 of Exhibit B of the GB Consulting Agreement, if determined by the Board to be in the form of preferred stock, is subject to the approval of the Company’s shareholders.

Amendment No. 2 to the Second Amended GB Capital Consulting Agreement also deleted Section 4a of the GB Consulting Agreement in its entirety. The foregoing summary of Amendment No. 2 to the Second Amended GB Capital Consulting Agreement does not purport to be complete and is subject to and is qualified in its entirety by a copy of Amendment No. 2 to the Second Amended GB Capital Consulting filed herein as Exhibit 10.30.

On August 12, 2025, the Company entered into Amendment No. 3 to the Second Amended GB Capital Consulting Agreement, which provided for the Company’s grant of a fully vested award in the form of either: (i) restricted stock units (“RSUs”), (ii) restricted stock, or (iii) cash (each, an “Acquisition Award”) to GB Capital on the consummation of any acquisition of (i) an entity, (ii) assets, or (iii) capital stock by the Company or any Subsidiary (as defined below). The amount of the Acquisition Award will be calculated based on the total purchase price of the consummated acquisition, regardless of whether or not such purchase price is paid in cash, stock, assumed debt, or other consideration (such purchase price, the “Acquisition Value”), and will be determined as follows:

●	Acquisition Value from $0 to $5,000,000 – GB Capital is entitled to an Acquisition Award of 5% of the Acquisition Value;

●	Acquisition Value over $5,000,000 to $10,000,000 – GB Capital is entitled to an Acquisition Award of 6% of the Acquisition Value;

●	Acquisition Value over $10,000,000 to $20,000,000 – GB Capital is entitled to an Acquisition Award of 7% of the Acquisition Value; and

●	Acquisition Value over $20,000,000 – GB Capital is entitled to an Acquisition Award of 8% of the Acquisition Value.

In addition to the determinations of Acquisition Value set forth above, the Compensation Committee may, in its sole discretion, determine to award GB Capital an additional 1% of the applicable percentage of the Acquisition Value if: (i) the Board and/or Compensation Committee projects the applicable acquisition to be earnings before interest, tax, depreciation, and amortization (EBITDA) or net income accretive within twelve (12) months of closing or (b) the Compensation Committee deems the applicable acquisition as an advancement to the Company’s long-term growth objectives, competitive positioning, and/or operational capabilities.

If GB Capital elects to receive its Acquisition Award in the form of RSUs or restricted stock, the number of RSUs (“RSU Award Amount”) or restricted stock granted shall equal (x) the dollar value of the Acquisition Award divided by (y) the trailing five (5) day volume-weighted average price (VWAP) of the Company’s Common Stock ending on the trading day prior to the acquisition closing date (such RSU Award Amount rounded down to the nearest whole share). The RSUs or restricted stock granted to GB Capital will be fully vested and shall not be subject to any further service or performance conditions.

Acquisition Awards may, at the Board’s discretion and in compliance with applicable law, be issued directly to GB Capital or any other designated entity of GB Capital. All such Acquisition Awards shall be subject to applicable securities laws and the terms of the Company’s then-effective equity incentive plan or other applicable grant policy.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, or a governmental entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

Amendment No. 3 to the Second Amended GB Capital Consulting Agreement also provided for the name change of the Second Amended GB Capital Consulting Agreement, going forward, to “Consulting and Services Agreement for Non-Employee Chief Executive Officer.” Amendment No. 3 to the Second Amended GB Capital Consulting Agreement is filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 18, 2025 and is incorporated herein by reference.

On October 16, 2025, the Company entered into Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer (“Amendment No. 4 to the GB Capital Consulting Agreement”) with GB Capital.

Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital (the “GB Capital Consulting Agreement”) modified the terms of the GB Capital Consulting Agreement as follows:

a.	Add terms to Section 3 to provide for a monthly housing reimbursement of $8,000 to GB Capital solely for the purpose of facilitating its performance of services in Newport Beach, California.

b.	Amend and restate Section 5’s provisions regarding GB Capital’s independent contractor relationship with the Company;

c.	Amend and restate Section 6’s provisions regarding GB Capital’s determination of the method, detail, and means of performing its services, subject to the results required by the Company set forth in the GB Capital Consulting Agreement and applicable Statements of Work, if any;

d.	Amend and restate subsection 6(b)’s provisions regarding GB Capital’s ineligibility for the Company’s employee benefits;

e.	Amend and restate subsection 6(c)’s provisions regarding GB Capital’s tax responsibilities for compensation paid under the GB Capital Consulting Agreement;

f.	Add subsection 6(d) to provide for GB Capital’s express authorization to enter into contracts and make commitments on behalf of the Company, subject to any limitations or approval requirements established by the Board or as otherwise provided in writing by the Company;

g.	Add subsection 6(e) to provide for GB Capital’s non-exclusive engagement as consultant under the GB Capital Consulting Agreement and permit GB Capital’s to provide services to other clients and other clients and to engage in other business activities; and

h.	Add subsection 6(f) to state that the GB Capital Consulting Agreement does not create an employment, agency, partnership, fiduciary, or joint venture relationship between the Parties.

Additionally, Amendment No. 4 to the GB Capital Consulting Agreement replaces all references to “severance payment”, “Severance Payment”, and “Severance Event”) in the GB Capital Consulting Agreement with “termination payment,” “Termination Payment,” and “Termination Event,” respectively, on a nomenclature basis without changing the parties’ substantive rights or obligations.

Except as expressly amended in Amendment No. 4 to the GB Capital Consulting Agreement, the GB Capital Consulting Agreement remains in full force and effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to the GB Capital Consulting Agreement, a copy of which is filed as Exhibit 10.52.

Severance and Change of Control Arrangements

Graydon Bensler

Pursuant to the Second Amended GB Capital Consulting Agreement, Mr. Bensler, through his wholly owned entity GB Capital which is a party to the Second Amended GB Capital Consulting Agreement, is entitled to a one-time severance payment of $250,000 if any, on the occurrence of a Severance Event (as defined below).

“Cause” means any of the following: (i) willful failure by the Consultant to perform its duties and responsibilities to the Company pursuant to the Second Amended GB Capital Consulting Agreement, in such case after written notice thereof and a failure to remedy such failure within ten (10) days of the Company’s notice; (ii) commission by Mr. Bensler of any act of fraud, embezzlement, or any other willful misconduct that has caused or is reasonably expected to cause material injury to the Company; (iii) unauthorized use or disclosure by the Consultant of any confidential information of the Company or any other party to whom Mr. Bensler owes an obligation of nonuse and nondisclosure as a result of the Consultant’s relationship with the Company; (iv) abuse of alcohol or drugs; or (v) breach by the Consultant of any of its obligations under the Second Amended GB Capital Consulting Agreement or any other written agreement with the Company after written notice thereof and, if capable of being remedied, a failure to remedy such breach within ten (10) days of such notice.

“Change of Control” means an event in which it the Company is sold to, merged, consolidated, reorganized into or with, or the Company’s assets are transferred or sold to another entity, after which the holders of voting securities of the Company immediately prior to such event, including voting securities issuable upon exercise or conversion of vested options, warrants or other securities or rights, hold (directly or indirectly) less than a majority of the combined voting power of the then-outstanding securities of the surviving entity of such event.

“Severance Event” means (i) a Change of Control; (ii) Mr. Bensler’s termination for Cause; or (iii) Mr. Bensler’s termination by majority stockholder or Board vote.

Amendment No. 4 to the GB Capital Consulting Agreement, amongst other things, replaced all references to “severance payment”, “Severance Payment”, and “Severance Event”) in the GB Capital Consulting Agreement with “termination payment,” “Termination Payment,” and “Termination Event,” respectively, on a nomenclature basis without changing the parties’ substantive rights or obligations.

DIRECTOR COMPENSATION

As of the date of this prospectus, the Company pays each of its independent directors $55,500 in compensation for their services to the Company as independent directors. The Company’s current independent directors are paid this annual compensation on a quarterly basis, or $13,875 at each fiscal quarter’s end.

We previously compensated our independent directors for their services as directors through a mix of cash and stock options. In addition to in-person attendance bonuses, we intend to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and Board committee meetings.

On June 1, 2023, we rescinded previously granted but unissued non-statutory stock options to each of our independent director nominees and instead granted non-statutory stock options to purchase 49 shares of Common Stock (such share amount on a pre-adjusted basis and 14 on an as-adjusted basis) to our then independent director nominees and related parties, Jeffrey Parry, Crystal Muilenburg and Julianna Daley under our 2020 Equity Incentive Plan, as amended. The equity compensation grants were directly in relation to the appointment of Mr. Parry, Ms. Daley and Ms. Muilenburg as our independent directors. The options maintain a contractual life of 10 years and an exercise price of $7,000 per share of Common Stock (such dollar amount on a pre-adjusted basis and $24,500 on an as-adjusted basis). All options vest at a rate of 25% on the first anniversary of the date of grant and the remaining 75% vest evenly over 36 months thereafter.

Equity Incentive Awards

2025 Equity Incentive Plan

Overview

The Company 2025 Equity Incentive Plan (“2025 Plan”) became effective on September 15, 2025.

On September 15, 2025, the 2025 Plan superseded the Company’s previous Amended 2020 Equity Incentive Plan (“2020 Plan”), and any shares of Common Stock underlying awards already made under the 2020 Plan will be issued from the 2025 Plan. On this date, (i) outstanding awards made under the 2020 Plan will remain outstanding, and such awards will remain subject to the original award terms; and (ii) shares subject to any outstanding awards made under the 2020 Plan will be administered from the share reserve of the 2025 Plan. The 2025 Plan is filed herein as Exhibit 10.1.

The purpose of the 2025 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of our business. The administrator of the 2025 Plan (the “Administrator”) may, in its sole discretion, amend, alter, suspend or terminate the 2025 Plan, or any part thereof, at any time and for any reason. We will obtain stockholder approval of any 2025 Plan amendment to the extent necessary and desirable to comply with legal and regulatory requirements relating to the administration of equity-based awards. Unless earlier terminated by the administrator, the 2025 Plan will terminate on September 15, 2035.

Any capitalized terms used in this “2025 Equity Incentive Plan” subsection and not otherwise defined herein have the meaning given to that term in the 2025 Plan.

Authorized Shares

Initially, the maximum number of shares of our Common Stock that may be subject to awards under the 2025 Plan is 25% of the issued and outstanding shares of Common Stock as of September 15, 2025. Subject to adjustment upon dividends or other distributions, recapitalizations, stock splits, reorganizations, merger, consolidations, split-ups, spin-offs, combinations, changes in control, repurchases or exchange of Shares or other securities of the Company as provided in Section 12 of the 2025 Plan, the number of shares of Common Stock reserved and available for issuance under the 2025 Plan will be (i) no less than twenty five percent (25%) of the shares of Common Stock issued and outstanding as of September 15, 2025; (ii) on January 1 of each calendar year after September 15, 2025, will automatically increase by an amount equal to the lesser of: (A) ten percent (10%) of the shares of Common Stock issued and outstanding as of January 1 of the applicable calendar year; and (B) such lesser amount as determined by the Administrator, in its sole discretion.

Additionally, if an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares of Common Stock (or for Awards other than Options the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the 2025 Plan (unless the 2025 Plan has terminated). Shares of Common Stock that have actually been issued under the 2025 Plan under any Award will not be returned to the 2025 Plan and will not become available for future distribution under the 2025 Plan; provided, however, that if shares of Common Stock issued pursuant to Awards of Restricted Stock are repurchased by the Company or are forfeited to the Company due to the failure to vest or upon certain events, such shares of Common Stock will become available for future grant under the 2025 Plan. Shares of Common Stock used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the 2025 Plan. To the extent an Award under the 2025 Plan is paid out in cash rather than shares of Common Stock, such cash payment will not result in reducing the number of shares of Common Stock available for issuance under the 2025 Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 12, the maximum number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options will equal the aggregate number of shares reserved and issuable under the 2025 Plan, plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated under the Code, any shares of Common Stock that become available for issuance under the 2025 Plan pursuant to Section 3(b) of the 2025 Plan (shares of Common Stock which were subject to Awards which have: expired or becomes unexercisable without having been exercised in full, surrendered pursuant to an exchange program, or with respect to restricted stock, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares of Common Stock (or for Awards other than Options the forfeited or repurchased Shares).

Plan Administration

The 2025 Plan will be administered by (i) the Compensation Committee or (ii) the Board, if the Compensation Committee does not exist, and in any event, the administrator of the 2025 Plan shall administer the 2025 Plan in compliance with Applicable Laws. Subject to the provisions of the 2025 Plan, and in the case of the Compensation Committee, subject to the specific duties delegated by the Board to the Compensation Committee, the Administrator will have the authority, in its discretion: (A) to determine the Fair Market Value (as defined below); (B) to select the Service Providers to whom Awards may be granted under the 2025 Plan; (C) to determine the number of Shares to be covered by each Award granted under the 2025 Plan; (D) to approve forms of Award Agreements for use under the 2025 Plan; (E) to determine the terms and conditions, not inconsistent with the terms of the 2025 Plan, of any Award granted under the 2025 Plan, of which terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator will determine; (F) to institute and determine the terms and conditions of an Exchange Program; (G) to construe and interpret the terms of the 2025 Plan and Awards granted pursuant to the 2025 Plan; (H) to prescribe, amend and rescind rules and regulations relating to the 2025 Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; (I) to modify or amend each Award (subject to the amendment and termination provisions of the 2025 Plan), including but not limited to, the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to the Option term provisions set forth in the 2025 Plan; (J) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 13 of the 2025 Plan; (K) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; (L) to allow a Participant to defer the receipt of the payment of cash or the delivery of shares of Common Stock that otherwise would be due to such Participant under an Award; and (M) to make all other determinations deemed necessary or advisable for administering the 2025 Plan. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

“Fair Market Value” means as of any date, the value of Common Stock determined as follows:

(i)	if the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”), its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

(iii)	in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator using one of the valuation methods set forth in Section 1.409A-1(b)(5)(iv)(B)(2) of the Treasury Regulation. Such determination shall be conclusive and binding on all persons.

Eligibility

Under the 2025 Plan, Non-statutory Stock Options, Restricted Stock, Restricted Stock Units and other equity awards granted may be granted to Service Providers. Additionally, Incentive Stock Options may be granted only to Employees.

Stock Options

Subject to the terms and provisions of the 2025 Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of shares of Common Stock subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-statutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Non-statutory Stock Options.

The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than five (5) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement. The terms of outstanding Awards may be amended without shareholder approval to reduce the exercise price of outstanding Options, or to cancel outstanding Options in exchange for cash, other Awards, or Options with an exercise price that is less than the exercise price of the original Option, to the extent permitted by Applicable Law or the listing rules of Nasdaq.

The per share exercise price for the shares of Common Stock to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. As to an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Options may be granted with a per share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (i) cash; (ii) check; (iii) promissory note, to the extent permitted by Applicable Laws; (iv) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (v) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the 2025 Plan; (vi) by net exercise; (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or (viii) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

Any Option granted under the 2025 Plan will be exercisable according to the terms of the 2025 Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a share of Common Stock.

Restricted Stock

Subject to the terms and provisions of the 2025 Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. Except as provided in the 2025 Plan or as the Administrator determines, shares of Restricted Stock may not be transferred until the end of the applicable Period of Restriction (as defined below). The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. Except as otherwise provided in the 2025 Plan, Shares of Restricted Stock covered by each Restricted Stock grant made under the 2025 Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted under the 2025 Plan may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

“Period of Restriction” means the period during which the transfer of shares of Restricted Stock are subject to restrictions and therefore, the shares of Common Stock are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

During the Period of Restriction, Service Providers holding shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in shares of Common Stock, the shares of Common Stock will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the 2025 Plan.

Restricted Stock Units

Subject to the terms and provisions of the 2025 Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. A Restricted Stock Unit Award may vest upon completion of a specified period of service with the Company or a Subsidiary and/or based on the achievement of certain performance goals during the applicable performance period, as set forth in the Participant’s Award Agreement. If Restricted Stock Units vest based upon satisfaction of performance goals, then the Administrator will: (x) determine the nature, length and starting date of any performance period for the Restricted Stock Units; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed, unearned Restricted Stock Units will be forfeited to the Company for future issuance.

Other Awards

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to the specified Awards provided for in the 2025 Plan. Subject to the provisions of the 2025 Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such other Awards and all other terms and conditions of such other Awards.

Non-transferability of Awards

Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

Certain Adjustments

In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of Common Stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2025 Plan, the Company will adjust the number and class of shares of Common Stock that is reserved and issuable under the 2025 Plan and/or the number, class, and price of shares of Common Stock covered by each outstanding Award.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Merger or Change in Control

In the event of a merger or Change in Control (as defined below), each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent including, without limitation, that: (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 12(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option will terminate upon the expiration of such period.

An Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in Section 12(c) of the 2025 Plan to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in Section 12(c) of the 2025 Plan to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section 12 will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

“Change in Control” means any of the following events:

(i)	A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control;

(ii)	If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)	A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of the definition of Change in Control, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time. Further, and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Treatment of Awards on Termination of Relationship as a Service Provider

Unless otherwise provided by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, any unvested portion of any applicable Awards will be forfeited and shares of Common Stock covered by any vested portion of the applicable Awards that have not been issued to the Participant or its designees, as applicable, pursuant to the exercise or settlement thereof during the period beginning on the date of cessation of the Participant as a Service Provider until three (3) months thereafter, will revert to the 2025 Plan. Notwithstanding the immediately preceding sentence, if the Service Provider is terminated for Cause, any Award issued to such terminated Service Provider will be forfeited, regardless of any vested or unvested portion of such Award, and in the case of such forfeiture, the Shares covered by the Award will revert to the 2025 Plan.

Unless otherwise provided by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant’s Disability, (i) the vested portion of the Option shall remain exercisable for the amount set forth in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement), and if no time is specified in the Award Agreement, the vested portion of the Option shall remain exercisable for twelve (12) months following the Participant’s termination, and (ii) the unvested portion shall remain exercisable for three (3) months following the Participant’s termination due to Disability, and after such three (3) months the Shares underlying the unvested portion of the Option will be forfeited and revert to the 2025 Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2025 Plan.

Unless otherwise provided by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the 2025 Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2025 Plan.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Administrator may require a participant to forfeit, return or reimburse the Company all or a portion of the Award or shares issued under the Award, any amounts paid under the Award and any payments or proceeds paid or provided upon disposition of the shares issued under the Award in order to comply with such clawback policy or Applicable Laws.

U.S. Federal Income Tax Consequences

The 2025 Plan is, in part, is a qualified plan for federal income tax purposes. As such, the Company is entitled to (i) withhold and deduct from future wages of the Participant, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to a qualified stock option, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, a qualified stock option or a disqualifying disposition of stock received upon exercise of a qualified stock option, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to a qualified stock option.

Amendment and Termination

The Board may at any time amend, alter, suspend or terminate the 2025 Plan. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Additionally, the Company shall obtain stockholder approval for each of the following: (i) increases to the shares of Common Stock reserved and issuable under the 2025 Plan other than as set forth in Section 3(c)(ii) to 3(c)(iii) of the 2025 Plan (evergreen and adjustment provisions of the 2025 Plan); (ii) any changes to the applicable prices that a Participant may pay for with regard to applicable Awards granted under the 2025 Plan, provided, however, that the terms of outstanding Awards may be amended without shareholder approval to reduce the exercise price of outstanding Options, or to cancel outstanding Options in exchange for cash, other Awards, or Options with an exercise price that is less than the exercise price of the original Option; (iii) changes to the 2025 Plan which would expand eligibility for Participant or potential Participants’ Awards; (iv) changes to the 2025 Plan which would materially increase Participants’ or potential Participants’ benefits available under the 2025 Plan; and (v) changes to the 2025 Plan which would expand the types of Awards provided under the 2025 Plan. Notwithstanding anything to the contrary in the 2025 Plan, the terms of outstanding Awards may be amended without shareholder approval to reduce the exercise price of outstanding Options, or to cancel outstanding Options in exchange for cash, other Awards, or Options with an exercise price that is less than the exercise price of the original Option to the extent permitted by applicable law or the listing rules of the applicable trading market.

No amendment, alteration, suspension or termination of the 2025 Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the 2025 Plan will not affect the Administrator’s ability to exercise the powers granted to it under the 2025 Plan with respect to Awards granted under the 2025 Plan prior to the date of such termination.

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees.

The timing of equity award grants is determined with consideration to a variety of factors, including, but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its stockholders.

Director Compensation Table

The following table provides the total compensation paid to each person who served as a member of the Board during fiscal year 2024:

DIRECTOR COMPENSATION
Name	Cash Paid ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Braeden Lichti	290,900	(1)	75,000	(2)						365,900
Graydon Bensler	316,333	(1)	75,000	(2)						391,333
Jeffrey Parry	55,000									55,000
Juliana Daley	55,000									55,000
George Kovalyov	55,000				52,845	(3)				107,845
Jordan R. Plews	228,333		25,000							253,333

(1)	Such compensation was made to Northstrive Companies Inc., an entity wholly owned by Braeden Lichti and to GB Capital Ltd., an entity wholly owned by Graydon Bensler, respectively.
(2)	Such compensation was made to Braeden Lichti and Graydon Bensler, personally.
(3)	On March 6, 2024, the Company granted 58 stock options (such share amount on a pre-adjusted basis and 17 on an as-adjusted basis) with a contractual life of ten years and an exercise price of $1,400 per common stock (such dollar amount on a pre-adjusted basis and $4,900 on an as-adjusted basis). These stock options were valued at $52,845 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the ownership of the Company’s Common Stock and Series B Preferred Stock as of December 2, 2025 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock and Series B Preferred Stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of September 29, 2025. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 744,121 shares of Common Stock and 6,372,874 shares of outstanding Series B Preferred Stock as of December 2, 2025.

Number of Shares Beneficially Owned					Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Common Stock		Series B Preferred Stock		Percent of Common Stock		Percent of Series B Preferred Stock(2)	Percent of Voting Stock(2)
Officers and Directors
Braeden Lichti, Non-Employee, Non-Executive Chairman of the Board	784	(3)	3,336,437	(4)	*	%	52.35%	46.89%
Graydon Bensler, Non-Employee Chief Executive Officer, Chief Financial Officer and Director	213	(4)	3,036,437	(5)	*	%	47.65%	42.67%
Jeffrey Parry, Director	20	(6)	0		*	%	0%	* %
George Kovalyov, Director	6	(7)	0		*	%	0%	* %
Juliana Daley, Director	10	(8)	0		*	%	0%	* %
All executive officers and directors as a group (5 persons)	1,033	(9)	6,372,874		*	%	100%	89.56%

5%+ Stockholders of Series B Preferred Stock
Northstrive Companies Inc.(10)	**		3,336,437	(3)	**		52.35%	46.88%
GB Capital Ltd(11)	172	(12)**	3,036,437	(5)	**		47.65%	42.67%
5%+ Stockholders of Common Stock
Streeterville Capital, LLC	67,000		0		9.00%		0%	* %

*	Denotes less than one (1%) percent.

**	This shareholder is not a 5% or greater holder of Common Stock, only a 5% or greater holder of Series B Preferred Stock.

(1)	Unless otherwise indicated, the business address of each of the individuals is our address of c/o PMGC Inc., 120 Newport Center Drive, Ste. 249, Newport Beach, CA 92660.

(2)	Rounded to the nearest tenth percent.

(3)	Consists of (i) 41 shares of Common Stock that Mr. Lichti has the right to acquire from us within 60 days of December 2, 2025 pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan, (ii) 730 shares of Common Stock held by Northstrive Companies Inc., of which Mr. Lichti has sole voting and dipositive power over the shares, and (v) 13 shares of Common Stock underlying warrants held by BWL Investments Ltd

(4)	These shares of Series B Preferred Stock are held through Northstrive Companies Inc., a California corporation wholly owned by Braeden Lichti, the Company’s Chairman. Mr. Lichti has sole voting and dispositive power over these shares.

(5)	Consists of (i) 172 shares of Common Stock held by GB Capital Ltd, of which Mr. Bensler has sole voting and dipositive power over the shares and (ii) 41 shares of Common Stock that Mr. Bensler has the right to acquire from us within 60 days of December 2, 2025 pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(6)	These shares of Series B Preferred Stock are held through GB Capital Ltd, a British Columbia, Canada corporation wholly owned by Graydon Bensler, the Company’s Non-Employee Chief Executive Officer, Chief Financial Officer, and Director. Mr. Bensler has sole voting and dispositive power over these shares.

(7)	Consists of (i) 9 shares of Common Stock and (ii) 11 shares of Common Stock that Mr. Parry has the right to acquire from us within 60 days of December 2, 2025, pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(8)	Consists of 6 shares of Common Stock that Mr. Kovalyov has the right to acquire from us within 60 days of December 2, 2025, pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(9)	Consists of (i) one share of Common Stock and (ii) 9 shares of Common Stock that Ms. Daley has the right to acquire from us within 60 days of December 2, 2025, pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(10)	Consists of (i) 912 shares of Common Stock beneficially owned by our directors and executive officers, (ii) 108 shares of Common Stock underlying outstanding options, exercisable within 60 days of December 2, 2025 and (iii) 13 shares of Common Stock underlying warrants.

(11)	Northstrive Companies Inc. is an entity wholly owned by Braeden Lichti, the Company’s Chairman. Mr. Lichti has sole voting and dispositive power over the shares of Series B Preferred Stock held by Northstrive Companies Inc.

(12)	GB Capital Ltd is an entity wholly owned by Graydon Bensler, the Company’s Non-Employee Chief Executive Officer, Chief Financial Officer, and Director. Mr. Bensler has sole voting and dispositive power over the shares of Series B Preferred Stock held by GB Capital Ltd.

(13)	Consists of 172 shares of Common Stock held by GB Capital Ltd.

SELLING SHAREHOLDERS

This prospectus relates to the offer and sale, from time to time, of up to 236,543 shares of our Common Stock by the stockholders identified in the table below, who we refer to in this prospectus as the “Selling Shareholders” and their respective transferees, pledgees, donees, assignees or other successors (each also a Selling Shareholder for purposes of this prospectus). The Selling Shareholders identified below may currently hold or acquire at any time shares of our Common Stock in addition to those registered hereby. Except for any ownership of shares of common stock, the Selling Stockholders have not had any material relationship with us within the past three years.

We are registering these 236,543 shares of our Common Stock for sale by the Selling Shareholders named below pursuant to the Warrant Inducement Agreement and the Warrants, as described below.

The percent of beneficial ownership for the Selling Shareholders is based on 744,121 shares of Common Stock and 6,372,874 shares of Series B Preferred Stock outstanding as of December 2, 2025. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, each Selling Shareholder listed below has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by it.

Information concerning the Selling Shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional Selling Shareholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Shareholders.

The Selling Shareholders are not obligated to sell any of the shares of our securities offered by this prospectus. Because each Selling Shareholder identified in the table below may sell some or all of the shares of our securities owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such securities, no estimate can be given as to the number of securities covered by this prospectus that will be held by the Selling Shareholders.

In addition, subject to applicable law, each Selling Shareholder may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our securities it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Shareholder provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that each Selling Shareholder will sell all of the shares of our Common Stock beneficially owned by it that are covered by this prospectus but will not sell any other shares of our Common Stock that it may currently own.

		Maximum
	Number of	Number of	Number of
	Shares of	Shares of	Shares of
	Common	Common	Common
	Stock	Stock to	Stock	Percentage of
	Beneficially	be Sold	Beneficially	Beneficial
	Owned	Pursuant	Owned	Ownership
	Prior to	to this	After	After
Name of Selling Shareholder	Offering(1)	Prospectus(2)	Offering(3)	Offering
Anson East Master Fund LP(4)	10,409	10,409	0	0%
Anson Investments Master Fund LP(5)	36,901	36,901	0	0%
L1 Capital Global Opportunities Master Fund (“L1”) (6)	47,309	47,309	0	0%
Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) (7)	47,309	47,309	0	0%
S.H.N. Financial Investments Ltd. (“SHN”) (8)	47,309	47,309	0	0%
Warberg WF XII LP(9)	47,309	47,309	0	0%
Total	5,236,543	236,543	0	0%

(1)	Includes both the shares Common Stock owned by such Selling Shareholder prior to this Offering and the shares of Common Stock issuable upon exercise of such Selling Shareholder’s Warrants.

(2)	Includes shares issuable upon the exercise of the Warrants.

(3)	Assumes that the Selling Shareholders will sell all of the shares of Common Stock beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares of our Common Stock.

(4)	Such Selling Shareholder’s mailing address is principal business address is Maples Corporate Services Limited, PO Box 309, Ugland house, Grand Kayman, KY1-1104, Cayman Islands. Anson Advisors Inc and Anson Funds Management LP, the co-investment advisers of Anson East Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(5)	Such Selling Shareholder’s principal business address is Maples Corporate Services Limited, PO Box 309, Ugland house, Grand Kayman, KY1-1104, Cayman Islands. Anson Advisors Inc and Anson Funds Management LP, the co-investment advisers of Anson Investments Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(6)	Such Selling Shareholder’s mailing address is P.O. Box 10085, 161A Shedden Road, 1 Artillery Court, Grand Kayman KY1-1001, Cayman Islands. David Feldman and Joel Arber are the Directors of L1. As such, L1, Mr. Feldman, and Mr. Arber may be deemed to beneficially own these shares (as such term is defined in Rule 13d-3 of the Exchange Act. To the extent that Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these shares for all other purposes.

(7)	Such Selling Shareholder’s mailing address is Arik Einstein 3, Herzliya, Israel. Sabby Management, LLC, the investment manager to this Selling Shareholder, has discretionary authority to vote and dipose of these shares held by Sabby and may be deemed to be the beneficial owner of these shares. Hal Mintz, in his capacity as manager of Sabby Management, LLC, may also be deemed to have investment discretion and voting power over the shares held by Sabby. Sabby Management, LLC and Mr. Mintz each disclaim any beneficial ownership of these shares.

(8)	S.H.N. Financial Investments Ltd.’s mailing address is Arik Einstein Street 3, Herzliya, Israel. Nir Shamir is the Chief Executive Officer of SHN and may be deemed to beneficially own these Shares. To the extent Mr. Shamir is deemed to beneficially has sole voting and dispositive power over the shares.

(9)	Daniel Warsh serves as the Managing Partner of Warberg Asset Management, the general partner of Warberg WF XII LP, and may be deemed to have voting and investment control with respect to the securities held by such Selling Shareholder. Mr. Warsh disclaims any beneficial ownership of the securities reported by such Selling Shareholder other than to the extent of any pecuniary interest such individual may have therein. The principal address of Warberg WF XII LP is 716 Oak St., Winnetka, IL, 60093.

DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Articles of Incorporation and our Bylaws.

General

We are authorized to issue one class of stock. The total number of shares of stock which we are authorized to issue is 2,500,000,000 shares of capital stock, 2,000,000,000 of which are Common Stock, $0.0001 par value per share, of which 744,121 shares of which are outstanding as of September 29, 2025, and 500,000,000 shares of which are preferred stock, of which 50,000,000 shares have been designated as Series B Preferred Stock. As of the date of this prospectus, 6,372,874 shares of Series B Preferred Stock of the Company are issued and outstanding. As of September 29, 2025, there were 41 holders of record of our Common Stock and two (2) holders of record of our Series B Preferred Stock.

Common Stock

The holders of our Common Stock are entitled to the following rights:

Voting Rights. Each share of our Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under Nevada law, holders of our Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our Common Stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our Common Stock that are not to be issued upon conversion of the convertible promissory notes have no subscription, redemption or conversion privileges; in addition, such Common Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Common Stock are fully paid and non-assessable.

Other Securities of the Company Not Being Offered in this Offering

The following is a description of securities of the Company other than the Common Stock offered hereby.

Preferred Stock

As of the date of this prospectus, 6,372,874 shares of Series B Preferred Stock are issued and outstanding. However, our Board has the authority to issue up to 500,000,000 shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

The issuance of shares of other series of preferred stock other than the Series B Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of these other series of preferred stock on the rights of holders of the Common Stock until the Board determines the specific rights of the holders of other series of preferred stock; however, these effects may include:

●	Restricting dividends on the Common Stock;

●	Diluting the voting power of the Common Stock;

●	Impairing the liquidation rights of the Common Stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Series B Preferred Stock

We have authorized 50,000,000 shares of preferred stock named “Series B Preferred Stock.” The terms of the Series B Preferred Stock are as follows:

Redemption Rights

The Series B Preferred Stock have no redemption rights.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company (each of such events, “Liquidation”), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, on parity with the holders of shares of Common Stock or any other class or series of capital stock of the Company, the amount that would be paid to the holders of the Series B Preferred Stock if, prior to such voluntary or involuntary liquidation, dissolution, or winding up of the Company, the Series B Preferred Stock had been converted into shares of Common Stock and the Common Stock that has accrued thereon had been issued.

Conversion Rights

The Series B Preferred Stock have no conversion rights.

Voting Rights

For so long as any shares of the Series B Preferred Stock remain issued and outstanding, each share of Series B Preferred Stock entitles its holder to the right to vote, in respect of all matters concerning the Common Stock, in an amount equal to one (1) vote per share held. The Common Stock (and any other class or series of capital stock of the Company entitled to vote generally with the Common Stock) and the Series B Preferred Stock shall vote as a single class and such voting rights shall be identical in all respects.

As long as any shares of Series B Preferred Stock are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect any of the following acts or transactions without (in addition to any other vote required by law or this Articles of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock: (i) amend the Company’s Articles of Incorporation or Bylaws so as to adversely alter the rights, preferences, privileges or powers of the Series B Preferred Stock; (ii) create any new class or series of shares pari passu or senior to the Series B Preferred Stock or increase or decrease the number of authorized shares, or change the par value, of Common Stock or preferred stock; (iii) pay or declare any dividend on Common Stock or junior securities of the Company, or incur indebtedness in any single transaction in excess of $1 million; or (iv) redeem, purchase or otherwise acquire any share or shares of preferred stock or Common Stock (other than (x) the repurchase of shares of Common Stock pursuant to a written benefit plan or employment or consulting agreement, or (y) the repurchase of any equity securities in connection with the Company’s right of first offer with respect to those securities contained in any written agreement with the Company).

Preemptive Rights

Holders of Series B Preferred Stock have no preemptive rights.

Warrants

Representative Warrants

On November 24, 2023, we issued the underwriter in our initial public offering warrants (the “Representative’s Warrants”) to purchase an aggregate of 15 shares of our Common Stock, at an exercise price of $20,000 per share. The Representative’s Warrant may be exercised beginning on November 24, 2023, until November 24, 2029. As of September 16, 2024, no Representative’s Warrants have been exercised.

Warrants Issued Pursuant to Warrant Inducements

On January 27, 2025, we entered into a warrant inducement agreement (“Existing Warrant Inducement Agreement”) with certain warrant holders (the “Warrant Holders”), which Warrant Inducement Agreement references previous Company’s common stock purchase warrants registered for sale under the registration statement on Form S-1 (File No. 333-281987) to purchase shares of the Company’s Common Stock.

Pursuant to the Existing Warrant Inducement Agreement, the holders of the previous warrants agreed to reduce the exercise price of the warrants that were previously issued to these holders by the Company in a public offering. Additionally, the Company agreed to issue unregistered warrants with an exercise price of $2.75 per share (such dollar amount on a pre-adjusted basis and $11.27 on an as-adjusted basis, and the warrant agreement for such new warrants, to purchase 236,543 shares of Common Stock, in the aggregate (such number on an as-adjusted basis).

The transactions contemplated by the Warrant Inducement Agreement and the new warrant agreement were consummated or January 28, 2025. Pursuant to the Warrant Inducement Transactions, the Company received aggregate gross proceeds up to approximately $1,938,772, before deducting expenses payable by the Company.

Convertible Notes

As of December 2, 2025, there are no convertible notes outstanding.

Options

As of December 2, 2025, there were 149 shares of Common Stock issuable upon exercise of outstanding options with a weighted exercise of $7,938.63 per share, of which a total of 127 option shares have vested.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, Nevada Revised Statues (“NRS”) 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ELAB.”

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Shareholders or their permitted transferees, of up to 236,543 Warrant Shares.

The shares of Common Stock offered by this prospectus are being offered by the Selling Shareholders. The shares of Common Stock may be sold or distributed from time to time by the Selling Shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Warrant Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Warrant Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Warrant Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Shareholder may be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Shareholders have informed us that they intend to use one or more registered broker-dealers to effectuate all sales, if any, of the Warrant Shares that they have acquired and may in the future acquire from us pursuant to the Warrants or otherwise. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Shareholders have informed us that each such broker-dealer will receive commissions from the Selling Shareholders that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the Warrant Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the Warrant Shares sold by the Selling Shareholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of the Shares sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholders can presently estimate the amount of compensation that any agent will receive from any purchasers of the Shares sold by the Selling Shareholders.

We know of no existing arrangements between the Selling Shareholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of the Warrant Shares offered by this prospectus by the Selling Shareholders including the names of any brokers, dealers, underwriters or agents participating in the distribution of such Shares by the Selling Shareholders any compensation paid by the Selling Shareholders to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the Warrant Shares covered by this prospectus by the Selling Shareholders. We have reserved up to 236,543 shares of our Common Stock that we may issue to the Selling Shareholders as shares issuable pursuant to the exercise of the Warrants.

This offering will terminate on the date that all Warrant Shares offered by this prospectus have been sold by the Selling Shareholders.

Our Common Stock are listed on the Nasdaq Capital Market under the symbols “ELAB.” On December 2, 2025, the closing price of our Common Stock was $5.22.

EXPERTS

Our financial statements as of December 31, 2024 included in this prospectus have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in its report appearing herein and elsewhere in the registration statement. Our financial statements as of December 31, 2023 have been audited by TPS Thayer, LLC (“TPS Thayer”) an independent registered public accounting firm, as stated in its report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the entity’s ability to continue as a going concern). On December 17, 2024, the Company dismissed TPS Thayer, LLC as its independent registered public accounting firm. During the Company’s fiscal years ending in December 31, 2023 and December 31, 2022, there were (i) no disagreements with TPS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TPS Thayer would have caused TPS Thayer to make reference to the subject matter of the disagreements in connection with its report, and (ii) with the exception of material weaknesses related to reconciliation of various accounts, lack of precision and accuracy to properly reflect in the financial statements, no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided TPS Thayer with a copy of the disclosure in this “Expert” section and requested TPS Thayer furnish the Company with a letter addressed to the SEC stating whether or not TPS agrees with such disclosure. A copy of the letter provided by TPS is filed as Exhibit 16.1 to this registration statement.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at https://www.pmgcholdings.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated herein by references or otherwise a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference:

(i)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

(ii)	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 14, 2025, for the fiscal quarter ended June 30, 2025, filed with the SEC on August 13, 2025, and for the fiscal quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

(iii)	our Current Reports on Form 8-K filed with the SEC on August 18, 2025, August 25, 2025, September 4, 2025, September 17, 2025, September 29, 2025, October 21, 2025, and October 30, 2025;

(iv)	our definitive information statement filed with the SEC on August 26, 2025;

(v)	our definitive information statement filed with the SEC on October 10, 2025; and

(vi)	Our definitive proxy statement filed with the SEC on October 27, 2025.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to PMGC Inc., 120 Newport Center Drive, Ste. 249, Newport Beach, CA 92660, telephone number (888) 445-4886. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

Condensed Consolidated Financial Statements of

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

For the quarterly periods ended September 30, 2025, and 2024

(Unaudited - Expressed in United States Dollars)

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Condensed Consolidated Balance Sheets

(Unaudited - Expressed in United States dollar)

As of:	September 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$7,700,562	$3,984,453
Receivables, net	271,492	5,276
Prepaids and deposits	770,098	868,464
Inventory	128,469	-
Other receivables	97,940	-
Investment in securities- current	804,070	-
Assets held for sale	-	1,192,808
Total Current Assets	9,772,631	6,051,001

Operating lease right-of-use-assets	1,243,742
Investment in securities-noncurrent	-	139,084
Property and equipment, net	413,446	1,087
Intangibles, net	2,548,664	2,801,993
Goodwill	959,535	-
TOTAL ASSETS	$14,938,018	$8,993,165
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$553,879	$481,001
Due to related parties	486,848	419,217
Current portion of consideration payable	315,865	350,000
Current portion of operating lease liability	229,229	-
Derivative liabilities	681,818	-
Convertible debt	3,194,053	-
Liabilities held for sale	-	548,916
Total Current Liabilities	5,461,692	1,799,134

Operating lease liability	985,671	-
Consideration payable	-	534,467
TOTAL LIABILIITES	$6,447,363	$2,333,601
Commitments and Contingencies

EQUITY
Preferred stock $0.0001 par value; 500,000,000 stock authorized:
Series B preferred stock, 6,372,874 and Nil shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	637	-
Common stock, $0.0001 par value, 2,000,000,000 shares authorized; 744,121 and 125,421 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively (1)	74	12
Additional paid-in capital	26,525,454	19,929,516
Accumulated other comprehensive income	(753)	(337)
Accumulated deficit	(18,034,757)	(13,269,627)
TOTAL EQUITY	8,490,655	6,659,564
TOTAL LIABILITIES AND EQUITY	$14,938,018	$8,993,165

(1)	Reflects retrospectively the 1-for-200 reverse stock split that became effective on November 27, 2024, the subsequent 1-for-7 reverse stock split that became effective March 10, 2025, and the 1 for 3.5 reverse stock split that became effective on September 2, 2025. On a combined basis, this reflects retrospectively a reverse stock split of 1-for-4,900. Refer to Note 1, “Organization and nature of operations”

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three and Nine months ended September 30, 2025, and 2024

(Unaudited - Expressed in United States dollars)

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024

Revenue	285,948	-	285,948	-
Total revenue	285,948	-	285,948	-

Cost of Goods Sold	207,918	-	207,918	-
Gross margin	78,030	-	78,030	-

Operating expenses
Depreciation and amortization	35,284	136	36,389	412
Marketing and promotion	64,484	11,258	182,407	276,371
Consulting fees	621,103	226,104	1,367,005	784,420
Office and administrative	726,543	167,074	1,255,413	447,874
Professional fees	389,111	174,437	939,754	266,433
Investor relations	44,380	36,862	161,157	134,427
Research and development	15,000	4,098	114,108	59,651
Repairs and maintenance	312,579	-	312,579	-
Foreign exchange (gain) loss	4,174	(991)	3,677	990
Travel and entertainment	64,273	6,637	119,684	11,253
Total operating expenses	$2,276,931	625,615	4,492,173	1,981,831

Net loss from continuing operations before other income (expense)	$(2,198,901)	(625,615)	(4,414,143)	(1,981,831)

Other income (expense)
Finance cost	(179,479)	-	(179,479)	-
Change in fair value of derivative liabilities	-	65,474	-	367,277
Gain on the termination of intangible assets	-	-	129,613	-
Interest income	24,406	95	89,789	245
Interest expense	(17,401)	(641,807)	(27,877)	(684,576)
Dividend income	5,775	-	8,791	-
Other Income	5,914	-	5,914	-
Realized gain (loss) on investments	(25,871)	-	(397,365)	-
Unrealized gain (loss) on investments	(230,461)	-	8,438	-
Net loss from continuing operations	$(2,616,018)	(1,201,853)	(4,776,319)	(2,298,885)

Loss from discontinued operations (Note 4)	21,698	(299,404)	11,189	(2,012,113)
Total net loss	(2,594,320)	(1,501,257)	(4,765,130)	(4,310,998)
Other comprehensive income (loss)
Currency translation adjustment	469	(1,014)	(416)	26
Total comprehensive loss	$(2,593,851)	(1,502,271)	(4,765,546)	(4,310,972)

Basic and diluted loss per share
Continuing operations	$(4.950)	(265.779)	(13.731)	(589.609)
Discontinued operations	$0.041	(66.211)	0.032	(516.059)
Weighted average shares outstanding(1)	528,472	4,522	347,847	3,899

(1)	Reflects retrospectively the 1-for-200 reverse stock split that became effective on November 27, 2024, the subsequent 1-for-7 reverse stock split that became effective March 10, 2025, and the 1 for 3.5 reverse stock split that became effective on September 2, 2025. On a combined basis, this reflects retrospectively a reverse stock split of 1-for-4,900. Refer to Note 1, “Organization and nature of operations”

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Three and Nine months ended September 30, 2025, and 2024

(Unaudited - Expressed in United States dollars)

	Common Stock		Series B Preferred Stock		Additional		Accumulated other
	Number of shares #	Amount $	Number of shares #	Amount $	paid-in capital $	Accumulated deficit $	comprehensive income $	Total $

Balance, June 30, 2024(1)	3,857	-	-	-	12,472,025	(9,833,631)	1,242	2,639,636
Issued and issuable shares for acquisition of intangible assets	125	-	-	-	-	-	-	-
Issued pursuant to public offering	5,831	1	-	-	7,044,999	-	-	7,045,000
Issued pursuant to Securities Purchase Agreement	265	-	-	-	325,819	-	-	325,819
Share-based compensation	-	-	-	-	47,038	-	-	47,038
Net loss for the period	-	-	-	-	-	(1,501,257)	-	(1,501,257)
Currency translation adjustment	-	-			-	-	(1,014)	(1,014)
Balance, September 30, 2024(1)	10,078	1	-	-	19,889,881	(11,334,888)	228	8,555,222

Balance, June 30, 2025(1)	422,165	42	6,372,874	637	24,490,155	(15,440,437)	(1,222)	9,049,175
Issuance of common stock under ATM program	18,358	2	-	-	204,519	-	-	204,521
Exercise of replacement warrants	236,545	23	-	-	1,511,420	-	-	1,511,443
Issuance of commitment shares of ELOC	56,700	6	-	-	306,174	-	-	306,180
Issuance of Pre-Delivery shares of ELOC	10,300	1			6	-		7
Round-up shares due to the stock split	53	-			-	-		-
Share-based compensation	-	-	-	-	13,180	-	-	13,180
Net loss for the period	-	-	-	-	-	(2,594,320)	-	(2,594,320)
Currency translation adjustment	-	-	-	-	-	-	469	469
Balance, September 30, 2025	744,121	74	6,372,874	637	26,525,454	(18,034,757)	(753)	8,490,655

(1)	Reflects retrospectively the 1-for-200 reverse stock split that became effective on November 27, 2024, the subsequent 1-for-7 reverse stock split that became effective March 10, 2025, and the 1 for 3.5 reverse stock split that became effective on September 2, 2025. On a combined basis, this reflects retrospectively a reverse stock split of 1-for-4,900. Refer to Note 1, “Organization and nature of operations”

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Three and Nine months ended September 30, 2025, and 2024

(Unaudited - Expressed in United States dollars)

	Common Stock		Series B Preferred Stock		Additional		Accumulated other
	Number of shares #	Amount $	Number of shares #	Amount $	paid-in capital $	Accumulated deficit $	comprehensive income $	Total $

Balance, January 1, 2024(1)	3,538	-	-	-	10,850,764	(7,023,890)	202	3,827,076
Issued and issuable shares for acquisition of intangible assets	444	-	-	-	1,610,778	-	-	1,610,778
Issued pursuant to public offering	5,831	1	-	-	7,044,999	-	-	7,045,000
Issued pursuant to Securities Purchase Agreement	265	-	-	-	325,819	-	-	325,819
Share-based compensation	-	-	-	-	57,521	-	-	57,521
Net loss for the period	-	-	-	-	-	(4,310,998)	-	(4,310,998)
Currency translation adjustment	-	-	-	-	-	-	26	26
Balance, September 30, 2024	10,078	1	-	-	19,889,881	(11,334,888)	228	8,555,222

Balance, January 1, 2025	125,421	12	-	-	19,929,516	(13,269,627)	(337)	6,659,564
Settlement of accrued bonus liability	-	-	6,372,874	637	149,363	-	-	150,000
Issued and issuable shares for acquisition of intangible assets	3,554	-	-	-	43,535	-	-	43,535
Exercise of Series A Warrants	39,565	4	-	-	1,698,054	-	-	1,698,058
Issued pursuant to the registered direct offering	36,899	4	-	-	1,245,302	-	-	1,245,306
Repurchase of shares and warrants	(12)	-	-	-	(179)	-	-	(179)
Round up shares due to reverse stock splits	78	-	-	-	-	-	-	-
Exercise of Pre-funded Warrants	47,230	5	-	-	(5)	-	-	-
Issuance of common stock under ATM program	187,843	19	-	-	1,672,085	-	-	1,672,104
Exercise of replacement warrants	236,543	23	-	-	1,511,420	-	-	1,511,443
Issuance of commitment shares of ELOC	56,700	6	-	-	306,174	-	-	306,180
Issuance of Pre-Delivery shares of ELOC	10,300	1	-	-	6	-	-	7
Share-based compensation	-	-	-	-	(29,817)	-	-	(29,817)
Net loss for the period	-	-	-	-	-	(4,765,130)	-	(4,765,130)
Currency translation adjustment	-	-	-	-	-	-	(416)	(416)
Balance, September, 2025	744,121	74	6,372,874	637	26,525,454	(18,034,757)	(753)	8,490,655

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2025, and 2024

(Unaudited - Expressed in United States dollars)

	September 30, 2025	September 30, 2024
Operating activities
Net loss	$(4,765,130)	$(4,310,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	36,906	9,715
Finance cost	179,479	-
Share-based compensation	(29,817)	57,521
Straight-line rent expense	(30,633)	(2,069)
Change in fair value of derivative liabilities	-	(367,277)
Non-cash interest expense	27,081	671,578
Research and development costs for intangible assets	14,358	61,019
Gain on termination of intangible asset	(129,613)	-
Loss on the sale of Skincare	39,676	-
Realized loss on sale of investments	397,365	-
Unrealized gain on investments	(8,438)	-

Changes in operating assets and liabilities:
Receivables	(81,811)	8,266
Prepaid expenses and deposits	194,882	283,722
Inventory	124,497	(490,754)
Accounts payable and accrued liabilities	265,541	383,119
Customer deposits	(20,496)	2,890
Due to related parties	(397,728)	206,833
Cash flows used in operating activities[1]	$(4,183,881)	$(3,486,435)

Investing activities
Purchase of equipment	(95,594)	(9,160)
Purchase of investments	(1,564,059)	-
Proceeds from sale of investments	1,246,228	-
Issuance of promissory note	(127,300)	-
Purchase of intangible assets	(6,000)	(162,320)
Net cash paid in business combinations	(1,669,787)	-
Cash flows used in investing activities[1]	$(2,216,512)	$(171,480)

Financing activities
Exercise of Series A warrants, net	1,698,058	-
Proceeds from the registered direct offering, net	1,245,306	-
Proceeds from issuance of common stock and warrants, net	-	6,993,059
Proceeds from issuance of Notes, net	-	914,442
Repayment of Notes	-	(1,150,000)
Repurchase of shares and warrants	(179)	-
Issuance of common stock under ATM agreement, net	1,672,104	-
Exercise of replacement warrants, net	1,511,443	-
Proceeds from the initial Pre-Paid Purchase of ELOC, net	3,990,007	-
Cash flows provided by financing activities	$10,116,739	$6,757,501

Effect of exchange rate changes on cash	(237)	(767)

Increase(decrease) in cash	3,716,109	3,098,819
Cash, beginning of period	3,984,453	3,326,851
Cash, ending of period	$7,700,562	$6,425,670

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2025, and 2024

(Unaudited - Expressed in United States dollars)

Supplemental cash flow information:
Cash paid for interest	$14,389	$23,248
Cash paid for taxes	-	-

Non-cash Investing and Financing transactions:
Common stock issued and issuable on acquisition of intangible asset	43,535	1,610,778
Shares received as proceeds for the sale of Skincare	728,550	-
Series B preferred shares issues to settle accrued bonus liability	150,000	-
Consideration payable settled through termination of the agreement	894,151	-
Commitment shares on the ELOC	306,180	-

[1]	Refer to Note 4 for disclosure of cash flows used in operating and investing activities of discontinued operations.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

1.	Organization and nature of operations

PMGC Holdings Inc. (formerly Elevai Labs Inc.) (“PMGC”) was incorporated under the laws of the State of Delaware on June 9, 2020. During 2024, PMGC completed a reorganization that included a name change and redomiciling from Delaware to Nevada. PMGC and its 100% owned subsidiaries, PMGC Research Inc. (formerly Elevai Research Inc) (“PMGC Research”), PMGC Impasse Corp (formerly Elevai Skincare Inc.), Northstrive Biosciences Inc. (formerly Elevai Biosciences, Inc), PMGC Capital LLC, Pacific Sun Packaging Inc.(“Pacific Sun”) and AGA Precision Systems LLC (“AGA”), are collectively referred to in these consolidated financial statements as “the Company.”

On April 29, 2024, PMGC Impasse Corp (“Skincare”) and Northstrive Biosciences Inc. (“BioSciences”) were incorporated under the laws of the state of Delaware. PMGC is the sole shareholder of Skincare and BioSciences. The purpose of Skincare is to operate the Company’s skincare business, while the purpose of BioSciences is to hold and develop the Company’s intellectual property. Effective May 1, 2024, PMGC transferred its operating assets and liabilities relating to its skincare business to Skincare in exchange for common stock of Skincare. On November 13, 2024, PMGC Capital LLC (“PMGC Capital”) was incorporated under the laws of the state of Nevada, PMGC is the sole shareholder of PMGC Capital.

On November 27, 2024, the Company completed a reverse stock split on a ratio of two hundred old shares of common stock for every one new post reverse split share of common stock. On March 10, 2025, the Company completed a second reverse stock split on a ratio of seven (7) shares of common stock for every one new post second reverse split common stock. On September 2, 2025, the Company completed a third reverse stock split of its common stock on a ratio of 3.5 common stock for every one new post third reverse split common stock. All current and comparative references to the number of common stock, warrants, options, weighted average number of common stock, and loss per share have been retrospectively adjusted to give effect to these reverse stock splits. On a combined basis, this reflects retrospectively a reverse stock split of 1-for-4,900.

On December 31, 2024, PMGC and Skincare entered into an asset purchase agreement (the “Asset Purchase Agreement”) with an unrelated third party, pursuant to which PMGC agreed to sell, and the unrelated third party agreed to purchase, PMGC’s skincare business. The sale of the skincare business closed on January 16, 2025. In accordance with Accounting Standards Codification (“ASC”) 205-20 “Discontinued Operations”, the assets and liabilities and the results of operations of the skincare business have been presented in these unaudited condensed consolidated financial statements as assets and liabilities held for sale and discontinued operations. The Company also retrospectively adjusted the unaudited condensed consolidated statement of operations and comprehensive loss for the three and nine months ended September 30, 2024, to reflect discontinued operations separately from continuing operations (Note 4).

Prior to entering into the Asset Purchase Agreement, the Company’s principal business was operating a skincare development company engaged in the design, manufacture, and marketing of skincare products in the skincare industry. With the sale of its skincare business, the Company changed its principal business. After this sale, PMGC became a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries.

As part of its diversification and growth strategy, the Company completed the following acquisitions during the third quarter of 2025:

●	On July 7, 2025, the Company completed the acquisition of Pacific Sun Packaging Inc., a California-based custom IT packaging company (Note 5).

●	On July 18, 2025, the Company acquired AGA Precision Systems LLC, a California-based CNC machining company (Note 5).

PMGC currently manages and operates a diverse portfolio of five wholly owned subsidiaries:

●	Northstrive BioSciences Inc. – a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists.

●	PMGC Research Inc. – PMGC Research is based in Canada and is currently dedicated to medical scientific research and development efforts, utilizing Canadian research grants and partnering with leading Canadian Universities to push the boundaries of innovation.

●	PMGC Capital LLC – a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Our mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital.

●	Pacific Sun Packaging Inc.- a California-based custom IT packaging company providing innovative, sustainable, and technology-driven packaging solutions to industrial and consumer markets.

●	AGA Precision Systems LLC. - a California-based precision engineering and CNC machining company specializing in the design and production of high-tolerance components for industrial and technology applications. AGA expands PMGC’s advanced manufacturing footprint and enhances its capacity to deliver vertically integrated engineering and production solutions across multiple sectors.

2.	Going Concern

These unaudited condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations.

As of September 30, 2025, and December 31, 2024, the Company had a net working capital of $4,310,939 and $4,251,867, respectively, and has an accumulated deficit of $18,034,757 and $13,269,627, respectively. Furthermore, for the nine months ended September 30, 2025, and 2024, the Company incurred a net loss of $4,765,130 and $4,310,998, respectively and used $4,183,881 and $3,486,435, respectively of cash flows for operating activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but not limited to, twelve (12) months from the date the financial statements are issued. The Company is aware that material uncertainties related to events or conditions may cast substantial doubt upon the Company’s ability to continue as a going concern.

Management’s plans that alleviate substantial doubt about the Company’s ability to continue as a going concern include: (a) raising additional debt or equity financing and (b) the acquisition of cash flow generating assets or businesses. Although the Company has been successful in raising funds in the past, and expects to do so in the future, there are no guarantees that it will be able to raise funds as anticipated.

3.	Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements have been prepared in accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and generally accepted accounting principles in the United States (“U.S. GAAP”) for interim financial information and are expressed in United States dollars. Accordingly, the unaudited condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, we have included all adjustments considered necessary for a fair presentation and such adjustments are of a normal recurring nature. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the years ended December 31, 2024, and 2023. The results of operations for the three and nine months ended September 30, 2025 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2025.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of PMGC and its 100% owned subsidiaries, PMGC Research, Skincare, BioSciences, PMGC Capital, Pacific Sun and AGA. All intercompany accounts, transactions and profits were eliminated in the unaudited condensed consolidated financial statements.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under this method, the purchase consideration transferred is measured at fair value on the acquisition date and allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values. Any excess of the purchase consideration over the fair value of the identifiable net assets acquired is recorded as goodwill.

Acquisition-related costs (such as legal, due diligence, and advisory fees) are expensed as incurred and presented within general and administrative expenses in the consolidated statements of operations.

Contingent consideration, if any, is recorded at fair value on the acquisition date and subsequently remeasured at each reporting period, with changes in fair value recognized in earnings in accordance with ASC 805-30-35 and ASC 450, Contingencies.

During the third fiscal quarter of 2025, the Company completed two acquisitions—Pacific Sun Packaging Inc. and AGA Precision Systems LLC—which were accounted for under ASC 805. The initial purchase price allocations are preliminary and subject to adjustment upon completion of final valuation analyses (Note 5).

Goodwill and Intangible Assets

Goodwill arising from business combinations represents the excess of the purchase price over the fair value of identifiable net assets acquired. Goodwill is not amortized but is tested for impairment annually or more frequently if events or circumstances indicate that the carrying amount may not be recoverable, in accordance with ASC 350, Intangibles – Goodwill and Other.

Goodwill recognized from the 2025 acquisitions of Pacific Sun Packaging Inc. and AGA Precision Systems LLC primarily reflects expected synergies, operational efficiencies, workforce know-how, and future growth opportunities within the Company’s manufacturing segment.

Identifiable intangible assets acquired in business combinations are recorded at fair value as of the acquisition date and are amortized on a straight-line basis over their estimated useful lives. The Company’s current classes and estimated useful lives are as follows:

Intangible asset	Estimated useful life
Customer relationship	12 to 15 years
Brand	5 years
Backlog	1 year

Revenue Recognition

Revenue is recognized in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to receive.

For Pacific Sun Packaging Inc., revenue is recognized at a point in time upon shipment or delivery, as control transfers to the customer at that stage. For AGA Precision Systems LLC, revenue from CNC machining and precision component manufacturing is recognized over time using an input method based on labor hours or materials consumed, as the Company’s performance creates an asset that has no alternative use and there is an enforceable right to payment for performance completed to date. The revenue recognition policies for PMGC’s other subsidiaries remain unchanged.

Inventory

Inventory entirely consists of IT packaging purchased and sold by Pacific Sun as finished goods. Inventory is stated at the lower of cost or net realizable value. Cost is determined using the Frist in First out (FIFO) method. Net realizable value is determined on the basis of anticipated sales proceeds less the estimated selling expenses. To assess the need for an allowance due to obsolescence or a decline in net realizable value, management evaluates inventory aging in conjunction with expected future sales and compares the cost of inventory to its net realizable value. If the carrying amount exceeds net realizable value, an allowance is recorded to write down the inventory to its estimated net realizable value.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to revenue recognition, the collectability of receivables, valuation of inventory, fair value of investments in securities, derivative liabilities and stock options, useful lives and recoverability of long-lived assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the unaudited condensed consolidated financial statements in the period they are determined.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. The functional currency of PMGC Research is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets, liabilities, and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

The accounts of PMGC Research are translated to U.S. dollars using the current rate method. Accordingly, assets and liabilities are translated into U.S. dollars at the period-end exchange rate while revenues and expenses are translated at the average exchange rates during the period. Related exchange gains and losses are included in a separate component of stockholders’ equity as accumulated other comprehensive income (loss).

Investments in securities

Investments in securities include publicly traded equity securities and a convertible debenture that is convertible at any time into publicly traded securities. All investments are classified as trading securities and are reported at fair value, with both realized and unrealized gains and losses recognized in earnings. Equity securities have readily determinable fair values and are measured in accordance with ASC 321 – Accounting for Equity Interests. The convertible debenture is measured at fair value under ASC 320 – Investments – Debt Securities.

The cost of securities sold is determined using the specific identification or average cost method. Investments, including publicly traded shares and those that management intends to convert into equity upon favorable market conditions, are classified as current assets on the condensed consolidated balance sheet.

New Accounting Standards

Recently Adopted Accounting Standards

In June 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions” (“Topic 820”). The FASB is issuing this Update (1) to clarify the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, (2) to amend a related illustrative example, and (3) to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820.

Stakeholders asserted that the language in the illustrative example resulted in diversity in practice on whether the effects of a contractual restriction that prohibits the sale of an equity security should be considered in measuring that equity security’s fair value. Some stakeholders apply a discount to the price of an equity security subject to a contractual sale restriction, whereas other stakeholders consider the application of a discount to be inappropriate under the principles of Topic 820.

For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), intended to improve reportable segments disclosure requirements primarily through enhanced disclosures about significant segment expenses.

ASU 2023-07 includes a requirement to disclose significant segment expenses that are regularly provided to the Company’s Chief Operating Decision Maker (“CODM”)   and included within each reported measure of segment profit or loss, the title and position of the CODM, an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and all segments’ profit or loss and assets disclosures. ASU 2023-07 is effective for all public companies for fiscal years beginning after December 15, 2023, and interim periods for the interim period beginning on January 1, 2025. Adoption of ASU 2023-07 did not have a material impact on the Company’s financial statement.

Recently Issued Accounting Standards

The Company assesses the adoption impacts of recently issued, but not yet effective, accounting standards by the FASB on the Company's unaudited condensed consolidated financial statements.

There are no recently issued accounting standards which may have effect on the Company’s unaudited condensed consolidated financial statements

4.	Assets and liabilities held for sale and discontinued operations

Pursuant to the Asset Purchase Agreement, the Company agreed to sell its skincare business for (i) 1,267,040 shares of common stock of the buyer, having a market value of $728,550 at the closing of the agreement; (ii) buyer’s assumption of certain liabilities; and, (iii) $56,525 in cash, to be paid upon the sale of specified inventory existing as of the consummation of this transaction (the “Closing”).

Following the Closing, which occurred on January 16, 2025 (such date, the “Closing Date”), buyer will pay additional earn-out consideration for the sale, if and when payable: (a) buyer will pay, for each year ending on the anniversary of the Closing Date during the five-year period following the Closing, an amount, if any, equal to 5% of the sales generated during such year from the existing products as of the Closing; and (b) buyer will pay a one-time payment of $500,000 if buyer achieves $500,000 in revenue from sales of the existing hair and scalp products as of the Closing on or before the 24-month anniversary of the Closing Date.

The following table summarizes the major line items for the skincare business that are included in loss from discontinued operations, net of taxes in the consolidated statements of operations:

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Revenue	$-	$527,477	$152,381	$1,747,570
Cost of goods sold	-	133,578	30,530	468,763
Gross profit	$-	$393,899	$121,851	$1,278,807

Expenses
Depreciation and amortization	-	2,549	517	7,367
Marketing and promotion	-	83,255	6,924	932,670
Consulting fees	-	9,357	-	32,610
Office and administrative	83	386,733	54,958	1,648,498
Professional fees	-	75,453	50,460	321,521
Investor relations	-	-	-	7,057
Research and development	-	91,162	16,921	209,135
Foreign exchange (gain) loss	-	1,868	1,875	670
Travel and entertainment	-	37,746	10,726	149,359
Total expenses	$83	$688,123	$142,381	$3,308,887

Other income (expense)
Other income	21,781	1,343	71,395	36,066
Interest expense	-	(6,523)	-	(18,099)
Loss on the sale of Skincare	-	-	(39,676)	-
Net income (loss) from discontinued operations	$21,698	$(299,404)	$11,189	$(2,012,113)

The following table summarizes the carrying amounts of major classes of assets and liabilities of discontinued operations as at the Closing Date (January 16, 2025) and December 31, 2024:

	Closing Date January 16, 2025	December 31, 2024
Assets
Receivables, net	71,793	43,497
Inventory	875,996	898,962
Prepaid expenses and deposits	94,568	137,875
Property and equipment	47,618	48,134
Right of use asset	51,721	64,340
Total assets held for sale	1,141,696	1,192,808

Liabilities
Accounts payable and accrued liabilities	307,024	449,125
Customer deposits	13,806	34,302
Lease liability	52,640	65,489
Total liabilities held for sale	373,470	548,916

Total assets and liabilities held for sale, net	768,226	643,892

The Company recorded a loss on sale of discontinued operations of $39,676. The proceeds on sale, which was the fair value of the buyer shares received on Closing, amounted to $728,550, and the carrying amounts of the net assets and liabilities sold amounted to $768,226.

The following represents the cash flows from operating and investing activities of discontinued operations for the nine months ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Cash flows used in operating activities	$(153,069)	$(2,241,712)
Cash flows used in investing activities	-	(9,160)

5.	Business combinations

Pacific Sun Packaging Inc.

On July 7, 2025, the Company completed the acquisition of 100% of the outstanding shares of common stock of Pacific Sun Packaging Inc., a California corporation specializing in custom antistatic and high-precision protective packaging for electronic and IT hardware components (“Pacific Sun”). As consideration for the acquisition, the Company paid cash of $1,020,700 and settled an outstanding promissory note of $128,294 (Note 6). The Company also agreed to a contingent earn-out payable up to a maximum of $250,000 if sales during the 12-month period following the acquisition equal or exceed $1,145,915 (the “Earn-out Target”). The earn-out payable will be reduced on a proportional basis if the Earn-out Target is not reached, with no amount payable if sales during the 12-month period following the acquisition are equal to or below $458,366. In connection with the acquisition, the Company agreed to pay retention bonuses for past services to the remaining employees of the Company. The working capital target of the acquired business was set at $260,000 and the difference of $114,969, as agreed between the parties, is accounted for as a working capital adjustment as part of the total consideration.

The acquisition was accounted for under ASC 805, Business Combinations, with PMGC Holdings Inc. identified as the acquirer.

The purchase price was allocated to the acquired assets and assumed liabilities based on their estimated fair values as of the acquisition date, determined with assistance from an independent valuation specialist.

The resulting allocation is summarized below:

Cash	$1,020,700
Promissory note and interest	128,294
Sign on bonus	130,000
Earn out payment payable	196,072
Working capital adjustment	114,969
Total consideration	$1,590,035

Net assets (liabilities) acquired of the Company:
Cash	$108,507
Receivables, net	130,893
Prepaid expenses and deposits	14,949
Inventory	230,000
Property and equipment	9,060
Intangible - customer relationships	230,000
Intangible – brand name	140,000
Accounts payable and accrued liabilities	(33,009)
Total net assets (liabilities)	$830,400

Goodwill	$759,635

Goodwill recognized primarily reflects expected synergies from integrating Pacific Sun’s operations and workforce and is not expected to be deductible for tax purposes. The results of Pacific Sun’s operations are included in the consolidated financial statements beginning July 7, 2025.

AGA Precision Systems LLC

On July 18, 2025, the Company acquired 100 percent of the membership interests of AGA Precision Systems LLC (“AGA”), for $650,000 in cash. AGA is a California-based high-tolerance CNC machining company serving the aerospace, defense, and industrial sectors. The seller entered into a five-year non-compete and non-solicitation agreement as part of the transaction. The working capital target of the acquired business was set at $nil and the difference of $228,174, as agreed between the parties, is accounted for as a working capital adjustment as part of the total consideration.

The acquisition was accounted for as a business combination under ASC 805, and the purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date, as determined by an independent valuation specialist. The allocation is summarized below:

Cash	$650,000
Working capital adjustment	228,174
Total consideration	$878,174

Net assets (liabilities) acquired of the Company:
Cash	$22,406
Receivables, net	188,117
Prepaid expenses and deposits	38,188
Property and equipment	328,000
Intangible - Customer Relationships	102,100
Intangible - Backlog	20,000
Accounts payable and accrued liabilities	(20,537)
Total net assets (liabilities)	$678,274

Goodwill	$199,900

Goodwill represents the assembled workforce and expected operating synergies and is not expected to be deductible for income-tax purposes. The results of AGA’s operations are included in the consolidated financial statements beginning July 18, 2025.

6.	Short term loan receivable

On May 30, 2025, the Company entered into a secured promissory note agreement with an individual, pursuant to which the Company loaned $127,300 to the borrower. The note incurred interest at a variable rate equal to the U.S. prime rate as published in the Wall Street Journal (7.5%), with interest computed on the basis of a 365-day year and actual days elapsed. The entire principal amount, together with accrued and unpaid interest, was due and payable on or before September 30, 2025.

On July 7, 2025, the outstanding principal and accrued interest totaling $128,294 was fully settled through the transfer of a 10% equity interest in Pacific Sun to the Company. The loan settlement was effected as part of the Company’s acquisition of all outstanding equity interests of Pacific Sun Packaging Inc. (Note 5).

7.	Receivables

As of September 30, 2025, and December 31, 2024, receivables consisted of trade receivables of $271,492 and $5,276, respectively. As of September 30, 2025, and December 31, 2024, the Company recognized credit losses of $nil.

8.	Prepaids and Deposits

As of September 30, 2025, and December 31, 2024, prepaid and deposits consisted of the following:

	September 30, 2025	December 31, 2024
Prepaid expenses	$660,012	$867,420
Deposits	110,086	1,044
	$770,098	$868,464

9.	Inventory

As of September 30, 2025, and December 31, 2024, inventory consisted of the following:

	September 30, 2025	December 31, 2024
Finished goods	$128,469	$-
	$128,469	$-

Cost of inventory recognized as expense in cost of sales for the nine ended September 30, 2025 and 2024, totaled $123,078 and $nil, respectively. As at September 30, 2025 and December 31, 2024, the Company recorded an allowance for inventory of $nil

10.	Investment in securities

The Company’s investments consist of publicly traded equity securities, warrants and a convertible debenture. These investments are reported under ASC 321 – Investments in Equity Securities and ASC 320 – Investments – Debt Securities, as applicable. The Company has classified the investments as held for trading.

The following table summarizes the changes in investments for the nine months ended September 30, 2025 and year ended December 31, 2024:

	Public Company Investments	Private Company Investment	Convertible Debenture and Warrants	Total
Balance, December 31, 2023	$-	-	-	-
Purchases	-	139,084	-	139,084
Balance, December 31, 2024	$-	139,084	-	139,084
Purchases	$1,439,059	-	125,000	1,564,059
Transfer	139,084	(139,084)	-	-
Acquired in the sale of Skincare business	728,550	-	-	728,550
Proceeds on sale	(1,246,228)	-	-	(1,246,228)
Interest income	-	-	7,532	7,532
Conversion of debenture	132,532		(132,532)	-
Realized loss	(397,365)	-	-	(397,365)
Unrealized gain (loss)	(18,932)	-	27,370	8,438
Balance, September 30, 2025	$776,700	-	27,370	804,070

Fair Value Measurement

The following table presents the Company’s financial instruments measured at fair value on a recurring basis as of September 30, 2025, in accordance with the fair value hierarchy of ASC 820:

Fair Value Measurement Using:	Level 1	Level 2	Level 3	Total
Equity securities	$776,700	–	–	776,700
Warrants	–	27,370	–	27,370
Total	$776,700	27,370	–	804,070

11.	Property and equipment

	Computers	Machinery & Equipment	Office equipment	Leasehold improvement	Total

Cost
Balance, December 31, 2023	$2,820	-	-	-	2,820
Foreign currency translation	(219)	-	-	-	(219)
Balance, December 31, 2024	$2,601	-	-	-	2,601
Business combinations	-	337,060	-	-	337,060
Additions	21,303	22,426	16,445	35,420	95,594
Foreign currency translation	3	-	-	-	3
Balance, September 30, 2025	$23,907	359,486	16,445	35,420	435,258

Accumulated depreciation
Balance, December 31, 2023	$1,079	-	-	-	1,079
Depreciation	546	-	-	-	546
Foreign currency translation	(111)	-	-	-	(111)
Balance, December 31, 2024	$1,514	-	-	-	1,514
Depreciation	1,562	17,789	475	496	20,322
Foreign currency translation	(24)	-	-	-	(24)
Balance, September 30, 2025	$3,052	17,789	475	496	21,812

Net book value
December 31, 2024	$1,087	-	-	-	1,087
September 30, 2025	$20,855	341,697	15,970	34,924	413,446

12.	Intangible assets and consideration payable

	License # 1	License # 2 (IPR&D asset)	Customer relationship	Brand	Backlog	Total
Cost:
Balance, December 31, 2024	$861,452	2,023,097	-	-	-	2,884,549
Additions	-	49,535	-	-	-	49,535
Business combinations	-	-	332,100	140,000	20,000	492,100
Termination of agreement	(861,452)	-	-	-	-	(861,452)
Balance, September 30, 2025	$-	2,072,632	332,100	140,000	20,000	2,564,732

Accumulated amortization:
Balance, December 31, 2024	$82,556	-	-	-	-	82,556
Additions	14,358	-	5,361	6,597	4,110	30,426
Termination of agreement	(96,914)	-	-	-	-	(96,914)
Balance, September 30, 2025	$-	-	5,361	6,597	4,110	16,068

Net book value:
December 31,2024	$778,896	2,023,097	-	-	-	2,801,993
September 30, 2025	-	2,072,632	326,739	133,403	15,890	2,548,664

On January 15, 2024, the Company entered into a license agreement with a biotechnology company to use the biotechnology company’s proprietary technology and process to assist in formulating stem cells (the license granted under this license agreement, “License # 1”). The term of License # 1 is 10 years and has a purchase price of $1,000,000. The payments structure for License #1 is as follows:

a)	$50,000 payable upon executing the license (paid)

b)	$350,000 payable on March 15, 2025 (updated from July 15, 2024 in an amendment dated July 9, 2024)[1]

c)	$600,000 payable on completion of technology transfer or two years from January 15, 2024, whichever comes first[1].

[1]	Effective February 27, 2025, the Company and the biotechnology company entered into a mutual termination agreement to terminate the Company’s right to License # 1 and to release the Company of the remaining undiscounted obligation payable of $950,000. Upon termination, no further obligations are required of either party.

The cost of License # 1 was measured at $861,452, which is the fair value of the consideration payable on initial recognition, determined by discounting the future payments using a market interest rate of 11.75%.

Consideration payable

Consideration payable – undiscounted	$1,000,000
Discount on initial recognition	(138,548)
Fair value on initial recognition	$861,452

Paid in cash	(50,000)
Accretion	73,015
Balance, December 31, 2024	$884,467
Accretion	9,684
Termination of agreement	(894,151)
Balance, September 30, 2025	$-

As a result of the termination, the Company derecognized the associated intangible asset and the related consideration payable, recognizing a gain of $129,613 in the condensed consolidated statements of operations for the nine months ended September 30, 2025.

On April 30, 2024, the Company entered into an exclusive license agreement with a pharmaceutical company granting the Company rights to develop, manufacture, and commercialize licensed products (the license granted under this license agreement, “License # 2”). The Company has classified License # 2 as an intellectual property research and development (“IPR&D”) asset resulting in only the acquisition costs plus any transaction costs to be capitalized upon acquisition. The research and development project associated with License # 2 is not yet complete and as a result the Company has not yet determined the useful life of the IPR&D asset.

The Company paid consideration of $400,000 and 194 shares of common stock with a value of $492,850   to the pharmaceutical company. The shares issued to the pharmaceutical company are unregistered and subject to trading restrictions for six months from the issue date, resulting in a fair value discount adjustment of $173,100 on the value of the shares of common stock issued to the pharmaceutical company. The Company incurred transaction costs of $12,320 in legal fees and $1,117,771 in shares of common stock paid to a consultant who assisted in acquiring License # 2. The shares of common stock to be issued to the consultant will be unregistered and subject to trading restrictions for a 1-year period from the issue date of the first tranche resulting in a fair value discount adjustment of $599,863 on the value of the common stock issued to the consultant. The fair value adjustments were calculated using the Black-Scholes Option Pricing Model.

The Black-Scholes Option Pricing Model requires six basic data inputs: the exercise or strike price, expected time to expiration or exercise, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

The following assumptions were used in the Black-Scholes Option Pricing Model:

Initial recognition – April 30, 2024
Risk-free interest rate	5.12-5.44%
Expected life	0.5-1 years
Expected dividend rate	0.00%
Expected volatility	100%

The consultant who assisted in acquiring License # 2 is to receive 500 shares in the following tranches and all shares were earned (i.e. fully vested) upon the Company’s acquisition of License # 2 as follows:

●	May 3, 2024: 125 shares (issued)

●	August 1, 2024: 125 shares (issued)

●	November 1, 2024: 125 shares (issued)

●	February 2, 2025: 125 shares (issued)

The cost of License # 2 IPR&D asset is $2,023,097, which is the fair value of the consideration paid on initial recognition.

On March 21, 2025, the Company entered into a first amendment to the exclusive license agreement covering License # 2, expanding the licensed fields in the exclusive license agreement to include all uses in animal health, including all applications as a feed additive. The Company paid $6,000 and issued 3,428 shares of common stock to the pharmaceutical company in consideration for entry into this first amendment to the exclusive license agreement regarding License # 2.

The shares issued to the pharmaceutical company are unregistered and subject to trading restrictions for six months from the issue date resulting in a fair value discount adjustment of $15,624 on the value of the common stock issued to the pharmaceutical company. The fair value adjustments were calculated using the Black-Scholes Option Pricing Model.

The first amendment to the exclusive license agreement did not result in a remeasurement of the intangible asset under ASC 350 – Intangibles – Goodwill and Other, as it does not constitute a new acquisition or recognition event. The Company will continue to monitor the asset for impairment indicators consistent with U.S. GAAP.

The Black-Scholes Option Pricing Model requires six basic data inputs: the exercise or strike price, expected time to expiration or exercise, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

The following assumptions were used in the Black-Scholes Option Pricing Model:

Initial recognition – March 26, 2025
Risk-free interest rate	4.26%
Expected life	0.5 years
Expected dividend rate	0.00%
Expected volatility	100%

On May 12, 2025, the Company entered into a second amendment to an existing license agreement related to License # 2. The second amendment to the license agreement clarified the scope and terms of use within the animal health field. Key changes included clarification that certain provisions regarding (i) the exclusive license granted to the pharmaceutical company, (ii) milestone payment obligations of the Company, (iii) research and development obligations of the Company, (iv) recording obligations of the Company, (v) development data provisions, (vi) regulatory responsibilities of the Company, (vii) commercialization plan obligations of the Company, did not apply to licensing rights granted under the license agreement as the rights applied to the animal health field. The second amendment’s provisions also narrowed the Company’s payment obligations as to royalty payments on direct sales and a proportion of amounts received from sublicensees, as the payment related to the animal health field. There was no cost associated with the second amendment.

13.	Operating Leases

The Company’s subsidiaries, AGA and Pacific Sun, entered into non-cancelable operating leases for the office and warehouse spaces occupied to operate its business.

The Pacific Sun lease was executed on July 9, 2025, and the Company committed to monthly lease payments of $6,300 through June 30, 2026. Thereafter, monthly payments increase by 3% each year starting on July 1, 2026. The lease expires on June 30, 2030.

The AGA lease was executed on July 19, 2025, and the Company committed to monthly lease payments of $18,905 through August 31, 2026. Thereafter, monthly payments increase to $22,020 starting on September 1, 2026 and increase by 3% each year starting on September 1, 2027. The lease expires on August 31, 2029. The Company committed to paying common area maintenance cost which is currently $1,045 per month.

The Company used a discount rate of 8%, as the incremental cost of borrowing, to calculate the present value of the future lease payments and the resulting operating lease liabilities and right-of-use assets.

The Company recognized a total lease cost related to its non-cancelable operating leases of $75,390 for the nine months ended September 30, 2025, included in office and administrative expenses.

As of September 30, 2025, and December 31, 2024, the Company recorded a security deposit of $81,757   and $nil, associated with these operating leases.

Future minimum lease payments under the Company’s operating leases that have an initial non-cancelable lease term in excess of one year at September 30, 2025, are as follows:

As at September 30, 2025	Lease payments ($)
2025 (remaining three months)	$81,915
2026	320,234
2027	335,772
2028	345,456
2029	303,477
2030 and thereafter	42,534
Total future payments	$1,429,388
Less: imputed interest	(214,488)
Operating lease liabilities	$1,214,900

Operating lease liabilities-current	$229,229
Operating lease liabilities- non-current	$985,671

14.	Equity Line of Credit (“ELOC”) and convertible debt

On September 23, 2025, the Company entered into a securities purchase agreement, establishing an equity line of credit of up to $20,000,000 through one or more secured pre-paid purchases of the Company’s common stock (the “ELOC Agreement”). Under the ELOC Agreement, the Company may, from time to time, sell and issue common stock to the investor pursuant to individual pre-paid purchases, subject to the terms and conditions of the ELOC Agreement. The Company issued 56,700 shares of common stock to the investor as a commitment fee for the first pre-paid purchase (Note 16). The Company also issued 10,300 shares of common stock as pre-delivery shares for the first pre-paid purchase. The investor may request the Company to issue and sell common stock to the investor as to the outstanding balance on the first pre-paid purchase at a pre-delivery purchase price of $0.0001 per share, subject to an aggregate pre-delivery purchase cap of $25,000 (Note 16). When all of the Company’s obligations under the ELOC Agreement are settled and after the commitment period has ended, the Company may repurchase any pre-delivery shares outstanding at a purchase price of $0.001 per share. The share issuances under the first pre-paid purchase are subject to a 9.99% beneficial ownership limitation.

On September 26, 2025, the Company consummated the first pre-paid purchase under the equity line of credit with a principal amount of $5,000,000, bearing interest at 8.5% per annum and maturing three years from issuance (the “convertible debt”). The instrument included an original-issue discount of $425,000 and a $30,000 transaction expense allowance; the initial purchase price received at closing was $4,545,000, with net cash proceeds of approximately $3,990,000 after placement and closing costs.

The principal and accrued interest is convertible at any time during the three-year term at the option of the investor, in whole or in part, at a price that equals 88% of the lowest VWAP during the 10 trading days preceding the applicable measurement date. If that calculated price is below the floor price of $1.058 per share, the investor may elect to have the applicable purchase amount settled in cash rather than in shares.

The Company is accounting for the convertible debt host contract under ASC 470-20 at amortized cost and has determined that the conversion option meets the definition of an embedded derivative liability which is separately accounted for at fair value in accordance with ASC 815-15 Derivatives and Hedging — Embedded Derivatives (Note 15).

A continuity of the amortized cost of the convertible debt host contract is as follows:

Convertible debt
Balance, January 1, 2025	$-
Principal	5,000,000
Fair value of embedded derivative liability	(681,818)
Allocation of original issue discount and issuance cost (1)	(1,136,701)
Accretion	6,669
Interest expense	5,903
Balance, September 30, 2025	$3,194,053

(1)	Total original issuance discount and issuance cost amounted to $1,316,180, of which $1,136,701 were allocated to the amortized cost of the convertible debt and $179,479 were allocated to the derivative liability and recorded as finance cost in the statement of operations.

15.	Derivative liabilities

Liability classified stock purchase warrants

On July 15, 2022, the Company issued 49 common stock purchase warrants with an exercise price of $9,895 as part of the conversion of promissory notes.

On November 21, 2023, the Company completed its initial public offering and issued sixteen (16) warrants (the “IPO warrants”). The IPO warrants are exercisable into one share of common stock of the Company at $19,600 per share and expire on November 21, 2028.

We analyzed the common stock purchase warrants issued as partial settlement of the promissory notes payable and the IPO warrants against the requirements of ASC 480, Distinguishing Liabilities from Equity, and determined that the warrants should be classified as financial liabilities.

ASC 815, Derivatives and Hedging, requires that the warrants be accounted for as derivative liabilities with initial and subsequent measurement at fair value with changes in fair value recorded as other income (expense).

A continuity of the Company’s common stock purchase derivative liability warrants is as follows:

Derivative liabilities
Outstanding, December 31, 2023	$369,158
Change in fair value of derivative liabilities	(369,158)
Outstanding, December 31, 2024	$-
Change in fair value of derivative liabilities	-
Outstanding, September 30, 2025	$-

We determined the derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes Option Pricing Model to calculate the fair value as of initial recognition and at subsequent period ends through December 31, 2024. Given the exercise price of these warrants compared to the fair market value of the Company’s shares, the value is deemed to be $nil.

As of September 30, 2025, the following warrants were outstanding:

Outstanding	Expiry date	Weighted average exercise price ($)
49	April 27, 2027	9,859
16	November 21, 2028	19,600
65		12,257

As of September 30, 2025, and December 31, 2024, the weighted average life of derivative liability warrants outstanding was 1.96 and 2.71 years, respectively.

Embedded derivative liabilities

The Company determined that the fair value of embedded derivative liability separated from the convertible debt host contract, issued in connection with the ELOC Agreement (Note 14), had an initial fair value of $681,818, calculated on the initial recognition date of September 26, 2025. There was no significant change in the fair value from initial recognition to September 30, 2025.

We determined the derivative liability to be a Level 3 fair value measurement and used a Binomial Option Pricing Model to calculate the fair value as of initial recognition and through September 30, 2025. The following assumptions were used in the Binomial Option Pricing Model:

Risk-free interest rate	3.66%
Expected life	3 years
Expected dividend rate	0.00%
Expected volatility	142%
Exercise price	(88% of lowest 10day VWAP )
Number of steps	300

16.	Equity

Common Stock

Authorized

As of September 30, 2025, and December 31, 2024, the Company had 2,000,000,000 and 81,632,654 shares of common stock authorized, each having a par value of $0.0001.

Issued and outstanding

As of September 30, 2025, and December 31, 2024, the Company had 744,121 and 125,421 shares of common stock issued and outstanding, respectively.

Transactions during the nine months ended September 30, 2025

On January 28, 2025, the Company entered into and completed a warrant inducement transaction with the holders of its Series A Common Stock Purchase Warrants pursuant to a warrant inducement agreement (“Series A Warrants”). Under the warrant inducement agreement, the exercise price of the outstanding Series A Warrants was reduced from $274.40 to $49.00 per share of common stock as an incentive for immediate exercise. As a result, the holders exercised all outstanding Series A Warrants, and the Company issued 39,565 shares of common stock, generating gross proceeds of $1,938,772.

On February 2, 2025, the Company issued 125 shares of common stock to a consultant in relation to the acquisition of the License # 2 IPR&D asset.

On March 7, 2025, the Company repurchased a total of 3 shares of common stock from two existing shareholders at for total consideration of approximately $52. The shares were retired upon repurchase.

On March 18, 2025, the Company entered into a securities purchase agreement with an existing investor to repurchase nine (9) shares of common stock and warrants to purchase 11 shares of common stock at an exercise price of $14,700 per share. The total consideration paid in the transaction was $127. The repurchased shares and warrants were retired and cancelled. The transaction was initiated by the existing investor.

On March 21, 2025, the Company entered into a Securities Purchase Agreement between the Company and certain institutional investors with respect to a registered direct offering for the offer and sale of 36,899 shares of common stock and 47,230 prefunded warrants for gross proceeds of $1,484,028, with the issuance cost of $238,722.

On March 26, 2025, the Company entered into a first amendment to the exclusive license agreement covering License # 2 (Note 12), expanding its rights to include the growing animal health market. The Company issued 3,429 shares of common stock in exchange for the expansion of its rights under License # 2.

On August 22, 2025, the Company entered into warrant inducement agreements with certain existing common stock purchase warrant holders. Under these warrant inducement agreements, the exercise price of the outstanding replacement warrants was reduced from $11.27 to $7.0525 per share of common stock as an incentive for the existing warrant holders’ immediate exercise of their warrants. As a result, these holders exercised all outstanding replacement warrants, and the Company issued new common stock purchase warrants exercisable for an aggregate of 236,543 shares of common stock, generating gross proceeds of $1,668,219, with the issuance cost of $156,775. These warrant inducement transactions were consummated on August 25, 2025.

On September 23, 2025, in connection with the ELOC Agreement, the Company issued 10,300 shares of common stock pre-delivery shares to the investor for total proceeds of $7. In addition, the Company issued 56,700 shares of common stock with a fair value of $306,180, as a commitment fee and consideration under the ELOC Agreement. These shares were non-cash consideration and were accounted for as issuance cost allocated to the convertible debt and derivative liability (Note 14).

During the nine months ended September 30, 2025, the Company sold an aggregate of 187,843 shares of common stock under its at-the-market (ATM) equity offering program, generating total gross proceeds of approximately $1,730,292. After deducting total commissions and fees of approximately $58,188, net proceeds amounted to approximately $1,672,104. The shares were issued in multiple tranches between April and August 2025, with sales prices ranging from $2.26 to $3.39 per share.

Transactions during the nine months ended September 30, 2024

On April 30, 2024, the Company issued 194 shares of common stock on acquisition of License # 2 and $492,945 was recognized in equity. A total of $nil was recognized in common stock and the remainder of $492,945 to additional paid in capital (Note 12). These shares are unregistered and restricted from trading as disclosed in Note 12.

On May 3, 2024, the Company committed to issue 500 fully vested shares of common stock, of which 125 shares of common stock were issued by September 30, 2024, for the acquisition of License # 2. A total of $1,117,832 was recognized in equity, of which $nil was recognized in common stock and the remainder of $1,117,832 to additional paid in capital (Note 12). These shares are unregistered and restricted from trading as disclosed in Note 12.

On August 2, 2024, the Company issued 265 shares of common stock as consideration for purchasers who entered into the Securities Purchase Agreement. Transaction costs of $51,942 were associated with this share issuance. A total of $325,819 was recognized in equity.

On September 24, 2024, the Company issued 1,816 shares of common stock and 4,015 pre-funded warrants in lieu of shares of common stock, along with 10,437 common stock purchase warrants. The purchasers had the option to elect to purchase pre-funded warrants in lieu of common stock in order to avoid exceeding the Beneficial Ownership Limitation, which is 4.99% (or 9.99% upon election of the holder prior to the issuance of any warrants) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrant. The pre-funded warrants had an exercise price of $0.49, had no expiry date and had a cashless exercise provision. All pre-funded warrants were exercised by September 30, 2024. The purchase price of each share of common stock and accompanying warrants was $1,372, and the purchase price of each pre-funded warrant and accompanying warrants was equal to such price minus $0.49. Share issuance costs of $955,000 were associated with this offering. A total of $7,045,000 was recognized in equity, of which $1 was recognized in common stock and the remainder of $7,044,999 to additional paid in capital.

Preferred Stock

Authorized

As of September 30, 2025, and December 31, 2024, the Company had 500,000,000 of preferred stock authorized, respectively, each share of preferred stock having a par value of $0.0001.

Issued and outstanding

As at September 30, 2025, and December 31, 2024, the Company had 6,372,874 and nil shares of Series B Preferred Stock issued and outstanding.

Transactions during the nine months ended September 30, 2025, and 2024

On March 26, 2025, at a special meeting of the Company’s shareholders, the shareholders approved the issuance of 3,036,437 shares of non-trading, non-convertible Series B Preferred Stock to GB Capital Ltd as a signing bonus pursuant to that certain Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital Ltd, dated October 25, 2024, as amended; and 3,336,437 shares of non-trading, non-convertible Series B Preferred Stock to Northstrive Companies Inc as a signing bonus pursuant to that certain Second Amended and Restated Consulting Agreement for Non-Executive Chairman between the Company and Northstrive Companies Inc., dated October 25, 2024, as amended. The total issuances of Series B Preferred Stock approved by the shareholders at this meeting was 6,372,874 shares. These bonuses to GB Capital Ltd and Northstrive Companies Inc. in the form of Series B Preferred Stock represented bonuses of $75,000 to each entity pursuant to their respective agreements aforementioned in this paragraph. These bonuses, totaling $150,000, were accrued and included in due to related parties as of December 31, 2024.

Equity Warrants

Transactions during the nine months ended September 30, 2025.

On January 28, 2025, in connection with the warrant inducement agreement (see above) and the exercise of the Series A Warrants, the Company issued 39,565 replacement warrants with an initial exercise price of $67.38 and a five-year term. On April 29, 2025, the exercise price of the replacement warrants were reset to the contractual floor price of $11.27 per share. Following the adjustment, each of the five investors held 47,309 warrants, resulting in a total of 236,543 replacement warrants outstanding at the adjusted exercise price, maintaining the aggregate exercise value of $2,665,836.

On March 18, 2025, the Company entered into a securities purchase agreement with an existing investor to repurchase warrants to purchase 11 shares of common stock at an exercise price of $14,700 per share for a nominal amount.

On March 24, 2025, the Company consummated a registered direct offering with institutional investors, issuing 36,899 shares of common stock and 47,230 pre-funded warrants. The pre-funded warrants are immediately exercisable at an exercise price of $0.00035 per share, subject to a beneficial ownership limitation of 4.99%, which may be increased to 9.99% at the holder’s election.

On April 14, 2025, all 47,230 pre-funded warrants issued in connection with the Company’s registered direct offering consummated on March 24, 2025 were fully exercised for shares of common stock, at an exercise price of $0.00035 per share.

On August 22, 2025, the Company entered into a warrant inducement agreement with existing warrant holders to amend and reprice their outstanding common stock purchase warrants and issue new common stock purchase warrants to the existing warrant holders. These holders’ existing warrants were repriced from $11.27 to $7.05 per share, and holders agreed to exercise those repriced warrants in exchange for 236,543 new unregistered warrants with an exercise price of $6.62 per share. The transaction closed on August 25, 2025, generating gross proceeds of $1,668,219 with the issuance cost of $156,775.

Transactions during the nine months ended September 30, 2024.

On September 24, 2024, with each of the 5,831 shares of common stock or pre-funded warrants issued on the same date, the Company also issued one Series A Warrant (the “Series A Warrants”) and one Series B Warrant (the “Series B Warrants”). The Series A Warrants will be exercisable beginning on the date of completion of the requisite waiting period following the filing of the Information Statement related to the approval by the stockholders of the Company (the “Initial Exercise Date” or “Shareholder Approval Date”) of the issuance of shares upon exercise of the Warrants, among other things (the “Shareholder Approval”). The Initial Exercise Date was October 30, 2024. The Series B Warrants will be exercisable beginning on the Shareholder Approval Date. The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the two and one-half-year anniversary of the Initial Exercise Date. The exercise price of the Series A and Series B Warrants shall be $1,862, subject to adjustments.

On September 24, 2024, the Company issued 292 placement agent warrants to the placement agent in connection with the financing that closed on the same date (the “Placement Agent Warrants”). These Placement Agent Warrants have an exercise price of $1,646 and shall expire three and a half years from issuance. As these warrants are accounted for as equity warrants, they have no net impact on the consolidated statement of changes in stockholders’ equity.

As of September 30, 2025, the following equity warrants were outstanding:

Outstanding	Expiry date	Weighted average exercise price ($)
52	August 28, 2026	14,700
11	March 12, 2027	14,700
292	March 24, 2028	1,646
236,543	August 25, 2030	6.62
236,898		12.54

As of September 30, 2025, and December 31, 2024, the weighted average life of equity warrants outstanding was 4.90 and 4.82 years, respectively.

Stock Options

The Company has a stock option plan included in the Company’s 2020 Equity Incentive Plan (the “Plan”) where the Board of Directors or any of its committees can grant Incentive Stock Options, Nonstatutory Stock Options, and Restricted Stock to employees, advisors and directors of the Company. As of September 30, 2025 and December 31, 2024, the aggregate number of shares allocated and made available for issuance pursuant to stock options granted under the Plan shall not exceed 354 shares. The Plan shall remain in effect until it is terminated by the Board of Directors.

Transactions during the nine months ended September 30, 2025

There was no stock option activity during the nine months ended September 30, 2025.

Transactions during the nine months ended September 30, 2024

In January 2024, the Company granted 3 stock options with a contractual life of ten years and an exercise price of $24,500 per common stock. These stock options were valued at $16,178 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

On March 6, 2024, the Company granted 16 stock options with a contractual life of ten years and an exercise price of $4,900 per common stock. These stock options were valued at $52,845 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

The continuity of stock options for the nine months ended September 30, 2025, and December 31, 2024, is summarized below:

	Number of stock options	Weighted average exercise price
Outstanding, December 31, 2023	311	8362.45
Granted	18	7548.66
Forfeited	(116)	8500.21
Outstanding, December 31, 2024	213	8,215.36
Granted	-	-
Forfeited/Cancelled	(72)	(8,167.52)
Exercised	-	-
Outstanding, September 30, 2025	141	8,239.86

As of September 30, 2025, the following options were outstanding, entitling the holders thereof the right to purchase one common stock for each option held as follows:

Outstanding	Vested	Expiry date	Weighted average exercise price ($)
82	82	08-Feb-31	2,940
7	7	27-Feb-31	2,940
4	3	30-Sep-32	6,566
16	12	30-Sep-32	24,500
16	10	1-May-33	24,500
16	6	5-Mar-24	4,900
141	120		8,239.86

As of September 30, 2025, and December 31, 2024, the weighted average life of stock options outstanding was 6.20 years and 6.88 years, respectively.

With the sale of the Company’s skincare business on January 16, 2025, 51 vested stock options with a weighted average exercise price of $5,936 have been cancelled on April 16, 2025, after the 90-day exercise window following termination of employment with the Company.

During the nine months ended September 30, 2025 and 2024, the Company recorded $(29,817) and $57,521, respectively, in share-based compensation expense, of which $49,785 and ($79,600), and $67,942 and $(10,421), respectively is included in office and administration and discontinued operations, respectively.

Within discontinued operations for the nine months ended September 30, 2025 and 2024, ($73,768) and ($5,832), and $(13,964) and $3,543, respectively is included in office and administration and research and development, respectively.

17.	Related Party Transactions

Related parties consist of the following individuals and corporations:

●	Braeden Lichti, Non-executive Chairman

●	Jordan Plews, Former Director (resigned December 23, 2024) and CEO of Skincare and BioSciences (resigned January 16, 2025)

●	Graydon Bensler, non-employee CFO, CEO and Director

●	Tim Sayed, Former Chief Medical Officer and Former Director (resigned August 1, 2024)

●	Brenda Buechler, Former Chief Marketing Officer (termination effective June 20, 2024)

●	Christoph Kraneiss, Former Chief Commercial Officer (termination effective June 20, 2024)

●	Jeffrey Parry, Director (appointed June 1, 2023)

●	Juliana Daley, Director (appointed June 1, 2023)

●	Crystal Muilenburg, Former Director (appointed June 1, 2023, resigned February 29, 2024)

●	George Kovalyov, Director (appointed March 1, 2024)

●	GB Capital Ltd., controlled by Graydon Bensler

●	JP Bio Consulting LLC, controlled by Jordan Plews

●	BWL Investments Ltd., controlled by Braeden Lichti

●	Northstrive Companies Inc., controlled by Braeden Lichti

Key management personnel include those persons having authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors, corporate officers, and individuals with more than 10% control.

Remuneration attributed to key management personnel are summarized as follows:

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Consulting fees	$464,500	101,100	1,059,900	261,933
Management fees	71,291	-	74,800	-
Director fees	41,640	-	124,930	-
Salaries	-	67,353	26,228	445,009
Share-based compensation	13,180	30,763	49,795	(1,819)
	$590,611	199,216	1,335,653	705,123

During the nine months ended September 30, 2025:

●	The Company incurred consulting fees and contracted performance bonuses of $504,900 (September 30, 2024 - $150,833) to GB Capital Ltd., a company controlled by Graydon Bensler, CEO, CFO and Director.

●	The Company incurred consulting fees and contracted performance bonuses of $555,000 (September 30, 2024 - $111,100) to Northstrive Companies Inc., a company controlled by the Company’s Chairman and former President.

●	The Company incurred director’s fees of $41,625 (September 30, 2024 – $nil) to George Kovalyov, a director of the Company.

●	The Company incurred director’s fees of $41,680 (September 30, 2024 – $nil) to Juliana Daley, a director of the Company.

●	The Company incurred director’s fees of $41,625 (September 30, 2024 – $nil) to Mystic Marine Advisors, LLC, a company owned and controlled by Jeffrey Parry, a director of the Company.

●	The Company incurred management fees of $13,540 (September 30, 2024 - $nil) to GB Capital Ltd., a company controlled by Graydon Bensler, CEO, CFO and Director, under a Secondment Agreement for management services.

●	The Company incurred management fees of $61,260 (September 30, 2024 - $nil) to Northstrive Companies Inc., a company controlled by the Company’s Chairman and former President, under a Secondment Agreement for management services.

Jordan Plews, Former Director and former CEO of Skincare and BioSciences, earned a salary of $26,228 and $122,032 respectively during the nine months ended September 30, 2025, and 2024.

Brenda Buechler, Former Chief Marketing Officer, earned a salary of $nil and $132,807, respectively during the nine months ended September 30, 2025, and 2024.

Christoph Kraneiss, Former Chief Commercial Officer, earned a salary of $nil and $122,818, respectively during the nine months ended September 30, 2025, and 2024.

During the nine months ended September 30, 2025, and 2024, the company issued the following stock options to related parties:

On March 1, 2024, the Company granted 16 stock options to directors of the company with a contractual life of 10 years and exercise price of $4,900 per share of common stock. These stock options were valued at $45,986 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

Details of the fair value, as calculated on the grant date, to each related party in the current and prior periods, and the related expense recorded for the nine months ended September 30, 2025, and 2024 is as follow:

	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024	Grant date fair value
Braeden Lichti, Non-executive Chairman	$11	$1,894	$50,995
Graydon Bensler, CEO, CFO and Director	11	1,897	50,995
Jordan Plews, Former Director and former CEO of Skincare and BioSciences[2]	11	1,897	50,995
Tim Sayed, Former Chief Medical Officer and Former Director[1]	-	(4,291)	50,995
Jeffrey Parry, Director	8,737	(36,918)	107,669
Crystal Muilenburg, Former Director[1]	-	18,564	210,245
Julie Daley, Director	27,060	(30,449)	210,245
George Kovalyov, Director	13,965	(41,668)	52,845
Brenda Buechler, Former Chief Marketing Officer[1]	-	18,144	143,671
Christoph Kraneiss, Former Chief Commercial Officer[1]	-	69,111	121,243
	$49,795	$(1,819)	$1,049,898

[1]	108 options of related parties were forfeited and or cancelled during the year ended December 31, 2024

[2]	41 options of Jordan Plews were cancelled during the nine months ended September 30, 2025

As of September 30, 2025, and December 31, 2024, the Company had $315,097 and $227,749, respectively due to companies controlled by Braeden Lichti, of which $315,097 and $227,749 respectively is unsecured, non-interest bearing and are due on demand.

As of September 30, 2025, the Company had $170,498 (December 31, 2024 - $179,655) in consulting fees due to Graydon Bensler, CEO, CFO and Director, and $Nil and $1,252 (December 31, 2024 - $11,813 and $Nil) due to Jordan Plews, Former Director and Former CEO of Skincare and BioSciences, and Jeffrey Parry, Director, respectively, for expenses incurred on behalf of the Company. These amounts are unsecured, non-interest bearing and are due on demand.

18.	Commitments and Contingencies

There were no commitments as of September 30, 2025, and December 31, 2024, or during the periods then ended.

As of December 31, 2024, the Company had an ongoing dispute that arose in the normal course of business. In February 2025, solely to avoid the cost and burdens associated with litigation, the Company and the other parties to this dispute entered into a settlement agreement to fully and finally resolve any and all claims between them, without the Company or any party admitting any liability or fault. Due to the confidential nature of the settlement agreement, the Company is not in a position to disclose the terms of the settlement; however the amounts payable by the Company to the parties and their legal counsel is included in accounts payable and accrued liabilities as of December 31, 2024. The amounts were paid in full by September 30, 2025.

As of September 30, 2025, the Company had an ongoing dispute that arose in the normal course of business and mediation discussions are ongoing. It is not yet possible to predict the likelihood of an unfavorable outcome, or the amount or range of potential loss.

19.	Concentrations

Customers

For the nine months ended September 30, 2025, the Company had 5 key customers that represented approximately 75% of the Company’s revenue. The Company recorded 23% of its revenue from its largest customers. The Company’s largest customer, representing $66,393 of revenue, relates to machining of casting work performed for a customer during the period.

Nine Months Ended September 30, 2025
Customer 1	23%
Customer 2	15%
Customer 3	14%
Customer 4	13%
Customer 5	11%
76%

Suppliers

During the nine months ended September 30, 2025, the Company had 2 key suppliers that represented approximately 28% of the cost incurred in the purchase and production of inventory. The table below represents a breakdown of each supplier as a percentage of the cost incurred. (Suppliers are shown from largest to smallest):

Nine Months Ended September 30, 2025
Supplier 1	17%
Supplier 2	11%
28%

The Company continually evaluates the performance of its suppliers and the availability of alternatives to substitute or supplement its inventory production supply chain. The Company believes that a breakdown in supply from one of its key suppliers would be overcome in a short amount of time given the availability of alternatives.

21.	Reportable Segments and Geographic Areas

The Company’s continuing operations consist of three reportable segments: (i) corporate, treasury and biosciences (ii) IT packaging solutions (iii) precision engineering and machining. The Chief Executive Officer has been identified as the Chief Operating Decision Maker (CODM).

The following is a summary of the Company’s operations for the nine months ended September 30, 2025, and assets and liabilities as of September 30, 2025, split between reportable segments:

	Corporate, Treasury and Biosciences	IT Packaging Solutions	Precision Engineering and Machining	Total
Revenue	$-	$179,292	$106,656	$285,948
Cost of sales	$-	$146,671	$61,247	$207,918
Gross profit	$-	$32,621	$45,409	$78,030

Expenses	$3,917,714	$101,218	$473,241	$4,492,173
Other income (expense)	$(362,176)	$-	$-	$(362,176)
Net loss from continuing operations	$(4,279,890)	$(68,597)	$(427,832)	$(4,776,319)

Current Assets	$9,043,071	$443,643	$285,917	$9,772,631
Non-current assets	$2,072,632	$1,442,663	$1,650,092	$5,165,387
Total Assets	$11,115,703	$1,886,306	$1,936,009	$14,938,018

Current liabilities	$5,069,289	$106,732	$285,671	$5,461,692
Non-current liabilities	$-	$263,136	$722,535	$985,671
Total Liabilities	$5,069,289	$369,868	$1,008,206	$6,447,363

Total Equity	$6,046,414	$1,516,438	$927,803	$8,490,655

All of the Company’s revenue is generated with customers located in the United States. The majority of the Company’s continuing operations are conducted from and its assets are located in the United States. PMGC Research, the Company’s Canadian subsidiary, is located in Canada and provide limited operational support and research.

21.	Subsequent Events

Management has evaluated events subsequent to the nine months ended September 30, 2025, up to November 14, 2025, for transactions and other events that may require adjustment of and/or disclosure in the consolidated financial statements.

On October 26, 2025, the Company’s wholly owned subsidiary, AGA Precision Systems LLC, completed the acquisition of substantially all the assets of Indarg Engineering, Inc., a California corporation, pursuant to an asset purchase agreement. The total purchase price was $548,000, consisting of $350,000 applied to satisfy the seller’s outstanding Small Business Administration loan, $28,000 paid in cash at closing, and a $170,000 promissory note issued by AGA bearing interest at 8% per annum and payable over two years.

The acquired assets include equipment and other tangible and intangible assets related to Indarg Engineering’s precision machining operations. The Company is in the process of evaluating the purchase price allocation and determining the fair value of identifiable assets acquired and liabilities assumed, which will be reflected in subsequent reporting periods in accordance with ASC 805, Business Combinations.

Consolidated Financial Statements of

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

For the years ended
December 31, 2024 and 2023

(Expressed in United States Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee and Stockholders of

PMGC Holdings Inc.

Opinion on The Financial Statements

We have audited the accompanying consolidated balance sheets of PMGC Holdings, Inc (formerly Elevai Labs, Inc) and subsidiaries (the "Company”) as of December 31, 2024, and the related consolidated statements of operations and other comprehensive loss, changes in Stockholders’ equity, and cash flows for the year ended, December 31, 2024, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024, and the results of its operations and its consolidated cash flows for the year ended December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements the Company has suffered recurring losses from operations and has cash flows used in operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

HTL International, LLC

We have served as PMGC Holdings, Inc’s auditor since 2024.

Houston, TX

March 27, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Elevai Labs, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Elevai Labs, Inc. and subsidiaries (collectively, “the Company”) as of December 31, 2023, and 2022, and the related consolidated statements of operations and other comprehensive loss, shareholders’ equity and cash flows for the two year period then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its consolidated cash flows for the two year period ended December 31, 2023 and 2022 in conformity with generally accepted accounting principles in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 the financial statements, the Company has suffered recurring losses from operations and has stockholders’ deficit that raise substantial doubt about its ability to continue as going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

/s/ TPS Thayer, LLC

TPS Thayer, LLC

We have served as the Company’s auditor since 2022

Sugar Land, Texas

March 28, 2024

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Consolidated Balance Sheets

(Expressed in United States dollar)

As of:	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash	$3,984,453	$3,326,851
Receivables, net	5,276	3,072
Prepaids and deposits	868,464	902,053
Assets held for sale	1,192,808	687,468
Total Current Assets	6,051,001	4,919,444

Investment in securities	139,084	-
Equipment, net	1,087	1,741
Intangibles, net	2,801,993	-
Assets held for sale – non-current	-	268,733
TOTAL ASSETS	$8,993,165	$5,189,918
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$481,001	$134,014
Due to related parties	419,217	77,127
Current portion of consideration payable	350,000	-
Derivative liabilities	-	369,158
Liabilities held for sale	548,916	717,054
Total Current Liabilities	1,799,134	1,297,353

Consideration payable	534,467	-
Liabilities held for sale – non-current	-	65,489
TOTAL LIABILIITES	$2,333,601	$1,362,842

Commitments and Contingencies

EQUITY
Common stock, $0.0001 par value, 285,714,286 shares authorized; 438,987 and 12,384 shares issued and outstanding as of December 31, 2024 and 2023, respectively(1)	44	1
Additional paid-in capital	19,929,484	10,850,763
Accumulated other comprehensive income	(337)	202
Accumulated deficit	(13,269,627)	(7,023,890)
TOTAL EQUITY	6,659,564	3,827,076
TOTAL LIABILITIES AND EQUITY	$8,993,165	$5,189,918

(1)	Reflects retrospectively the 1-for-200 reverse stock split that became effective on November 27, 2024 and the subsequent 1-for-7 reverse stock split that became effective March 10, 2025. On a combined basis, this reflects retrospectively a reverse stock split of 1-for-1,400. Refer to Note 1, “Organization and nature of operations”

The accompanying notes are an integral part of these consolidated financial statements

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2024 and 2023

(Expressed in United States dollar)

	December 31, 2024	December 31, 2023
Operating expenses
Depreciation	$546	554
Marketing and promotion	292,522	256,450
Consulting fees	1,367,273	279,767
Office and administrative	1,092,576	347,653
Professional fees	563,242	132,600
Investor relations	208,326	91,009
Research and development	104,654	7,410
Foreign exchange (gain) loss	5,846	6,130
Travel and entertainment	28,581	19,385
Total operating expenses	$3,663,566	1,140,958

Other income (expense)
Listing expense	-	(450,079)
Change in fair value of derivative liabilities	369,158	(71,266)
Interest income	12,891	5,564
Interest expense	(735,197)	-
Net loss from continuing operations	$(4,016,714)	(1,656,739)

Loss from discontinued operations (Note 4)	(2,229,023)	(2,644,778)
Total net loss	(6,245,737)	(4,301,517)
Other comprehensive income (loss)
Currency translation adjustment	(539)	91
Total comprehensive loss	$(6,246,276)	(4,301,426)

Basic and diluted loss per share:
Continuing operations	$(50.473)	(215.834)
Discontinued operations	$(28.009)	(344.552)
Weighted average shares outstanding(1)	79,582	7,676

(1)	Reflects retrospectively the 1-for-200 reverse stock split that became effective on November 27, 2024 and the subsequent 1-for-7 reverse stock split that became effective March 10, 2025. On a combined basis, this reflects retrospectively a reverse stock split of 1-for-1,400. Refer to Note 1, “Organization and nature of operations”

The accompanying notes are an integral part of these consolidated financial statements

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Consolidated Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

	Series seed 1 preferred stock		Series seed 2 preferred stock		Series A preferred stock		Common Stock		Additional		Accumulated other
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	paid-in capital	Accumulated deficit	comprehensive income	Total
	#	$	#	$	#	$	#	$	$	$	$	$

Balance, January 1, 2023(1)	153	-	2,596	-	1,330	-	6,840	1	3,853,571	(2,722,373)	111	1,131,310
Private placement	-	-	-	-	-	-	349	-	1,463,586	-	-	1,463,586
Exercise of stock options	-	-	-	-	-	-	45	-	37,500	-	-	37,500
Conversion of preferred shares on IPO	(153)	-	(2,596)	-	(1,330)	-	4,079	-	-	-	-	-
Shares issued alongside IPO	-	-	-	-	-	-	1,071	-	6,000,000	-	-	6,000,000
Share issuance costs for IPO	-	-	-	-	-	-	-	-	(991,632)	-	-	(991,632)
Share-based compensation	-	-	-	-	-	-	-	-	487,738	-	-	487,738
Net loss for the year	-	-	-	-	-	-	-	-	-	(4,301,517)	-	(4,301,517)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	-	91	91
Balance, December 31, 2023(1)	-	-	-	-	-	-	12,384	1	10,850,763	(7,023,890)	202	3,827,076

Balance, January 1, 2024(1)	-	-	-	-	-	-	12,384	1	10,850,763	(7,023,890)	202	3,827,076
Issued and issuable shares for acquisition of intangible assets	-	-	-	-	-	-	1,991	-	1,610,778	-	-	1,610,778
Issued pursuant to public offering	-	-	-	-	-	-	20,408	2	7,044,998	-	-	7,045,000
Issued pursuant to Securities Purchase Agreement	-	-	-	-	-	-	929	-	325,819	-	-	325,819
Exercise of Series B Warrants	-	-	-	-	-	-	403,275	41	(41)	-	-	-
Share-based compensation	-	-	-	-	-	-	-	-	97,167	-	-	97,167
Net loss for the year	-	-	-	-	-	-	-	-	-	(6,245,737)	-	(6,245,737)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	-	(539)	(539)
Balance, December 31, 2024(1)	-	-	-	-	-	-	438,987	44	19,929,484	(13,269,627)	(337)	6,659,564

(1)	Reflects retrospectively the 1-for-200 reverse stock split that became effective on November 27, 2024 and the subsequent 1-for-7 reverse stock split that became effective March 10, 2025. On a combined basis, this reflects retrospectively a reverse stock split of 1-for-1,400. Refer to Note 1, “Organization and nature of operations”

The accompanying notes are an integral part of these consolidated financial statements

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Consolidated Statements of Cash Flows

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

	December 31, 2024	December 31, 2023
Operating activities
Net loss	$(6,245,737)	$(4,301,517)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,950	11,649
Share-based compensation	97,167	487,738
Straight-line rent expense	(2,758)	(2,757)
Change in fair value of derivative liabilities	(369,158)	71,266
Non-cash interest expense	686,334	-
R&D costs for intangible assets	82,556	-

Changes in operating assets and liabilities:
Receivables	(12,969)	(23,218)
Prepaid expenses and deposits	65,096	(907,343)
Inventory	(403,295)	(265,522)
Accounts payable and accrued liabilities	207,497	466,891
Customer deposits	(2,391)	26,521
Due to related parties	397,728	(120,519)
Cash flows used in operating activities[1]	$(5,486,980)	$(4,556,811)

Investing activities
Purchase of equipment	(9,160)	(11,191)
Purchase of intangible assets	(462,320)	-
Purchase of investments	(139,084)	-
Cash flows used in investing activities[1]	$(610,564)	$(11,191)

Financing activities
Net proceeds from issuance of common stock and warrants	6,993,058	1,463,585
Net proceeds from issuance of Notes	914,442	-
Repayment of Notes	(1,150,000)	-
Exercise of stock options	-	37,500
Proceeds from IPO, net	-	5,237,805
Cash flows provided by financing activities	$6,757,500	$6,738,890

Effect of exchange rate changes on cash	(2,354)	1,062

Increase in cash	657,602	2,171,950
Cash, beginning of period	3,326,851	1,154,901
Cash, ending of period	$3,984,453	$3,326,851

Supplemental cash flow information:
Cash paid for interest	69,026	14,397
Cash paid for taxes	-	-

Non-cash Investing and Financing transactions:
Common stock issued and issuable on acquisition of intangible asset	1,610,778	-
Conversion of preferred stock to common stock	-	3,527,701
Derivative liability broker warrants included in share issuance cost for IPO	-	229,437

[1]	Refer to Note 4 for disclosure of cash flows used in operating and investing activities of discontinued operations.

The accompanying notes are an integral part of these consolidated financial statements

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

1.	Organization and nature of operations

PMGC Holdings Inc. (formerly Elevai Labs Inc.) (“PMGC”) was incorporated under the laws of the State of Delaware on June 9, 2020. During 2024, PMGC completed a reorganization that included a name change and redomiciling from Delaware to Nevada. PMGC and its 100% owned subsidiaries, PMGC Research Inc. (formerly Elevai Research Inc) (“PMGC Research”), PMGC Impasse Corp (formerly Elevai Skincare Inc.), Northstrive Biosciences Inc. (formerly Elevai Biosciences, Inc), and PMGC Capital LLC, are collectively referred to in these consolidated financial statements as “the Company.”

On April 29, 2024, PMGC Impasse Corp (“Skincare”) and Northstrive Biosciences Inc. (“BioSciences”) were incorporated under the laws of the state of Delaware. PMGC is the sole shareholder of Skincare and BioSciences. The purpose of Skincare is to operate the Company’s skincare business, while the purpose of BioSciences is to hold and develop the Company’s intellectual property. Effective May 1, 2024, PMGC transferred its operating assets and liabilities relating to its skincare business to Skincare in exchange for common stock of Skincare. On November 13, 2024, PMGC Capital LLC (“PMGC Capital”) was incorporated under the laws of the state of Nevada, PMGC is the sole shareholder of PMGC Capital.

On November 27, 2024, the Company completed a reverse stock split on a ratio of two hundred old common shares for every one new post reverse split common share. In addition, on March 10, 2025, the Company completed a second reverse stock split on a ratio of 7 common shares for every one new post second reverse split common share. All current and comparative references to the number of common shares, warrants, options, weighted average number of common shares, and loss per share have been retrospectively adjusted to give effect to these reverse stock splits. On a combined basis, this reflects retrospectively a reverse stock split of 1-for-1,400.

On December 31, 2024, PMGC and Skincare, entered into an asset purchase agreement (the “Asset Purchase Agreement”) with an unrelated third party, pursuant to which it was agreed to sell the skincare business. The sale of the skincare business closed on January 16, 2025. In accordance with ASC 205-20 “Discontinued Operations”, the assets and liabilities and the results of operations of the skincare business have been presented in these consolidated financial statements as assets and liabilities held for sale and discontinued operations. The Company also retrospectively adjusted the consolidated balance sheet as at December 31, 2023, and the consolidated statement of operations and comprehensive loss for the year ended December 31, 2023, to reflect assets and liabilities held for sale and discontinued operations separately from continuing operations (Note 4).

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Prior to entering into the Asset Purchase Agreement, the Company’s principal business was operating a skincare development company engaged in the design, manufacture, and marketing of skincare products in the skincare industry. With the sale of the skincare business, the Company changed its principal business. PMGC is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. PMGC currently manages and operates a diverse portfolio of three wholly owned subsidiaries:

●	BioSciences – is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. For more information, please visit www.northstrivebio.com.

●	PMGC Research – based in Canada, is currently dedicated to medical scientific research and development efforts, utilizing Canadian research grants and partnering with leading Canadian Universities to push the boundaries of innovation.

●	PMGC Capital – is a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Our mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital.

2.	Going Concern

These audited consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations.

As of December 31, 2024 and 2023, the Company had a net working capital of $4,251,867 and $3,622,091, respectively, and has an accumulated deficit of $13,269,627 and $7,023,890, respectively. Furthermore, for the years ended December 31, 2024 and 2023, the Company incurred a net loss of $6,245,737 and $4,301,517, respectively and used $5,486,980 and $4,556,811, respectively of cash flows for operating activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These audited consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but not limited to, 12 months from the date the financial statements are issued. The Company is aware that material uncertainties related to events or conditions may cast substantial doubt upon the Company’s ability to continue as a going concern.

Management’s plans that alleviate substantial doubt about the Company’s ability to continue as a going concern include the sale of the loss-making skincare business and raising additional equity financing. Although the Company has been successful in raising funds in the past, and expects to do so in the future, there are no guarantees that it will be able to raise funds as anticipated.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

3.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and generally accepted accounting principles in the United States (“U.S. GAAP”) and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions were eliminated upon consolidation.

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the account of PMGC, and its 100% owned subsidiaries, PMGC Research, Skincare, BioSciences and PMGB Capital. All intercompany accounts, transactions and profits were eliminated in the consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to revenue recognition, the collectability of receivables, valuation of inventory, fair value of derivative liabilities and stock options, useful lives and recoverability of long-lived assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the period they are determined.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. The functional currency of PMGC Research is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets, liabilities, and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

The accounts of PMGC Research are translated to U.S. dollars using the current rate method. Accordingly, assets and liabilities are translated into U.S. dollars at the period-end exchange rate while revenues and expenses are translated at the average exchange rates during the period. Related exchange gains and losses are included in a separate component of stockholders’ equity as accumulated other comprehensive income (loss).

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Reportable Segments and Geographic Areas

The Company’s continuing operations consists of one reportable segment. The Chief Executive Officer has been identified as the Chief Operating Decision Maker (CODM). The Company’s activities are interrelated, and each activity is dependent upon and supportive of the other. The CODM manages business activities using consolidated information for the Company as a whole. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business. As a result, no disaggregated segment information is presented.

The majority of the Company’s continuing operations are conducted from and its assets are located in the United States. PMGC Research, the Company’s Canadian subsidiary, is located in Canada and provide limited operational support and research. The following is a summary of the Company’s continuing operations, assets and liabilities split between the Unites States and Canada:

	United States	Canada	Total

Expenses	$3,468,907	$194,659	$3,663,566
Other income (expense)	(353,148)	-	(353,148)
Net loss from continuing operations	$3,822,055	$194,659	$4,016,714

Current Assets	$4,826,296	$31,897	$4,858,193
Non-current assets	2,941,078	1,086	2,942,164
Total Assets	$7,767,374	$32,983	$7,800,357

Current liabilities	$1,238,243	$11,975	$1,250,218
Non-current liabilities	534,467	-	534,467
Total Liabilities	$1,772,710	$11,975	$1,784,685

Total Equity	$7,255,391	$(595,827)	$6,659,564

Discontinued Operations, and Assets and Liabilities Held for Sale

The Company classify long-lived assets, or disposal groups comprised of assets and liabilities, as held for sale in the period in which the following six criteria are met, (i) management, having the authority to approve the action, commits to a plan to sell the group of assets and liabilities; (ii) the assets and liabilities are available for immediate sale in its present condition, subject only to terms that are usual and customary; (iii) an active program to locate a buyer and other actions required to complete the plan to sell have been initiated; (iv) the sale is probable and is expected to be completed within one year; (v) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (vi) actions necessary to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn, in accordance with Accounting Standard Codification (“ASC”) 360, Property, Plant and Equipment. A business classified as held for sale is recorded at the lower of its carrying amount or estimated fair value less cost to sell. If the carrying amount of the business exceeds its estimated fair value less cost to sell, a loss is recognized. Assets and liabilities related to a business classified as held for sale are segregated in the current and prior balance sheets in the period in which the business is classified as held for sale, resulting in changes to the presentation of certain prior period amounts. The Company ceases depreciation and amortization on long-lived assets (or disposal groups) classified as held for sale and measures them at the lower of carrying value or estimated fair value less cost to sell.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

The Company reports the results of operations of a business as discontinued operations if a disposal represents a strategic shift that has (or will have) a major effect on the Company’s operations and financial results when the business is classified as held for sale, in accordance with ASC 360, and ASC 205-20, Presentation of Financial Statements – Discontinued Operations. Under ASC 360, assets may be classified as held for sale even though discontinued operations classification is not met. The results of discontinued operations are reported in Net loss from discontinued operations, net of tax in the accompanying consolidated statements of operations and comprehensive loss for current and prior periods, including any gain or loss recognized on closing or adjustment of the carrying amount to fair value less cost to sell. All other notes to these consolidated financial statements present the results of continuing operations and exclude amounts related to discontinued operations for all periods presented.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate.

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer. Revenue is measured based on the consideration the Company expects to receive in exchange for those products. In instances where financial acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. Revenues are recognized under ASC 606, “Revenue from Contracts with Customers,” in a manner that reasonably reflects the delivery of its products and services to customers in return for expected consideration.

The Company generates revenue through the sale of skincare products. Revenue from the sale of skincare products are recognized at the point in time when the Company considered revenue realized or realizable and earned, which is typically when all of the five following criteria are met: (1) the contract with the customer is identifiable (i.e. when a sales transaction has been entered into between the Company and the customer), (2) the performance obligation in the contract is identifiable (i.e. the customer has ordered a known quantity of product to be delivered), (3) the transaction price is determinable (i.e. the customer has agreed to the Company’s price for the products ordered), (4) the Company is able to allocate the transaction price to the performance obligations in the contract, and (5) the performance obligations have been satisfied, which is typically upon delivery of the product to the customer.

Transaction prices for performance obligations are explicitly outlined in relevant agreements; therefore, the Company does not believe that significant judgements are required with respect to the determination of the transaction price, including any variable consideration identified.

The Company is responsible for providing the products to customers. As a result, the Company is considered the Principal when providing products to customers. As the Company collects payment at the time of the customer order, its contracts do not have a significant financing component. Customers are entitled to replacement or full refund of any damaged or defective product, after the return of the damaged or defective product to the Company. There were no significant returns or refunds during the years ended December 31, 2024 and 2023.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Research and Development

Research and development costs are expensed as incurred in accordance with ASC 730, Research and Development. The Company incurs research and development costs in the pursuit of new products and improving the formulation of existing products. Examples of research costs include laboratory research, studies, surveys, and other activities aimed at acquiring new knowledge. Development costs include expenses incurred in the process of applying research findings or other knowledge to a plan or design for a new product or process. Examples of development costs include engineering, design, testing, and other activities aimed at developing a product or process for commercial production.

Development costs may be capitalized if the following criteria are met: (1) technological feasibility has been established, (2) the Company intends to complete the product or process. (3) the Company has the ability to use or sell the product or process, (4) the product or process will generate future economic benefits, and (5) the costs can be reliably measured.

As of December 31, 2024 and 2023, the Company has not capitalized any development cost.

Intangible Assets

In accordance with ASC 350 “Intangibles—Goodwill and Other”, intangible assets are recorded at cost less accumulated amortization. They are depreciated using the straight-line method over their estimated useful lives, which reflect the period over which economic benefits are expected to be realized. In accordance with ASC 730 “Research and development costs”, an acquired in-process researched and development (“IPR&D”) intangible asset with an alternative future use is capitalized, in accordance with ASC 350, and amortized over its useful life. Although IPR&D assets are likely to be finite-lived, amortization does not begin until the research and development projects are completed. In accordance with the IPR&D asset purchase agreement, the Company is required to meet development milestones starting with the initiation of a pre-clinical IND-enabling study within 2 years of the acquisition date, and ending with obtaining marketing approval from the FDA within 9 years of the acquisition date. Management assesses impairment indicators at each reporting period end. The estimated useful lives of intangible assets are generally as follows:

License #1 – INmune	10-year straight-line
License #2 – MOA	IPR&D project not yet complete

Marketing and Promotion

Costs associated with marketing and promoting the Company’s products are expensed when incurred. The Company includes the cost of products given out as samples in marketing and promotion expenses.

Leases

The Company accounts for leases in accordance with ASC 842, “Leases”. We determine if an arrangement meets the definition of a lease at inception of the contract. Leases are classified as either operating or finance leases. All of the Company’s leases have been assessed as operating leases. Accounting for operating leases, other than short term leases, results in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our lease do not provide an implicit rate, we use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial reporting and taxes basis of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that it believes more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income tax planning, strategies and results of recent operations. If the Company determines that such deferred tax assets will be recognized in the future in excess of the net recorded amount then the deferred tax asset valuation will be adjusted which would reduce the provision for income taxes. Significant judgments and estimates are required in the determination of the consolidated income tax expense. As of December 31, 2023 and 2022, the Company did not have any amounts recorded pertaining to tax assets or liabilities as the Company has incurred losses since inception and has taken a full valuation allowance against its tax loss carry forwards. In addition, the Company did not have any amounts recorded pertaining to tax expense or recovery.

The Company records uncertain tax provisions in accordance with ASC 740 based on a two-step process whereby (1) a determination is made about whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more likely than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

As of December 31, 2024 and 2023, the Company did not have any amounts recorded pertaining to uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions in office and administrative expense. The Company did not incur any penalties or interest during the years ended December 31, 2024 and 2023.

Concentration of Credit Risk

Cash, receivables and refundable deposits are the only financial instruments that are potentially subject to credit risk. The Company places its cash in what it believes to be credit-worthy financial institutions. Receivables relate to sales taxes paid that is reimbursable from the Canadian government and timing differences on receiving proceeds from sales transactions processed through customer credit cards. Refundable deposits relate to the Company’s security deposit on lease agreements.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, regulatory environment, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgement. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash includes cash on hand and cash in demand deposits. Cash equivalents include all highly liquid instruments with original maturities of three months or less. As of December 31, 2024 and 2023, the Company did not hold any cash equivalents.

Receivables

All receivables under standard terms are due thirty (30) days from the date billed. If the funds are not received within thirty (30) days, the customer is contacted to arrange payment. The Company uses the allowance for credit losses method to account for uncollectable receivables. As of December 31, 2024 and 2023, there was no allowance for credit losses related to receivables recorded.

Inventory

Inventory consist of raw materials, work-in-progress and finished goods and are valued at the lower of cost or net realizable value. The Company’s manufacturing process involves the production of our proprietary stem cell-derived Elevai ExosomesTM. Finished goods consists of a new generation of cosmetic topical products containing our proprietary stem cell-derived Elevai ExosomesTM. Cost is determined using the weighted average cost formula. Net realizable value is determined on the basis of anticipated sales proceeds less the estimated selling expenses. Management compares the cost of inventories with the net realizable value and an allowance is made to write down inventories to net realizable value, if lower.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Renewals and betterments that materially extend the life of assets are capitalized. Expenditures for maintenance and repairs are expensed as incurred. Property and equipment is depreciated using the straight-line method. The estimated useful lives of property and equipment are generally as follows:

Lab equipment	7-year straight-line
Furniture and fixtures	7-year straight-line
Computers	5-year straight-line

The Company ceases to depreciate property and equipment on the date that it is reclassified to assets held for sale.

Impairment of Long-Lived Assets

The Company reviews long-lived assets such as equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the expected undiscounted future cash flows is less than the carrying value of the asset, a loss is recognized for the excess of the carrying amount over the fair value of the asset.

The Company’s policy for long-lived assets requires judgement in determining whether the present value of future expected economic benefits exceeds capitalized costs. The policy requires management to make certain estimates and assumptions about future economic benefits related to its operations. Estimates and assumptions may change if new information becomes available. If information becomes available suggesting that the recovery of capitalized cost is unlikely, the capitalized cost is written off/impaired to the consolidated statement of operations.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statement of operations. The Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

Common Stock Warrants

The Company classifies as equity any warrants that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any warrants that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control), (ii) gives the counterparty a choice of net-cash settlement or (iii) that contain reset provisions that do not qualify for the scope exception. The Company assesses classification of its common stock warrants at each reporting date to determine whether a change in classification is required. Warrants classified as liabilities are initially recorded at fair value, with gains and losses arising from changes in fair value recognized in other income (expense) in the consolidated statements of operations at each period end while such instruments remain outstanding.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Financial Instruments and Fair Value Measurements

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815 “Derivatives and Hedging”.

ASC 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash, receivables, investment in securities, accounts payable and accrued liabilities, consideration payable, due to related parties and derivative liabilities. Except for cash, investment in securities and derivative liabilities, the Company’s financial instruments’ carrying amounts, excluding unamortized discounts, approximate their fair values due to their short term to maturity. Cash is measured and recognized at fair value based on level 1 inputs for all periods presented. Investment in securities is measured and recognized at fair value based on level 2 inputs as at December 31, 2024. Derivative liabilities are measured and recognized at fair value based on level 3 inputs.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

	Level 1	Level 2	Level 3	Total
December 31, 2024:
Cash	$3,984,453	$-	$-	$3,984,453
Investment in securities	-	139,084	-	139,084
Derivative liabilities	-	-	-	-
	$3,984,453	$139,084	$-	$4,123,537

December 31, 2023:
Cash	$3,326,851	$-	$-	$3,326,851
Derivative liabilities	-	-	369,158	369,158
	$3,326,851	$-	$369,158	$3,696,009

Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the consolidated statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potential shares if their effect is anti-dilutive.

The Company’s preferred stock, stock options and warrants outstanding during the years ended December 31, 2024 and 2023, are considered potential common shares that could dilute earnings per share, but were not included in the diluted loss per share computation because their effect was antidilutive for the periods presented. As a result, there is no difference between the computation of basic and diluted loss per shares for the periods presented.

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

During the years ended December 31, 2024 and 2023, the Company recorded $97,167 and $487,738, respectively, in share-based compensation expense, of which $93,449 and $3,718, and $250,067 and $237,671, respectively is included in office and administration and discontinued operations, respectively. Within discontinued operations for the years ended December 31, 2024 and 2023, ($599) and $4,317, and $226,838 and $10,833, respectively is included in office and administration and research and development, respectively.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Determining the appropriate fair value model and the related assumptions requires judgment. During the years ended December 31, 2024 and 2023, the fair value of each option grant was estimated using a Black-Scholes option-pricing model.

The expected volatility represents the historical volatility of comparable publicly traded companies in similar industries, adjusted for variables such as stock price, market capitalization and life cycle. Due to limited historical data, the expected term for options granted is equal to the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Accounting for Freestanding Instruments Issued Together

The Company accounts for multiple instruments issued together in accordance with ASC 470 “Debt”, ASC 480 “Distinguishing Liabilities from Equity” and ASC 505 “Equity”. The Company first identifies all freestanding instruments. When multiple freestanding instruments are issued in a single transaction, the total proceeds from the transaction are allocated among the individual freestanding instruments identified based on their relative fair values at issuance. Transaction costs that are directly attributable to the issuance of both debt and equity are allocated between the liability and equity components based on their relative fair values.

Recently Adopted Accounting Standards

In March 2022, the FASB issued ASU 2022-02, ASC Subtopic 326 “Credit Losses”: Troubled Debt Restructurings and Vintage Disclosures. Since the issuance of Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Board has provided resources to monitor and assist stakeholders with the implementation of Topic 326 (“Update”). Post-Implementation Review (PIR) activities have included forming a Credit Losses Transition Resource Group, conducting outreach with stakeholders of all types, developing educational materials and staff question-and-answer guidance, conducting educational workshops, and performing an archival review of financial reports. ASU No. 2022-02 is effective for annual and interim periods beginning after December 15, 2022. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The FASB is issuing this Update (1) to clarify the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, (2) to amend a related illustrative example, and (3) to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820.

Stakeholders asserted that the language in the illustrative example resulted in diversity in practice on whether the effects of a contractual restriction that prohibits the sale of an equity security should be considered in measuring that equity security’s fair value. Some stakeholders apply a discount to the price of an equity security subject to a contractual sale restriction, whereas other stakeholders consider the application of a discount to be inappropriate under the principles of Topic 820.

For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), intended to improve reportable segments disclosure requirements primarily through enhanced disclosures about significant segment expenses.

ASU 2023-07 includes a requirement to disclose significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, the title and position of the CODM, an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and all segments’ profit or loss and assets disclosures. ASU 2023-07 is effective for all public companies for fiscal years beginning after December 15, 2023, and interim periods for the interim period beginning on January 1, 2025. Adoption of ASU 2023-07 did not have a material impact on the Company’s financial statement.

Recently Issued Accounting Standards

The Company assesses the adoption impacts of recently issued, but not yet effective, accounting standards by the Financial Accounting Standards Board on the Company’s consolidated financial statements.

There are no recently issued accounting standards which may have effect on the Company’s consolidated financial statements

4.	Assets and liabilities held for sale and Discontinued operations

Pursuant to the Asset Purchase Agreement, the Company agreed to sell its skincare business for (i) shares of common stock of the buyer, having a market value of $1,075,463 at the time of entering into the agreement; (ii) buyer’s assumption of certain liabilities; and, (iii) $56,525 in cash.

Following the closing which occurred on January 15, 2025 (the “Closing” or “Closing Date”), buyer will pay additional earn-out consideration for the sale, if and when payable: (a) buyer will pay, for each year ending on the anniversary of the Closing Date during the five-year period following the Closing, an amount, if any, equal to 5% of the sales generated during such year from the existing products as of the Closing; and (b) buyer will pay a one-time payment of $500,000 if buyer achieves $500,000 in revenue from sales of the existing hair and scalp products as of the Closing on or before the 24-month anniversary of the Closing Date.

The following table summarizes the major line items for the skincare business that are included in loss from discontinued operations, net of taxes in the consolidated statements of operations:

	December 31, 2024	December 31, 2023
Revenue	$2,467,298	$1,712,595
Cost of goods sold	670,197	578,015
Gross profit	$1,797,101	$1,134,580

Expenses
Depreciation	10,390	9,741
Marketing and promotion	1,023,200	403,841
Consulting fees	40,110	179,731
Office and administrative	2,051,571	1,981,414
Professional fees	415,878	446,511
Investor relations	6,667	-
Research and development	308,597	418,833
Foreign exchange (gain) loss	(1,972)	-
Travel and entertainment	186,244	319,762
Total expenses	$4,040,685	3,759,833

Other income	(34,723)	-
Interest expense	20,162	19,525

Loss from discontinued operations	$2,229,023	2,644,778

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

The following table summarizes the carrying amounts of major classes of assets and liabilities of discontinued operations as at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Assets
Receivables, net	43,497	33,089
Inventory	898,962	495,667
Prepaid expenses and deposits	137,875	158,712
Property and equipment	48,134	-
Right of use asset	64,340	-
Total current assets held for sale	1,192,808	687,468

Deposit		10,773
Property and equipment	-	51,378
Right of use asset	-	206,582
Total assets held for sale	1,192,808	956,201

Liabilities
Accounts payable and accrued liabilities	449,125	535,361
Customer deposits	34,302	36,693
Lease liability	65,489	145,000
Total current liabilities held for sale	548,916	717,054

Lease liability	-	65,489
Total liabilities held for sale	548,916	782,543

Total assets and liabilities held for sale, net	643,892	173,658

As the estimated proceeds on sale exceed the net assets and liabilities held for sale, there is no write down to net realizable value required as at December 31, 2024.

The following represents the cash flows from operating and investing activities of discontinued operations for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Cashflows used in operating activities	$(2,686,379)	$(2,441,940)
Cashflows used in investing activities	(9,160)	(11,191)

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

5.	Receivables

As of December 31, 2024 and 2023, receivables consisted of sales taxes receivable of $5,276 and $3,072, respectively. The Company records sales taxes receivable for recoverable sales taxes paid on eligible purchases in its Canadian subsidiary.

6.	Prepaids and Deposits

As of December 31, 2024 and 2023, prepaid and deposits consisted of the following:

	December 31, 2024	December 31, 2023
Prepaid expenses	$867,420	$902,053
Deposits	1,044	-
	$868,464	$902,053

7.	Investment in securities

On December 23, 2024, the Company participated in a private placement of a company in the U.S. uranium energy market with an investment of $139,084.

The fair value of the investments as at December 31, 2024 were determined based on the most recently observable market transaction and there were no changes in the value since its initial recognition. The investment has been classified as a long-term investment.

8.	Equipment

Computers
Cost
Balance, December 31, 2022	$2,759
Foreign currency translation	61
Balance, December 31, 2023	$2,820
Foreign currency translation	(219)
Balance, December 31, 2024	$2,601

Accumulated depreciation
Balance, December 31, 2022	$505
Depreciation	554
Foreign currency translation	20
Balance, December 31, 2023	$1,079
Depreciation	546
Foreign currency translation	(111)
Balance, December 31, 2024	$1,514

Net book value
December 31, 2023	$1,741
December 31, 2024	$1,087

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

9.	Intangible assets and consideration payable

On January 15, 2024, the Company entered into a license agreement with a Biotechnology company to use their proprietary technology and process to assist in formulating stem cells (“License #1”). The term of the license is 10 years and has a purchase price of $1,000,000. The payments structure for License #1 is as follows:

a)	$50,000 payable upon executing the license (paid)

b)	$350,000 payable on March 15, 2025 (updated from July 15, 2024 in an amendment dated July 9, 2024)[1]

c)	$600,000 payable on completion of technology transfer or two years from January 15, 2024, whichever comes first[1].

[1]	Effective February 27, 2025, the Company and the Biotechnology company entered into a mutual termination agreement to terminate the Company’s right to License #1 and to release the Company of the remaining undiscounted obligation payable of $950,000. Upon termination, no further obligations will be required of either party.

The cost of License #1 was measured at $861,452, which is the fair value of the consideration payable on initial recognition, determined by discounting the future payments using a market interest rate of 11.75%.

Consideration payable

Consideration payable – undiscounted	$1,000,000
Discount on initial recognition	(138,548)
Fair value on initial recognition	$861,452

Paid in cash	(50,000)
Accretion	73,015
Balance, December 31, 2024	$884,467

Consideration payable – current	$350,000
Consideration payable – non-current	$534,467

On April 30, 2024, the Company entered into an exclusive license agreement with a pharmaceutical company granting the Company rights to develop, manufacture, and commercialize licensed products (“License #2”). The Company has classified License #2 as an IPR&D asset resulting in only the acquisition costs plus any transaction costs to be capitalized upon acquisition. The research and development project associated with License #2 is not yet complete and as a result the Company has not yet determined the useful life of the IPR&D asset.

The Company paid consideration of $400,000 and 679 common shares with a value of $492,850 to the pharmaceutical company. The shares issued to the pharmaceutical company are unregistered and subject to trading restrictions for six months from the issue date resulting in a fair value discount adjustment of $173,100 on the value of the common shares issued to the pharmaceutical company. The Company incurred transaction costs of $12,320 in legal fees and $1,117,771 in common shares paid to a consultant who assisted in acquiring License #2. The common shares to be issued to the consultant will be unregistered and subject to trading restrictions for a 1-year period from the issue date of the first tranche resulting in a fair value discount adjustment of $599,863 on the value of the common shares issued to the consultant. The fair value adjustments were calculated using the Black-Scholes Option Pricing Model.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

The Black-Scholes Option Pricing Model requires six basic data inputs: the exercise or strike price, expected time to expiration or exercise, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

The following assumptions were used in the Black-Scholes option pricing model:

Initial recognition
Risk-free interest rate	5.12-5.44%
Expected life	0.5-1 years
Expected dividend rate	0.00%
Expected volatility	100%

The consultant is to receive 1,750 shares in the following tranches and all shares were earned (i.e. fully vested) upon the Company’s acquisition of License #2 as follows:

●	May 3, 2024: 438 Shares (issued)

●	August 1, 2024: 437 Shares (issued)

●	November 1, 2024: 437 Shares (issued)

●	February 2, 2025: 438 Shares (issued – Note 16)

The cost of License #2 IPR&D asset is $2,023,097, which is the fair value of the consideration paid on initial recognition.

The table below provides a continuity of the intangible assets acquired during and as of the year ended December 31, 2024:

	License #1	License #2 (IPR&D asset)	Total
Cost
Balance, December 31, 2023	$-	-	-
Additions	861,452	2,023,097	2,884,549
Balance, December 31, 2024	$861,452	2,023,097	2,884,549

Accumulated amortization
Balance, December 31, 2023	$-	-	-
Additions	82,556	-	82,556
Balance, December 31, 2024	$82,556	-	82,556

Net Book value – December 31, 2024	$778,896	2,023,097	2,801,993

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

With the sale of the skincare business, the Company identified indicators of impairment associated with License #1 given that there was a change in the Company’s intention to use the intangible asset in its continuing operations. Given the termination of the license agreement effective February 27, 2025 (as discussed above), the Company determined that there is no impairment required as at December 31, 2024 as the carrying amount of the intangible asset of $778,896, is recoverable through the termination of the license agreement and the Company being released from its consideration payable obligation with a carrying value of $884,467 as of December 31, 2024. The Company expects to record a gain on derecognition of the intangible asset and consideration payable in fiscal 2025.

As License #2 is an IPR&D intangible asset, the Company is required to perform an annual impairment test. In accordance with ASC 350 “Intangibles—Goodwill and Other”, the Company has the option to perform a qualitative assessment first, to determine if it is more likely than not that the IPR&D intangible asset is impaired. Only if the qualitative test indicates that it is more likely than not that the intangible asset is impaired, is the Company required to calculate the fair value of the intangible asset and perform a quantitative impairment test. Under the qualitative analysis, the Company determined that it is more likely than not that the intangible asset is not impaired, and as a result was not required to perform a quantitative test as of December 31, 2024.

10.	Derivative liabilities

On July 15, 2022, the Company issued 167 common stock purchase warrants with an exercise price of $2,817 as part of the conversion of promissory notes.

On November 21, 2023, the Company completed its Initial Public Offering (“IPO”) and issued 54 warrants (the “IPO warrants”). Each IPO warrant is exercisable into one share of common stock of the Company at $5,600 per share and expire on November 21, 2028.

We analyzed the common stock purchase warrants issued as partial settlement of the promissory notes payable and the IPO warrants against the requirements of ASC 480, Distinguishing Liabilities from Equity, and determined that the warrants should be classified as financial liabilities.

ASC 815, Derivatives and Hedging, requires that the warrants be accounted for as derivative liabilities with initial and subsequent measurement at fair value with changes in fair value recorded as other income (expense).

A continuity of the Company’s common stock purchase derivative liability warrants is as follows:

Derivative liabilities
Outstanding, December 31, 2022	$68,455
Addition of new derivatives during IPO	229,437
Change in fair value of derivative liabilities	71,266
Outstanding, December 31, 2023	$369,158
Change in fair value of derivative liabilities	(369,158)
Outstanding, December 31, 2024	$-

We determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes Option Pricing Model to calculate the fair value as of initial recognition and at subsequent period ends. The Black-Scholes Option Pricing Model requires six basic data inputs: the exercise or strike price, expected time to expiration or exercise, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

The following assumptions were used in the Black-Scholes option pricing model:

	December 31, 2024	December 31, 2023	November 21, 2023	December 31, 2022	July 15, 2022
Risk-free interest rate	4.25% - 4.27%	3.84 - 4.01%	4.41%	4.73%	3.12%
Expected life [1]	2.32 – 3.90 years	3.32 – 4.90 years	5 years	0.75 years	0.6 years
Expected dividend rate	0.00%	0.00%	0.00%	0.00%	0.00%
Expected volatility	100%	100%	100%	100%	100.00%

As of December 31, 2024, the following warrants were outstanding:

Outstanding	Expiry date[1]	Weighted average exercise price ($)
167	April 27, 2027	2,817
54	November 21, 2028	5,600
221		3,497

As of December 31, 2024 and December 31, 2023, the weighted average life of derivative liability warrants outstanding was 2.71 and 3.71 years, respectively.

[1]	On April 28, 2023, the Company amended the warrant agreements for the 167 derivative liability warrants outstanding. The amendment removed the clause to automatically convert warrants to shares on IPO date and all warrants were given an expiry date of April 27, 2027. This led to an increase in the expected life input in the Black-Scholes model as of December 31, 2023 compared to December 31, 2022, when the Company used the expected IPO date to calculate the expected life of the warrants.

11.	Notes payable

On July 31, 2024, the Company signed a securities purchase agreement (the “Securities Purchase Agreement”) to sell an aggregate of $1,150,000 in Notes with a $150,000 original issue discount. Pursuant to the Securities Purchase Agreement, the Company also agreed to issue 929 shares of common stock (Note 12). Given the original issue discount, the subscription amount received by the Company was an aggregate of $1,000,000. The Notes were non-interest bearing except in the event of default, in which case interest would accrue at 14% per annum. The maturity date of the Notes was 90 days from the date of issuance. While the Notes were outstanding, the Company agreed to use the net proceeds of any offering of its equity or debt securities to first redeem the Notes in full, including the principal amount and all other amounts due and payable pursuant to the Notes.

The fair value of the Notes was $622,239. The Company incurred total transaction costs of $137,500 in relation to the Security Purchase Agreement, of which $85,558 was attributed to the issuance of the Notes and $51,942 was attributed to the issuance of common shares. The Company repaid $1,150,000 in relation to the Notes Payable in September 2024, resulting in a Notes payable balance of $nil at December 31, 2024.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

A continuity of the Company’s Notes Payable during the year ended December 31, 2024 is as follows:

Notes Payable
Outstanding, December 31, 2023	$-
Fair value of Notes issued	622,239
Transaction costs	(85,558)
Interest accretion	613,319
Repayment	(1,150,000)
Outstanding, December 31, 2024	$-

12.	Equity

Common Stock

Authorized

As of December 31, 2024 and 2023, the Company had 285,714,286 and 42,857,143 common stock authorized, respectively, each having a par value of $0.0001.

Issued and outstanding

As of December 31, 2024 and 2023, the Company had 438,987 and had 12,384 shares issued and outstanding, respectively (Note 1)

Transactions during the year ended December 31, 2024

On April 30, 2024, the Company issued 679 common stock on acquisition of License #2 and $492,945 was recognized in equity. A total of $nil was recognized in common stock and the remainder of $492,945 to additional paid in capital (Note 9). These shares are unregistered and restricted from trading as disclosed in Note 9.

On May 3, 2024, the Company committed to issue 1,750 fully vested shares for the acquisition of License #2. As at December 31, 2024, 1,312 of these shares have been issued. A total of $1,117,833 was recognized in equity in relation to the issuance of these shares, of which $nil was recognized in common stock and the remainder of $1,117,833 to additional paid in capital (Note 9). These shares are unregistered and restricted from trading as disclosed in Note 9.

On August 2, 2024, the Company issued 929 shares as consideration for purchasers who entered into the Securities Purchase Agreement (Note 11). Transaction costs of $51,942 were associated with this share issuance. A total of $325,819 was recognized in equity, of which $nil was recognized in common stock and the remainder of $325,819 to additional paid in capital.

On September 24, 2024, the Company issued 6,357 shares of the Company’s common stock and 14,051 pre-funded warrants in lieu of shares of common stock, along with 36,531 common stock purchase warrants. The purchasers had the option to elect to purchase pre-funded warrants in lieu of common shares in order to avoid exceeding the Beneficial Ownership Limitation, which is 4.99% (or 9.99% upon election of the holder prior to the issuance of any warrants) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrant. The pre-funded warrants had an exercise price of $0.14, had no expiry date and had a cashless exercise provision. All pre-funded warrants were exercised by December 31, 2024. The purchase price of each share of common stock and accompanying warrants was $392, and the purchase price of each pre-funded warrant and accompanying warrants was equal to such price minus $0.14. Share issuance costs of $955,000 were associated with this offering. A total of $7,045,000 was recognized in equity, of which $2 was recognized in common stock and the remainder of $7,044,998 to additional paid in capital.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Transactions during the year ended December 31, 2023

On January 6, 2023, the Company issued 45 common stock upon the exercise of 45 stock options with an exercise price of $840 per common stock for $37,500, of which $nil was recognized in common stock and the remaining $37,500 in additional paid-in capital.

On March 2, 2023, the Company issued 179 common stock and 179 common stock purchase warrants for $750,000, of which $nil was recognized in common stock and the remaining $750,000 in additional paid-in capital. These warrants are accounted for as equity warrants.

On April 14, 2023, the Company issued 70 common stock, of which $nil was recognized in common stock and the remaining $293,589 in additional paid-in capital.

On May 15, 2023, the Company issued 7 common stock, of which $nil was recognized in common stock and the remaining $30,000 was recognized in additional paid-in capital.

On August 25, 2023, the Company issued 33 common stock, of which $nil was recognized in common stock and the remaining $140,000 was recognized in additional paid-in capital.

On September 13, 2023, the Company issued 60 common stock and 72 common stock purchase warrants, of which $nil was recognized in the common stock and the remaining $249,997 was recognized in additional paid-in capital. These warrants are accounted for as equity warrants.

On November 21, 2023, the Company completed its IPO and issued 1,071 common shares, of which $nil was recognized in common stock and the remaining $6,000,000 was recognized in additional paid in capital. The gross proceeds of the offering were $6,000,000. The Company issued 54 underwriter warrants in connection with the IPO exercisable at $5,600 per warrant (Note 10). Additionally, the 153 series 1 preferred shares, 2,596 series 2 preferred shares, and 1,330 series A preferred shares were converted to common shares on a 1:1 basis. This conversion resulted in accordance with the original terms of the preferred shares and as such no gain or loss were recorded on the conversion. This resulted in the Company issuing a total of 4,079 common shares. In connection with the IPO financing, the Company paid share issuance costs of $762,194 consisting of $730,000 in underwriting fees, and $32,194 in other directly related expenses. The Company also incurred listing expenses in the amount of $450,079 in connection with its IPO.

Preferred Stock

Authorized

As of December 31, 2024, and December 31, 2023, the Company had 500,000,000 and 75,000,000, respectively, of all preferred stock authorized, each having a par value of $0.0001 per stock.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Issued and outstanding

As at December 31, 2024, and December 31, 2023, the Company had Nil preferred stock issued and outstanding.

Transactions during the years ended December 31, 2024 and 2023

On November 21, 2023 the Company completed its IPO and converted the 153 series 1 preferred shares, 2,596 series 2 preferred shares, and 1,330 series A preferred shares into common shares on a 1:1 basis.

Equity Warrants

Transactions during the year ended December 31, 2024

On September 24, 2024, with each of the 20,408 shares of common stock or pre-funded warrants issued on the same date, the Company also issued one Series A Warrant (the “Series A Warrants”) and one Series B Warrant (the “Series B Warrants”). The Series A Warrants will be exercisable beginning on the date of completion of the requisite waiting period following the filing of the Information Statement related to the approval by the stockholders of the Company (the “Initial Exercise Date” or “Shareholder Approval Date”) of the issuance of shares upon exercise of the Warrants, among other things (the “Shareholder Approval”). The Initial Exercise Date was October 30, 2024. The Series B Warrants will be exercisable beginning on the Shareholder Approval Date. The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the two and one-half-year anniversary of the Initial Exercise Date.

The exercise price of the Series A and Series B Warrants shall be $532, subject to adjustments, including the following:

A.	On the day that is the eleventh trading day following the Initial Exercise Date (the “Reset Date”), the exercise price shall be adjusted to equal the reset price (the “Reset Price”), which is the greater of:

(i)	the lowest daily volume-weighted average price (“VWAP”) during the 10-day period following the Initial Exercise Date (the “Reset Period”); and

(ii)	the floor price in effect as of the Reset Date, being a price equal to $78.40 (the “Floor Price”).

B.	Upon reset of the Series A and Series B Warrants’ exercise price, the number of Series A and Series B Warrants and the number of common shares issuable shall be increased such that the aggregate exercise price (“Initial Exercise Value”) on the issuance date shall remain unchanged following such reset.

Furthermore, holders of the Series B Warrants may effect an “alternative cashless exercise”. In such an event, the aggregate number of common shares issuable in such alternative cashless exercise shall equal the product of (i) the aggregate number of common shares that would be issuable upon exercise of a Series B Warrant if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (ii) 3.0.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

As of the Reset Date, the exercise price of the Series A Warrants has been adjusted to the Floor Price of $78.40. In addition, the number of Series A Warrants outstanding was adjusted to 138,485 such that the Initial Exercise Value on the issuance date remained unchanged.

As of the Reset Date, the exercise price of the Series B Warrants has been adjusted to the Floor Price. In addition, the number of Series B Warrants outstanding was adjusted to 134,425 such that the Initial Exercise Value on the issuance date remained unchanged. All of the Series B Warrants were exercised using the alternative cashless exercise resulting in the issuance of 403,275 common shares.

On September 24, 2024, the Company issued 1,021 placement agent warrants to the placement agent in connection with the financing that closed on the same date (the “Placement Agent Warrants”). These Placement Agent Warrants have an exercise price of $470.40 and shall expire three and a half years from issuance. As these warrants are accounted for as equity warrants, they have no net impact on the consolidated statement of changes in stockholders’ equity.

Transactions during the year ended December 31, 2023

On March 2, 2023, the Company issued 179 common stock and 179 common stock purchase warrants. Each warrant is exercisable at $4,200 per common stock. The warrants shall be exercisable, in whole or in part at the issue date but such exercisability shall cease upon the date of the Company’s IPO and listing of its common shares on the Nasdaq Capital Market or other Trading Market and shall continue to be exercisable in whole or in part immediately after the Lock-up Period but no later than the Warrant Expiration Date or Accelerated Warrant Expiration Date (the “Exercise Period”). In the event of the Company’s initial public offering and listing of shares of its common stock on a Trading Market, the Company shall notify the holder at least fifteen (15) calendar days prior to the consummation of such IPO. “Trading Market” shall mean a “national securities exchange” that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934. The Expiration Date shall be the earlier of (i) three years and one hundred eighty (180) days from the issue date (the “Warrant Expiration Date”) or (ii) upon the Company’s reasonable judgment and written notice to the purchaser, of the Company’s option to accelerate the Warrant Expiration Date whereby upon purchaser’s receipt of the Company’s written notice of acceleration during the Exercise Period, the Purchaser’s option to exercise any number of warrants shall occur no later than fourteen (14) days following the receipt of the written notice of acceleration (the “Accelerated Warrant Expiration Date”). For the avoidance of doubt, it shall be reasonable for the Company to accelerate the Expiration Date of this warrant to coincide with transactions including, but not limited to (i) a change of control including but not limited to the voluntary or involuntary sale, assignment, transfer or other disposition, or transfer by operation of law, of more than 50% of any direct or indirect equity interest of the Company; or (ii) a subsequent capital financing other than the IPO consisting of but not limited to an offer or proposal for, or indication of interest in, the issuance of debt or the capital stock of the Company.

On September 13, 2023, the Company issued 60 common stock and 72 common stock purchase warrants. Each warrant is exercisable at $4,200 per common stock. The Warrants shall be exercisable, in whole or in part immediately upon issuance, but such exercisability shall cease upon the date of the Company’s initial public offering (the “IPO”) and listing of its Common Shares on the Nasdaq Capital Market or other Trading Market (as defined herein) and will only become exercisable after the expiration of one hundred eighty (180) days following the Company’s initial public offering (the “Lock-up Period”). The expiration date shall be three years and one hundred eighty (180) days following the issuance of the Warrant Shares.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

As of December 31, 2024, the following equity warrants were outstanding:

Outstanding	Expiry date	Weighted average exercise price ($)
179	August 28, 2026	4,200.00
72	March 12, 2027	4,200.00
138,485	October 30, 2029	78.40
1,021	March 24, 2028	470.40
139,978		88.67

As of December 31, 2024, and December 31, 2023, the weighted average life of equity warrants outstanding was 4.82 and 2.81 years, respectively.

Stock Options

The Company has a stock option plan included in the Company’s 2020 Equity Incentive Plan (the “Plan”) where the Board of Directors or any of its committees can grant Incentive Stock Options, Nonstatutory Stock Options, and Restricted Stock to employees, advisors and directors of the Company. As of December 31, 2024 and 2023, the aggregate number of shares allocated and made available for issuance pursuant to stock options granted under the Plan shall not exceed 1,239 shares. The plan shall remain in effect until it is terminated by the Board of Directors.

Transactions during the year ended December 31, 2024

In January 2024, the Company granted 9 stock options with a contractual life of ten years and an exercise price of $7,000 per common stock. These stock options were valued at $16,178 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

On March 6, 2024, the Company granted 57 stock options with a contractual life of ten years and an exercise price of $1,400 per common stock. These stock options were valued at $52,845 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

Transactions during the year ended December 31, 2023

On February 1, 2023, the Company granted 7 stock options with a contractual life of ten years and an exercise price of $7,000 per common stock. These stock options were valued at $10,767 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

From May 12, 2023 to June 30, 2023, the Company granted 159 stock options (includes 57 each to two of its newly appointed independent directors) with a contractual life of ten years and an exercise price of $7,000 per common stock. These stock options were valued at $584,787 using the Black-Scholes Option Pricing Model. The options vest 25% on the first vesting date and the remaining 75% vest evenly over 36 months thereafter.

On June 30, 2023, the Company cancelled and reissued 57 options previously issued to an advisor of the Company upon their appointment as a director effective June 1, 2023. The cancelled and re-issued options had the same exercise price of $7,000 per common stock and the same vesting terms and expiry date, and as such the cancellation and reissuance had no impact on the Company’s consolidated financial statements.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

On July 1, 2023, the Company granted 1 stock options with a contractual life of ten years and an exercise price of $7,000 per common stock. These stock options were valued at $3,940 using the Black-Scholes Option Pricing Model. The options vest 25% on the first vesting date and the remaining 75% vest evenly over 36 months thereafter.

The following assumptions were used in the Black-Scholes option pricing model:

	December 31, 2024	December 31, 2023
Risk-free interest rate	3.95% - 4.19%	3.39% - 3.86%
Expected life	10 years	10 years
Expected dividend rate	0.00%	0.00%
Expected volatility	100%	100%
Forfeiture rate	0.00%	0.00%

The continuity of stock options for the years ended December 31, 2024 and 2023 is summarized below:

	Number of stock options	Weighted average exercise price
Outstanding, December 31, 2022	976	1,512.00
Granted	167	7,000.00
Forfeited	(10)	840.00
Exercised	(45)	840.00
Outstanding, December 31, 2023	1,088	2,389.27
Granted	66	2,156.76
Forfeited	(407)	2,428.63
Outstanding, December 31, 2024	747	2,347.25

As of December 31, 2024, the following options were outstanding, entitling the holders thereof the right to purchase one common stock for each option held as follows:

Outstanding	Vested	Expiry date	Weighted average exercise price ($)
459	450	February 8, 2031	840
25	25	February 27, 2031	840
4	2	April 25, 2032	840
11	7	June 1, 2032	1,876
11	6	September 30, 2032	1,876
57	32	September 30, 2032	7,000
7	4	October 15, 2032	1,876
4	2	November 1, 2032	7,000
7	3	February 1, 2033	7,000
36	14	April 16, 2033	7,000
57	24	May 1, 2033	7,000
7	3	June 27, 2033	7,000
1	-	July 1, 2033	7,000
4	-	February 12, 2034	7,000
57	-	March 5, 2024	1,400
747	572		2,347.25

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

As of December 31, 2024 and 2023, the weighted average life of stock options outstanding was 6.88 years and 7.84 years, respectively.

With the sale of the skincare business on January 16, 2025, 253 stock options with a weighted average exercise price of $2,334 will be forfeited or expire after the 90-day exercise window following termination of employment with the Company.

13.	Related Party Transactions

Related parties consist of the following individuals and corporations:

●	Braeden Lichti, Non-executive Chairman

●	Jordan Plews, Former Director (resigned December 23, 2024) and CEO of Skincare and BioSciences (resigned January 16, 2025)

●	Graydon Bensler, CFO, CEO and Director

●	Tim Sayed, Former Chief Medical Officer and Former Director (resigned August 1, 2024)

●	Brenda Buechler, Former Chief Marketing Officer (effective June 20, 2024)

●	Christoph Kraneiss, Former Chief Commercial Officer (effective June 20, 2024)

●	Jeffrey Parry, Director (appointed June 1, 2023)

●	Julie Daley, Director (appointed June 1, 2023)

●	Crystal Muilenburg, Former Director (appointed June 1, 2023, resigned February 29, 2024)

●	George Kovalyov, Director (appointed March 1, 2024)

●	GB Capital Ltd., controlled by Graydon Bensler

●	JP Bio Consulting LLC, controlled by Jordan Plews

●	BWL Investments Ltd., controlled by Braeden Lichti

●	Northstrive Companies Inc., controlled by Braeden Lichti

Key management personnel include those persons having authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors, corporate officers, and individuals with more than 10% control.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Remuneration attributed to key management personnel are summarized as follows:

	December 31, 2024	December 31, 2023
Consulting fees	$757,233	$230,000
Salaries	539,174	633,957
Director fees	165,000	-
Share-based compensation	23,861	357,349
	$1,485,268	$1,221,306

During the year ended December 31, 2024, the Company incurred consulting fees of $391,333 (December 31, 2023 - $110,000) to GB Capital Ltd., a company controlled by Graydon Bensler, CEO, CFO and Director. In addition, the Company incurred consulting fees of $365,900 (December 31, 2023 - $120,000) to Northstrive Companies Inc., a company controlled by the Company’s Chairman and former President.

Jordan Plews, Former Director and former CEO of Skincare and BioSciences, earned a Salary of $283,549 and $223,646 respectively during the year ended December 31, 2024 and 2023.

Brenda Buechler, Former Chief Marketing Officer, earned a Salary of $132,807 and $212,913, respectively during the year ended December 31, 2024 and 2023.

Christoph Kraneiss, Former Chief Commercial Officer, earned a Salary of $122,818 and $197,398, respectively during the year ended December, 2024 and 2023.

During 2024, the Company paid director fees of $55,000 to each of non-executive directors for a total of $165,000.

During the year ended December 31, 2024, and 2023, the Company issued the following stock options to related parties:

On June 1, 2023, the Company granted 114 stock options to directors of the company (57 stock options each) with a contractual life of ten years and exercise price of $7,000 per share of common stock. These stock options were valued at $420,521 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

On June 1, 2023, the Company cancelled and re-issued 57 stock options to a director of the company with a contractual life of ten years and exercise price of $7,000 per share of common stock. The cancelled and re-issued options had the same exercise price of $7,000 per common stock and the same vesting terms and expiry date, and as such the cancellation and reissuance did not impact on the Company’s consolidated financial statements.

On March 1, 2024, the Company granted 57 stock options to a director of the company with a contractual life of 10 years and exercise price of $1,400 per share of common stock. These stock options were valued at $45,986 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Details of the fair value of the options granted to each individual and the related expense recorded for the years ended December 31, 2024 and 2023 are as follow:

	December 31, 2024	December 31, 2023	Fair value of stock options granted
Braeden Lichti, Non-executive Chairman	$2,069	$6,563	$50,995
Graydon Bensler, CEO, CFO and Director	2,069	6,563	50,995
Jordan Plews, Former Director and former CEO of Skincare and BioSciences	2,069	6,563	50,995
Tim Sayed, Former Chief Medical Officer and Former Director[1]	(4,291)	6,563	50,995
Jeffrey Parry, Director	22,923	29,855	107,669
Julie Daley, Director	82,070	98,613	210,245
Crystal Muilenburg, Former Director[1]	(41,668)	82,252	210,245
George Kovalyov, Director	25,987	-	121,243
Brenda Buechler, Former Chief Marketing Officer[1]	(36,918)	62,705	143,671
Christoph Kraneiss, Former Chief Commercial Officer[1]	(30,449)	57,672	121,243
	$23,861	$357,349	$1,118,296

[1]	379 options of related parties were forfeited in during the year ended December 31, 2024.

As of December 31, 2024 and 2023, the Company had $227,749 and $37,598, respectively due to companies controlled by Braeden Lichti, these amounts are unsecured, non-interest bearing and are due on demand. Additionally, the Company drew $200,000 on a line of credit provided by a company controlled by Braeden Lichti during the year ended December 31, 2024. The line of credit incurs interest at a rate of 20% per annum on the outstanding principal. Prior to December 31, 2024, the Company repaid the $200,000 principal in full in addition to $40,000 in interest which was due in full upon early repayment of the line of credit.

As of December 31, 2024, the Company had $179,655 (December 31, 2023 - $34,378) due to Graydon Bensler, CEO, CFO and Director, $11,813 and $nil (December 31, 2023 - $4,272 and $879) due to Jordan Plews, Director and CEO of Skincare and BioSciences, and Christopher Kraneiss, Former Chief Commercial Officer. These amounts are unsecured, non-interest bearing and are due on demand.

14.	Income Tax

During the years ended December 31, 2024 and 2023, there is $Nil and $Nil current and deferred income tax expense, respectively, reflected in the Statement of Operations and Comprehensive Loss.

The following are the components of income before income tax reflected in the Consolidated Statement of Operations and Comprehensive Loss for the years ended December 31, 2024 and 2023:

Component of Loss Before Income Tax

	December 31, 2024		December 31, 2023
Net loss before income tax		$(6,245,737)		$(4,301,517)
Effective tax rate	%	27.87%	%	27.87%
Expected recovery		(1,740,687)		(1,198,833)
Share-based compensation		27,083		135,947
Other non-deductible items		88,406		19,864
Foreign exchange		10,750		(2,168)
Tax rate differences		1,513		1,031
Change in valuation allowance		1,612,935		1,044,159
Tax expense (recovery)		$-		$-

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the ability to recover the deferred tax assets within the jurisdiction from which they arise, the Company considered all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and recent financial operations. In projecting future taxable income, the Company began with historical results adjusted for changes in accounting policies and incorporates assumptions including the amount of future pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgement about the forecasts of future taxable income and are consistent with the plans and estimates the Company is using to manage the underlying businesses. In evaluating objective evidence that historical results provide, the Company consider three years of cumulative operating income (loss).

As of December 31, 2024, the Company had aggregate net operating losses for income tax purposes of $11,937,946 (2023 – $4,168,622) to offset future taxable income in the United States and Canada. As of December 31, 2024, the deferred tax asset related to these loss carry forwards amounted to approximately $3,323,000 (2023 - $1,710,000) and were fully reserved. Management believes that it is not yet more likely than not that these assets will be realized in the near future.

15.	Commitments and Contingencies

There were no commitments as of December 31, 2024 and 2023 or during the years then ended.

As of December 31, 2024, the Company had an ongoing dispute that arose in the normal course of business. In February 2025, solely to avoid the cost and burdens associated with litigation, the Company and the parties (each a “Party” or collectively “Parties”) entered into a settlement agreement to fully and finally resolve any and all claims between them, without the Company or any Party admitting any liability or fault. Due to the confidential nature of the settlement agreement, the Company is not in a position to disclose the terms of the settlement, however the amounts payable by the Company to the Parties and their legal counsel is included in accounts payable and accrued liabilities as of December 31, 2024.

PMGC Holdings Inc. (formerly Elevai Labs Inc.)

Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in United States dollars)

16.	Subsequent Events

Management has evaluated events subsequent to the year ended December 31, 2024 up to March 27, 2025, for transactions and other events that may require adjustment of and/or disclosure in the consolidated financial statements.

On January 16, 2025, the Company closed the sale of the skincare business in accordance with the Asset Purchase Agreement (Notes 1 and 4).

On January 28, 2025, the Company completed a warrant inducement transaction under the terms of a warrant inducement agreement entered into with the holders of the Series A Warrants. The Company received gross proceeds of $1,938,772 from the exercise of all outstanding Series A Warrants at a reduced exercise price of $14 per common share (lowered from $78.40 to $14 under the warrant inducement agreement). In addition, the Company issued 138,485 replacement warrants with an exercise price of $19.25, subject to adjustments, and a 5 year term. (Note 12). In connection with the registered direct offering at a purchase price of $5.04 on March 24, 2025 (see below), the number and the exercise price of the replacement warrants adjusted to 528,940 warrants at an exercise price of $5.04, such that the aggregate exercise value of $2,665,836 remained unchanged.

On February 2, 2025, the Company issued 438 shares to a consultant in relation to the acquisition of the License #2 IPR&D asset (Note 9).

On February 27, 2025, the Company and the Biotechnology company entered into a mutual termination agreement to terminate the Company’s right to License #1 and to release the Company of the remaining undiscounted obligation payable of $950,000 (Note 9).

On March 10, 2025, the Company completed a second reverse stock split on a ratio of 7 common shares for every one new post second reverse split common share (Note 1).

On March 24, 2025, the Company closed the issuance of 294,450 common shares at a purchase price of $5.04 per share in a registered direct offering priced at-the-market under Nasdaq for gross proceeds of approximately $1.48 million.

On March 26, 2025, at a special meeting of the shareholders, the shareholders approved the issuance of 3,036,437 shares of non-trading, non-convertible Series B Preferred Stock to GB Capital Ltd. as a signing bonus pursuant to that certain Second Amended GB Capital Consulting Agreement dated October 25, 2024, as amended; and 3,336,437 shares of non-trading, non-convertible Series B Preferred Stock to Northstrive Companies Inc. as a signing bonus pursuant to that certain Second Amended Northstrive Companies Consulting Agreement dated October 25, 2024, as amended (6,372,874 total Series B Preferred Stock).  These bonuses are accrued and included in due to related parties as of December 31, 2024.

On March 26, 2025, the Company entered into a first amendment to the exclusive license agreement covering License #2 (Note 9), expanding its rights to include the growing animal health market. The amendment to the existing agreement now covers a broad array of animal health applications, including pharmaceuticals for muscular, metabolic, cardiovascular, neurological, and endocrine conditions, alongside innovative animal health solutions such as feed additive applications. The Company agreed to pay $6,000 and issue 12,000 common shares in exchange for the expansion of its rights under License #2.